Exhibit 2.3

WATER ON DEMAND, INC.

ACTION BY UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

Effective as of January 13, 2025

Pursuant to and in accordance with Section 21.415 of the Business Organizations Code (the “BOC”), the undersigned, constituting all of the members of Board of Directors (the “Board”) of Water on Demand, Inc., a Texas corporation (the “Company”), hereby take the following actions and adopt the following resolutions by unanimous written consent without a meeting:

1.	APPROVAL OF AMENDED AND RESTATED CERTIFICATE

WHEREAS, the board of directors of the Company (the “Board”) deems it advisable, and in the best interests of the Company, to amend and restate the Amended and Restated Certificate of Incorporation of the Company in its entirety in the form attached hereto as Exhibit A (the “Amended and Restated Certificate”) to, among other things, designate and set forth the rights of the Series A, Series B and Series C Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED: That the Company’s Amended and Restated Certificate, in the form attached hereto as Exhibit A, are hereby approved, adopted and confirmed.

RESOLVED FURTHER: That the Company’s Amended and Restated Certificate of Incorporation as currently in effect be amended and restated to read as set forth in the Amended and Restated Certificate, subject to approval by the shareholders of the Company (the “Shareholders”).

RESOLVED FURTHER: That the Board hereby recommends that the Shareholders adopt the Amended and Restated Certificate.

RESOLVED FURTHER: That the officers of the Company are hereby authorized and directed to solicit and obtain the approval of the Shareholders of the Amended and Restated Certificate and, upon receipt of such approval, to execute the Amended and Restated Certificate and take all such action as such officers deem necessary or desirable to file the Amended and Restated Certificate with the Utah Division of Corporations and Commercial Code and to cause the Amended and Restated Certificate to become effective.

2.	ISSUANCE OF SERIES C SHARES

Whereas: The Board approved the sale and issuance of Series C Preferred Stock to certain persons on December 19, 2024, but the Series C Preferred Stock had not yet been designated so no shares could be, or were in fact, issued.

Resolved: That the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to sell and issue an aggregate of 1,000 shares of its Series C Preferred Stock at a purchase price of $0.10 per share, payable in cash, or by any other form of consideration permitted by applicable law, as follows:

	Total Number of Shares of
Name of Purchaser	Series C Preferred Stock	Total Purchase Price
T. Riggs Eckelberry	1,000	$100.00

Resolved Further: That the Board of Directors of the Company hereby determines, after due consideration of all relevant factors, that the fair market value of the Company’s Series C Preferred Stock as of the date hereof is equal to $0.10 per share;

Resolved Further: That the Board now wishes to approve and effect the sale and issuance of the Series C Preferred Stock effective immediately upon the filing and acceptance of the Second Amended and Restated Certificate.

Resolved Further: That the sale and issuance of Series C Preferred Stock to the above-named individual shall be conditioned upon the receipt by the Company of the purchase price for said stock;

Resolved Further: That the shares of Common Stock authorized to be sold and issued by the Company shall be offered and sold in accordance with the terms of the exemption from registration provided by Section 4(2) of the Securities Act of 1933; and

Resolved further: That the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take such further action and execute such additional documents as each may deem necessary or appropriate to carry out the purposes of the above resolutions.

3.	APPROVAL OF SERIES A PRIVATE PLACEMENT

WHEREAS: the Company proposes to conduct a private placement of its Series A Preferred Stock together with warrants and other rights (“Securities”) in the amount of up to $5 million pursuant to a Private Placement Memorandum (“PPM”) and a Subscription Agreement (“Subscription Agreement”) Warrant (“Warrant”) and Bonus Warrant (“Bonus Warrant”, and together with the PPM, Subscription Agreement and Warrant the “Financing Documents”), copies of which are attached hereto as Exhibits B-E.

WHEREAS: the Company desires to approve the Financing Documents and approve the transactions contemplated by the Financing Documents.

RESOLVED: that the financing and all other transactions contemplated thereby are hereby approved, adopted and confirmed.

RESOLVED FURTHER: that the officers of the Company are hereby authorized to issue the Notes, Warrants and shares upon conversion thereof in accordance with the terms and conditions thereof, as negotiated and finalized by such officers and any such documents, and issuances are hereby approved.

RESOLVED FURTHER: that any one or more of the officers or directors of the Company be, and each of them individually hereby is, authorized and empowered in the name and on behalf of the Company to do, or cause to be done, all such acts or things and to execute and deliver, or cause to be executed and delivered, any and all such further agreements, amendments, waivers, certificates or documents to give effect to the transactions contemplated by the Financing Documents, with such changes or additions as such officer or director may approve, the execution and delivery of such other agreements, documents and instruments by such officer or director to be conclusive evidence of such approval.

RESOLVED FURTHER: that the officers and directors be, and each of them individually hereby is, authorized and empowered in the name and on behalf of the Company to do, or cause to be done, all such acts or things and to execute and deliver, or cause to be executed and delivered, any and all such further agreements, amendments, waivers, certificates or documents arising under, related to, or made in connection with the foregoing resolutions, as such officer or director deems necessary, appropriate or advisable.

4.	APPROVAL OF SERIES B PRIVATE PLACEMENT

WHEREAS: the Company proposes to conduct a private placement of its Series B Preferred Stock together with warrants and other rights (“Securities”) in the amount of up to $10 million pursuant to a Private Placement Memorandum (“PPM”) and a Subscription Agreement (“Subscription Agreement”) Warrant (“Warrant”, and together with the PPM and Subscription Agreement, the “Financing Documents”), copies of which are attached hereto as Exhibits F-H.

WHEREAS: the Company desires to approve the Financing Documents and approve the transactions contemplated by the Financing Documents.

RESOLVED: that the financing and all other transactions contemplated thereby are hereby approved, adopted and confirmed.

RESOLVED FURTHER: that the officers of the Company are hereby authorized to issue the Notes, Warrants and shares upon conversion thereof in accordance with the terms and conditions thereof, as negotiated and finalized by such officers and any such documents, and issuances are hereby approved.

RESOLVED FURTHER: that any one or more of the officers or directors of the Company be, and each of them individually hereby is, authorized and empowered in the name and on behalf of the Company to do, or cause to be done, all such acts or things and to execute and deliver, or cause to be executed and delivered, any and all such further agreements, amendments, waivers, certificates or documents to give effect to the transactions contemplated by the Financing Documents, with such changes or additions as such officer or director may approve, the execution and delivery of such other agreements, documents and instruments by such officer or director to be conclusive evidence of such approval.

RESOLVED FURTHER: that the officers and directors be, and each of them individually hereby is, authorized and empowered in the name and on behalf of the Company to do, or cause to be done, all such acts or things and to execute and deliver, or cause to be executed and delivered, any and all such further agreements, amendments, waivers, certificates or documents arising under, related to, or made in connection with the foregoing resolutions, as such officer or director deems necessary, appropriate or advisable.

5.	OMNIBUS RESOLUTIONS

RESOLVED: that all of the actions taken by any officers or directors of the Company to effect any of the transactions or intent contemplated by any of the foregoing resolutions are hereby approved, ratified, confirmed and adopted in all respects; and

RESOLVED FURTHER: that the officers and directors of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions and to execute and deliver all such certificates or other documents and to take such other action as each of them may deem necessary or desirable to carry out the purposes and intent of the foregoing resolutions.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, being all of the directors of the Company, have executed this Unanimous Written Consent as of the date first set forth above. This Unanimous Written Consent may be executed on any number of separate counterparts, by facsimile or email, and all of said counterparts taken together shall be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A signature in facsimile or portable document format (including .pdf, .tif, .gif, .jpeg or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute an original for purposes hereof.

BOARD OF DIRECTORS

/s/ T. Riggs Eckleberry
T. Riggs Eckleberry, Director

/s/ Byron Elton
Byron Elton, Director

/s/ Jean-Louis Kindler
Jean-Louis Kindler, Director

/s/ Anthony Fidaleo
Anthony Fidaleo, Director

SIGNATURE PAGE TO THE UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF WATER ON DEMAND, INC.

EXHIBIT A

SECOND AMENDED AND RESTATED CERTIFICATE

EXHIBIT B

PRIVATE PLACEMENT MEMORANDUM

EXHIBIT C

SUBSCRIPTION AGREEMENT

EXHIBIT D

WARRANT

EXHIBIT E

BONUS WARRANT

EXHIBIT F

PRIVATE PLACEMENT MEMORANDUM

EXHIBIT G

SUBSCRIPTION AGREEMENT

EXHIBIT H

WARRANT

SECOND AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

WATER ON DEMAND, INC.

WATER ON DEMAND, INC, a corporation organized and existing under and by virtue of the provisions of the Texas Business Organizations Code (the “TBOC”),

A. The name of the Corporation is Water on Demand, Inc.

B. The Corporation filed a Certificate of Formation with the Texas Secretary of State on March 20, 2001 (“Original Certificate”), which was amended and restated on September 19, 2023 (“First Restated Certificate”) and was further amended by amendments in October, 2023.

B. The Corporation wishes to amend and restate, in its entirety, the First Restated Certificate, as amended, in accordance with Section 2.056 of the TBOC by filing this Second Amended and Restated Certificate of Formation set forth as Exhibit A, attached hereto (“Second Restated Certificate”).

C. Each amendment in the Second Restated Certificate has been made in accordance with the TBOC;

D. The Second Restated Certificate has been made and approved in accordance with the TBOC;

E. The Second Restated Certificate has been approved in the manner required by the TBOC and the entity's governing documents;

F. The Second Restated Certificate accurately states the text of the Certificate of Formation being restated and each amendment that is in effect, as further amended by the Restated Certificate; and

G. The Second Restated Certificate does not contain any other changes in the Certificate of Formation other than omissions allowed by TBOC Sec. 3.059.

IN WITNESS WHEREOF, PROGRESSIVE WATER TREATMENT, INC. has caused this Second Amended and Restated Certificate of Formation to be signed by the undersigned duly authorized officer of the Corporation, on January 13, 2025.

T. Riggs Eckelberry
Chief Executive Officer

EXHIBIT A

ARTICLE ONE

The name of the Corporation is Water on Demand, Inc.

ARTICLE TWO

The period of the duration is perpetual.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Texas Business Organizations Code (the “TBOC”).

ARTICLE FOUR

The address of the registered office of the Corporation in the Texas is 1805 Bridgefarmer Road, McKinney, Texas 75069, and the name of the initial registered agent at such address is Marc Stevens.

ARTICLE FIVE

(a) Authorized Shares.

(i) The aggregate number of shares that the Corporation shall have authority to issue five hundred million (500,000,000) shares, of which four hundred million (400,000,000) shall be authorized as common stock (“Common Stock”), having a par value of $0.0001 and one hundred million (100,000,000) shares of preferred stock (“Preferred Stock”), having a par value of $0.0001, of which 10,000,000 shall be designated as Series A Preferred, 1,000,000 shall be designated as Series B Preferred Stock, 1,000 shall be designated as Series C Super Voting Preferred and 1,000,000 shall be designated as Series D Preferred Stock and shall have such rights as designated in the Certificate of Designation for such series. Except for the Series D Preferred Stock, the rights and preferences of the Common Stock and each series of Preferred Stock shall be set forth herein.

(b) Common Stock.

(i) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

(ii) Voting. The holders of the Common Stock are entitled to one (1) vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one (1) or more series of Preferred Stock that may be required by the terms of this Amended and Restated Certificate of Formation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of the TBOC.

(c) Series A Preferred Stock. Unless otherwise indicated, references to “Sections” in this Section (c) of this Article Five refer to sections of Section (c) of this Article Five. References to “Preferred Stock” inthis Article 5(c) shall mean the “Series A Preferred Stock”.

1. Dividends.

The Corporation shall not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Amended and Restated Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to that dividend per share of Preferred Stock as would equal the dividend payable on the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.

The “Series A Original Issue Price” shall mean such price per share at which the shares of Series A Preferred Stock are sold, in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Preferred Stock. “Original Issue Price” means, with respect to a share of Series A Preferred Stock, the Series A Original Issue Price.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section 2.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Liquidation Amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Preferred Stock pursuant to Sections 2.1 and 2.2 or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (a) the holders of at least a majority of the outstanding shares of Series A Preferred Stock, exclusively and as a separate class, and (b) the holders of at least a majority of the outstanding shares of Series A Preferred Stock, exclusively and as a separate class (collectively, the “Requisite Holders”) elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a)	a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b) (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated to the holders of capital stock of the Corporation in accordance with Sections 2.1, 2.2 and 2.3.

(b) In the event of a Deemed Liquidation Event referred to in Section 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the TBOC within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the Requisite Holders so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Texas law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the applicable Liquidation Amount, and (iii) if the holders of at least majority of the then outstanding shares of Preferred Stock so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the Available Proceeds (net of any amounts required to redeem the Series A Preferred Stock as required under this Section 1.FirstA.2.3.2(a) on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the applicable Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders, and if after the redemption of all outstanding shares of Preferred Stock, if the remaining Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders (but in any event only after redemption of all outstanding shares of Preferred Stock. The Corporation shall send written notice of the any redemption required under this Section 1.FirstA.2.3.2(a) (the “Redemption Notice”) to each holder of record of Preferred Stock not less than forty (40) days prior to the date upon which such shares are required to be redeemed hereunder (the “Redemption Date”). Each such Redemption Notice shall state the Redemption Date and the price at which shares of Preferred Stock are to be redeemed (the “Redemption Price”), and for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed. On or before the Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder. If any shares of Preferred Stock are not redeemed for any reason on the Redemption Date notwithstanding the existence of sufficient Available Proceeds, then all such unredeemed shares shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Redemption Price applicable to such unredeemed shares at an aggregate per annum rate equal to twelve percent (12%) (increased by one percent (1%) each month following the Redemption Date until the Redemption Price, and any interest thereon, is paid in full), with such interest to accrue daily in arrears and be compounded annually; provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the “Maximum Permitted Rate”). In the event any provision hereof would result in the rate of interest payable hereunder being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Redemption Date to the extent permitted by law. Prior to the distribution or redemption provided for in this Section 1.FirstA.2.3.2(a), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation.

2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation, including the approval of the Preferred Directors (as defined herein). If the Board of Directors (including the Preferred Directors) cannot agree on such value, the Board of Directors shall select an independent, recognized appraiser not affiliated with the Corporation or any director to determine such value. The determination of such appraiser shall be conclusive and binding on all relevant parties, and the costs and expenses of such appraiser shall be borne by the Corporation.

2.3.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Section 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1, 2.1, Error! Reference source not found. and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1, 2.1, Error! Reference source not found. and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2.3.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Amended and Restated Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

3.2 Series A Preferred Stock Protective Provisions. In addition to any vote or approval as may be required pursuant to Section 3.3, at any time when at least a majority of the shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation, or any subsidiary of the Corporation, shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the Requisite Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.2.1 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.2.2 amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or Bylaws of the Corporation;

3.2.3 create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock of the Corporation unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

3.2.4 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege.

3.2.5 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof or (iv) as approved by the Board of Directors, including the approval of the Series A Preferred Director;

3.2.6 create, or authorize the creation of, or issue, or authorize the issuance of any debt security or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $100,000 unless such debt security has received the prior approval of the Board of Directors, including the approval of the Series A Preferred Director;

3.2.7 create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one (1) or more other subsidiaries) by the Corporation, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock that is not so wholly owned, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary (provided this Section 3.2.7 shall not prohibit the creation of so-called “friendly professional corporation” structures designed to comply with applicable regulatory rules and regulations); or

3.2.8 increase or decrease the authorized number of directors constituting the Board of Directors.

4. Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to the Series A Original Issue Price. “Conversion Price” means, with respect to a share of Series A Preferred Stock, the Series A Conversion Price. Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the applicable series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Error! Reference source not found., the following definitions shall apply:

(a) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i) as to any series of Preferred Stock shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.5, 4.6, 4.7 or 4.8;

(iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation (which shall include the approval of the Preferred Directors in the case of issuances to directors or executive officers of the Corporation);

(iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including the approval of the Preferred Directors;

(vi) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation, including the approval of the Preferred Directors; or

(vii) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Corporation, including the approval of the Preferred Directors.

(b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(c) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(d) “Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

4.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4 (either because the consideration per share (determined pursuant to Section 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or deemed issuance, then such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the applicable Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock

(b) “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property. Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i) The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4 then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one (1) share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price per share not less than five times the Series A Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $100,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved the Board of Directors or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption, conversion or acquisition.

7. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock.

8. Notices. Any notice required or permitted by the provisions of this Article Five to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the TBOC, and shall be deemed sent upon such mailing or electronic transmission.

9. PWT Liquidation Preference. Provided the Company receives no less than $5,000,000 in proceeds from the sale of Series A Preferred Stock, then, upon the sale of the the Corporation’s “Progressive Water Treatment” division or the assets related thereto, the holders of the Series A Preferred Stock shall be entitled to receive a participating liquidation preference equal to their pro-rata share of eighty percent (80%) of the net proceeds from such disposition prior to any distribution to the other shareholders.

(d) Series B Preferred Stock.

1. Dividends. The holders of the Series B Preferred Shares shall be entitled to receive a preferred dividend of up to twenty five percent (25%) of the Company’s Net Profits related to one or more designated operating subsidiaries (“Operating Subsidiary”), payable quarterly within ninety (90) days following the preceding quarter end. “Net Profits” are defined as the Net Profits for the Operating Subsidiary calculated according to US GAAP, after all costs and expenses are deducted, including allocations of intercompany expenses and any interest expenses, byut before the deduction of income taxes. Further, past losses shall be deducted from the calduclation of “Net Profits” cumulatively and on the same pro rata basis as defined above, so that the quarterly deistribuitons of twenty five percent (25%) of the quarterly Net Profits will be paid net of any cumulative losses incurred in prior periods.

In the event the Company causes an Operating Subsidiary's business operations to be terminated, or sells a Subsidiary or substantially all of its assets, or the Operating Subsidiary business is otherwise discontinued, in addition to the distribution of net profits of the Operating Subsidiary for the period of the Subsidiary's accounting quarter prior to such termination or sale, the Holders shall be entitled to receive the distribution of, on a pro rata, pari passu basis, 25% of the proceeds, net of the Operating Subsidiary’s liabilities, from the liquidation of the Operating Subsidiary's assets following such termination, or 25% of the proceeds, net of the Operating Subsidiary’s liabilities, derived from any such sale of the Operating Subsidiary or substantially all of its assets, in either case also net of any prior cumulative losses at the Operating Subsidiary.

The rights of the Holders to the distribution of Net Profits from Operating Subsidiary as defined in this Section shall survive the conversion of the Series B Preferred Stock into Common Stock. After any such conversion the distribution of Net Profits to the Holder shall take place as if the Holder still held the same number of Series B Preferred Stock as it held prior to converting to Common Stock.

To the extent that the proceeds from the sale of the Series B Preferred Stock are not invested in an Operating Subsidiary, during such time, the Company may, in its sole discretion, issue to the holders of the Series B Preferred Stock, dividends in the form of Common Stock or some other class of shares. Except as set forth in this Section 3, the holders of the Series B Preferred Stock shall not be entitled to receive dividends on any outstanding shares of Preferred Stock.

2. Voting. The holders of Series B Preferred Shares shall not be entitled to a vote until such time as the Series B Preferred Shares are converted to common shares. However, as long as any shares of Series B Preferred Shares are outstanding, the Company shall not, without the affirmative vote of the holders of the Series B Shares of a majority of the then outstanding shares of the Series B Preferred Shares directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Shares or alter or amend this Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series B Shares, (b) increase the number of authorized shares of Series B Preferred Shares, or (c) enter into any agreement with respect to any of the foregoing.

3. Conversion. Each share of Series B Preferred Shares shall be convertible, at any time and from time to time from and after the original issue date at the option of the holder of the Series B Preferred Shares thereof, into that number of shares of common stock determined in accordance with the conversion ratio. Holders shall effect conversions by providing the Company with notice of conversion (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series B Preferred Shares to be converted, the number of shares of Series B Preferred Stock owned prior to the conversion at issue, the number of Series B Preferred Shares owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile or email such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of Series B Preferred Shares, a holder of the Series B Preferred Shares shall not be required to surrender the certificate(s) representing the Series B Preferred Shares to the Corporation unless all of the Series B Preferred Shares represented thereby are so converted, in which case such Holder shall deliver the certificate representing such Series B Preferred Shares promptly following the Conversion Date at issue. Series B Preferred Shares converted into common stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

The “Series B Original Issue Price” shall mean the price per share at which such Series B Preferred Stock is purchased by the holder, in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Preferred Stock. “Original Issue Price” means, with respect to a share of Series B Preferred Stock, the Series B Original Issue Price.

The conversion ratio (the “Conversion Ratio ”) for the Series B Preferred Shares shall be based upon the Series B Original Issue Price or such other rate as determined by the Board.

(e) Series C Preferred Stock.

1. Liquidation and Redemption Rights Upon the occurrence of a Deemed Liquidation Event, the holders of Series C Super Voting Preferred Stock are not entitled to receive any of the net assets of the Company.

2. Dividends. The holders of the Series C Super Voting Preferred Stock shall have no right to receive dividends.

3. Conversion. No conversion of the Series C Super Voting Preferred Stock is permitted.

4. Voting Rights. If at least one share of Series C Super Voting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series C Super Voting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all Series of Preferred stocks which are issued and outstanding at the time of voting.

5. Protective Provisions. So long as any shares of Series C Super Voting Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series C Super Voting Preferred Stock, alter or change the rights, preferences or privileges of the Series C Super Voting Preferred so as to affect adversely the holders of Series C Super Voting Preferred Stock.

ARTICLE SIX

(a) Elections of directors need not be by written ballot unless otherwise provided in the bylaws of the Corporation.

ARTICLE SEVEN

(d) To the fullest extent permitted by the TBCA, as the same exists or as may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the TBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBCA, as so amended.

(e) The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

(f) The Corporation shall have the power to indemnify, to the extent permitted by the TBCA, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

(g) Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Restated Certificate inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE EIGHT

(h) For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

(i) The management of the business and the conduct of the affairs of the Company shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Restated Certificate.

(ii) The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Company; provided however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Restated Certificate, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required for any action to adopt, amend or repeal any provision of the Bylaws of the Company by the stockholders.

(iii) Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Formation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE NINE

(a) Meetings of stockholders may be held within or without the State of Texas, as the By-laws may provide. The books of the corporation may be kept outside of the State of Texas at such places or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

(Remainder of Page Intentionally Left Blank)

NAME OF OFFEREE: _____________________	DOCUMENT NO.: _________

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FOR ACCREDITED INVESTORS ONLY

WATER ON DEMAND, INC.

13575 58th Street North, Suite 200

Clearwater, FL 33760

https://www.originclear.com/

Up to $5,000,000

Shares of Series A Preferred Stock

together with Warrants, Bonus Warrants,

rights to participate in future investments and

rights to certain proceeds

January 2025

Water on Demand, Inc., a Texas corporation (the “Company”). The Company is offering shares of its Series A Preferred Stock (“Shares”) for sale pursuant to this offering only to a limited number of prospective investors that have been verified as “accredited investors” (as defined under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and meet certain suitability standards. See Section on “Eligible Investors and Suitability Standards.” The Investors shall also receive the right to receive warrants to purchase an equal number of shares at a strike price of $0.16 per share (“Warrant(s)”). In addition, those investors who purchase an aggregate of $500,000 or more in Shares will receive a bonus warrant (“Bonus Warrant(s)”, and together with the Shares and the Warrants, the “Securities”) to purchase an equal amount of additional shares at a price of $2.00 per share. The Warrants and Bonus Warrant will have a term of 60-months and will be eligible for cashless exercise. The Company is offering the Securities at a price of $0.16 per Share (the “Offering”) on a “private placement” basis under, and subject to compliance with, (i) section 4(2) of the Securities Act, (ii) Rule 506(b) of Regulation D of the Securities Act, (iii) certain state securities laws and (iv) certain other rules and regulations. The minimum investment for each new investor is $100,000 (the company may reduce at its discretion)

This Confidential Private Placement Memorandum (this “Memorandum”) is for use by prospective investors in evaluating the Company and the Offering. The information contained in this Memorandum is being provided in connection with the offering of securities to accredited investors under Regulation 506(b).

Investment in the Company involves a high degree of risk. See the risk factors discussed throughout the Memorandum.

All documents relevant to the Offering and any additional information (including information necessary to verify the accuracy of any information contained in this Memorandum) that are reasonably available or that can be obtained without unreasonable expense will be made available, subject to considerations of confidentiality, trade secrets and proprietary information to any prospective investor or the investor’s advisers upon request to the Company.

The rights, preferences and privileges arising out of an investment in the Securities, the rights and responsibilities of the members of the Company, and the terms and conditions of the Offering are governed by the Subscription Agreement (“Subscription Agreement”), the certificate of incorporation and bylaws of the Company and other ancillary documents to be prepared and executed in connection with the Offering. The description of any of such matters in the text of this Memorandum is subject to and qualified in its entirety by reference to such documents. In particular, terms related to an investment in the Company may vary from those set forth in this Memorandum as a result of negotiated changes after the date hereof.

The information contained in this Memorandum is given as of the date on the cover page of the Memorandum unless another time is specified. Investors may not infer from either the subsequent delivery of this Memorandum or any sale of the Securities that there has been no change in the facts described since that date. This Memorandum contains summaries of certain documents of the Company. Investors should refer to the actual documents (copies of which are available upon request) for complete information concerning the contents thereof, and all such summaries are qualified in their entirety by the contents of such documents. In addition, certain of the economic, financial and market information contained herein (including certain forward-looking statements) has been obtained from published sources or prepared by third parties. While the Company believes such information to be reliable for the purposes used herein, neither the Company nor or its managers, officers, employees, members or affiliates assumes any responsibility for the accuracy of such information.

Potential investors should pay particular attention to the “Risk Factors” section of this Memorandum.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. NO INVESTMENT IN THE SECURITIES SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF SUCH INVESTMENT. SEE "RISK FACTORS."

NOTICES TO INVESTORS

THIS MEMORANDUM IS FURNISHED ON A CONFIDENTIAL BASIS TO A LIMITED NUMBER OF SOPHISTICATED AND ACCREDITED INVESTORS FOR THE SOLE PURPOSE OF PROVIDING CERTAIN INFORMATION ABOUT AN INVESTMENT IN THE SECURITIES. THIS MEMORANDUM IS TO BE USED ONLY BY THE PARTY TO WHOM IT HAS BEEN DELIVERED SOLELY IN CONNECTION WITH SUCH PARTY’S CONSIDERATION OF THE PURCHASE OF THE SECURITIES DESCRIBED HEREIN.

EACH INVESTOR, BY ACCEPTING A COPY OF THIS MEMORANDUM, ACKNOWLEDGES THAT SUCH INVESTOR MAY RECEIVE CONFIDENTIAL INFORMATION FROM US, AND AGREES NOT TO DISCLOSE ANY SUCH CONFIDENTIAL INFORMATION TO OTHERS, AND TO USE SUCH CONFIDENTIAL INFORMATION ONLY TO EVALUATE AN INVESTMENT IN THE SECURITIES OFFERED HEREBY AND NOT FOR ANY OTHER PURPOSE.

THIS MEMORANDUM HAS BEEN PREPARED IN CONNECTION WITH A PRIVATE OFFERING OF SECURITIES OF WATER ON DEMAND, INC., A TEXAS CORPORATION. THE INFORMATION IN THIS MEMORANDUM IS PROVIDED ONLY TO ACCREDITED INVESTORS HAVING THE ABILITY TO ACCEPT THE RISKS AND LACK OF LIQUIDITY INHERENT IN THE PROPOSED INVESTMENT.

THIS OFFERING IS BEING MADE IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND CERTAIN STATE SECURITIES LAWS AS AN OFFER AND SALE OF SECURITIES NOT INVOLVING A PUBLIC OFFERING. NO ASSURANCE CAN BE GIVEN THAT A PUBLIC MARKET WILL EVER EXIST FOR THE SECURITIES. THE SECURITIES MAY NOT BE TRANSFERRED WITHOUT SATISFACTION OF CERTAIN CONDITIONS, INCLUDING REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF CERTAIN STATES. PROSPECTIVE INVESTORS SHOULD ASSUME THAT THEY MAY HAVE TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE SECURITIES FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES ARE BEING OFFERED HEREBY WITHOUT REGISTRATION UNDER THE SECURITIES ACT BY REASON OF THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SET FORTH IN SECTION 4(2) THEREOF AND RULE 506 OF REGULATION D PROMULGATED THEREUNDER (“RULE 506(C)”). RULE 506(C)

REQUIRES THAT AN ISSUER ONLY ACCEPT SUBSCRIPTIONS FROM PURCHASERS WHICH HAVE BEEN VERIFIED TO BE ACCREDITED INVESTORS, AS SUCH TERM IS DEFINED IN RULE 501(A) OF REGULATION D (“ACCREDITED INVESTORS”). EACH PROSPECTIVE INVESTOR WILL BE REQUIRED TO PROVIDE INFORMATION SUFFICIENT TO VERIFY THAT SUCH PURCHASER QUALIFIES AS AN ACCREDITED INVESTOR.

THIS PLACEMENT MEMORANDUM IS CONFIDENTIAL AND HAS BEEN PREPARED BY THE COMPANY SOLELY FOR USE IN CONNECTION WITH THE PROPOSED PRIVATE PLACEMENT OF THE SECURITIES DESCRIBED HEREIN. THIS MEMORANDUM IS PERSONAL TO EACH OFFEREE AND DOES NOT CONSTITUTE AN OFFER TO ANY OTHER PERSON OR TO THE PUBLIC GENERALLY TO SUBSCRIBE FOR OR OTHERWISE ACQUIRE THE SECURITIES. DISTRIBUTION OF THIS MEMORANDUM TO ANY PERSON OTHER THAN THE OFFEREE AND THOSE PERSONS, IF ANY, RETAINED TO ADVISE SUCH OFFEREE WITH RESPECT THERETO IS UNAUTHORIZED. ANY DISCLOSURE OF ANY OF ITS CONTENTS, WITHOUT PRIOR WRITTEN CONSENT OF US, IS PROHIBITED. EACH PROSPECTIVE INVESTOR, BY ACCEPTING A COPY OF THIS MEMORANDUM, AGREES TO THE FOREGOING AND TO MAKE NO REPRODUCTION OF THIS MEMORANDUM OR ANY DOCUMENTS REFERRED TO HEREIN.

CERTAIN PROVISIONS OF VARIOUS AGREEMENTS ARE SUMMARIZED IN THIS MEMORANDUM, BUT PROSPECTIVE INVESTORS SHOULD NOT ASSUME THAT THE SUMMARIES ARE COMPLETE. SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE TEXTS OF THE COMPLETE DOCUMENTS.

WE WILL MAKE AVAILABLE TO ANY PROSPECTIVE INVESTOR, PRIOR TO EACH CLOSING, THE OPPORTUNITY TO ASK QUESTIONS OF AND TO RECEIVE ANSWERS FROM OUR REPRESENTATIVES CONCERNING US AND THE TERMS AND CONDITIONS OF THE OFFERING AND TO OBTAIN ANY ADDITIONAL RELEVANT INFORMATION TO THE EXTENT WE POSSESSES SUCH INFORMATION OR CAN OBTAIN IT WITHOUT UNREASONABLE EFFORT OR EXPENSE.

THE SECURITIES DESCRIBED HEREIN MAY NOT BE SOLD NOR MAY ANY OFFERS TO PURCHASE BE ACCEPTED PRIOR TO THE DELIVERY TO PROSPECTIVE INVESTORS OF CERTAIN UNDERLYING DOCUMENTS INCLUDING, AMONG OTHER THINGS, A PROPOSED SUBSCRIPTION AGREEMENT REFLECTING THE DEFINITIVE TERMS AND CONDITIONS OF THE OFFERING. THE FULL TEXT OF SUCH PROPOSED SUBSCRIPTION AGREEMENT SHOULD BE REVIEWED CAREFULLY PRIOR TO PURCHASE.

WE RESERVE THE RIGHT, IN OUR SOLE DISCRETION AND FOR ANY REASON WHATSOEVER, TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR TO ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. WE SHALL HAVE NO LIABILITY WHATSOEVER TO ANY OFFEREE AND/OR INVESTOR IN THE EVENT THAT ANY OF THE FOREGOING SHALL OCCUR.

THIS MEMORANDUM (TOGETHER WITH ANY AMENDMENTS OR SUPPLEMENTS AND ANY OTHER INFORMATION THAT MAY BE FURNISHED TO PROSPECTIVE INVESTORS BY US) INCLUDES OR MAY INCLUDE CERTAIN STATEMENTS, ESTIMATES AND FORWARD-LOOKING PROJECTIONS OF THE COMPANY WITH RESPECT TO THE ANTICIPATED FUTURE PERFORMANCE OF THE COMPANY. SUCH STATEMENTS, ESTIMATES AND FORWARD-LOOKING PROJECTIONS REFLECT VARIOUS ASSUMPTIONS OF MANAGEMENT THAT MAY OR MAY NOT PROVE TO BE CORRECT AND INVOLVE VARIOUS RISKS AND UNCERTAINTIES THAT COULD CAUSE RESULTS OR OUTCOMES TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS.

THIS MEMORANDUM DOES NOT PURPORT TO BE ALL-INCLUSIVE OR CONTAIN ALL INFORMATION THAT A PROSPECTIVE INVESTOR MAY DESIRE IN INVESTIGATING US. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, TAX, INVESTMENT, ACCOUNTING OR OTHER ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN ADVISORS CONCERNING THE LEGAL, TAX, REGULATORY, FINANCIAL AND ACCOUNTING CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

THIS MEMORANDUM CONTAINS ALL OF THE REPRESENTATIONS BY US CONCERNING THIS OFFERING, AND NO PERSON IS AUTHORIZED TO MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS MEMORANDUM.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY FROM ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

NON-U.S. INVESTORS GENERALLY

IT IS THE RESPONSIBILITY OF ANY PERSONS WISHING TO SUBSCRIBE FOR AN INTEREST IN THE COMPANY TO INFORM THEMSELVES OF AND TO OBSERVE ALL APPLICABLE LAWS AND REGULATIONS OF ANY RELEVANT JURISDICTIONS. PROSPECTIVE INVESTORS SHOULD INFORM THEMSELVES AS TO THE LEGAL REQUIREMENTS AND TAX CONSEQUENCES WITHIN THE COUNTRIES OF THEIR CITIZENSHIP, RESIDENCE, DOMICILE AND PLACE OF BUSINESS WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSAL OF AN INTEREST, AND NON-U.S. EXCHANGE RESTRICTIONS THAT MAY BE RELEVANT THERETO.

FOR RESIDENTS OF ALL STATES

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF OUR COMPANY AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.

NOTICE REQUIREMENTS IN STATES WHERE MEMBERSHIP SECURITIES MAY BE SOLD ARE AS FOLLOWS:

ALABAMA. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE ALABAMA SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ALABAMA SECURITIES COMMISSION. THE COMMISSION DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE PURCHASE PRICE OF THE INTEREST ACQUIRED BY A NON-ACCREDITED INVESTOR RESIDING IN THE STATE OF ALABAMA MAY NOT EXCEED 20% OF THE PURCHASER’S NET WORTH.

ALASKA. THE SECURITIES OFFERED HAVE BEEN REGISTERED WITH THE ADMINISTRATOR OF SECURITIES OF THE STATE OF ALASKA UNDER PROVISIONS OF 3 AAC 08.500-3 AAC 08.506. THE INVESTOR IS ADVISED THAT THE ADMINSTRATOR HAS MADE ONLY A CURSORY REVIEW OF THE REGISTRATION STATEMENT AND HAS NOT REVIEWED THIS DOCUMENT SINCE THE DOCUMENT IS NOT REQUIRED TO BE FILED WITH THE ADMINSTRATOR. THE FACT OF REGISTRATION DOES NOT MEAN THAT THE ADMINISTRATOR HAS PASSED IN ANY WAY UPON THE MERITS, RECOMMENDED, OR APPROVED THE SECURITIES.

ANY REPRESENTATION TO THE CONTRARY IS A VIOLATION OF A.S. 45.55.170. THE INVESTOR MUST RELY ON THE INVESTOR’S OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED, IN MAKING AN INVESTMENT DECISION ON THESE SECURITIES.

ARIZONA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF ARIZONA AND, THEREFORE, CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

ARKANSAS. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER SECTION 14(b)(14) OF THE ARKANSAS SECURITIES ACT AND SECTION 4(2) OF THE SECURITIES ACT OF 1933. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ARKANSAS SECURITIES DEPARTMENT OR WITH THE SECURITIES AND EXCHANGE COMMISSION. NEITHER THE DEPARTMENT NOR THE COMMISSION HAS PASSED UPON THE VALUE OF THESE SECURITIES, MADE ANY RECOMMENDATIONS AS TO THEIR PURCHASE; APPROVED OR DISAPPROVED THE OFFERING, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE PURCHASE PRICE OF THE INTEREST ACQUIRED BY AN UNACCREDITED INVESTOR RESIDING IN THE STATE OF ARKANSAS MAY NOT EXCEED 20% OF THE PURCHASER’S NET WORTH.

CALIFORNIA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CALIFORNIA CORPORATIONS CODE, BY THE REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATIONS IS AVAILABLE.

The certificates representing all such subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

COLORADO. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COLORADO SECURITIES ACT OF 1981, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

CONNECTICUT. THESE SECURITES HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT AND THEREFORE CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

DELAWARE. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE DELAWARE SECURITIES ACT AND ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER SECTION 7309(b)(9) OF THE DELAWARE SECURITIES ACT AND RULE 9(b)(9)(II) THEREUNDER. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

DISTRICT OF COLUMBIA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE DISTRICT OF COLUMBIA SECURITIES ACT SINCE SUCH ACT DOES NOT REQUIRE REGISTRATION OF SECURITIES ISSUED. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

FLORIDA. THE SHARE REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER § 517.061 OF THE FLORIDA SECURITIES ACT. THE PREFERRED STOCK HAS NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

GEORGIA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECTION 10-5-5 OF THE GEORGIA SECURITIES ACT OF 1973 AND ARE BEING ISSUED AND SOLD IN RELIANCE UPON CODE SECTION 10-5-9 UNDER GEORGIA SECURITIES LAW.

THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE INVESTMENT IS SUITABLE IF IT DOES NOT EXCEED 20% OF THE INVESTOR’S NET WORTH.

HAWAII. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE HAWAII UNIFORM SECURITIES ACT (MODIFIED), BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABITLIY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

IDAHO. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE IDAHO SECURITIES ACT (THE “ACT”) AND MAY BE TRANSFERRED OR RESOLD BY RESIDENTS OF IDAHO ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE INVESTMENT IS SUITABLE IF IT DOES NOT EXCEED 10% OF THE INVESTOR’S NET WORTH.

ILLINOIS. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS OR THE STAE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INDIANA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 3 OF THE INDIANA BLUE SKY LAW AND ARE OFFERED PURSUANT TO AN EXEMPTION PURSUANT TO SECTION 23-2-1-2(b)(10) THEREOF AND MAY BE TRANSFERRED OR RESOLD ONLY IF SUBSEQUENTLY REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

INDIANA REQUIRES INVESTOR SUITABILITY STANDARDS OF A NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS, AND AUTOMOBILES) OF THREE TIMES THE INVESTMENT BUT NOT LESS THAN $75,000 OR A NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS, AND AUTOMOBILES) OF TWICE THE INVESTMENT BUT NOT LESS THAN $30,000 AND GROSS INCOME OF $30,000.

IOWA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE IOWA UNIFORM SECURITIES ACT (THE “ACT”) AND ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER SECTION 502.203(9) OF THE ACT. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

KANSAS. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE KANSAS SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE KANSAS SECURITIES COMMISSION. THEREFORE, THESE SECURITIES CANNOT BE RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER APPLICABLE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

KENTUCKY. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE KENTUCKY SECURITIES ACT. THE KENTUCKY SECURITIES ADMINISTRATOR NEITHER RECOMMENDS NOR ENDORSES THE PURCHASE OF ANY SECURITY, NOR HAS THE ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

LOUISIANA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LOUISIANA SECURITIES LAW, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE INVESTMENT IS SUITABLE IF IT DOES NOT EXCEED 25% OF THE INVESTOR’S NET WORTH.

MAINE. THESE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION 10502(2) (R) OF TITLE 32 OF THE MAINE REVISED STATUTES. THESE SECURITIES MAY BE DEEMED RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.

MARYLAND. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE MARYLAND SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING.

THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

MASSACHUSETTS. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE MASSACHUSETTS UNIFORM SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

MICHIGAN. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 451.701 OF THE MICHIGAN UNIFORM SECURITIES ACT (THE “ACT”) AND MAY BE TRANSFERRED OR RESOLD BY RESIDENTS OF MICHIGAN ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT LEAST 48 HOURS BEFORE A SALE, ISSUER WILL PROVIDE EACH OFFEREE WITH A PRIVATE PLACEMENT MEMORANDUM THAT WILL INCLUDE THE FOLLOWING STATEMENT FOR RESIDENTS OF MICHIGAN:

TO MICHIGAN RESIDENTS: THIS OFFERING MEMORANDUM INCLUDES STATEMENTS ABOUT:

I. THE APPLICATION OR USE OF PROCEEDS.

II. A STATEMENT THAT THE ASSETS OF THE OPERATION WILL GENERATE SUFFICIENT CASH FUNDS TO MEET THE OBLIGATIONS AS THEY COME DUE, AND/OR THAT THE ASSETS EXCEED THE OBLIGATIONS UNDERTAKEN BY THE OFFEROR.

III. AN OUTLINE DISCLOSING REMUNERATION TO CONSULTANTS.

IV. A STATEMENT THAT UTAH IS THE JURISDICTION OF THE OFFERING AND THAT UTAH IS THE STATE OF FORMATION OF THE OFFEROR, WHICH IS ALSO BASED IN UTAH.

V. A STATEMENT THAT THE OFFEROR SHALL PRESENT AN ACCOUNTING OF DISTRIBUTION OF FUNDS AT LEAST ANNUALLY.

MINNESOTA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER CHAPTER 80A OF THE MINNESOTA SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO REGISTRATION, OR AN EXEMPTION THEREFROM.

MISSISSIPPI. THESE SECURITIES ARE OFFERED PURSUANT TO A CERTIFICATE OF REGISTRATION ISSUED BY THE SECRETARY OF STATE OF MISSISSIPPI PURSUANT TO RULE 477, WHICH PROVIDES A LIMITED REGISTRATION PROCEDURE FOR CERTAIN OFFERINGS.

THE SECRETARY OF STATE DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES THE SECRETARY OF STATE PASS UPON THE TRUTH, MERITS, OR COMPLETENESS OF ANY OFFERING MEMORANDUM FILED WITH THE SECRETARY OF STATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MISSOURI. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE MISSOURI UNIFORM SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

MONTANA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF MONTANA, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NEBRASKA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF NEBRASKA, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REIGSTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NEVADA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEVADA SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING.

THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NEW HAMPSHIRE. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW HAMPSHIRE UNIFORM SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE INVESTMENT IS SUITABLE IF IT DOES NOT EXCEED 10% OF THE INVESTOR’S NET WORTH.

NEW JERSEY. THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. THE FILING OF THE WITHIN OFFERING WITH THE BUREAU OF SECURITIES DOES NOT CONSTITUTE APPROVAL OF THE ISSUE OR THE SALE THEREOF BY THE BUREAU OF SECURITIES OR THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEW MEXICO. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES BUREAU OF THE NEW MEXICO DEPARTMENT OF REGULATION AND LICENSING, NOR HAS THE SECURITIES BUREAU PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEW YORK. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW YORK FRAUDULENT PRACTICES (.MARTIN.) ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW YORK FRAUDULENT PRACTICES (.MARTIN.) ACT, IF SUCH REGISTRATION IS REQUIRED.

THIS PRIVATE OFFERING MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PURCHASE OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. THIS PRIVATE OFFERING MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

NORTH CAROLINA. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE NORTH CAROLINA SECURITIES ACT. THE NORTH CAROLINA SECURITIES ADMINISTRATOR NEITHER RECOMMENDS NOR ENDORSES THE PURCHASE OF ANY SECURITY, NOR HAS THE ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NORTH DAKOTA. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES COMMISSIONER OF THE STATE OF NORTH DAKOTA NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OHIO. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE OHIO SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ACCORDANCE WITH SECTION 1707.43 OF THE OHIO REVISED CODE, PURCHASERS ARE ENTITLED TO A FULL REFUND OF THEIR PURCHASE PROVIDED SUCH A REQUEST IS MADE WITHIN TWO (2) WEEKS FROM THE DATE OF SAID PURCHASE. HOWEVER, NO PURCHASER IS ENTITLED TO THE BENEFIT OF SECTION 1707.43 WHO HAS FAILED TO ACCEPT A REFUND WITHIN THIRTY (30) DAYS FROM THE DATE OF SUCH OFFER.

OKLAHOMA. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE OKLAHOMA SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR THE OKLAHOMA SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

OREGON. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.

FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE INVESTOR MUST RELY ON THE INVESTOR’S OWN EXAMINTATION OF THE FUND CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION ON THESE SECURITIES.

PENNSYLVANIA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE 1933 SECURITIES ACT, BEING EXEMPTED FROM REGISTRATION BY SAID ACT. THE AVAILABILITY OF THAT EXEMPTION DOES NOT MEAN THAT THE SECURITIES ADMINSTRATOR HAS PASSED IN ANY WAY UPON THE MERITS, OR QUALIFICATIONS OF, THESE SECURITIES OR THEIR OFFER OF SALE IN THE STATE OF PENNSYLVANIA. ANY REPRESENTATION INCONSISTENT WITH THE FOREGOING IS UNLAWFUL. INVESTORS MUST PURCHASE THESE SECURITIES ONLY FOR THEIR OWN BENEFIT AND MAY NOT SELL THESE SECURITIES FOR A PERIOD OF NO LESS THAN 12 MONTHS FROM THE DATE OF PURCHASE. NOTICE PURSUANT TO SECTION 203(m) OF THE ACT: THE ISSUER MUST OBTAIN THE WRITTEN AGREEMENT OF EACH PURCHASER NOT TO SELL, EXCEPT IN ACCORDANCE WITH REGULATION 204.011, THE SECURITY WITHIN TWELVE MONTHS AFTER THE DATE OF PURCHASE AND FILE WITH THE COMMISSION A COPY OF THE PROPOSED AGREEMENT THAT INVESTORS WILL BE ASKED TO SIGN.

THE COMMON STOCK OFFERED HEREBY HAS NOT BEEN REGISTERED UNDER SECTION 201 OF THE PENNSYLVANIA SECURITIES ACT OF 1972 (THE “ACT”) AND MAY BE RESOLD BY RESIDENTS OF PENNSYLVANIA ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203(d), (f), (p), or (r), DIRECTLY FROM AN ISSUER OR AFFILIATE OF AN ISSUER, SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY), OR ANY OTHER PERSON WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED.

TO ACCOMPLISH THIS WITHDRAWAL A LETTER OR EMAIL SHOULD BE SENT TO:

WATER ON DEMAND, INC.

13575 58th Street North, Suite 200

Clearwater, FL 33760

IT IS PRUDENT TO SEND SUCH NOTICE CERTIFIED MAIL, RETURN RECEIPT REQUESTED. A WRITTEN ACKWNOLEDGEMENT WILL BE RETURNED.

NEITHER THE PENNSLYVANIA SECURITIES COMMISSION NOR ANY OTHER AGENCY HAS PASSED ON OR ENDORSED THE MERITS OF THE OFFERING, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. PENNSYLVANIA SUBSCRIBERS MAY NOT SELL THEIR SECURITIES FOR ONE YEAR FROM THE DATE OF PURCHASE IF SUCH A SALE WOULD VIOLATE SECTION 203(d) OF THE PENNSYLVANIA SECURITIES ACT.

RHODE ISLAND. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE BLUE SKY LAW OF RHODE ISLAND, BY REASON OF SPECIFIC SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

SOUTH CAROLINA. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.

FURTHERMORE, THE FOREGOING AUTHORIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

SOUTH DAKOTA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER CHAPTER 47-31 OF THE SOUTH DAKOTA SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT PURSUANT TO REGISTRATION, EXEMPTION THEREFROM, OR OPERATION OF LAW.

EACH SOUTH DAKOTA RESIDENT PURCHASING ONE OR MORE WHOLE OR FRACTIONAL UNITS MUST WARRANT THAT HE HAS EITHER (1) A MINIMUM NET WORTH (EXCLUSIVE OF HOME, FURNISHING AND AUTOMOBILES) OF $30,000 AND A MINIMUM ANNUAL GROSS INCOME OF $30,000 OR (2) A MINIMUM NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMBILES) OF $75,000.

ADDITIONALLY, EACH INVESTOR WHO IS NOT AN ACCREDITED INVESTOR OR WHO IS AN ACCREDITED INVESTOR SOLELY BY REASON OF HIS NET WORTH, INCOME OR AMOUNT OF INVESTMENT, SHALL NOT MAKE AN INVESTMENT IN THE PROGRAM IN EXCESS OF 20% OF HIS NET WORTH (EXCLUSIVE OF HOME, FURNISHING AND AUTOMOBILES).

TENNESSEE. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE TENNESSEE SECURITIES ACT OF 1980, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

TEXAS. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE TEXAS SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE TEXAS SECURITIES COMMISSION. THEREFORE, THESE SECURITIES CANNOT BE RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER APPLICABLE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

UTAH. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE UTAH UNIFORM SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

VERMONT. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE VERMONT SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

WASHINGTON. THE ADMINISTRATOR OF SECURITIES HAS NOT REVIEWED THE OFFERING OR THE MEMORANDUM AND THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF THE STATE OF WASHINGTON, CHAPTER 21.20 RCW, AND, THEREFORE, CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF THE STATE OF WASHINGTON CHAPTER 21.20 RCW OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

WEST VIRGINIA. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE UNIFORM SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE WEST VIRIGINA SECURITIES COMMISSIONER. THE COMMISSIONER DOES NOT RECOMMEND NOR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

WISCONSIN. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE WISCONSIN UNIFORM SECURITIES LAW, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

WYOMING. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE WYOMING SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE WYOMING SECRETARY OF STATE.

FOR RESIDENTS OF ALL STATES. THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS MEMORANDUM MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT THE FUND FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE. AN INVESTMENT IN THIS OFFERING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF FINANCIAL RISK. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER ALL OF THE RISK FACTORS DESCRIBED BELOW.

UNITED STATES TERRITORIES AND POSSESSIONS. THESE SECURITIES ARE NOT AUTHORIZED FOR OFFERING OR SALE IN ANY TERRITORY OR POSSESSION OF THE UNITED STATES IN LIEU OF APPLICABLE SECURITIES LAWS TO THE CONTRARY. SECURITIES AND/OR CAPITAL GUARDIANSHIPS ARE NOT AUTHORIZED FOR SALE IN SUCH TERRITORIES OR POSSESSIONS.

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TERMS OF THE OFFERING

For Accredited Investors Only

The following summary of certain information contained in this Memorandum is qualified in its entirety by the more detailed information appearing elsewhere in this Memorandum or in the Subscription Agreement, bylaws and certificate of incorporation of the Company. Each prospective investor is urged to read this Memorandum in its entirety, including exhibits hereto. In the event of any discrepancy between this Memorandum and any of such other documents, the terms of such other document shall control. Prospective investors should consult their own advisers to fully understand the consequences of an investment in the Company. The Securities offered hereby involve a high degree of risk. Investors should carefully consider the information set forth under the heading “Risk Factors.” As used throughout this Memorandum, the terms “WODI”, “Water on Demand”, the “Issuer”, the “Company,” “we,” “us,” and “our” refer to Water on Demand, Inc.

Issuer	Water on Demand, Inc. (the “Company”) is an enterprise of companies organized by OriginClear, Inc., a Nevada public corporation (“OCLN”).

Offering Size	Up to $5,000,000 (the “Maximum Offering”). The Company may, in its sole discretion, increase the Maximum Offering amount.

Securities Offered	Shares of Series A Preferred Stock (“Shares”), warrants to purchase additional shares (“Warrants”), bonus warrants for certain investors (“Bonus Warrants”) and the right to participate in future Company dispositions, acquisitions and investments (“Participation Rights”, and together with the Share, Warrants and Bonus Warrants, the “Securities”).

Series A Preferred	The Series A Preferred Stock shall have the following rights:

● PWT liquidation preference

Warrants	Investors shall also receive a Warrant to purchase an equal amount of additional shares of the Company’s common stock at a price of $0.16 per share. The Warrants have a 60-month term and are eligible for a cashless exercise as described herein.

Bonus Warrants	Investors that invest an aggregate of $500,000 or more shall also receive a Bonus Warrant to purchase an equal amount of additional shares of the Company’s common stock at a price of $2.00 per share. The Bonus Warrants have a 60-month term and are eligible for a cashless exercise as described herein.

PWT Liquidation Rights	Provided the Company is able to sell Maximum Offering amount, in connection with the sale of the Company’s Progressive Water Treatment division or the assets related thereto, the holders of the Series A Preferred Shares shall have the right to receive their pro-rata share of 80% of the net proceeds related to such sale, after payment of after payment of obligations, expenses, commissions, fees and incentive bonuses., An investors pro-rata percentage in the PWT net proceeds shall be based upon their percentage of their investment as compared to the total amount invested in this offering of up to $5,000,000.

Purchase Price	$0.16 per Security.

Minimum Investment	$100,000 provided that the Company has discretion to accept subscriptions of a lower amount.

Business	The Company designs, manufactures installs and maintains a complete line of water treatment systems for municipal, industrial and pure water applications using a wide range of technologies, including chemical injection, media filters, membrane, ion exchange and SCADA (supervisory control and data acquisition) technology in turnkey systems.

The Company was formed as Progressive Water Treatment, Inc. in 2000 as a Texas corporation and was acquired by OCLN in 2015. In September 2023, the Company merged with Water on Demand, Inc., a Nevada corporation (“WODI NV”), a pay-as-you-go water financing company which was also a former subsidiary of OCLN. As a result of the merger, Progressive Water Treatment, Inc. changed its name to Water on Demand, Inc. (See “THE BUSINESS”).

Management	The Company is managed by a seasoned Board of Directors (“Board”) and management team (see “MANAGEMENT”). The Board has comprehensive authority to manage and direct all of the affairs of the Company

Closings	One or more closings to be held at such times as the Company determines in its discretion.

Nature of Offering	The Offering is being made on a subscription basis to verified “Accredited Investors,” as defined in Regulation D under the Securities Act. Officers, directors, employees and our affiliates may also make purchases. We may accept or reject subscriptions in our discretion.

Each subscriber for Securities shall tender the Company, either by wire transfer or a check, the amount of the investment subscribed for.

Eligible Investors	The Securities offered hereby shall be offered only to a limited number of “Accredited Investors,” as defined in Rule 501 (a) of Regulation D under the Securities Act. Investors will be required to provide proof of their status as an Accredited Investor, which may be in the form of tax returns, brokerage statements, bank account statements, or verification letters from a purchaser’s accountant, broker or attorney attesting to the purchaser’s qualification as an Accredited Investor. Investor’s shall also be required to make certain representations with respect to their status and business experience and to represent, among other things, that they have received a copy of this Memorandum, understand the terms of this Offering and are accredited investors as required under the investor suitability standards. We may accept or reject subscriptions in our sole and absolute discretion.

Use of Proceeds	The Offering proceeds will be used for go-to-market strategies, technology development and the general working capital needs of the Company.

Risk Factors	The Securities offered hereby involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Before investing in the Securities, prospective investors should carefully consider the information set forth under the heading “Risk Factors” in this Memorandum.

Subscription Documents	The purchase of the Securities shall be made pursuant to the Subscription Agreement, which will contain, among other things, customary representations and warranties by the Company, certain covenants of the Company, investment representations by the purchasers, including representations required by the Securities Act and applicable state “blue sky” laws, and appropriate conditions to closing including, among other things, qualifications of the Securities under applicable state “blue sky” laws. See “Subscription Procedures.”

Expenses	All prospective purchasers of the Securities will be responsible for their own costs, fees and expenses, including the costs, fees and expenses of their legal counsel and other advisors. Each purchaser of the Securities shall indemnify the Company for any finder’s fee for which such purchaser is responsible.

Summary Risk Factors

The following summarizes certain principal factors that make an investment in the Company speculative or risky, all of which are more fully described in the “Risk Factors” section below. This summary should be read in conjunction with the “Risk Factors” section and should not be relied upon as an exhaustive summary of the material risks facing the Company’s business.

Risks Related to the Company’s Business

●	the Company has a limited operating history by which performance can be gauged.

●	the Company is subject to potential fluctuations in operating results.

●	the Company’s future operating results are difficult to predict and may be affected by a number of factors, many of which are outside of the Company’s control.

●	Unanticipated obstacles may hinder the execution of the Company’s business plan.

●	the Company has limited market acceptance of our services.

●	the Company cannot assure you that it will effectively manage its growth.

●	the Company’s costs may grow more quickly than its revenues, harming our business and profitability.

●	The loss of one or more of the Company’s key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm the Company’s business.

●	Acquisition activity presents certain risks to the Company’s business, operations and financial condition, and the Company may not realize the financial and strategic goals contemplated at the time of a transaction.

●	If the Company is unable to protect its intellectual property, the value of its brand and other intangible assets may be diminished and our business may be adversely affected.

●	the Company’s financial results will fluctuate in the future, which makes them difficult to predict.

●	the Company may face additional competition.

●	the Company has either realized a gross and net loss or had limited profitability for each period since its inception to date, and there can be no assurances that the Company will become profitable in the future.

●	Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business, including the novel COVID-19 outbreak

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

The Company is still in an early phase and we are just beginning to implement our business plan. There can be no assurance that we will ever operate profitably. The likelihood of our success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by early-stage companies. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The amount of capital the Company is attempting to raise in this Offering may not be enough to sustain the Company’s current business plan.

In order to achieve the Company’s near and long-term goals, the Company may need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we may not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause an Investor to lose all or a portion of their investment.

We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of, among other factors, our lack of revenues from sales, as well as the inherent business risks associated with our Company and present and future market conditions. Future sources of revenue may not be sufficient to meet our future capital requirements. We will require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, we may be required to delay, reduce the scope of or eliminate one or more of our research, development or commercialization programs, product launches or marketing efforts, any of which may materially harm our business, financial condition and results of operations.

We may implement new lines of business or offer new products and services within existing lines of business.

As an early-stage company, we may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

In order to satisfy the Company’s obligations as a public company, we will need to hire qualified accounting and financial personnel with appropriate public company experience.

As a public company, we will need to establish and maintain effective disclosure and financial controls and make changes in its corporate governance practices. We may need to hire additional accounting and financial personnel with appropriate public company experience and technical accounting knowledge, and it may be difficult to recruit and retain such personnel. Even if the Company is able to hire appropriate personnel, its existing operating expenses and operations will be impacted by the direct costs of their employment and the indirect consequences related to the diversion of management resources from research and development efforts.

The commercial and credit environment may adversely affect the Company’s access to capital.

We will need to continue to raise capital in order to execute our business plan. the Company’s ability to issue debt or enter into other financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for its products or in the solvency of its customers or suppliers or if there are other significantly unfavorable changes in economic conditions. Volatility in the world financial markets could increase borrowing costs or affect the Company’s ability to access the capital markets. Capital raised by us may have a dilutive impact on existing stockholders and if the Company is unable to raise additional capital on favorable terms, or at all, we may be unable to maintain its research and development activities or may be unable to grow its business, which could impact the Company’s operating results and gross margin adversely.

Wage increases and pressure in certain geographies may prevent us from sustaining the Company’s competitive advantage and may reduce its profit margin.

Measures are being taken in the United States and globally to increase minimum wages, and there is a shortage of skilled labor in certain locations leading to increased wage pressure. Similarly, with an increased global focus on environmental, social and corporate-governance concerns and sustainability, input costs have been steadily rising. Accordingly, we may need to increase the levels of labor compensation more rapidly than in the past to remain competitive in attracting and retaining the quality and amount of labor that its business requires. To the extent that the Company is not able to control or share wage increases, wage increases may reduce its margins and cash flows, which could adversely affect its business.

The loss of one or more key members of the Company’s management team or personnel, or its failure to attract, integrate and retain additional personnel in the future, could harm its business and negatively affect its ability to successfully grow its business.

the Company is highly dependent upon the continued service and performance of the key members of the Company’s management team and other personnel. The loss of any of these individuals, each of whom is “at will” and may terminate his or her employment relationship with us at any time, could disrupt its operations and significantly delay or prevent the achievement of its business objectives. We believe that its future success will also depend in part on its continued ability to identify, hire, train and motivate qualified personnel. High demand exists for senior management and other key personnel (including technical, engineering, product, finance and sales personnel) in the infrastructure and manufacturing industry. A possible shortage of qualified individuals in the regions where we operate might require us to pay increased compensation to attract and retain key employees, thereby increasing its costs. In addition, we face intense competition for qualified individuals from numerous companies, many of whom have substantially greater financial and other resources and name recognition than us. We may be unable to attract and retain suitably qualified individuals who are capable of meeting its growing operational, managerial and other requirements, or we may be required to pay increased compensation in order to do so. For example, the Company’s failure to attract and retain shop floor employees may inhibit its ability to fulfill production orders for its customers. the Company’s failure to attract, hire, integrate and retain qualified personnel could impair its ability to achieve its business objectives.

All of the Company’s employees (which includes full time and part time employees and consultants) are at-will employees, meaning that they may terminate their employment relationship with us at any time, and their knowledge of its business and industry would be extremely difficult to replace. We generally enter into non-competition agreements with its employees and certain consultants. These agreements prohibit the Company’s employees and applicable consultants from competing directly with us or working for its competitors or customers while they work for us, and in some cases, for a limited period after they cease working for us. We may be unable to enforce these agreements under the laws of the jurisdictions in which its employees and applicable consultants work and it may be difficult for us to restrict the Company’s competitors from benefiting from the expertise that the Company’s former employees or consultants developed while working for us. If we cannot demonstrate that its legally protectable interests will be harmed, we may be unable to prevent its competitors from benefiting from the expertise of its former employees or consultants and its ability to remain competitive may be diminished.

Risks Related to Government Regulations

Our business is subject to various laws and regulations and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, could adversely affect our business.

Our business is subject to numerous and frequently changing federal, state and local laws and regulations. We routinely incur significant costs in complying with these regulations. The complexity of the regulatory environment in which we operate and the related cost of compliance are increasing due to additional legal and regulatory requirements, our expanding operation and increased enforcement efforts. Further, uncertainties exist regarding the future application of certain of these legal requirements to our business. New or existing laws, regulations and policies, liabilities arising thereunder and the related interpretations and enforcement practices, particularly those dealing with environmental protection and compliance, taxation, zoning and land use, workplace safety, public health, recurring debit and credit card charges, information security, consumer protection, and privacy and labor and employment, among others, or changes in existing laws, regulations, policies and the related interpretations and enforcement practices, particularly those governing the sale of products and consumer protection, may result in significant added expenses or may require extensive system and operating changes that may be difficult to implement and/or could materially increase our cost of doing business. For example, we have to comply with recent new laws in some of the states in which we operate regarding recycling, waste, minimum wages, and sick time. In addition, we are subject to environmental laws pursuant to which we could be strictly liable for any contamination at our current or former locations, or at third-party waste disposal sites, regardless of our knowledge of or responsibility for such contamination.

Our operations are subject to certain environmental laws and regulations.

Our current and former operations are governed by federal, state and local laws and regulations, including environmental regulations. Certain business activities involve the handling, storage, transportation, import/export, recycling, or disposing of various new and used products and generate solid and hazardous wastes. These business activities are subject to stringent federal, regional, state and local laws, by-laws and regulations governing the storage and disposal of these products and wastes, the release of materials into the environment or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations upon our locations’ operations, including the acquisition of permits to conduct regulated activities, the imposition of restrictions on where or how to store and how to handle new products and to manage or dispose of used products and wastes, the incurrence of capital expenditures to limit or prevent releases of such material, the imposition of substantial liabilities for pollution resulting from our locations’ operations, and costs associated with workers’ compensation and similar health claims from employees.

Environmental laws and regulations have generally imposed further restrictions on our operations over time, which may result in significant additional costs to our business. Failure to comply with these laws, regulations, and permits may result in the assessment of administrative, civil, and criminal penalties, the imposition of remedial and corrective action obligations, and the issuance of injunctions limiting or preventing operation of our locations. Any adverse environmental impact on our locations, including, without limitation, the imposition of a penalty or injunction, or increased claims from employees, could materially and adversely affect our business and the results of our operations.

Environmental laws also impose liability for damages from and the costs of investigating and cleaning up sites of spills, disposals or other releases of hazardous materials. Such liability may be imposed, jointly and severally, on the current or former owners or operators of properties or parties that sent wastes to third-party disposal facilities, in each case without regard to fault or whether such persons knew of or caused the release. Moreover, neighboring landowners and other third parties may file claims for nuisance (including complaints involving noise and light), personal injury and property or natural resource damage allegedly caused by our operations and the release of petroleum hydrocarbons, hazardous substances or wastes into the environment. Although we are not presently aware of any such material liability related to our current or former locations or business operations, such liability could arise in the future and could materially and adversely affect our business and the results of our operations.

Government regulations, weather conditions and natural hazards may affect our business.

Climate change, drought, overuse of sources of water, the protection of threatened species or habitats or other factors may limit the availability of ground and surface water. Climate change and seasonal drought conditions may impact our access to water supplies, and drought conditions currently exist in several areas of the United States. Governmental restrictions on water use may also result in decreased access to water supplies, which may adversely affect our financial condition and results of operations. Water service interruptions due to severe weather events are also possible. These include winter storms and freezing conditions in colder climate locations, high wind conditions in areas known to experience tornados, earthquakes in areas known to experience seismic activity, high water conditions in areas located in or near designated flood plains, hurricanes and severe electrical storms also have the potential to impact our access to water.

Any interruption in our ability to access water could materially and adversely affect our financial condition and results of operations. Furthermore, losses from business interruptions or damage to our facilities might not be covered by our insurance policies and such losses may make it difficult for us to secure insurance in the future at acceptable rates.

Failure to protect or enforce our intellectual property could reduce or eliminate any competitive advantage and reduce our potential sales and profitability and the cost of protecting or enforcing our intellectual property may be significant.

Our long-term success depends on our ability to market innovative competitive products. We own a number of patents, trade secrets, copyrights, trademarks, trade names and other forms of intellectual property related to our products and services throughout the world and the operation of our business, which we rely on to distinguish our services and solutions from those of our competitors. Patents have a limited life and, in some cases, have expired or will expire in the near future. We also have non-exclusive rights to intellectual property owned by others in certain of our markets. For example, some of our products may include components that are manufactured by our competitors. Our intellectual property may be challenged, invalidated, stolen, circumvented, infringed or otherwise violated upon by third parties or we may be unable to maintain, renew or enter into new license agreements with third-party owners of intellectual property on reasonable terms, or at all. In addition, the global nature of our business increases the risk that our intellectual property may be subject to infringement, theft or other unauthorized use or disclosure by others. Our ability to protect and enforce intellectual property rights, including through litigation or other legal proceedings, also varies across jurisdictions and in some cases, our ability to protect our intellectual property rights by legal recourse or otherwise may be limited, particularly in countries where laws or enforcement practices are less protective than those in the United States. Our inability to obtain sufficient protection for our intellectual property, or to effectively maintain or enforce our intellectual property rights, could lead to reputational harm and/or adversely impact our competitive position, business, financial condition or results of operations.

Competitors and others may also initiate litigation or other proceedings to challenge the scope, validity or enforceability of our intellectual property or allege that we infringed, misappropriated or otherwise violated their intellectual property. Any litigation or proceedings to defend ourselves against allegations of infringement, misappropriation, or other violations of intellectual property rights, regardless of merit, could be costly, divert attention of management and may not ultimately be resolved in our favor. If we are unable to successfully defend against claims that we have infringed the intellectual property rights of others, we may be prevented from using certain intellectual property or offering certain products, or may be liable for substantial damages, which in turn could materially adversely affect our business, financial condition or results of operations. We may also be required to develop an alternative, non-infringing product that could be costly, time-consuming or impossible, or seek a license from a third party, which may not be available on terms that are favorable to us, or at all. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We rely on a limited number of suppliers for certain raw materials and supplied components. We may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms, which could impair our ability to fulfill our orders in a timely manner or increase our costs of production.

Our ability to manufacture is dependent upon sufficient availability of raw materials and supplied components, which we secure from a limited number of suppliers. Our reliance on suppliers to secure these raw materials and supplied components exposes us to volatility in the prices and availability of these materials. We may not be able to obtain sufficient supply of raw materials or supplied components, on favorable terms or at all, which could result in delays in manufacture of our spacecraft or increased costs.

Additionally, the imposition of tariffs on such raw materials or supplied components could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner and could cause us to experience cancellations or delays of scheduled launches, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.

Although dependent on certain key personnel, the Company does not have any key person life insurance policies on any such people.

We are dependent on certain key personnel in order to conduct our operations and execute our business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if any of these personnel die or become disabled, the Company will not receive any compensation to assist with such person’s absence. The loss of such person could negatively affect the Company and our operations. We have no way to guarantee key personnel will stay with the Company, as many states do not enforce non-competition agreements, and therefore acquiring key man insurance will not ameliorate all of the risk of relying on key personnel.

Potential Risks Associated with COVID-19

COVID-19. On March 11, 2020, the World Health Organization declared the current outbreak of a novel coronavirus disease 2019 (“COVID-19”) to be a global pandemic. The COVID-19 outbreak led (and may continue to lead) to disruptions in the global economy, including extreme volatility in the stock market and capital markets and severe disruptions in the global supply chain, capital markets and economies. Future outbreaks of similar pandemics could have a significant affect upon the Company, its business and its ability to continue as a going concern.

Financial projections require caution

Prospective investors are urged to consider that any financial projections which might be discussed by the Company or its officers, employees, etc. should not be understood as any guarantee or assurance made on behalf of the Company. Projections based on past performance data or mathematical models are subject to externalities and risks of which the compiler may not or could not be aware. Such projections would not and should not be construed as indications or guarantees of future financial performance, nor should they be understood as such by prospective investors. Prospective investors should be aware of the inherent inaccuracies of forecasting. Although the Company has a reasonable basis for projections it might make and provide them herewith in good faith, prospective investors may wish to consult independent market professionals about the Company’s potential future performance.

Damage to our reputation could negatively impact our business, financial condition and results of operations

Our reputation and the quality of our brand are critical to our business and success in existing markets, and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

Risks Related to the Offering

Neither the Offering nor the Securities have been registered under federal or state securities laws.

No governmental agency has reviewed or passed upon this Offering or the Securities. Neither the Offering nor the Securities have been registered under federal or state securities laws. Investors will not receive any of the benefits available in registered offerings, which may include access to quarterly and annual financial statements that have been audited by an independent accounting firm. Investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering based on the information provided in this Memorandum and the accompanying exhibits.

The Company’s management may have broad discretion in how the Company uses the net proceeds of an offering.

Unless the Company has agreed to a specific use of the proceeds from an offering, the Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

Risks Related to the Securities

The Securities will not be freely tradable under the Securities Act until one year from the initial purchase date. Although the Securities may be tradable under federal securities law, state securities regulations may apply, and each Investor should consult with their attorney.

You should be aware of the long-term nature of this investment. Because the Securities have not been registered under the Securities Act or under the securities laws of any state or foreign jurisdiction, the Securities have transfer restrictions and cannot be resold in the United States except pursuant to an applicable securities exemption. Although the Company is party to the Business Combination Agreement, there is no guarantee that the Business Combination will ever be completed and that the Company’s shares will be registered. Limitations on the transfer of the Securities may also adversely affect the price that you might be able to obtain for the Securities in a private sale. Investors should be aware of the long-term nature of their investment in the Company. Each Investor in this Offering will be required to represent that they are purchasing the Securities for their own account, for investment purposes and not with a view to resale or distribution thereof. exchange.

This Offering is not Registered.

The offerings of the Securities will not be registered with the SEC under the Securities Act or with the securities authorities of any state. The Securities are being offered in reliance on exemptions from the registration provisions of the Securities Act and state securities laws applicable to offers and sales to prospective Investors meeting the prospective investor suitability requirements set forth herein. If the Board or the Company should fail to comply with the requirements of such exemptions, prospective purchasers may have the right to rescind their purchase of the Securities, as applicable. This might also occur under the applicable state securities laws and regulations in states where the Securities will be sold without registration or qualification pursuant to a private offering or other exemption. If a number of the Investors were successful in seeking rescission, the Company and the Board would face severe financial demands that would adversely affect the Company as a whole and, thus, the investment in the Securities by the remaining Investors. Such event would have a material adverse effect on the Company.

There is a Prohibition on Bad Actors.

This Offering is intended to be made in compliance with Rule 506(b) of Regulation D promulgated under the Securities Act. The SEC has recently changed the requirements of Regulation D offerings to include a prohibition on the participation of certain “bad actors.” In the event that a statutory “bad actor” participates in the Offering, the Company may lose its exemption from registration of the Securities. Pursuant to Rule 506(e) of Regulation D, certain events that would otherwise have designated an Offering participant as a “bad actor” but which occurred prior to the effective date of Rule 506(d), are required to be disclosed to all potential investors.

There is no guarantee of a return on an Investor’s investment.

There is no assurance that an Investor will realize a return on their investment or that they will not lose their entire investment. For this reason, each Investor should read this Memorandum and all exhibits carefully and should consult with their attorney and business advisor prior to making any investment decision.

There is currently no public market for our Securities. Failure to develop or maintain a trading market could negatively affect the value of our Securities and make it difficult or impossible for you to sell your Securities.

Prior to this Offering, there has been no public market for our Securities and a public market for our Securities may not develop after completion of this offering. There is no guarantee that the Business Combination will be completed or that there will ever be a public market for the Securities. There can be no assurance as to the liquidity of any markets that may develop for our Securities, the ability of holders of Securities to sell their Securities, or the prices at which holders may be able to sell Securities.

There are restrictions on the transferability of the Securities.

Investors must bear the economic risk of an investment in the Securities for an indefinite period of time. Rule 144 promulgated under the Securities Act (“Rule 144”), which provides for an exemption from the registration requirements under the Securities Act under certain conditions, requires, among other conditions, holding periods of between six (6) months (for non-affiliates) to one (1) year (for affiliates) prior to the resale (in limited amounts for affiliates) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. There can be no assurance that the Company will fulfill any reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning the Company, as is required by Rule 144 as part of the conditions of its availability.

Your percentage ownership in the Company may be diluted in the future.

Stockholders’ percentage ownership in the Company may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that the Combined Company will be granting to directors, officers and other employees. The Board has adopted an equity incentive plan subject to stockholder approval, for the benefit of certain of our current and future employees, service providers and non-employee directors.

From time-to-time, the Company may opportunistically evaluate and pursue acquisition opportunities, including acquisitions for which the consideration thereof may consist partially or entirely of newly-issued shares of Company common stock and, therefore, such transactions, if consummated, would dilute the voting power and/or reduce the value of our common stock.

An active, liquid trading market for the Company’s common stock may not develop, which may limit your ability to sell your shares.

The Company is currently a private company. An active trading market for the Company’s shares of common stock may never develop or be sustained following the consummation of the Business Combination. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither the Company nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of the Company’s common stock. An inactive market may also impair the Company’s ability to raise capital to continue to fund operations by issuing shares and may impair the Company’s ability to acquire other companies or technologies by using the Company’s shares as consideration.

The issuance of additional shares of common stock, preferred stock or convertible securities will likely dilute your ownership and could adversely affect the stock price.

From time to time in the future, the Company will likely issue additional shares of common stock, preferred stock or securities convertible into common stock pursuant to a variety of transactions, including acquisitions. Additional shares of common stock may also be issued upon exercise of outstanding stock options and warrants to purchase common stock. The issuance by us of additional shares of common stock or securities convertible into common stock would dilute your ownership of the Company and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our common stock. Subject to the satisfaction of vesting conditions and the expiration of lockup agreements, shares issuable upon exercise of options will be available for resale immediately in the public market without restriction.

Issuing additional shares of the Company’s capital stock, other equity securities, or securities convertible into equity would dilute the economic and voting rights of our existing stockholders, could reduce the market price of our common stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. The Company’s decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing, or nature of our future offerings. As a result, holders of the Company’s common stock bear the risk that the Company’s future offerings may reduce the market price of the Company’s common stock and dilute their percentage ownership.

There is a risk of a loss of your investments.

There is no assurance that the Company’s activities will be profitable or that your investment in the Preferred Securities will be profitable. You may lose all of your investment.

There is an absence of a merit review of this offering.

No state or federal authority has reviewed the accuracy or adequacy of the information contained herein nor has any regulatory authority made a merit review of the offering or the terms of the Securities. Therefore, you must judge for yourself the adequacies of the disclosures, the pricing and fairness of the terms of the offering. This offering is being made in reliance on an exemption from registration contained in the Act and the rules and regulations thereunder, and on similar exemptions from the qualification provisions of applicable state securities laws. You must also recognize that they do not necessarily have any of the protections afforded by applicable federal and state securities laws as may be provided in registered and/or qualified offerings and therefore must judge the fairness of the terms of this Subscription and the adequacy and accuracy of the Memorandum without the benefit of prior review by any regulatory agency.

No Representation of Investors.

Each of the Investors acknowledges and agrees that counsel for the Company does not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing any or all of the Investors in any respect.

No Broker Dealer.

Currently the Board has not engaged the services of a broker dealer and it is uncertain whether a broker dealer will be used for this Offering. Under federal securities laws, an independent broker-dealer is expected to take steps to ensure that the information contained in this Memorandum is accurate and complete. The steps are typically taken by the “Managing Underwriter” or “Managing Dealer” who participates in the preparation of an offering memorandum. In addition, the Managing Dealer has certain duties related to an offering, including a duty to a prospective investor to ensure that an investment in a security is suitable for that prospective investor, a duty to conduct adequate due diligence with respect to the offering and a duty to comply with federal and state securities laws. Although the Company has not engaged a Managing Dealer for this Offering, Clarity Partners, a business consulting firm and not a registered broker dealer, has performed an independent review and analysis of the Memorandum and this Offering will not be conducted.

Risks Associated with Warrants.

The Warrants are subject to risks associated with time decay:

The Warrants have a set expiration date, and if the Warrants are not exercised before the expiration date then their value decreases over time even if the underlying asset price remains stable, potentially leading to a total loss if not exercised before expiry.

The Warrants have no voting rights until exercised.

Warrant holders typically do not have voting rights with respect to the Warrants and will not have the right to vote on any matters until the Warrants are exercised and common stock is received.

The Warrants have Company Risk

If the Company faces financial difficulties or goes bankrupt, the Warrants will become worthless.

Forward-Looking Statements

The Private Placement Memorandum contains certain forward-looking statements regarding the plans and objectives of management for future operations, including plans and objectives relating to the development of the Company’s business. The forward-looking statements included herein are based on current expectations and assumptions that involve numerous risks and uncertainties. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate. As a result, there can be no assurance that the forward-looking statements included in the Private Placement Memorandum shall prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other entity that the objectives and plans for the Company shall be achieved.

The foregoing list of risk factors does not purport to be complete and does not describe all of the risks relating to an investment in the Company. Some of the other risks of an investment in the Company are nor foreseen or fully discernible, understood or recognizable by the Company. Subscribers should read the Operating Agreement, this Agreement, these Risk Factors and consult with their own legal and financial advisers before investing in the Company.

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PROSPECTIVE INVESTOR CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS OR HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH WE CONSIDER IMMATERIAL AS OF THE DATE OF THIS MEMORANDUM, MAY ALSO HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND RESULT IN THE TOTAL LOSS OF YOUR INVESTMENT.

BUSINES

Overview

The Company (formerly Progressive Water Treatment, Inc.) is a subsidiary of OriginClear, Inc. (“OCLN”) and includes the historical assets of Progressive Water Treatment, Inc. as well as recently acquired operating companies Water on Demand, Inc., a Nevada corporation (“WODI NV”), and Modular Water Systems.

Water on Demand, Inc. (previously, Progressive Water Treatment, Inc.)

In October 2015, OCLN acquired the Company (then known as Progressive Water Treatment, Inc. - “PWT”), an established designer and manufacturer of a complete line of water treatment systems for municipal, industrial and pure water applications. OCLN’s acquisition of PWT marked the beginning of a series of acquisitions of leading U.S. water services companies focused on specialized water treatment with the vision of creating an end-to-end water treatment offering to serve the growing demand for outsourced water. In 2015, PWT had already established robust design and manufacturing offerings as well as maintenance and service offerings.

PWT’s strength is its ability to gain an in-depth understanding of customer’s needs and then to design and build a turnkey water treatment system using multiple technologies to provide a complete solution for its customers.

PWT utilizes a wide range of technologies, including chemical injection, media filters, membrane, ion exchange and SCADA (supervisory control and data acquisition) technology in turnkey systems. PWT also offers a broad range of services including maintenance contracts, retrofits and replacement assistance. In addition, PWT rents equipment in contracts of varying duration. Customers are primarily served in the United States and Canada, with the company’s reach extending worldwide from Siberia to Argentina to the Middle East.

Modular Water Systems

In 2018, OCLN launched Modular Water Systems (“MWS”), a leader in onsite, pre-fabricated wastewater treatment systems made with sophisticated materials that can last decades. MWS offers modular wastewater treatment products designed for commercial development, RV parks and campgrounds, residential development, schools and institutions, hotels and resorts and various other applications. MWS’s modular water treatment systems are factory assembled before shipment and on-site installation. MWS’s pre-fabrication strategy significantly simplifies and expedites final installation.

With PWT and other companies as fabricators and assemblers, MWS designs, manufactures and delivers prefabricated water transport (pump and lift stations) under the EveraMOD™ brand; and wastewater treatment plant (“WWTP”) products under the EveraSKID™ and EveraTREAT™ brands to customers and end-users which are required to clean their own wastewater, such as schools, small communities, institutional facilities, real estate developments, factories, and industrial parks.

MWS’s modular systems utilize the latest advancements in wastewater technology including fixed film biological treatment, membrane bioreactor filtration and real-time remote monitoring and control systems. MWS systems utilize high quality Structurally Reinforced ThermoPlastics (SRTP), which offers significant advantages over other treatment systems, including longevity and transportability.

In April 2023, OCLN sold all of the assets and intellectual property associated with MWS to WODI NV and as a result, MWS became a business division of WODI NV.

On August 12, 2022, MWS announced the inaugural delivery and installation of its pre-engineered EveraBOX™ to implement a low-risk Liquid Ammonium Sulfate (LAS) disinfectant system for Pennsylvania’s Beaver Falls Municipal Water Authority (BFMA). Typical of MWS products, EveraBOX is manufactured using inexpensive, long-lasting High-Density Polyethylene (HDPE) or Polypropylene (PP) materials. These are also classified as Structural Reinforced Thermoplastic Pipe (SRTP). These materials have proven to be less affected by supply chain issues currently impacting metal and fiberglass construction.

On January 10, 2024, OCLN and Buda, Texas-based Plastic Welding and Fabrication, Ltd. (PWF) jointly announced a Memorandum of Understanding (MOU) for a strategic partnership between OriginClear’s subsidiary, Water On Demand, Inc., and PWF.

PWF is already a key fabricator of highly durable, patent-based enclosures for Modular Water Systems (MWS), the technology division of Water on Demand that designs and develops highly scalable systems for self-contained water treatment and transportation. The MOU enhances the strategic relationship and enables MWS to build its complete water systems right where the enclosures are manufactured, for maximum efficiency and speed.

Additionally, Water on Demand and PWF signed a Letter of Intent (LOI) which provides a framework for negotiating a definitive agreement for WODI to acquire PWF and, if executed, would establish the first in-house manufacturing facility for the Modular Water Systems division. The acquisition is expected to be accretive. The parties caution that talks are in an early stage and may not succeed.

On March 26, 2024, OCLN announced the signing of a Memorandum of Understanding (MOU) between MWS and Enviromaintenance of Georgetown, TX to collaborate on sales of standardized systems in the Greater Central Texas Region, from Waco to San Antonio. Enviromaintenance is a leading provider of large community scale-on-site wastewater treatment and disposal systems, with a significant market presence in the Mobile Home Park (MHP) industry in the greater Austin area. The company plans to recommend MWS’s fully integrated, modular wastewater treatment systems to MHPs, thereby providing mobile home park owners an affordable, reliable and efficient way to treat their wastewater.

Water on Demand NV

In 2023, OCLN launched WODI NV to offer private businesses the opportunity to outsource and finance water treatment and purification services on a per-gallon basis while gaining independence from traditional, centralized private water infrastructure. WODI NV’s value proposition is that by outsourcing water treatment and purification, private businesses can gain the water security of a private, decentralized infrastructure while avoiding the capital, technological and administrative burden required to design, finance, build, operate and maintain a water treatment solution. WODI NV uses a Design-Build-Own-Operate model for its pay-as-you-go water solutions for private businesses. WODI NV’s products include financing lines and pay-as-you-go financing for water solutions.

Combined Companies

As of September 2023, Water on Demand , MWS and WODI NV have been consolidated under the Company, with OCLN being the largest single shareholder of the combined companies. The combined companies have complementary offerings that create meaningful synergies with the goal of allowing the Company to emerge as a leader in offering end-to-end outsourced water treatment services.

Products of Combined Company

Division	Products	Customers	Geographic Region	Financing provided by WODI
MWS	Municipal Water Treatment Solutions, Industrial Water Treatment Systems, Advanced Filtration Technologies, Wastewater Treatment Solutions	Municipalities, Industrial clients	North America, Europe, Asia	Not applicable
PWT	High-purity water systems, Reverse Osmosis (RO) Systems, Deionization Systems, Water Softening Solutions	Hospitals, Laboratories, Industries	North America, Europe	Not applicable
WODI	Pay-as-you-go Project Financing, Turnkey Water Treatment Systems, SCADA and Data Acquisition Technology	Businesses, Municipalities, Industrial Clients	North America, Asia, Latin America	WODI provides financing options for water development projects helping clients manage upfront costs. These include structured financing plans that spread costs over time.

Industry Background

Traditional Water Treatment Practices

Public water utilities are responsible for both the collection and treatment of water for residential, medical and industrial use as well as the processing and treatment of wastewater. Water supply and treatment across much of the globe is handled on a municipal level at large treatment centers. Economies of scale have incentivized the development of larger and larger facilities which centralize the supply and treatment of water to increasingly larger populations. Of the 16,000 publicly owned wastewater treatment systems in the United States, the top 10% of treatment plants process over 80% of the total wastewater and more than half of the total wastewater treated is processed by just 1.35% of the total plants.

Wastewater treatment plants process wastewater from residential and commercial sources as well as ground runoff, which is delivered to the plant through a network of local and regional storm drains and sewer lines. Upon arrival at the plant, wastewater is typically processed in three phases: preliminary treatment, primary treatment and secondary treatment. In the preliminary treatment phase, mud and sand settle in a tank called a grit chamber, which is later disposed of in landfills for environmentally safe disposal. During the primary treatment, sewage flows into settling tanks, where up to 60% of the solids in the waste stream settle out as a mixture of sludge and water. While the primary treatment removes a majority of the solid waste from the sewage, it removes very few toxic chemicals. In the secondary treatment, oxygen is added to the wastewater in a process called aeration. Aeration accelerates the growth of microorganisms which regenerate quickly, reduce the production of hydrogen sulfide and methane gas, consume the wastes and settle to the bottom of the secondary settling tanks. After the secondary treatment, 80-90% of human waste and other solids and a significant proportion of toxic chemicals have been removed from the wastewater.

During the final phase of the secondary treatment, water is usually disinfected with chlorine, which kills more than 99% of harmful bacteria remaining in the water. Before discharging the treated water into the environment, the water is dechlorinated. As an alternative to chlorination and dichlorination, some facilities remove bacteria using ultraviolet light, carbon absorption, distillation and reverse osmosis.

Sludge from the primary and secondary treatment is processed further in sludge digesters which mix and heat the solids to reduce their volume and kill disease-causing bacteria. The processed solids are then typically processed by pelletizing plants, where they are heat-dried and converted to pellet fertilizer for use in agriculture, forestry and land reclamation.

This three-phase process is the standard for wastewater treatment around the globe. Given the industrial nature of the process and ability to reduce costs through economies of scale, treatment facilities are constructed on a massive scale with large facilities capable of processing over 1 billion gallons of water per day and construction costs in the billions of dollars.

Infrastructure – Maintenance and Investment

In spite of the historical construction of large treatment facilities, U.S. investment in water infrastructure has lagged behind demand. Of the approximately 16,000 wastewater treatment plants (WWTPs) in the United States, 81% are functioning at their design capacity while 15% have reached or exceeded design capacity, according to the American Society of Civil Engineers. While large scale capital improvements have been made to systems experiencing sanitary sewer overflows, expansion efforts have slowed in recent years. Many facilities are also reaching the end of their life spans and are in need of increased maintenance and renovation.

The majority of WWTPs are designed with an average lifespan of 40 to 50 years, so systems that were constructed in the 1970s, around the passing of the Clean Water Act of 1972, are reaching the end of their service lives. Nationwide, drinking water and wastewater pipes in the ground are on average 45 years old, while some systems have pipes more than a century old. The typical expected lifespan for wastewater pipes is 50 to 100 years. As collection systems age and decline in condition, groundwater and stormwater enters the networks through cracks and joints, leading to overflows. Aging systems require increased capital investments which, at the municipal level increased nationally from $20 billion in 1993 to $55 billion in 2017. In 2019, the American Society of Civil Engineers estimated an $81 billion deficit in required water infrastructure investment, which is expected to grow to $434 billion by 2029 if left unaddressed.

In November 2023, President Biden signed the Infrastructure Investment and Jobs Act, also known as the Bipartisan Infrastructure Law, which allocated more than $50 billion to improving America’s drinking water, wastewater and stormwater infrastructure

Regulatory requirements for utilities continue to increase due to rising enforcement of long-standing requirements and the creation of new requirements. In February 2021, the EPA announced two actions to address levels of polyfluoroalkyl substances (PFAS), human-made chemicals used through industry and consumer products, in drinking water. In December 2020, the EPA finalized its revised Lead and Copper rule, compliance with which the American Society of Civil Engineers estimates will cost between $130 million and $286 million.

Privatization and Decentralization

As water utilities struggle to manage the increased costs of maintenance and operations with decreased federal support, few observers believe that significant ongoing rate increases are a viable option. According to McKinsey & Company, even before the COVID-19 pandemic, 20% of U.S. households in 2019 were paying more than 4.5 % of their household income on water bills—a level that is considered unaffordable. This figure rose to 24% in the first seven months of 2021. In 2020, 60% of utilities surveyed said they experienced or anticipated negative financial impacts during the pandemic due to revenue loss, water-shutoff moratorium policies and forgiveness of nonpayment of bills. Despite these challenges, utilities did not expect to implement rate increases until 2022.

The Drinking Water and Wastewater Infrastructure Act of 2021, which included $55 billion in funding, demonstrated some awareness by the federal government of the challenges to funding and maintaining water infrastructure, however, even large increases in federal funding cannot fully cover the needed investment. In November 2023, the Environmental Protection Agency (EPA) proposed amendments to the Lead and Copper Rule (LCR), which was established in 1991 and intended to regulate the control and monitoring of lead in drinking water. The proposed new rule requires water systems to replace all lead pipelines within 10 years (and faster when feasible), lowers the levels at which agencies must take additional steps to eliminate lead in drinking water, and contains provisions intended to improve accuracy in identifying where higher levels of lead in drinking water are within communities. Even a five-fold increase in federal funding would leave a 22% shortfall in the capital necessary to serve the growing need for water infrastructure. In response, investor and private-sector interest in water and wastewater services has increased and M&A transactions in the water sector have increased annually from 2012 to 2017.

Given increased utility prices and increased concerns surrounding the maintenance and operations of WWTPs and utilities, businesses are increasingly choosing to treat and purify their own water, in a trend known as Decentralized Water. Decentralized wastewater treatment consists of a variety of approaches for collection, treatment and dispersal/reuse of wastewater for individual dwellings, industrial or institutional facilities, clusters of homes or businesses, and entire communities. Decentralized water systems offer several advantages including the ability to tailor facilities to meet the cost and quality requirements of specific uses (i.e., medical vs. residential vs. industrial), flexibility in adapting to demographic shifts, reduced operating and maintenance costs, avoiding large capital costs, relative speed and ease of installation and ability to serve rural, suburban and urban settings.

Water Usage

While traditional water supply and treatment face particular challenges related to aging infrastructure, significant capital costs and shortfalls in funding, global water supply challenges are putting stress on the supply side of the water equation. Supply side risks, including climate change, migration, industrial reshoring, government regulation and industrial centralization, increase the need to rethink traditional water systems and supplement established programs.

Climate Change. Freshwater scarcity occurs when the demand for fresh water in an area exceeds the total available amount. Record-breaking heat waves and droughts have increasingly brought freshwater scarcity to the forefront of public policy and the national consciousness as a changing climate changes precipitation patterns across the United States. The combination of diminishing precipitation and rising demand has caused U.S. aquifer levels to decline more quickly than can naturally be replenished. As weather patterns become increasingly difficult to predict and precipitation becomes increasingly concentrated and more difficult to capture for productive use, the global supply of natural fresh water grows increasingly constrained.

Migration. Prior to the COVID-19 pandemic, domestic migration trends illustrated increasing populations in urban areas, however, following the pandemic these trends reversed. Regardless of whether migration trends away from urban centers continue, social, economic and environmental factors make it increasingly difficult to predict demographic trends and shifts in populations. Large WWTPs require decades for planning, financing and construction and decreasing confidence in planners’ ability to predict domestic migration trends counts in favor of decentralized water systems, which require significantly smaller capital investments and can be brought into use in a fraction of the time.

Reshoring of Manufacturing. While agricultural use continues to constitute the majority of water consumption, demand in the manufacturing sector has seen the largest increases in demand with increasing demand projected for the future. This pattern becomes particularly important in the context of increasing re-shoring as supply chains are reconfigured in response to the COVID-19 pandemic, the war in Ukraine, and shifting global economies. American political ambitions have also reinforced and promoted an increase in manufacturing as two successive presidents from opposing political parties have prioritized the development and increase of domestic manufacturing. As the manufacturing industry continues to use water resources more intensively and as domestic manufacturing continues to grow, these forces combine to increase demands on U.S. water supply.

Regulatory and Public Funding Risk. As freshwater resources come under increasing stress, policymakers are increasingly challenging established water policies. The St. Louis Federal Reserve has expressed growing concern for the allocation of water resources and has called for “more optimal mechanisms for allocating water.” In November 2021, the U.S. Supreme Court ruled on claims between the State of Tennessee and the State of Mississippi regarding the apportionment of interstate groundwater. In the western United States, growing concerns regarding decreased supply and growing demand for water in the Colorado Basin have produced tensions and limited collaboration between seven western states. Disputes between states, municipalities and cities over water use and development are growing increasingly common and are yet another factor in the growing number of supply risks for water.

Industrial Centralization Risk. In an increasingly security conscious world, the centralization of water treatment substantially increases the risks of a single failure whether caused by natural disaster, financial factors or other security threats. Centralizing and concentrating water infrastructure creates a system with millions of individuals and businesses downstream from single failure points. Decentralizing water supply and treatment disperses risk and provides individuals and industry greater control over a critical resource.

Water on Demand

Through WOD, the Company provides financing for water development projects. The Water On Demand initiative enables businesses and communities to finance water projects by paying only for the water they use without the high cost of upfront capital expenditures. End-users simply sign a long-term service contract, with regional water companies providing expert support. Innovative OriginClear modular systems are licensed to builders to standardize the fleet, leaving zero “new technology” risk as only proven technologies, systems, and methods are implemented.

According to a 2021 study by scientists at Utrecht University and United Nations University about half of global wastewater is released untreated into rivers, streams and aquifers. In addition, only 11% of the wastewater produced globally is currently being reused. Increasing this percentage is essential, because by 2025, two-thirds of the world’s population may face water shortages, according to the World Wildlife Fund. Compounding the problem in North America’s supply system, an estimated 20 to 50 percent of water is lost to leaks – a major issue as utilities contend with how to sustain a growing population in an era of water scarcity, according to a study published by Stanford University. Additionally, about half of the river and stream miles and lake acres across the United States are too polluted for swimming, fishing or drinking, according to the Environmental Integrity Project. Awareness of the problem is growing: in a 2017 Gallup poll, 63% of Americans worried a great deal about pollution of drinking water, and 57% about pollution of rivers, lakes and reservoirs. In short, water management is a major issue, but awareness of the problem is strong, opening the door to a solution.

It is becoming more difficult for businesses to rely on giant, centralized water utilities to meet the challenge and more and more business users are doing their own water treatment and recycling. Whether by choice or necessity, those businesses that invest in onsite water systems gain a tangible asset on their business and real estate and can enjoy better water quality at a lower cost, especially if treated water is recycled.

The Company helps self-reliant businesses build “decentralized water wealth” for themselves while also helping their communities. Environmental, social and governance (ESG) investing guidelines, which drive about a quarter of all professionally managed assets around the world, specifically include the key factor of how well corporations manage water.

As civil infrastructure ages and fails and as the costs for new and replacement infrastructure increase year over year, we believe engineers and end-users will search for new ways and methods of deploying water and wastewater systems that are less expensive to deliver and much less expensive to own and operate, with the mission of substantially increasing the replacement intervals currently experienced by conventional construction materials and product delivery models.

The Company offers a unique product line of prefabricated water transport and treatment systems. WODI designs, manufactures and delivers (i) prefabricated water transport (pump and lift stations) under the EveraMOD brand, and (ii) WWTP products under the EveraSKID and EveraTREAT brands to customers and end-users that are required to clean their own wastewater, such as schools, small communities, institutional facilities, real estate developments, factories, and industrial parks.

Modular Water Systems. The Company provides a broad selection of standardized and custom engineered wastewater treatment products, packaged lift stations, and ancillary wastewater infrastructure solutions for agricultural, commercial, industrial, and municipal customers. Wastewater collection, treatment, and disposal systems reflect a substantial investment in both time and money and given the importance of protecting the environment and our precious water resources. The Company strives to deliver the industry’s most durable, sustainable, and affordable equipment packages. Our utilization of heavy plastic manufacturing combined with the integration of emerging treatment technologies creates a robust combination of capabilities that will significantly improve system performance, substantially extend continuous duty service life, and dramatically reduce operating costs.

Packaged wastewater treatment systems have been around for more than 75 years. While typically out of sight and mind, they are a necessary component to many aspects of human life and provide an important service by protecting our health and the local environment. Unfortunately, decentralized wastewater treatment technologies have not evolved significantly over the past 50 years, especially when compared to things like personal computers, smart phones, solar panels, and the electric car. Older clunky treatment technologies that are expensive to construct and difficult to operate have been the norm for way too long. One of our goals is to simplify the delivery of packaged wastewater treatment systems. Buying and installing a treatment system must be easy and inexpensive.

The Company’s EveraSKID is a modular mobile packaged wastewater treatment system designed to treat domestic, municipal, and light industrial wastewaters. EveraSKID is factory assembled so that it ships as a finished product that is ready for immediate use once installed at its final site destination. In other words, it’s a “plug and play” system that commissions in less than one day. EveraSKID utilizes the lasted advancements in wastewater technology including fixed film biological treatment, membrane bioreactor filtration, and real-time remote monitoring and control systems. With two pipe connection points, one power connection, and an internet connection, we believe EveraSKID is the simplest to install treatment system in the market today.

With vessel service life lasting 75+ years—typically three times longer than conventional systems—SRTP materials represent a major advancement in the delivery and sustainability of industrial water and wastewater systems. Our water and wastewater treatment solutions will reduce both capital and operating expenses dramatically.

Civil Engineers and Utility Owners are faced with the daunting task of trying to service an ever-growing threat to the environment resulting from deteriorated and failing utility systems. Implementing sustainability requirements into water and wastewater processing solutions has become increasingly important. The implementation of SRTP tankage offers the first real significant material advancement in the last 50 years that will overcome these serious challenges to sustainability.

Because the Modular Water Systems use SRTP materials and high-tolerance factory assembly under controlled conditions, our units will reduce both installation time and costs, as well as total lifetime cost of product ownership.

The Company’s product line of wastewater management systems is a preferred choice for decentralized wastewater treatment in residential, commercial, agricultural and many industrial and municipal settings. Treatment capacities in our standard units range from the modular 2,000-10,000 gallons per day (GPD) and 10,000-25,000 GPD standard compacts and 25,000 GPD up to 250,000 GPD in larger custom-built units. Some applications enable standard units used in tandem for average daily flows of up to 50,000 GPD.

Competitive Strengths

Marketing. The Company’s competitors in the mid-market decentralized water business tend to focus on sub-segments of the industry but fail to position their products as a practical solution in a variety of contexts. In contrast, the Company has positioned itself as a viable solution in a variety of residential, commercial and governmental contexts.

Materials. The Company utilizes high density polyethylene (“HDPE”) in constructing its water treatment products in contrast to competitors which use fiberglass, concrete, epoxy coated steel and rotomolded plastic. HDPE presents significant advantages related to reduced construction times, increased life span and transportability. Fiberglass construction is fragile, comes with high initial costs and is subject to UV destruction. Concrete and epoxy coated steel are durable but are extremely limited by shipping and transport issues. Rotomolded plastic offers faster construction times but is extremely limited in size. Typically, HDPE’s downfall is its higher development cost, however, the Company’s proprietary processes address this issue. Among its competitors, only the Company has a unique, patented materials solution which is superior to its competitors.

Patents. The Company’s chief engineer, Dan Early, holds critical patents, which are exclusively licensed to the Company, which allow the company to utilize HDPE in its construction, and offer innovative wastewater treatment solutions.

The Company’s Competition

Competitive Analysis

The Company’s competitors fail to differentiate in terms of technology and marketing, subjecting them to macro-industry opportunities and threats. In contrast, the Company stands out in terms of technology, product, installation and marketing.

Intellectual Property

The Company holds several patents related to its MWS and WOD services. The Company has applied for a registered trademark for the mark “Water On Demand” and “Progressive Water Treatment” in the United States. The Company relies and expects to continue to rely on a combination of confidentiality agreements with its employees, consultants, and third parties with whom it has relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect its proprietary rights. In connection with the purchase of MWS, the Company acquired all of the intellectual property related to the MWS business, which include a license to certain patents, trade secrets and intellectual property assets. These patents include:

Date
					Patent	Expiration
#	Owner	Jurisdiction	Description	Patent No.	Issued	Date
1	Daniel Early	U.S.	Wastewater System & Method	US 8,372,274 B2 Applications: WIPO, Mexico	02/12/13	07/16/31
2*	Daniel Early	U.S.	Steel Reinforced HDPE Rainwater Harvesting	US 8,561,633 B2	10/22/13	05/16/32
3*	Daniel Early	U.S.	Wastewater Treatment System CIP	US 8,871,089 B2	10/28/14	05/07/32
4	Daniel Early	U.S.	Scum Removal System for Liquids	US 9,205,353 B2	12/08/15	02/19/34
5	Daniel Early	U.S.	Portable, Steel Reinforced HDPE Pump Station CIP	US 9,217,244 B2	12/22/15	10/20/31

*	Patents 2 and 3 above are currently inactive and are in the process of being restored. Neither of these patents are considered core to the business.

Government Regulation

We are subject to various laws, regulations, and permitting requirements of federal, state, and local authorities, related to health and safety, anti-corruption and export controls. The foregoing may include the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Export Administration Regulations, Money Laundering Control Act of 1986 and any other equivalent or comparable laws of other countries. We believe that we are in material compliance with all such laws, regulations, and permitting requirements.

Employees and Human Capital Resources

As of the filing date, the Company had 32 full-time employees and seven contractors working for the Company. The Company is in the process of finalizing an arrangement with OriginClear, Inc. whereby post business combination, OriginClear may provide financial and administrative services for WODI. Following the business combination, it is anticipated that approximately 32 employees and seven contractors will be employed by the Company and will work directly for the combined company.

Facilities

The Company’s corporate headquarters are located at 13575 58th Street North, Suite 200, Clearwater, Florida 33760. The Company’s manufacturing facilities are located at 2535 E. University Drive, McKinney, Texas 75069, which includes five buildings totaling 12,400 square feet on 1.7 acres of land. The property includes additional space for several more assembly buildings when and if needed.

Legal Proceedings

The Company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of business activities or otherwise. From time to time, we may be involved in pending or threatened claims relating to contract disputes, employment, intellectual property and other matters that arise in the normal course of our business, which we do not deem to be material to the business.

Use Of Proceeds

The following table illustrates how we intend to use the net proceeds received from this Offering. The values below are not inclusive of payments to financial and legal service providers and escrow related fees, all of which were incurred in the preparation of this Offering and are due in advance of the closing of the Offering.

Use of Proceeds	% of Proceeds if Maximum Offering Amount Raised	Amount if Maximum Offering Amount Raised

Total	100%	$5,000,000

The Company has discretion to alter the use of proceeds set forth above to adhere to the Company’s business plan and liquidity requirements. For example, economic conditions may alter the Company’s general marketing or general working capital requirements.

DIRECTORS, OFFICERS, MANAGERS , AND KEY PERSONS

The directors, officers, managers, and key persons of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

The Company’s directors and executive officers are as follows as of the Record Date:

Name	Age	Position
T. Riggs Eckelberry	72	Chief Executive Officer, Chairman of the Board of Directors, Secretary, Treasurer, and President
Prasad Tare	49	Chief Financial Officer
Byron Elton	69	Director
Jean-Louis Kindler	61	Director
Anthony Fidaleo	69	Director

Riggs Eckelberry; Co-Founder, Chairman and CEO. Mr. Eckelberry has served as OCLN’s Chief Executive Officer, Chairman, Secretary, Treasurer, and President since OCLN was acquired in October 2015. As co-founder, Mr. Eckelberry brings his veteran technology management skills to the Blue Technology sector. Prior to joining OCLN, Mr. Eckelberry served as President and COO of CyberDefender Corporation from 2005 to 2006, where he was instrumental in building the company and its innovative product line, helping to achieve initial funding and a NASDAQ IPO. From 2001 to mid-2005, he served as founder and President of TechTransform, a technology consulting firm. From 2003 to 2004, he served as a marketing consultant where he was a key member of the team that commercialized YellowPages.com, resulting in its sale for $100 million to SBC/BellSouth. In 2003, Mr. Eckelberry served as the U.S. General Manager of Panda Software. During the high-tech boom of the 1990s, he was responsible for the global brand success of the software product, CleanSweep; as Chief Operating Officer of MicroHouse Technologies, he helped to achieve a successful sale of the company to Earthweb; and he was a key member of the team that sale of venture-backed TriVida to what is now a division of ValueClick.

Ken Berenger; Executive Vice President. Ken Berenger joined OriginClear in 2018 and serves as the Executive Vice President. Mr. Berenger has over twenty-five years of banking, investment, consulting, sales force training, and corporate finance experience. His experience ranges from public markets, private debt and equity, to consumer debt counseling and resolution and real estate financing — working extensively with distressed homeowners and legal professionals during the foreclosure crisis of 2008. Mr. Berenger earned an Emeritus Credential In Fintech Revolution: Transformative Financial Services and Strategies from the Wharton School of the University of Pennsylvania.

Prasad Tare; Chief Financial Officer. Prasad Tare has served as the Chief Financial Officer of OriginClear since June 2021. From March 2019 to April 2021, he was the Chief Financial Officer of Vertical Global Investments LLC, a private investment group. Prior to that, he was a Director at CBIZ Risk Advisory Services, a national public accounting and consulting firm, from 2016 to 2019, a Manager at RSM US LLP from 2013 to 2016 and a Senior Manager at EisnerAmper from 2004 to 2013.

AJ Fikejs; Vice President of Marketing. AJ Fikejs joined OriginClear in November 2023 as Vice President of Marketing. From October 2022 to November 2023, Mr. Fikejs was a Product Manager at Nielsen Holdings. Prior to that he was a Product Owner at Philips Respironics from July 2015 to October 2022. Mr. Fikejs holds a BS in Business Administration from Westminster College and an MBA from Chatham University.

William Charneski; Vice President of Mergers & Acquisitions. Since William Charneski joined OriginClear in 2014 he has served as Director of Engineering, Operations Manager, International Licensee Manager and is currently the Vice President of Mergers & Acquisitions. Mr. Charneski began his career at Dow Chemical in 1968, initially as a process engineer and later as a project manager, superintendent of various plans and Regional Sales Manager of specialty chemicals in the Western United States. He holds an MBA from Central Michigan University as well as a BS in Mechanical Engineering from the University of Illinois.

Daniel M. Early, P.E.; Chief Engineer. Daniel Early has served as Chief Engineer of OriginClear since January 2020 and General Manager of MWS since July 2018. From 2017 to 2018 he was a Senior Engineer and National Sales Manager at Applied Technologies, Inc. He was the Chief Technology Officer of Apptech Solutions, LLC from August 2010 to December 2016 and the President and Managing Partner of ACS Design, LLC from April 2002 to August 2010. Mr. Early holds a Bachelor of Science in Civil Engineering from Virginian Polytechnic Institute & State University (Virginia Tech) and is licensed as a Professional Engineer in Virginia, North Carolina, West Virginia, Montana, Pennsylvania, Maryland, New Mexico and North Dakota.

Marc Stevens; President, PWT Division. Marc Stevens founded Progressive Water Treatment, Inc. in 2000. In October 2015, OriginClear closed on the acquisition of PWT. Mr. Stevens started in the water industry in the 1980s as an assembler and shop helper, ultimately responsible for mechanical design, equipment fabrication, installation, startup and various service projects. He graduated to production and facility maintenance, and team management, before launching PWT. Marc is a graduate of DHP’s Water Treatment Certification Program (WTCP), the only high purity water treatment certification program in the industry.

Indemnification

Indemnification is authorized by the Company to managers, officers or controlling persons acting in their professional capacity pursuant to Texas law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Employees

The Company currently has 3 employees.

CAPITALIZATION, DEBT AND OWNERSHIP

The following table shows the fully diluted capitalization of the Company on a pro-forma basis.

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of December 15, 2024 by:

●	each person known by the Company to be the beneficial owner of more than 5% of WODI common stock as of December 15, 2024; and

●	each of the Company’s current executive officers and directors.

			Percentage of
	Shares		Shares
	Beneficially		Beneficially
	Owned		Owned(1)
Name of Beneficial Owner
Directors and Named Executive Officers:
T. Riggs Eckelberry	1,143,156	(2)	2.75%
Prasad Tare	200,000	(2)	0.48%
Tomas Marchesello	92,073	(2)	0.22%
Jean-Louis Kindler	8,770	(2)	0.02%
Kenneth Berenger	650,000	(2)	1.56%
5% Holders
OriginClear, Inc.	12,171,067		29.18%

(1)	Based upon 41,709,093 shares on a fully diluted basis (including stock grants and warrants)

(2)	Includes current holdings (including beneficial holdings) plus shares to be issued upon vesting of restricted stock grants.

FINANCIAL INFORMATION

*See financial statements are attached hereto as Exhibit A.

You should read the following discussion and analysis of the Company’s financial condition and results of operations together with our condensed consolidated financial statements and the related notes appearing at the end of this proxy statement/prospectus/consent solicitation statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/prospectus/consent solicitation statement, including information with respect to the Company’s plans and strategy for its business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this proxy statement/prospectus/consent solicitation statement, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Unless otherwise indicated or the context otherwise requires, references in this section to the “WODI,” “we,” “us,” “our” and other similar terms refer to the Company.

Water on Demand, Inc. (Texas)(Formerly Progressive Water Treatment, Inc.)

Critical Accounting Policies

The Securities and Exchange Commission (“SEC”) defines “critical accounting policies” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the SEC definition. The Company has a fiscal year end of December 31st.

Revenue Recognition

Revenue will be received in the form of interest and fees in connection with financing projects. Revenue is recognized at the time of receipt.

Revenues and related costs on construction contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit, will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined. Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s goodwill, impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, inventory valuation, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Fair Value of Financial Instruments

Fair value of financial instruments requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of December 31, 2023 and 2022, the amounts reported for cash, prepaid expenses, accounts payable and accrued expenses approximate the fair value because of their short maturities.

Results of Operations

the Company is the combination of three business units formed by OriginClear, Inc., which consists of Progressive Water Treatment (“PWT”), Modular Water Systems (“MWS”) and Water on Demand, Inc. (“WODI NV”). The combined companies offer complementary offerings that create meaningful synergies with the goal of allowing the Company to emerge as a leader in offering end-to-end outsourced water treatment services. In this section, the combined entity will be referred to as “the Company”, as compared to the Company (formerly PWT combined with MWS) and WODI NV.

The Company designs and manufactures a complete line of water treatment systems for municipal, industrial and pure water applications. Its uniqueness is its ability to gain an in-depth understanding of customer’s needs and then to design and build an integrated water treatment system using multiple technologies to provide a complete solution for its customers. the Company utilizes a wide range of technologies, including chemical injection, media filters, membrane, ion exchange and SCADA (supervisory control and data acquisition) technology in turnkey systems. The Company also offers a broad range of services including maintenance contracts, retrofits and replacement assistance. In addition, the Company rents equipment in contracts of varying duration. Customers are primarily served in the United States and Canada, with the company’s reach extending worldwide from Siberia to Argentina to the Middle East.

In 2018, OCLN launched MWS, a leader in onsite, pre-fabricated wastewater treatment systems made with sophisticated materials that can last decades. MWS offers modular wastewater treatment products designed for commercial development, RV parks and campgrounds, residential development, schools and institutions, hotels and resorts and various other applications. MWS’s modular water treatment systems are factory assembled before shipment and on-site installation. MWS’s pre-fabrication strategy significantly simplifies and expedites final installation.

MWS’s modular systems utilize the latest advancements in wastewater technology including fixed film biological treatment, membrane bioreactor filtration and real-time remote monitoring and control systems. MWS systems utilize high quality Structurally Reinforced ThermoPlastics (SRTP), which offers significant advantages over other treatment systems, including longevity and transportability.

In 2023, OCLN launched WODI NV to offer private businesses the opportunity to outsource and finance water treatment and purification services on a per-gallon basis while gaining independence from traditional, centralized private water infrastructure. WODI NV’s value proposition is that by outsourcing water treatment and purification, private businesses can gain the water security of a private, decentralized infrastructure while avoiding the capital, technological and administrative burden required to design, finance, build, operate and maintain a water treatment solution. WODI NV uses a Design-Build-Own-Operate model for its pay-as-you-go water solutions for private businesses.

We are incurring expenses in connection with the operation of the business.

	Year Ended		Six Months Ended
	December 31, 2023	December 31, 2022	June 30, 2024	June 30, 2023
Revenue	$6,681,886	$10,350,281	$2,604,196	$3,823,932
Cost of Goods Sold	$6,055,365	$8,890,837	$2,332,346	$3,513,086
Operating Expenses	$1,847,793	$1,352,786	$673,455	$603,236

(Loss) income from Continuing Operations before Other (Expense)	$(1,221,272)	$104,384	$(401,605)	$(292,390)

Other expense	(18,341,253)	(430,994)	(4,737,764)	(8,979,157)

Net loss from continuing operations	$(19,562,525)	$(326,610)	$(5,139,369)	$(9,271,547)

Revenue and Cost of Sales

Revenue for the year ended December 31, 2023 and 2022 was $6,681,886 and $10,350,281, respectively, which represented a decrease of $3,668,395 (35.4%). The decrease was primarily due to the completion of a large contract in 2022 which resulted in higher income for that year. The volume of contracts executed in 2023 was lower than those of 2022.The higher revenue in 2022 was due to increased number of contracts acquired and executed.

The cost of goods sold for the year ended December 31, 2023 was $6,055,365, a decrease of $2,835,472 (31.9%) from $8,890,837 for the year ended December 31, 2022. The decrease was the result of decreased revenue as a result of fewer projects in 2023 compared to 2022 and consequently a decrease in cost of goods sold.

Revenue for the six-month periods ended June 30, 2024 and 2023 was $2,604,196 and $3,823,932, a decrease of $1,219,736 (31.9%) which is attributable to the completion of a large project in the first half of 2023 which was not the case in the first half of 2024. Additionally, Revenue from Equipment Contracts dropped from $1,980,345 in 2023 to $1,167,482 in 2024, a decrease of $812,863 (41%), primarily due to fewer contracts being executed during 2024. This was compensated by an increase of $337,105 (89%) in Component Sales to $715,977 in 2024 from $378,872 in 2023.as a result of increased orders for smaller components.

The cost of goods sold also decreased by $1,180,740 from $3,513,008 for the six months ended June 30, 2023 to $2,332,246 for the same period in 2024. The decrease was the result of lower contract volume in the first half of 2024. The decline in costs of goods sold approximates the reduction in revenue, although there was a slight improvement in cost efficiency due to the operational improvements in 2024.

Operating Expenses

Operating Expenses for the years ended December 31, 2023 and 2022, were $1,847,793 and $1,352,786, respectively. The $492,007 (36.6%) increase was the result of an increase of selling and marketing expenses in the amount of $73,101 and an increase of general administrative costs of $421,906 which included an increase in legal, accounting and compliance expenses primarily related to the business combination and registration process.

For the six-month periods ended June 30, 2024 and 2023, operating expenses were $673,455 and $603,236 which represents an increase in the amount of $70,219 (11.6%). This increase is attributed to General and administrative expenses which increased by $18,536, from $560,248 in 2023 to $578,784 in 2024. The increase of general and administrative expenses was attributed to increase in legal, accounting and compliance expenses primarily related to the business combination and registration process.

Other Income and Expenses

Other expenses increased by $17,910,259 to ($18,341,253) for the year ended December 31, 2023, compared to $(430,994) for the year ended December 31, 2022. The increase was predominantly the result of conversion and settlement costs related to the note purchase agreements, higher interest expenses from increased borrowings, preferred stock incentive compensation, and impairments related to receivables from related parties.

For the six-month periods ending June 30, 2024 and 2023 other expenses were $(4,737,764) and $(8,979,157) respectively, a decrease of $4,241,393 primarily due to the net effects of a decrease in the amount of impairment of receivable from FRLA in the amount $1,472,985, a decrease in amounts attributed to conversion and settlement value added to note purchase agreement in the amount of $4,740,589, offset by an increase of interest expense in the amount of $728,617 due to higher borrowings, and an increase in impairment on related party receivable of $1,273,680.

Net Income (Loss)

For the year ended December 31, 2023, the Company had net loss of $19,562,525 as compared to net loss of $326,610 for the year ended December 31, 2022. The increase in loss was mainly due to decreased in revenue by $3,668,395 and increase in operating expenses in the amount of $495,007 and increase in other expenses in the amount of $17,910,259. These increases in operating expenses and other expense is primarily due to the impairment of receivable from SPAC, conversion and settlement costs related to note purchase agreements, and impairment on related party receivable. The impairment of the related party receivable reflects the fair value adjustments of the subsidiary’s assets and liabilities at the deconsolidation date, stemming from the deconsolidation from OCLN and due to the lack of repayment on outstanding receivables.

For the six months ended June 30, 2024, the Company had a net loss of $5,139,369 as compared to a net loss of $9,271,547 for the six months ended June 30, 2023 representing decrease in revenue by $1,219,736, increase in operating expenses of $70,219 , a decrease of $4,241,393 in other expenses , decrease of impairment of receivable from SPAC in the amount of $1,472,985, decrease in conversion and settlement value added to note purchase agreements in the amount of $4,740,589, increase in interest expense in the amount of $728,617 and an increase on impairment on related party receivable in the amount of $1,273,680. The decrease in revenue compared to the same period in 2023 is a result of completing a very large contract by the Company which was started in 2022. This large contract was a significant factor in the increase in 2023 revenues, whereas no contract of that size was obtained in 2024. The impairment of receivable from SPAC was recognized conservatively keeping in mind that until the merger closes, the Company would not know how much cash would be available in the Trust Account after potential redemptions. The conversion and settlement value added to the note purchase agreements represents additional value provided to noteholders during these transactions. Interest expense increased due to higher borrowings for operational and strategic purposes. The impairment on related party receivable was recognized due to the deconsolidation from OCLN and due to the lack of repayment on outstanding receivables.

Liquidity and Capital Resources

As of June 30, 2024, the Company had total assets in the amount of $2,381,326, which consisted of cash in the amount of $202,644, contracts receivable $1,247,416, contract assets in the amount of $476,906, prepaid expenses of $34,354, net property and equipment in the amount of $2,006 and other assets consisting of SPAC Class B common shares valued at $400,000 and had total liabilities in the amount of $26,197,255, which consisted of $1,459,460 in accounts payable, $1,992,045 in accrued expenses, $1,619,757 in contract liabilities, $13,600 tax liability, $143,503 in customer deposits, a warranty reserve in the amount of $20,000, $53,063 for a line of credit, due to related party in the amount of $680,986, loan payable in the amount of $146,250 and convertible promissory notes in the amount of $20,068,589. The significant increase in liabilities compared to December 31, 2023, is primarily due to additional borrowings to finance working capital needs and legal, accounting and compliance expenses primarily related to the business combination and registration process. The decrease in total assets is mainly due to a reduction in contracts receivable, including slower collections from customers and decreases in contract assets due to completion of fewer projects.

As of December 31, 2023, the Company had total assets in the amount of $2,742,167, which consisted of cash in the amount of $374,191, contracts receivable $1,509,504, contract assets in the amount of $455,102, net property and equipment in the amount of $3,370 and other assets consisting of SPAC Class B common shares valued at $400,000 and had total liabilities in the amount of $21,844,958, which consisted of $1,335,210 in accounts payable, $1,103,158 in accrued expenses, $1,346,366 in contract liabilities, $13,600 tax liability, $143,503 in customer deposits, a warranty reserve in the amount of $20,000, $178,808 for a line of credit, due to related party in the amount of $864,528 and convertible promissory notes in the amount of $16,729,089. The increase in total liabilities from December 31, 2022, is mainly due to the issuance of additional convertible promissory notes and an increase in accrued expenses related to the business combination process and other operation costs.

As of December 31, 2022, the Company had total assets of $5,262,287, and total liabilities of $5,764,170. The significant decrease in total assets from December 31, 2022 to December 31, 2023, is primarily due to a reduction in contracts receivable and contracts assets, reflecting a slowdown in project acquisitions and completions. The increase in total liabilities is mainly attributable to additional borrowings and accrued expenses associated with restructuring and operational activities. Net cash used in operating activities was $3,747,544 for the year ended December 31, 2023, compared to net cash provided by operating activities of $300,001 for the year ended December 31, 2022, reflecting higher operating costs related to the business combination and restructuring efforts.

For the six months ended June 30, 2024, net cash used in operating activities was ($1,332,087), compared to ($2,437,273) for the six months ended June 30, 2023. This decrease in cash used in operations was driven by adjustments such as impairments, changes in contract receivables, and the recognition of settlement values related to note purchase agreements. The six-month period in 2024 saw additional impairments, including $1,128,000 related to SPAC receivables and $1,273,680 related to receivables from related parties. In contrast, the six-month period in 2023 reflected higher settlement costs for notes and a more significant impairment of SPAC receivables.

During the year ended December 31, 2023 and 2022, net cash used in operations by the Company was ($3,747,544) and a net cash inflow of $300,001 respectively. The significant increase in net cash outflows in 2023 is primarily due to higher operating costs related to the business combination and restructuring efforts. The increased cash outflows reflect the company’s efforts to integrate the combined entities and address operational challenges.

As of December 31, 2023, the Company had working capital deficit of $19,506,160 and an accumulated deficit of $20,089,408 as compared to a working capital deficit of $909,269 and an accumulated deficit of $588,318 for the year ended December 31, 2022. These factors, among others raise substantial doubt about our ability to continue as a going concern. The increase in the working capital deficit and accumulated deficit is primarily due to increased borrowings, higher operating expenses, and significant impairment charges. Our independent auditors, in their report on our audited financial statements for the years ended December 31, 2023 and 2022 expressed substantial doubt about our ability to continue as a going concern.

The ability of us to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion. We have obtained funds from investors in the year ended December 31, 2023 and the six months ended June 30, 2024, and we are pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern in the medium to long term. Management believes this funding will continue from our current investors and new investors.

The Company anticipates that a minimum of $2,500,000 in additional capital is required during the next twelve months to be able to support its planned operations. The available capital consists of cash on hand and available accounts receivable.

Based upon the amount of cash available to the post merger company, the Company will need to make changes to its business plan, including adjusting future capital expenditures, acquisitions and its planned business expansion.

There can be no assurance that such funding will be available to the Company in the amount required at any time or, if available, that it can be obtained on terms satisfactory to the Company. Management believes the existing shareholders, the prospective new investors and future revenue will provide the additional cash needed to meet our obligations as they become due and will allow the development of our core business operations.

To mitigate these risks, management is also exploring alternative financing options, such as issuing additional equity or debt securities, secured credit facilities, and seeking strategic partnerships or collaborations that could provide additional funding or reduce operational costs. However, these measures are contingent upon market conditions and the willingness of potential investors or partners to provide the necessary support.

Cash Flow

The table below, for the periods indicated, provides selected cash flow information:

	December 31,	December 31,
	2023	2022
Net cash used in operating activities	$(3,747,544)	$300,001
Net cash used in investing activities	(3,979,985)	(1,137,267)
Net cash provided by financing activities	7,537,603	1,304,631
Net increase in cash and cash equivalents	$(189,927)	$467,365

At December 31, 2023, we had cash of $374,191 and $564,118 as of December 31, 2022.

During the year ended December 31, 2023, we raised an aggregate of $7,537,603 in convertible secured promissory notes and issuance of common stock as compared to $1,304,631 for the year ended December 31, 2022. Our ability to continue as a going concern is dependent upon raising capital from financing transactions and future revenue, however, there cannot be any assurance that we will be able to raise additional capital from financing.

Net cash used in operating activities was $(3,747,544) for the year ended December 31, 2023 as compared to net cash provided by operating activities of $300,001 for the year ended December 31, 2022.

Net cash used in investing activities for the year ended December 31, 2023 was $(3,979,985) as compared to ($1,137,267) for the year ended December 31, 2022.

Net cash provided by financing activities was $7,537,603 for the year ended December 31, 2023 as compared to $1,304,631 for the year ended December 31, 2022.

The table below, for the periods indicated, provides selected cash flow information:

	Six Months	Six Months
	Ended June 30,	Ended June 30,
	2024	2023
Net cash used in operating activities	$(1,332,087)	$(2,437,273)
Net cash used in investing activities	(1,128,000)	(2,600,985)
Net cash provided by financing activities	2,288,540	5,582,494
Net increase in cash and cash equivalents	(171,547)	544,236

At June 30, 2024, we had cash of $202,644 and $374,191 at December 31, 2023.

During the six months ended June 30, 2024, we raised an aggregate of $2,468,730 in convertible secured promissory notes, warrants and issuance of common stock as compared to $5,381,500 for the six months ended June 30, 2023. This decrease was primarily due to increased revenue and internal focus on completion of the business combination and business expansion. Our ability to continue as a going concern is dependent upon raising capital from financing transactions and future revenue, however, there cannot be any assurance that we will be able to raise additional capital from financings.

Net cash used in operating activities was $1,332,087 for the six months ended June 30, 2024 as compared to $2,437,273 for the six months ended June 30, 2023.

For the six months ended June 30, 2024 and 2023, cash used in investing activities was $1,128,000 and $2,600,985, respectively. The decrease in cash used in investing activities is primarily due to reduced capital expenditures as the company focused on conserving cash and prioritizing essential investments.

Net cash flows provided by financing activities was $2,288,540 for the six-month period ended June 30, 2024 as compared to $5,582,494 for the six months ended June 30, 2023. This decrease was the result of reduction of convertible notes, which were $2,042,500 in 2024 compared to $5,344,000 in 2023.

Although our proceeds from the issuance of convertible debt together with revenue from operations are currently sufficient to fund our operating expenses in the near future, we will need to raise additional funds in the future so that we can expand our operations and complete the business combination. Therefore, our future operations are dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our marketing and development plans and possibly cease our operations.

We have estimated our current average burn and believe that we have assets to ensure that we can function without liquidation for a limited time, due to our cash on hand, future revenue, and our ability to raise money from our investor base. Based on the aforesaid, we believe we have the ability to continue our operations for the immediate future and will be able to realize assets and discharge liabilities in the normal course of operations. However, there cannot be any assurance that any of the aforementioned assumptions will come to fruition and as such we may only be able to function for a short time.

Common Control Transactions

The financial statements presented are based on common control accounting per Financial Accounting Standards Boards (“FASB”) Accounting Standards Codification (“ASC”) 805 as the Company’s Executive Officer, T. Riggs Eckelberry, has a controlling financial interest in both the Company and PWT and therefore, the Company. Mr. Eckelberry holds 1,000 shares of Series C preferred stock of OriginClear, Inc. which entitles Mr. Eckelberry 51% of the total voting power of OriginClear, Inc. stockholders. As of June 30, 2024, OriginClear, Inc. owned 90% of the Company. OriginClear, Inc. provides operational, management and administrative services to the Company including its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, full-time employees and consultants.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities that would be considered off-balance sheet arrangements as of June 30, 2024 and December 31, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

As of June 30, 2024, the Company had an aggregate of $20,068,589 in convertible promissory notes classified as short-term liabilities. This amount is strictly related to the convertible NPA loans and does not include the promissory notes payable to related parties. An additional $680,986 in promissory notes payable to related parties is reflected in the combined financial statements.

Fair Value of Financial Instruments

ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of us. Unobservable inputs reflect our assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

●	Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

●	Level 2 – Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

●	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of our assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Income Taxes

We account for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

We recognize accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits, and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. We are currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

We have identified the United States as its only “major” tax jurisdiction.

We may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. Our management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

We comply with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, we first considered the undistributed income (loss) allocable to both the redeemable common stock and non-redeemable common stock and the undistributed income (loss) is calculated using the total net loss less any dividends paid. We then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable common stock. Any remeasurement of the accretion to redemption value of the common stock subject to possible redemption was considered to be dividends paid to the public stockholders.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40).” The amendment in this ASU is to address issues identified as a result of the complexity associated with applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity. For convertible instruments, the Board decided to reduce the number of accounting models for convertible debt instruments and convertible preferred stock per this ASU. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with prior GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this ASU are effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Board specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. We have not early adopted the ASU and it will become effective for us on January 1, 2024 as we are an emerging growth company. We believe the adoption of this ASU would not have a material effect on our financial statements.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Recent Trends

Our primary goal remains meeting client demands for additional orders of our technology and ensuring consistent performance in the field. The Company is focused on scaling its business to meet incoming orders. Increasing demand, along with media coverage in the United States, has driven and continues to drive an increase in orders and client inquiries.

Sales trends for the periods ended June 30, 2024 and December 31, 2023 showed demand across all of Water On Demand’s product service lines. The sales pipeline continues to grow and is strong, though similar to many business-to-business transactions, the enterprise sales cycle is extremely lengthy. Although we have executed contracts in less than 30 days, notionally these negotiations can range up to several years, taking into account the customer’s budget, finance, legal, facilities and other reviews. The sales process for this brand-new offering type requires significant streamlining and improvements, and we are taking steps to ensure our sales processes are robust, repeatable, and can enable our products to move through the sales pipeline quicker.

TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

From time to time the Company may engage in transactions with related persons. Related persons are defined as any manager or officer of the Company; any person who is the beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons. Additionally, the Company will disclose here any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, to which the issuer was or is to be a party and the amount involved exceeds five percent (5%) of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6), including the Target Offering Amount of this Offering, and the counter party is either (i) any manager or officer of the issuer; (ii) any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of twenty percent (20%) or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; (iii) if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or (iv) any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.

As of the date of this Memorandum, the Company has not conducted any transactions with any related persons.

PLAN OF DISTRIBUTION

The Securities are being offered on a “best efforts” basis, no minimum offering, $5,000,000 Maximum Offering. The Offering is being made pursuant to exemptions from registration available under the Rule 506(b) of Regulation D of the Securities Act, and pursuant to certain other statutory exemptions. The Company may reject subscriptions in its sole discretion, in whole or in part. If this Offering is oversubscribed, the Company may determine, in its sole discretion, to reject subscriptions in whole or in part or to allocate to any prospective investor less than the number of Securities to which the investor subscribed.

The offering period shall commence on the date of this Memorandum and will continue until the earlier of (i) the date the Maximum Offering proceeds are received, or (ii) February 28, 2025, unless extended by us for an additional period not to exceed 30 days.

INVESTOR QUALIFICATIONS

Prospective investors should consider carefully each of the risks associated with this Offering, particularly those described in “Risk Factors.” In view of these risks, including the lack of an available trading market for the Securities, and the consequent long-term nature of any investment in our company. This Offering is available only to investors who have substantial net worth and no need for liquidity in their investments. The Company, in reliance upon the criteria set forth in Rule 501(a) promulgated under the Securities Act, has established investor suitability standards for investors in the Securities. Securities will be sold only to an investor who:

(a)	Represents that such investor is acquiring the Securities for such investor’s own account, for investment only not with a view to the resale or distribution thereof;

(b)	Acknowledges that the right to transfer the Securities will be restricted by the Securities Act, applicable state securities laws and certain contractual restrictions, and that the investor’s ability to do so will be restricted by the absence of a market for the Securities; and

(c)	Represents and has provided proof that such investor is an “accredited investor” under Regulation D promulgated under the Securities Act. “Accredited Investors” are those investors which make certain written representations that evidence that the investor comes within one of the following categories:

(i)	any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii)	any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(iii)	any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv)	any director or executive officer of us;

(v)	any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of investment in the Securities, exceeds $1,000,000 (not including any personal residence);

(vi)	any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

(vii)	any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

(viii)	any entity in which all of the equity owners are accredited investors.

Investors will be required to make certain representations and to satisfy certain other standards and conditions, which are set forth in a Subscription Agreement and Confidential Private Purchaser Questionnaire (annexed hereto) that must be executed by all investors in this Offering.

The suitability standards referred to above are minimum requirements; the satisfaction of such standards does not mean that investment in the Company is a suitable investment for an investor. In addition, the Company may revoke the offer made herein and refuse to sell any Securities to a prospective investor for any other reason whatsoever, even if such investor returns a Subscription Agreement and Confidential Private Purchaser Questionnaire containing appropriate representations.

Prospective investors will be required to represent in writing that they meet the suitability standards set forth above, which represent minimum suitability requirements for prospective investors. Satisfaction of such standards by a prospective investor does not mean that the Securities are a suitable investment for such investor. In addition, certain states may impose additional or different suitability standards which may be more restrictive.

THE OFFERING AND THE SECURITIES

The Offering

The Company is offering up to a maximum amount of $5,000,000 in shares of its preferred stock (the “Shares”), warrants to purchase an equal number of shares at a price of $0.16 per share (“Warrants”), and, for certain investors that purchase an aggregate total of $500,000 or more in Shares, bonus warrants to purchase additional shares at $2.00 per share (“Bonus Warrants”, and with the Shares and the Warrants, the “Securities”), on a best-efforts basis. The Securities are being sold at a price of $0.16 per share. The price of the Securities was determined arbitrarily, does not necessarily bear any relationship to the Company’s asset value, net worth, revenues or other objective established criteria of value, and should not be considered indicative of the actual value of the Securities. The minimum amount that an Investor may invest in the Offering is $100,000 which is subject to adjustment in the Company’s sole discretion.

In order to purchase the Securities, you must make a commitment to purchase by completing the subscription process hosted by the Intermediary, including complying with the Intermediary’s know your customer (KYC) and anti-money laundering (AML) policies. If an Investor makes an investment commitment under a name that is not their legal name, they may be unable to redeem their Security indefinitely, and neither the Intermediary nor the Company are required to correct any errors or omissions made by the Investor.

Shares

Voting

The Series A Preferred shares vote together with the common shares on an as converted basis as set forth in the Company’s certificate of incorporation.

The Company does not have any voting agreements in place.

The Company does not have any shareholder or equity holder agreements in place.

Anti-Dilution Rights

The Securities do not have anti-dilution rights, which means that future equity issuances and other events will dilute the ownership percentage that the Investor may eventually have in the Company.

Restrictions on Transfer

Any Securities sold pursuant to this offering may not be transferred by any Investor of such Securities except to pursuant to an exemption from registration.

In addition to the foregoing restrictions, prior to making any transfer of the Securities or any equity interests into which they are convertible, such transferring Investor must either make such transfer pursuant to an effective registration statement filed with the SEC or provide the Company with an opinion of counsel reasonably satisfactory to the Company stating that a registration statement is not necessary to effect such transfer.

In addition, the Investor may not transfer the Securities or any equity interests into which they are convertible to any of the Company’s competitors, as determined by the Company in good faith.

PWT Disposition Rights

Provided the Company is able to sell Maximum Offering amount, upon the sale of the Company’s Progressive Water Treatment division (“PWT”) or the assets related to PWT, the holders of the Series A Preferred Shares shall be entitled to receive their pro-rata share of up to 80% of the net sale proceeds, after payment of obligations, expenses, commissions, fees and incentive bonuses. An investors pro-rata percentage in the PWT net proceeds shall be based upon their percentage of their investment as compared to the total amount invested in this offering of up to $5,000,000.

Warrants

●	Purchasers will also receive Warrants to purchase an equal number of common shares (“Warrant Shares”) at a price of $0.16 per share. The Warrants shall expire sixty (60) months after the date of issuance.

Bonus Warrants

●	Purchasers who purchase Securities in the aggregate amount of $500,000 or more will also receive Warrants to purchase an equal number of common shares (“Bonus Warrant Shares”) at a price of $2.00 per share. The Bonus Warrants shall expire sixty (60) months after the date of issuance; provided, however, the Bonus Warrants shall be deemed automatically exercised (using the cashless exercise) immediately prior to the completion of the Business Combination.

●	Cashless Exercise. If at any time there is no effective registration statement registering, or no current prospectus available for the resale of the Warrant Shares or Bonus Warrant Shares by the Holder, then the Warrants and Bonus Warrants may also be exercised, in whole or in part, at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP (as defined below) immediately preceding the time of delivery of the

Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation);

(B) =	the Exercise Price of the Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

●	If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 3(b).

●	“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the common stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the common stock for such date (or the nearest preceding date) on the Trading Market on which the common stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the common stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the common stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the common stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported, or (d) in all other cases, the fair market value of a share of common stock as determined by the board of directors or an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company.

●	The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time for subdivisions, combinations, reclassifications, reorganizations, consolidation and other issuances.

TAX MATTERS

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH THEIR OWN TAX AND ERISA ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO THE INVESTOR OF THE PURCHASE, OWNERSHIP AND SALE OF THE INVESTOR’S SECURITIES, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.

TO ENSURE COMPLIANCE WITH THE REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY TAX STATEMENT IN THIS MEMORANDUM CONCERNING UNITED STATES FEDERAL TAXES IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY TAX-RELATED PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE. ANY TAX STATEMENT HEREIN CONCERNING UNITED STATES FEDERAL TAXES WAS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS TO WHICH THE STATEMENT RELATES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Potential Investors who are not United States residents are urged to consult their tax advisors regarding the United States federal income tax implications of any investment in the Company, as well as the taxation of such investment by their country of residence. Furthermore, it should be anticipated that distributions from the Company to such foreign investors may be subject to United States withholding tax.

EACH POTENTIAL INVESTOR SHOULD CONSULT THEIR OWN TAX ADVISOR CONCERNING THE POSSIBLE IMPACT OF STATE TAXES.

SUBSCRIPTION PROCEDURES

In order to subscribe for the Securities, each prospective investor will be required to provide an executed copy of the Subscription Agreement together with the subscription funds. Prospective investors must complete, execute and deliver the following:

1.	A signature page that will evidence such prospective investor’s execution of the Subscription Agreement attached thereto delivered to;

Water on Demand, Inc.

13575 58th Street North, Suite 200

Clearwater, Florida 33760

(727) 440-4603

2.	Subscribers may send a check to the above address or they may also pay the subscription amount by wire transfer to:

Wire instructions:

Bank Info:

Bank Name:

Address:

Phone:

Basic Account Info:

Name: Water on Demand, Inc.

Mailing Address: 13575 58th Street North, Suite 200, Clearwater, Florida 33760

Routing Number:

Bank Account Number:

Account Type: Checking

Water on Demand, Inc.

Contact Information:

Office Contact No: 727-440-4603

Email: ken@originclear.com

It is essential that each investor who wires money indicate his or her name to ensure proper credit. Subscription Agreements are not binding until accepted by the Company. The Company reserves the right to reject, in whole or in part, in its sole discretion, any subscription. If the Company rejects all or a portion of any subscription, a check will be promptly mailed to the subscriber for all, or the appropriate portion of, the amount submitted with such subscriber’s subscription.

ADDITIONAL INFORMATION

We will make available to each prospective Investor the opportunity to ask questions of, and receive answers from, us or a person acting on our behalf concerning the terms and conditions of this offering, our company or any other relevant matters. We will respond with any additional information necessary and not of a proprietary nature to verify the accuracy of the information set forth in this Memorandum, to the extent that we possess such information or can acquire it without unreasonable effort or expense. Inquiries should be directed to ______at _____.

EXHIBIT A

FORM

SUBSCRIPTION AGREEMENT

EXHIBIT B

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Water on Demand, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Water on Demand, Inc. (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company suffered a net loss from operations and used cash in operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in Note 2, the Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Auditing management’s evaluation of agreements with customers involves significant judgment, given the fact that some agreements require management’s evaluation and allocation of the standalone transaction prices to the performance obligations.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2020.

The Woodlands, TX

July 2, 2024

WATER ON DEMAND, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2023	2022

ASSETS

CURRENT ASSETS
Cash	$374,191	$564,118
Contracts receivable, net allowance of $379,335 and $17,315, respectively	1,509,504	2,479,123
Contract assets	455,102	1,479,491
Due from related party	-	332,169

TOTAL CURRENT ASSETS	2,338,797	4,854,901

NET PROPERTY AND EQUIPMENT	3,370	7,386

OTHER ASSETS
SPAC Class B common shares purchase cost	400,000	400,000

TOTAL OTHER ASSETS	400,000	400,000

TOTAL ASSETS	$2,742,167	$5,262,287

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and other payable	$1,335,210	$2,993,590
Accrued expenses	1,103,158	42,519
Contract liabilities	1,346,366	932,458
Tax liability 83(b)	13,600	15,600
Customer deposit	143,503	143,503
Warranty reserve	20,000	20,000
Line of credit	178,808	-
Due to related party	864,528	269,000
Loan payable, merchant cash advance	110,695	-
Convertible secured promissory note (Note 5)	16,729,089	1,347,500

Total Current Liabilities	21,844,957	5,764,170

Total Liabilities	21,844,957	5,764,170
SHAREHOLDERS’ DEFICIT

Common stock	1,340	578
Additional paid in capital - Common stock	985,278	85,857
Accumulated deficit	(20,089,408)	(588,318)

TOTAL SHAREHOLDERS’ DEFICIT	(19,102,790)	(501,883)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,742,167	$5,262,287

WATER ON DEMAND, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Twelve Months Ended
	December 31, 2023	December 31, 2022
Sales	$6,681,886	$10,350,281

Cost of Goods Sold	6,055,365	8,890,837

Gross Profit	626,521	1,459,444

Operating Expenses
Selling and marketing expenses	182,048	108,947
General and administrative expenses	1,665,745	1,246,113

Total Operating Expenses	1,847,793	1,355,060

Loss from Operations	(1,221,272)	104,384
OTHER INCOME (EXPENSE)
Other income	127,448	352,827
Impairment of receivable from SPAC	(3,979,985)	(737,267)
Preferred stock incentive compensation	(576,618)	-
Conversion and settlement value added to note purchase agreements	(8,108,589)	-
Interest expense	(1,172,460)	(46,554)
Impairment on related party receivable	(4,631,049)	-

TOTAL OTHER (EXPENSE) INCOME	(18,341,253)	(430,994)

NET LOSS	(19,562,525)	$(326,610)

BASIC AND DILUTED	(1.86)	(0.07)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,516,531	2,615,254

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023 AND 2022

	TWELVE MONTHS ENDED DECEMBER 31, 2022
	Preferred stock		Common stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in-Capital	Deficit	Total
Balance at December 31, 2021	-	$-	779,638	$78	$61,357	$(261,708)	$(200,273)
Issuance of common stock for cash	-	-	5,000,000	500	24,500	-	25,000
Preferred Series C shares issued	1,000,000
Preferred Series A shares issued	1,475
Net Income	-	-	-	-	-	(326,610)	(326,610)
Balance at December 31, 2022	1,001,475	$-	5,779,638	$578	$85,857	$(588,318)	$(501,883)

	TWELVE MONTHS ENDED DECEMBER 31, 2023
	Preferred stock		Common stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in-Capital	Deficit	Total
Balance at December 31, 2022	1,001,475	$-	5,779,638	$578	$85,857	$(588,318)	$(501,883)
Rounding		100					100
Common shares issued for Transfer of MWS assets/IP to WODI	-	-	6,000,000	600	(600)	-	-
Issuance of Series A and B Preferred stock granted to Series Y investors at fair value	545,191	54	-	-	576,563	-	576,617
Issuance of common shares for Reg A for cash	-	-	12,000	1	59,999	-	60,000
Cancellation of Reg A common and Series A and B Preferred shares	(1,546,666)	(154)	(12,000)	-	(113)	-	(267)
Common shares converted to PWT common due to Merger	-	-	(11,779,638)	(1,179)	(60,088)	61,435	168
Common shares issued to OriginClear Inc. due to Merger			12,171,067	1,217	(1,217)		-
Common shares issued to Reg A shareholders due to Merger			25,112	3	(3)		-
Common shares issued to Series A and Series B			1,203,038	120	(120)		-
Preferred Stockholders due to Merger

Issuance of warrants					325,000		325,000

Net Loss	-	-	-	-	-	(19,562,525)	(19,562,525)
Balance at December 31, 2023	-	$-	13,399,267	$1,340	$985,278	$(20,089,408)	$(19,102,790)

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023 AND 2022

	Twelve Months	Twelve Months
	Ended	Ended
	December 31, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(19,562,525)	$(326,610)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,016	9,561
Preferred stock incentive compensation expense	576,618	-
Debt discount recognized as interest expense	59,900	-
Impairment of receivable from SPAC	3,979,985	737,267
Loss on conversion and settlement value of notes	8,108,589	-
Impairment on related party receivable	4,631,049	-
Change in Assets (Increase) Decrease in:
Contracts receivable	969,619	(328,419)
Contract asset	1,024,389	(1,100,559)
Inventory asset	-	2,850
Loan receivable, related party	(3,353,351)	263
Change in Liabilities Increase (Decrease) in:
Accounts payable	(1,658,379)	2,146,295
Accrued interest on convertible promissory notes	1,032,123	-
Accrued expenses	28,517	29,241
Tax liability 83(b)	(2,000)	15,600
Loan payable, related party	-	69,000
Contract liabilities	413,908	(954,488)

NET CASH USED IN OPERATING ACTIVITIES	(3,747,544)	300,001

CASH FLOWS USED FROM INVESTING ACTIVITIES:
Purchase of SPAC notes payable	(3,979,985)	(737,267)
Purchase of Class B Common Shares in SPAC	-	(400,000)

NET CASH USED IN INVESTING ACTIVITIES	(3,979,985)	(1,137,267)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	345,875	-
Payments on line of credit	(167,067)
Proceeds from loans, merchant cash advance	90,000	-
Payments on loans, merchant cash advance	(39,205)
Proceeds from loans, related party	-	740,000
Repayment of loans, related party	-	(690,000)
Loan receivable, related party		(117,869)
Proceeds from convertible notes	6,923,000	1,347,500
Proceeds from issuance of common stock	60,000	25,000
Proceeds from issuance of warrants	325,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,537,603	1,304,631

NET INCREASE IN CASH	(189,927)	467,365

CASH BEGINNING OF YEAR	564,118	96,753

CASH END OF YEAR	$374,191	$564,118

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and dividends paid	$50,437	$41,563
Taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON CASH TRANSACTIONS
Issuance of common stock to WODI shareholders	$61,435	$-
Redemption of preferred shares for secured promissory notes	$350,000	$-

WATER ON DEMAND, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - AUDITED

DECEMBER 31, 2023 AND 2022

1.	ORGANIZATION AND LINE OF BUSINESS

The accompanying audited condensed consolidated financial statements of Water On Demand, Inc. (“WODI”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto included in OriginClear, Inc. (the “Parent Company”)’s Form 10-K for the year ended December 31, 2023.

Organization

Water On Demand, Inc. (“WODI”) was incorporated in the state of Nevada on April 22, 2022. WODI, with the support of its parent, OriginClear, Inc (the “Parent Company”), is developing a new outsourced water treatment business called “Water On Demand”: or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

On November 16, 2022, WODI filed a Form 1-A Offering Circular for an offering under Regulation A (the “Offering”) of the Securities Act of 1933 with the U.S. Securities and Exchange Commission. The purpose of the Offering is to allow potential investors the opportunity to invest directly in WODI. The Offering has a minimum investment of $1,000 and will be on a best-efforts basis.

On December 22, 2022, WODI entered into a Membership Interest Purchase and Transfer Agreement (the “Purchase Agreement”) with Ka Wai Cheung, Koon Lin Chan, and Koon Keung Chan (each a “Seller”, and collectively, the “Sellers”) and Fortune Rise Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which WODI purchased 100 membership interests in the Sponsor (“Purchased Interests”) from the Sellers, which constitutes 100% of the membership interests in the Sponsor. The Sponsor owns 2,343,750 shares out of 2,443,750 shares of the issued and outstanding shares of Class B common stock (the “Class B common stock”) of Fortune Rise Acquisition Corporation, a Delaware Corporation (“FRLA” or the “SPAC”). On December 29, 2022, the Parent Company announced that its subsidiary, Water On Demand, Inc. had closed its acquisition of Fortune Rise Sponsor, LLC, which is the sponsor of Fortune Rise Acquisition Corp.

On December 22, 2022, WODI paid a total of $1,137,267 to the Sellers of Fortune Rise Sponsor, LLC which included a total of $400,000 to purchase the membership interest in Class B common stock of FRLA and $737,267 for compensating the payment made by the Sellers on November 4, 2022, towards the first extension of the SPAC through February 5, 2023. In connection with the Extension Payment, FRLA issued unsecured promissory notes to the Sellers. As of December 31, 2022, the $737,267 amount was reflected as Notes Payable to related party on the consolidated balance sheet of the SPAC.

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FRLA is a “shell company” as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. The SPAC will not generate any operating revenues until after the completion of its initial business combination, at the earliest.

On December 29, 2022, pursuant to a Membership Interest Purchase and Transfer Agreement and Securities Transfer Agreement with the members of the Sponsor, WODI acquired the membership interests of the Sponsor and became the beneficial owner of 2,343,750 shares of FRLA Class B common stock, each of which is exercisable into one share of FRLA Class A common stock. The purchase price for the membership interests was $400,000. To acquire the equity interests in FRLA for the purchase price of $400,000, WODI issued convertible secured promissory notes to investors at 10% interest per annum. Per the terms and conditions of the convertible promissory note, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Note (the “Maturity Date”) (provided, WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions), or (ii) when, upon the occurrence and during the continuance of an Event of Default.

On January 5, 2023, WODI signed a non-binding Letter of Intent (the “LOI”) with Fortune Rise Acquisition Corporation, (“FRLA” collectively with WODI, the “Parties”). The LOI is not binding on the Parties and is intended solely to guide good-faith negotiations toward a definitive business combination agreement. The Parties will work together in good faith with their respective advisors to agree on a structure for the business combination that is most expedient to the consummation of the acquisition, which may result in a new (merged) entity. Pursuant to the LOI, if a business combination were to be consummated and approved, all of the outstanding equity securities of WODI, including all shares of common stock, preferred stock, outstanding options and warrants will convert into new equity of the merged entity.

On February 7, 2023, FRLA and OriginClear, Inc. announced that WODI deposited $977,500 (the “Second Extension Payment”) into FRLA’s trust account for its public shareholders, representing $0.10 per public share, which enables FRLA to extend the period of time it has to consummate its initial business combination by an additional three months from February 5, 2023 to May 5, 2023 (the “Second Extension”).

WODI assumed the obligation to make any necessary extension payments in connection with the extension of the period of time in which the SPAC may consummate its initial business combination as described in the SPAC’s S-1 Registration Statement, including the three-month extension from November 5, 2022 to February 5, 2023, the Second Extension for an additional three months from February 5, 2023 to May 5, 2023 and a final extension for an additional six months from May 5, 2023 to November 5, 2023.

On April 10, 2023, at the Special Meeting, a total of 10,514,410 (or 81.61%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of March 3, 2023, were present either in person or by proxy, which constituted a quorum. In that FRLA shareholders agreed to an extension of the period of time it has to consummate its initial business combination by an additional six months from May 5, 2023 to November 5, 2023. FRLA’s stockholders voted on to approve and adopt the extension amendment which received sufficient votes (more than 65%) for approval.

On April 14, 2023, WODI entered into an Asset Purchase Agreement with the Parent Company, whereby it agreed to purchase all of the assets related to Parent Company’s “Modular Water Service” (“MWS”) business, including licenses, technology, intellectual property, contracts, business models, patents and other assets in exchange for 6,000,000 shares of WODI common stock. The assets included MWS accounts receivables and accounts payables as of April 14, 2023, and an assignment of Parent Company’s existing global master license to the patents of inventor Daniel M. Early, P.E., who heads MWS, and the right to file patents for all additional inventions since 2018, when Parent Company created the MWS unit. This merger was of entities under common control, and the financial statements have been retrospectively adjusted and presented as if the entities were under common control from the beginning of the period. Beginning on the Effective Date, all MWS transactions including revenue, accounts payable and accounts receivable were transferred from the Parent Company’s Progressive Water Treatment, Inc. (“PWT”) subsidiary over to WODI.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA. A plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. This merger constituted a reorganization of entities under common control, as both entities were under the control of the Parent prior to the merger. Consequently, the transaction was recorded at historical cost. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock and WODI Series C was canceled prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

Before issuing common stock to WODI stockholders in the PWT Merger, PWT had 10,000,000 common shares issued and outstanding, which were fully owned by Parent Company. Post PWT-WODI merger, Parent Company received an aggregate of 12,171,067 shares of WODI.

On September 28, 2023, the Letter of Intent (“LOI”) executed on January 5, 2023 with WODI was amended to designate PWT as the new target of the acquisition. Under the amended LOI, FRLA proposed to acquire all the outstanding securities of the new combined WODI/PWT entity, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

On October 24, 2023 FRLA and WODI entered into a definitive business combination agreement (the “BCA”).

On October 25, 2023, at the Special Meeting, a total of 5,687,847 (or 84.59%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record, were present either in person or by proxy, which constituted a quorum. FRLA shareholders approved a proposal to extend the period of time FRLA has to consummate its initial business combination by an additional one year from November 5, 2023 to November 5, 2024, by up to twelve one-month extensions, subject to certain conditions.

As of the date of this filing, the SPAC has been extended through November 5, 2024, to give the Parent Company adequate time to complete all the necessary administrative and regulatory steps, including filing of the registration statement and timely respond to satisfy potential comments, from regulatory bodies to consummate the business combination. Management estimates the likelihood of completing the business combination at 75%.

Line of Business

With the support of its Parent Company, WODI is developing a new outsourced water treatment business called “Water On Demand” or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

Because WOD is still in early stage development, the Parent Company combined its Modular Water Systems division (“MWS”) and its wholly owned subsidiary, Progressive Water Systems Inc. (“PWT”) with WODI. Due to its operating history, PWT became the master corporate entity and subsequently was renamed Water On Demand, Inc.

Thus, Water On Demand Inc. was absorbed into PWT, as was Parent Company’s in-house business unit MWS. Subsequently, Progressive Water Treatment Inc. was renamed Water On Demand, Inc.

WODI as it is now structured, is composed of two operating units, MWS and PWT plus WOD which is a development stage business.

For its current WODI program, the Parent Company plans to support the BCA process, provide management services to WODI and the potential post-merger entity, initiate non-binding agreements for the acquisition of related businesses by WODI or the post-merger entity, which will depend on the outcome of the BCA process.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if WODI is unable to continue as a going concern. These factors, among others raise substantial doubt about WODI’s ability to continue as a going concern. Our independent auditors, in their report on the Parent Company’s audited financial statements for the years ended December 31, 2023 and 2022 expressed substantial doubt about our ability to continue as a going concern.

The ability of WODI to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the periods ended December 31, 2023 and 2022, WODI obtained funds from the issuance of convertible note agreements. Management believes this funding will continue from its’ current investors and from new investors. Management believes the existing shareholders and prospective new investors will provide the additional cash needed to meet WODI’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to WODI. Even if WODI is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

This summary of significant accounting policies of WODI is presented to assist in understanding WODI’s financial statements. The financial statements and notes are representations of WODI’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

Water on Demand Inc. accounts are included on its Parent Company’s consolidated financial statements for the years ended December 31, 2023 and 2022.

Cash and Cash Equivalent

WODI considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review WODI’s impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, derivative liabilities and other conversion features, fair value investments, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. WODI bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Net Earnings (Loss) per Share Calculations

Basic loss per share calculation is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include securities or other contracts to issue common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. WODI’s diluted loss per share was the same as the basic loss per share for the years ended December 31, 2023 and 2022.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contract with Customers (“ASC 606”). We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Nature of Contracts and Performance Obligations

Engineered Water Treatment Solutions

We design, manufacture, and install our customer water treatment systems for municipalities, industrial clients, and commercial entities. Our performance obligations typically include the delivery and installation of water treatment systems that meet specific customer requirements. Revenue from these contracts is recognized over time as performance obligations are satisfied, using a cost-cost input method, which reflects the extent of progress towards completion. The transaction price is determined based on fixed fees agreed upon in the contract, and any variable considerations, such as performance bonuses, are estimated at contract inception and constrained to avoid significant reversals.

Sales Price Calculation

The transaction price for each contract is determined based on the agreed-upon terms with the customer, indicating fixed fees and variable consideration where applicable. Variable consideration is estimated at contract inception and constrained to the extent that is it probable that significant reversal of recognized revenue will not occur when the uncertainty is resolved.

Contract Modifications

Contract modifications are accounted for when they create or change existing enforceable rights and obligations. The impact of modifications on transaction prices and performance obligations is recognized in the period when the modifications are approved.

Significant Judgements and Estimates

●	Estimating Progress Towards Completion: For long-term contracts, we use the cost-to-cost method to estimate progress towards completion, considering total costs incurred relative to total estimated costs to complete the project.

●	Variable Consideration: Estimates to variable considerations are constrained to ensure that recognized revenue is not subject to significant reversals in future periods.

Material Rights and Obligations

Our contracts may include material rights for customers to receive effective water treatment solutions and ongoing maintenance services. Our obligations include designing, manufacturing, delivering, installing, and maintaining water treatment systems, as well as providing continuous water treatment services under the DBOO model.

Significant Customers

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions are estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income which are recognized in the period the revisions are determined.

Contract receivables are recorded on contracts for amounts currently due based on progress billings, as well as retention, which are collectible upon completion of the contracts. Accounts payable to material suppliers and subcontractors are recorded for amounts currently due based upon work completed or materials received, as are retention due subcontractors, which are payable upon completion of the contract. General and administrative expenses are charged to operations and not allocated to contract costs.

Contract Receivable

WODI bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of client’s financial condition and collateral is not required. WODI maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. WODI records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The net contract receivable balance was $1,509,504 and $2,479,123 at December 31, 2023 and 2022, respectively.

Indefinite Lived Intangibles and Goodwill Assets

WODI accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

WODI tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, WODI performed a qualitative assessment of indefinite lived intangibles and goodwill at December 31, 2023 and 2022 and determined there was no impairment of indefinite lived intangibles and goodwill.

Promissory Notes

Since buying the sponsorship interest in the SPAC on December 22, 2022 through December 31, 2023, WODI and the Parent Company made payments on behalf of the SPAC in the aggregate amount of $4,029,985. As of December 31, 2023, WODI and the Parent Company received an aggregate of $4,029,985 in unsecured promissory notes (the “SPAC Notes”) from the SPAC in exchange for the payments made on behalf of the SPAC to meet its operating expenses and the extension payments. The SPAC Notes are non-interest bearing and payable (subject to the waiver against SPAC trust provisions) on the earlier of (i) consummation of the SPAC initial business combination; or (ii) the date of the liquidation of the SPAC. The principal balance of each SPAC Note may be prepaid at any time, at the election of the SPAC.

Impairment of receivable

Although the payments made on behalf of the SPAC are amounts receivable to WODI, for the period ended December 31, 2023 and 2022, WODI considered the aggregate amount of $3,979,985 and $737,827, respectively, for the SPAC Notes to be impaired and recorded it as an expense on the consolidated income statements, as it is deemed probable that the SPAC may not have funds to pay back with interest all of the Class A shareholders and WODI for the amounts advanced to the SPAC. In the event of WODI successfully merging with the SPAC, all amounts paid by WODI on behalf of the SPAC, including any future payments made until such merger is fully consummated will be received back by WODI.

Impairment analysis for Class B Common Founder Shares as at December 31, 2023 and 2022

The Parent Company retained an independent valuation firm for the purpose of conducting a valuation of the fair value of Sponsor Founder Shares (Class B) of Fortune Rise Acquisition Corp. as of December 31, 2023 and 2022 (the “Dates of Valuation”).

The independent firm (i) evaluated and analyzed various Sponsor Founder Shares of Fortune Rise Acquisition Corp. (“FRLA”); (ii) assessed the terms including various redemption and liquidation features considering each of the Company’s financial plans and market conditions; and (iii) determined the underlying value to be assigned to the FRLA Sponsor Founder Shares as of the Date of Valuation and evaluated the FRLA Sponsor Founder Shares for impairment by performing the following procedures:

●	Analyzed the Company’s S-4 filing, business combination agreement and other documentation.

●	Developed Monte Carlo Model that values the FRLA Sponsor Founder Shares based on a multipath random event model and future projections of the various potential outcomes. The Monte Carlo Model simulation included 50,000 iterations and simulated the stock price, the timing of the business combination, and the timing of the lapse of the transfer restrictions.

●	Developed the discounted cash flow from the sale of the securities at the time the restrictions terminated.

●	Probability weighted the cash flow, discounted for lack of marketability.

●	Valued the FRLA Sponsor Founder Shares as of the dates of valuation.

Based on the procedures performed the independent valuation firm concluded that the value of FRLA Sponsor Founder Shares was not impaired.

Recording of membership interest

As of December 31, 2023 and 2022, WODI recorded the purchase of Class B Founder Shares at lower of cost or market at $400,000 on the consolidated balance sheet as other asset.

Operating Unit and Segment Reporting Policy

WODI has identified its operating units based on the internal organizational structure used by the Chief Operating Decision Maker (CODM) for making decisions about resource allocation and performance evaluation. The operating units are as follows:

●	MWS is engaged in the design, manufacture, and installation of water treatment systems.

●	PWT focuses on providing custom-engineered water treatment solutions for industrial and municipal clients.

●	WOD is currently in its development stage and is focused on offering water treatment services using a Design-Build-Own-Operate (DBOO) model.

Although WODI manages its operations across three different operating units, the CODM evaluates the company’s overall financial performance as a single reporting segment due to the similarities in products, services, and operational processes across the units. Therefore, WODI reports its financial results on a consolidated basis.

Management Assertion on WODI Expense Reporting

Management asserts that all expenses reflected in WODI’s financial statements represent the direct costs of doing business and are fully borne by WODI. The financial statements accurately present WODI’s operational costs.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

3.	CAPITAL STOCK

WODI Preferred Stock

On April 22, 2022, WODI designated 50,000,000 shares of authorized Preferred Stock at $0.0001 par value per share.

Series A

On October 13, 2022, WODI designated 1,000,000 shares of its authorized preferred stock as Series A preferred stock. The shares of Series A preferred stock were reserved for issuance to the holders of Parent Company’s

Series Y preferred shares and issuable to the holders of the Series Y shares at a ratio of 500:1. The holders of Series A preferred shares were not entitled to dividends and were not entitled to a vote until such time as the Series A preferred shares were converted to common shares. Each share of Series A preferred stock was convertible, at any time at the conversion ratio of 50:1, or such other rate as determined by the Board, provided, however that at no time shall the total number of issued and outstanding Series A preferred shares, on a converted basis, be less than ten percent (10%) (‘Dilution Floor’) of the total authorized shares of common stock (on a fully diluted basis) based upon an anticipated sale of $20,000,000 in Series Y shares. The dilution floor shall be adjusted proportionately based upon the actual number of Series Y shares sold. On November 7, 2022, WODI filed an Amended and Restated Certificate of Incorporation and effected a 20:1 reverse stock split with respect to the common shares and the Series A preferred shares.

During the year ended December 31, 2023, WODI issued an aggregate of 6,791 shares of its Series A preferred stock to certain holders of the Parent Company’s Series Y preferred stock at par value of $0.0001. Due to WODI’s merger with PWT on September 21, 2023, all Series A preferred shares were fully converted to common stock in WODI. As of December 31, 2023, there were 0 shares of Series A preferred stock issued and outstanding.

Valuation

The Series A preferred shares were valued by an independent valuation expert based on a Probability Weighted Expected Return Methodology (“PWERM”) with an underlying Discounted Cash Flow (“DCF”) analysis.

The following parameters were considered in this analysis:

1.	Two settlement options - either a merger occurs with the SPAC and the likelihood of it occurring or the merger does not occur.

2.	Three main tranches of valuation dates were considered based on the dates of bulk issuances of shares.

3.	SPAC offer value – which was based on management’s representations of the terms under negotiation during the time of issuances.

4.	Base value of WODI – which was supported by a market analysis completed by management at the time of implementing the Reg A offering and a subsequent increase in base value in Q3, 2023 based on the estimated fair value of the Modular Water Systems assets contributed to the business and merger with PWT.

5.	Timing of a settlement event/conversion event for the Series A shares under the two settlement options.

6.	The expected outstanding issuance of Series Y and convertible debt as of settlement

Based on the above, the value of WODI Series A preferred shares were determined to be as follows:

Fair Value of
Valuation Date	shares
12/28/2022	$56.68
02/08/2023	$106.67
06/15/2023	$266.73
08/21/2023	$54.58

Out of the total 6,791 shares issued during the nine months ended September 30, 2023, 201 shares were issued in Q1, 2023 and were valued at $106.67 per share, 8 shares which were issued in Q2, 2023 were valued at $266.73 per share, and 6,582 shares which were issued in Q3, 2023 were valued at $54.58 for an aggregate expense of $382,793 for the year ended December 31, 2023 and recorded as preferred stock incentive compensation in the consolidated financial statements.

Series B

On April 28, 2023, WODI designated 1,000,000 shares of its authorized preferred stock as Series B preferred stock. The shares of Series B preferred stock had an initial issuance value of $5.00 per share and were reserved for issuance to the holders of Parent Company’s Series X preferred shares and other direct issuances at the discretion of the WODI board of directors. The holders of Series B preferred shares were not entitled to dividends and were not entitled to a vote until such time as the Series B preferred shares are converted to common shares. Each share of Series B preferred stock shall be convertible, at any time per terms of the Series B Certificate of Designation, provided, however that at no time shall the total number of issued and outstanding Series B preferred shares, on a converted basis, be less than 2.5 percent (2.5%) (‘Dilution Floor’) of the total authorized shares of common stock (on a fully diluted basis) based upon an anticipated issuance of $5,000,000 in Series B shares. The dilution floor shall be adjusted proportionately based upon the actual number of Series B shares. During the year ended December 31, 2023, WODI issued an aggregate of 538,400 shares of its Series B preferred stock with a par value of $0.0001, to certain holders of the Parent Company’s Series X preferred stock and holders of WODI Note Purchase Agreements. Due to WODI’s merger with PWT on September 21, 2023, all Series B preferred shares were fully converted to common stock in WODI. As of December 31, 2023, there were 0 shares of Series B preferred stock issued and outstanding.

Valuation

The Series B preferred shares were valued by an independent valuation expert based on a Probability Weighted Expected Return Methodology (“PWERM”) with an underlying Discounted Cash Flow (“DCF”) analysis.

The following parameters were considered in this analysis:

1.	Two settlement options - either a merger occurs with the SPAC and the likelihood of it occurring or the merger does not occur.

2.	SPAC offer value – which was based on management’s representations of the terms under negotiation during the time of issuances.

3.	Base value of WODI – which was supported by a market analysis completed by management at the time of implementing the Reg A offering and a subsequent increase in base value in Q3, 2023 based on the estimated fair value of the Modular Water Systems assets contributed to the business and the merger with PWT.

4.	Timing of a settlement event/conversion event for the Series B shares under the two settlement options.

5.	The expected outstanding issuance of Series Y and convertible debt as of settlement

Based on the above, the value of WODI Series B preferred shares were determined to be as follows:

Fair Value of
Valuation Date	shares
06/27/2023	$0.36
08/21/2023	$0.37

For the year ended December 31, 2023, the shares granted in Q2 and Q3 2023 were valued at $0.36 and $0.37 per share, respectively, for an aggregate expense of $193,824 and recorded as preferred stock incentive compensation in the consolidated financial statements.

Series C

On October 13, 2022, the Board of Directors authorized the issuance of 1,000,000 shares of Series C preferred stock, par value $0.0001 per share, to T. Riggs Eckelberry (the “Holder”) in exchange for his continued employment with the Parent Company. The Holder of Series C preferred stock was not entitled to receive dividends, was not entitled to any liquidation preference and shares of Series C preferred stock did not have any conversion rights. The Holder of Series C preferred shares shall vote with the holders of the common shares on an as converted basis. However, as long as any shares of Series C preferred shares are outstanding, WODI shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C preferred shares directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Series C preferred shares or alter or amend this Certificate of Designation, (b) amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series C preferred shares, or (d) enter into any agreement with respect to any of the foregoing. Notwithstanding the foregoing, the Holder shall be entitled to vote a number of shares equal to fifty-one percent (51%) of the total number of voting shares. Due to WODI’s merger with PWT, all Series C preferred shares were cancelled per the plan of merger agreement dated September 21, 2023. As of December 31, 2023, there were 0 of Series C preferred stock outstanding.

WODI common stock

On February 17, 2023, the Securities and Exchange Commission qualified the Offering Circular for the offering of securities by WODI pursuant to Regulation A offering (the “Reg A offering”). The Reg A Offering was intended to accumulate capital for WODI to direct toward WOD projects.

On March 9, 2023, the Parent Company announced that it launched a limited preview of the Reg A offering for WODI.

As of June 26, 2023 (the “Termination date”), the Parent Company suspended the sale of securities under the Reg A offering for WODI. As of the Termination Date, 12,000 shares were sold for total proceeds of $60,000.

On September 21, 2023, WODI merged with PWT. Pursuant to the merger:

●	An aggregate of 8,151 shares of WODI Series A preferred stock were converted to 509,482 WODI common stock.

●	An aggregate of 538,400 shares of WODI Series B preferred stock were converted to 637,000 WODI common stock.

In total, the WODI Series A and WODI Series B preferred stock were converted to 1,146,482 shares of WODI common stock. Per the Merger Agreement with PWT, these shares along with Reg A shares were exchanged for 1,228,150 shares of PWT common stock.

Progressive Water Treatment (‘PWT’) common stock

On September 19, 2023, an equity restructuring plan and forward stock-split of 1,000:1 was implemented for PWT common stock. Post forward stock split implementation but before issuing common stock to WODI stockholders in the PWT Merger, the issued and outstanding common shares of PWT were 10,000,000.

On September 21, 2023, WODI merged with PWT (“PWT Merger”). Pursuant to the PWT Merger, all holders of WODI common shares were issued shares in PWT in the following amounts:

●	An aggregate of 12,171,067 PWT common shares were issued to Parent Company.

●	An aggregate of 25,112 PWT common shares, including make-good shares, were issued to the holders of WODI common stock who invested in the WODI Reg A .

●	An aggregate of 518,322 PWT common shares, including make-good shares, were issued to prior WODI Series A shareholders.

●	An aggregate of 684,716 PWT common shares, including make-good shares, were issued to prior WODI Series B shareholders.

As of December 31, 2023, PWT had 13,399,267 total issued and outstanding common shares.

4.	RESTRICTED STOCK GRANTS AND WARRANTS

Restricted Stock to WODI Board, Employees and Consultants

Between August 12, 2022, and August 3, 2023, WODI entered into Restricted Stock Grant Agreements (the “WODI RSGAs”) with its members of the Board, employees, and consultants to create management incentives to improve the economic performance of WODI and to increase its value. WODI RSGAs provide for the issuance of up to 15,550,000 shares of WODI common stock provided certain milestones and vesting are met in certain stages. The restricted shares may become fully vested and no longer subject to risk of forfeiture (“Vested Shares”) if WODI shares are uplisted to a National Exchange, then upon such uplisting, 25% of the restricted shares that shall vest and become Vested Shares and 6.25% each three-month period thereafter, subject to the following: (i) If WODI shares are traded on a National Exchange, then the amount of restricted shares which shall become Vested Shares during any three-month period shall not exceed an amount representing the greater of (a) 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI and (b) the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. (ii) If WODI shares are subsequently delisted and quoted on the over-the-counter market, including the OTCQB, then the amount of restricted shares which shall become Vested Shares during any three month period shall not exceed an amount representing 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI, or if WODI shares are traded on a national securities exchange, the greater of (b)(i) and the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. If WODI shares do not achieve listing on a national securities exchange within three years of the Effective Date, then the restricted shares shall vest and become Vested Shares at a rate equal to 25% on the three-year anniversary of the Effective Date and 6.25% each three-month period thereafter. WODI has not recognized any costs associated the WODI RSGAs because milestones and vesting have not been achieved. As the milestones are achieved, the shares shall become eligible for vesting and issuance. On September 21, 2023, per the Merger Plan Agreement and per the conversion ratio of 0.19737 established in the Merger Plan Agreement, the 15,550,000 total issuable shares under the WODI RSGAs were converted to 3,069,100 total issuable shares. On October 23, 2023, certain WODI RSGAs were canceled and new WODI RSGAs were issued. As of December 31, 2023, there were 2,581,344 total issuable shares under the WODI RSGAs. As the milestones are achieved, the shares shall become eligible for vesting and issuance. During the year ended December 31, 2023 and 2022, no issuable shares under the WODI RSGAs vested and no costs associated with the milestones were recognized because achievement is not probable.

Warrants

During the year ended December 31, 2023, the Company issued 1,087,869 warrants for proceeds in the amount of $325,000.

5.	CONVERTIBLE PROMISSORY NOTES

In December 2022, WODI raised capital and issued convertible secured promissory notes in the amount of $1,347,500 to investors with 10% interest per annum. The notes were issued to raise capital needed to acquire the equity interests in Fortune Rise Acquisition Corporation (“FRLA” or the “SPAC”) for the purchase price of $400,000 and to pay off the promissory notes the SPAC owed to sellers. Per the terms and conditions of the convertible promissory notes, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Notes (the “Maturity Date”) provided, that WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions, or (ii) when, upon the occurrence and during the continuance of an event of default.

During the year ended December 31, 2023, WODI raised additional capital of $6,923,000 and an investor exchanged the Parent Company’s Series X preferred stock in the amount of $250,000 and Series R preferred stock in the amount of $100,000 for a WODI convertible secured promissory note. Also, during the year ended December 31, 2023, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 853,916,848 shares of the Parent Company’s common stock were redeemed at the closing fair market share price on the dates of redemptions, which was added to the cash value of the shareholders’ investment to purchase WODI convertible secured promissory notes. There were no redemptions of the Parent Company’s common stock for the year ended December 31, 2022. As of December 31, 2023 and 2022, WODI had outstanding convertible secured promissory notes in the amount of $16,729,089 and $1,347,500, respectively.

During the year ended December 31, 2023, WODI recognized a loss of $8,108,859 related to the conversion and settlement value added to the note purchase agreements. This loss was calculated based on fair market value of common stock issued upon conversion and settlement compared to the carrying value of the notes. The conversion feature of the notes is contingent upon the occurrence of a merger, which cannot be considered probable at this time. Therefore, the contingent feature does not need to be considered outstanding. This loss is included in the Conversion and settlement value added to purchase agreements’ line item under “Other Income (Expense)” in the Consolidated Statements of Operations for the year ended December 31, 2023.

A number of the WODI shareholders were original investors in WODI’s parent company OCLN. Under the terms of the agreements with such persons, these original investors, upon further agreeing to invest in WODI, were granted the ability to redeem their OCLN shares. This redemption was contingent upon their continued investment in WODI. The redemption option was specifically offered as an incentive to encourage additional investment into WODI.

The range of closing fair market prices on the dates of redemption is 0.00640 to 0.12000 and the cash value of the redemptions is $7,499,390

The cash value of the redemptions was added to the WODI convertible promissory notes to accurately reflect the total value exchanged during these transactions. This approach seeks to provide transparency and compliance with the terms of the agreements, which required the fair value of the redeemed shares to be included with the cash value of shareholders’ investments. Recognizing this value in the financial statements aligned with GAAP. According to ASC-470-20, “Debt Conversions and Other Options”, the recognition of fair value of the equity instruments issued in a financing transaction should be included in the measurement of the related debt.

6.	REVENUE FROM CONTRACTS WITH CUSTOMERS

Equipment Contracts

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, WODI will recognize the loss as it is determined.

The total revenue from contracts with customers for the years ended December 31, 2023 and 2022 was $6,681,886 and $10,350,281, respectively.

Contract assets represents revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represents billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract assets for the years ended December 31, 2023 and 2022 was $455,102 and $1,479,491, respectively. The contract liability for the years ended December 31, 2023 and 2022 was $1,346,366 and $932,458, respectively.

7.	EMPLOYEE RETENTION TAX CREDIT

Under the provisions of the extension of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) passed by the United States Congress and signed by the President, The Parent Company was eligible for a refundable employee retention credit (the “ERTC”) subject to certain criteria. The Parent Company’s subsidiary, PWT applied for the ERTC and during the years ended December 31, 2023 and 2022, received an aggregate of $126,879 and $352,437, respectively, which was recognized in the financial statements as other income.

8.	COMMITMENTS AND CONTINGENCIES

Facility Rental – Related Party

PWT rents an approximately 12,000 square foot facility located at 2535 E. University Drive, McKinney, TX 75069, with a current monthly rent of $8,500.

Related Party Transactions

On an as needed basis, at certain times, WODI transfers funds to the Parent Company for use in operations and to provide intercompany transfers to its subsidiaries. As of December 31, 2023 and 2022, an aggregate of $864,528 and $269,000, respectively, was due to the Parent Company and its subsidiaries which is reflected on WODI’s financial statements. As of December 31, 2023, impairment on related party receivable of $4,631,049 was recognized on WODI’s financial statements due to low probability of Parent company’s ability to repay the balances due.

Warranty Reserve

Generally, a customer project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year. There are various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims. A warranty reserve has been provided based on historical data and the opinion of management in the amount of $20,000 and is reflected in the consolidated financial statements for the years ended December 31, 2023 and 2022.

9.	LINE OF CREDIT

During the year ended December 31, 2023, PWT obtained 12-month credit lines in the aggregate amount of $345,875, with an interest rate of 26.07%. During the year ended December 31, 2023, PWT paid principal in the amount of $167,067, leaving a principal balance of $178,808 as of December 31, 2023.

10.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

Between January 5, 2024 and June 5, 2024, WODI made payments on behalf of the SPAC in the aggregate amount of $947,000.

Between January 8, 2024 and June 7, 2024, an aggregate of 139,560,037 shares of common stock were redeemed by the Parent Company, and the redemption amount, together with cash paid by the redeeming stockholders, were used by the stockholders to purchase convertible secured promissory notes from WODI.

On February 14, 2024, the Parent Company and Fortune Rise Acquisition Corporation (Nasdaq: FRLA), filed a registration statement on Form S-4 with the SEC which includes a preliminary proxy statement and prospectus in connection with the proposed business combination with WODI.

On or around March 5, 2024, PWT was named as a defendant in a case filed by Process Solutions, Inc (“PSI”). The case was filed in the Court of Common Pleas in Hamilton County, Ohio. The complaint alleges that PWT breached a contract with PSI and alleges damages of $143,675 plus attorneys fees. PWT has removed the case to federal court, denies the claims in the complaint and intends to enforce a binding arbitration provision between the parties and to bring counter claims against PSI for failing to pay PWT for services rendered.

On May 10, 2024, WODI entered into a new facility lease effective July 1, 2024 for an initial term of five years. The new facility located in Sherman, Texas includes approximately 21,300 square feet with a monthly base rent in the amount of $13,313 plus fees.

WATER ON DEMAND, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$202,644	$374,191
Contracts receivable, net allowance of $368,917 and $379,335, respectively	1,247,416	1,509,504
Contract assets	476,906	455,102
Prepaid expenses	34,354	-
TOTAL CURRENT ASSETS	1,961,320	2,338,797
NET PROPERTY AND EQUIPMENT	2,006	3,370
OTHER ASSETS
SPAC Class B common shares purchase cost	400,000	400,000
Security Deposit	18,000	-
TOTAL OTHER ASSETS	418,000	400,000
TOTAL ASSETS	$2,381,326	$2,742,167

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and other payable	$1,459,460	$1,335,210
Accrued expenses	1,992,045	1,103,158
Contract liabilities	1,619,759	1,346,366
Tax liability 83(b)	13,600	13,600
Customer deposit	143,503	143,503
Warranty reserve	20,000	20,000
Line of credit	53,063	178,808
Due to related party	680,986	864,528
Loan payable, merchant cash advance	146,250	110,695
Convertible secured promissory note (Note 5)	20,068,589	16,729,089
Total Current Liabilities	26,197,255	21,844,957

Total Liabilities	26,197,255	21,844,957
SHAREHOLDERS’ DEFICIT
Common stock	1,340	1,340
Additional paid in capital - Common stock	1,411,508	985,278
Accumulated deficit	(25,228,777)	(20,089,408)

TOTAL SHAREHOLDERS’ DEFICIT	(23,815,929)	(19,102,790)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,381,326	$2,742,167

WATER ON DEMAND, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(UNAUDITED)

	Six Months Ended
	June 30, 2024	June 30, 2023
Sales	$2,604,196	$3,823,932
Cost of Goods Sold	2,332,346	3,513,086
Gross Profit	271,850	310,846
Operating Expenses
Selling and marketing expenses	94,671	42,988
General and administrative expenses	578,784	560,248
Total Operating Expenses	673,455	603,236

Loss from Operations	(401,605)	(292,390)
OTHER INCOME (EXPENSE)
Other income	1,143	126,879
Impairment of receivable from SPAC	(1,128,000)	(2,600,985)
Preferred stock incentive compensation	-	(155,852)
Conversion and settlement value added to note purchase agreements	(1,297,000)	(6,037,589)
Interest expense	(1,040,227)	(311,610)
Impairment on related party receivable	(1,273,680)	-

TOTAL EXPENSE INCOME	(4,737,764)	(8,979,157)

NET LOSS	$(5,139,369)	$(9,271,547)

BASIC AND DILUTED	(0.38)	(1.60)

MEIGHTED-AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	13,399,217	5,783,156

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	SIX MONTHS ENDED JUNE 30, 2023
					Additional	Other
	Preferred stock		Common stock		Paid-in-	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	loss	Deficit	Total
Balance at December 31, 2022	1,001,475	$-	5,779,638	$578	$85,857	$-	$(588,318)	$(501,883)

Issuance of Series A and B Preferred stock granted to Series Y investors at fair value	367,609	37	-	-	155,852	-	-	155,852

Issuance of common shares for Reg A for cash	-	-	7,500	-	37,500	-	-	37,500

Net Loss	-	-	-	-	-	-	(9,271,547)	(9,271,547)

Balance at June 30, 2023	1,369,084	$37	5,787,138	$578	$279,209	$-	$(9,859,865)	$(9,580,078)

	SIX MONTHS ENDED JUNE 30, 2024
					Additional	Other
	Preferred stock		Common stock		Paid-in-	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	loss	Deficit	Total
Balance at December 31, 2023	-	$-	13,399,267	$1,340	$985,278	$-	$(20,089,408)	$(19,102,790)

Issuance of warrants					426,230			426,230

Net Loss	-	-	-	-	-	-	(5,139,369)	(5,139,369)

Balance at June 30, 2024	-	$-	13,399,267	$1,340	$1,411,508	$-	$(25,228,777)	$(23,815,929)

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(UNAUDITED)

	Six Months Ended
	June 30, 2024	June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(5,139,369)	$(9,271,547)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,364	2,278
Preferred stock incentive compensation expense	-	155,852
Debt discount recognized as interest expense	90,000	-
Impairment of receivable from SPAC	1,128,000	2,600,985
Loss on conversion and settlement value of notes	1,297,000	6,037,589
Impairment on related party receivable	1,273,680	-
Change in Assets (Increase) Decrease in:
Contracts receivable	262,088	1,061,010
Contract asset	(21,804)	390,206
Prepaid expense and other assets	(34,354)	-
Loan receivable, related party	(1,457,221)	(2,447,150)
Other assets	(18,000)	(40,194)
Change in Liabilities Increase (Decrease) in:
Accounts payable	124,250	(1,243,251)
Accrued interest on convertible promissory notes	920,390	277,658
Accrued expenses	(31,504)	11,592
Tax liability 83(b)	-	(2,000)
Loan payable, related party	-	238,263
Contract liabilities	273,393	(208,564)

NET CASH USED IN OPERATING ACTIVITIES	(1,332,087)	(2,437,273)

CASH FLOWS USED FROM INVESTING ACTIVITIES:
Purchase of SPAC notes payable	(1,128,000)	(2,600,985)

NET CASH USED IN INVESTING ACTIVITIES	(1,128,000)	(2,600,985)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from line of credit	-	241,542
Payments on line of credit	(125,745)	(40,548)
Payments on loans, merchant cash advance	135,000	-
Payments on loans, merchant cash advance	(189,445)	-
Proceeds from convertible notes	2,042,500	5,344,000
Proceeds from issuance of common stock	-	37,500
Proceeds from issuance of warrants	426,230	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,288,540	5,582,494

NET INCREASE (DECREASE) IN CASH	(171,547)	544,236

CASH BEGINNING OF PERIOD	374,191	564,118

CASH END OF PERIOD	$202,644	$1,108,354

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and dividends paid	$28,817	$18,952
Taxes paid	-	-

WATER ON DEMAND, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

JUNE 30, 2024

1.	ORGANIZATION AND LINE OF BUSINESS

The accompanying condensed consolidated financial statements of Water On Demand, Inc. (“WODI”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto included in OriginClear, Inc. (the “Parent Company”)’s Form 10-K for the year ended December 31, 2023 and Form 10-Q for the six months ended June 30, 2024.

Organization

Water On Demand, Inc. (“WODI”) was incorporated in the state of Nevada on April 22, 2022. WODI, with the support of its parent, OriginClear, Inc (the “Parent Company”), is developing a new outsourced water treatment business called “Water On Demand”: or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

On November 16, 2022, WODI filed a Form 1-A Offering Circular for an offering under Regulation A (the “Offering”) of the Securities Act of 1933 with the U.S. Securities and Exchange Commission. The purpose of the Offering was to allow potential investors the opportunity to invest directly in WODI. The Offering had a minimum investment of $1,000 and was on a best-efforts basis.

On December 22, 2022, WODI entered into a Membership Interest Purchase and Transfer Agreement (the “Purchase Agreement”) with Ka Wai Cheung, Koon Lin Chan, and Koon Keung Chan (each a “Seller”, and collectively, the “Sellers”) and Fortune Rise Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which WODI purchased 100 membership interests in the Sponsor (“Purchased Interests”) from the Sellers, which constitutes 100% of the membership interests in the Sponsor. The Sponsor owns 2,343,750 shares out of 2,443,750 shares of the issued and outstanding shares of Class B common stock (the “Class B common stock”) of Fortune Rise Acquisition Corporation, a Delaware Corporation (“FRLA” or the “SPAC”). On December 29, 2022, the Parent Company announced that its subsidiary, Water On Demand, Inc. had closed its acquisition of Fortune Rise Sponsor, LLC, which is the sponsor of Fortune Rise Acquisition Corp.

On December 22, 2022, WODI paid a total of $1,137,267 to the Sellers of Fortune Rise Sponsor, LLC which included a total of $400,000 to purchase the membership interest in Class B common stock of FRLA and $737,267 for compensating the payment made by the Sellers on November 4, 2022, towards the first extension of the SPAC through February 5, 2023. In connection with the Extension Payment, FRLA issued unsecured promissory notes to the Sellers. As of December 31, 2022, the $737,267 amount was reflected as Notes Payable to related party on the consolidated balance sheet of the SPAC.

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FRLA is a “shell company” as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. The SPAC will not generate any operating revenues until after the completion of its initial business combination, at the earliest.

On December 29, 2022, pursuant to a Membership Interest Purchase and Transfer Agreement and Securities Transfer Agreement with the members of the Sponsor, WODI acquired the membership interests of the Sponsor and became the beneficial owner of 2,343,750 shares of FRLA Class B common stock, each of which is exercisable into one share of FRLA Class A common stock. The purchase price for the membership interests was $400,000. To acquire the equity interests in FRLA for the purchase price of $400,000, WODI issued convertible secured promissory notes to investors at 10% interest per annum. Per the terms and conditions of the convertible promissory note, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Note (the “Maturity Date”) (provided, WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions), or (ii) when, upon the occurrence and during the continuance of an Event of Default.

On January 5, 2023, WODI signed a non-binding Letter of Intent (the “LOI”) with Fortune Rise Acquisition Corporation, (“FRLA” collectively with WODI, the “Parties”). The LOI is not binding on the Parties and is intended solely to guide good-faith negotiations toward a definitive business combination agreement. The Parties will work together in good faith with their respective advisors to agree on a structure for the business combination that is most expedient to the consummation of the acquisition, which may result in a new (merged) entity. Pursuant to the LOI, if a business combination were to be consummated and approved, all of the outstanding equity securities of WODI, including all shares of common stock, preferred stock, outstanding options and warrants will convert into new equity of the merged entity.

On February 7, 2023, FRLA and OriginClear, Inc. announced that WODI deposited $977,500 (the “Second Extension Payment”) into FRLA’s trust account for its public shareholders, representing $0.10 per public share, which enables FRLA to extend the period of time it has to consummate its initial business combination by an additional three months from February 5, 2023 to May 5, 2023 (the “Second Extension”).

WODI assumed the obligation to make any necessary extension payments in connection with the extension of the period of time in which the SPAC may consummate its initial business combination as described in the SPAC’s S-1 Registration Statement, including the three-month extension from November 5, 2022 to February 5, 2023, the Second Extension for an additional three months from February 5, 2023 to May 5, 2023 and a final extension for an additional six months from May 5, 2023 to November 5, 2023.

On April 10, 2023, at the Special Meeting, a total of 10,514,410 (or 81.61%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of March 3, 2023, were present either in person or by proxy, which constituted a quorum. In that FRLA shareholders agreed to an extension of the period of time it has to consummate its initial business combination by an additional six months from May 5, 2023 to November 5, 2023. FRLA’s stockholders voted on to approve and adopt the extension amendment which received sufficient votes (more than 65%) for approval.

On April 14, 2023, WODI entered into an Asset Purchase Agreement with the Parent Company, whereby it agreed to purchase all of the assets related to Parent Company’s “Modular Water Service” business, including licenses, technology, intellectual property, contracts, business models, patents and other assets in exchange for 6,000,000 shares of WODI common stock. The assets included MWS accounts receivables and accounts payables as of April 14, 2023 and an assignment of Parent Company’s existing global master license to the patents of inventor Daniel M. Early, P.E., who heads MWS, and the right to file patents for all additional inventions since 2018, when Parent Company created the MWS unit. Beginning on the Effective Date, all MWS transactions including revenue, accounts payable and accounts receivable were transferred from the Parent Company’s Progressive Water Treatment, Inc. (“PWT”) subsidiary over to WODI.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA and a plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock and WODI Series C was canceled prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

Before issuing common stock to WODI stockholders in the PWT Merger, PWT had 10,000,000 common shares issued and outstanding, which were fully owned by Parent Company. Post PWT-WODI merger, Parent Company received an aggregate of 12,171,067 shares of WODI.

On September 28, 2023, the Letter of Intent (“LOI”) executed on January 5, 2023 with WODI was amended to designate PWT as the new target of the acquisition. Under the amended LOI, FRLA proposed to acquire all the outstanding securities of the new combined WODI/PWT entity, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

On October 24, 2023 FRLA and WODI entered into a definitive business combination agreement (the “BCA”).

On October 25, 2023, at the Special Meeting, a total of 5,687,847 (or 84.59%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record, were present either in person or by proxy, which constituted a quorum. FRLA shareholders approved a proposal to extend the period of time FRLA has to consummate its initial business combination by an additional one year from November 5, 2023 to November 5, 2024, by up to twelve one-month extensions, subject to certain conditions.

As of the date of this filing, the SPAC has been extended through November 5, 2024, to give the Parent Company adequate time to complete all the necessary administrative and regulatory steps, including filing of the registration statement and timely respond to satisfy potential comments, from regulatory bodies to consummate the business combination. Management estimates the likelihood of completing the business combination at 75%.

Line of Business

With the support of its Parent Company, WODI is developing a new outsourced water treatment business called “Water On Demand” or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

Because WOD is still in early stage development, the Parent Company combined its Modular Water Systems division (“MWS”) and its wholly owned subsidiary, Progressive Water Systems Inc. (“PWT”) with WODI. Due to its operating history, PWT became the master corporate entity and subsequently was renamed Water On Demand, Inc.

Thus, Water On Demand Inc. was absorbed into PWT, as was Parent Company’s in-house business unit MWS. Subsequently, Progressive Water Treatment Inc. was renamed Water On Demand, Inc.

WODI as it is now structured, is composed of two operating units, MWS and PWT plus WOD which is a development stage business. For financial reporting purposes, WODI is considered a single reporting unit.

For its current WODI program, the Parent Company plans to support the BCA process, provide management services to WODI and the potential post-merger entity, initiate non-binding agreements for the acquisition of related businesses by WODI or the post-merger entity, which will depend on the outcome of the BCA process.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if WODI is unable to continue as a going concern. These factors, among others raise substantial doubt about WODI’s ability to continue as a going concern. Our independent auditors, in their report on the Parent Company’s audited financial statements for the year ended December 31, 2023 expressed substantial doubt about our ability to continue as a going concern.

The ability of WODI to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the period ended June 30, 2024, WODI obtained funds from the issuance of convertible note agreements. Management believes this funding will continue from its’ current investors and from new investors.

Management believes the existing shareholders and prospective new investors will provide the additional cash needed to meet WODI’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to WODI. Even if WODI is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

This summary of significant accounting policies of WODI is presented to assist in understanding WODI’s financial statements. The financial statements and notes are representations of WODI’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

Water on Demand Inc. accounts are included on its Parent Company’s consolidated financial statements for the six months ended June 30, 2024 and 2023, and for year ended December 31, 2023.

Cash and Cash Equivalent

WODI considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review WODI’s impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, derivative liabilities and other conversion features, fair value investments, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. WODI bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Net Earnings (Loss) per Share Calculations

Basic loss per share calculation is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include securities or other contracts to issue common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. WODI’s diluted loss per share was the same as the basic loss per share for the six months ended June 30, 2024 and 2023.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contract with Customers (“ASC 606”). We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Nature of Contracts and Performance Obligations

Engineered Water Treatment Solutions

We design, manufacture, and install our customer water treatment systems for municipalities, industrial clients, and commercial entities. Our performance obligations typically include the delivery and installation of water treatment systems that meet specific customer requirements. Revenue from these contracts is recognized over time as performance obligations are satisfied, using a cost-cost input method, which reflects the extent of progress towards completion. The transaction price is determined based on fixed fees agreed upon in the contract, and any variable considerations, such as performance bonuses, are estimated at contract inception and constrained to avoid significant reversals.

Sales Price Calculation

The transaction price for each contract is determined based on the agreed-upon terms with the customer, indicating fixed fees and variable consideration where applicable. Variable consideration is estimated at contract inception and constrained to the extent that is it probable that significant reversal of recognized revenue will not occur when the uncertainty is resolved.

Contract Modifications

Contract modifications are accounted for when they create or change existing enforceable rights and obligations. The impact of modifications on transaction prices and performance obligations is recognized in the period when the modifications are approved.

Significant Judgements and Estimates

●	Estimating Progress Towards Completion: For long-term contracts, we use the cost-to-cost method to estimate progress towards completion, considering total costs incurred relative to total estimated costs to complete the project.

●	Variable Consideration: Estimates to variable considerations are constrained to ensure that recognized revenue is not subject to significant reversals in future periods.

Material Rights and Obligations

Our contracts may include material rights for customers to receive effective water treatment solutions and ongoing maintenance services. Our obligations include designing, manufacturing, delivering, installing, and maintaining water treatment systems, as well as providing continuous water treatment services under the DBOO model.

Contract Receivable

WODI bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of clients financial condition and collateral is not required. WODI maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. WODI records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The net contract receivable balance was $1,247,416 and $1,509,504 as of June 30, 2024, and December 31, 2023 respectively.

Indefinite Lived Intangibles and Goodwill Assets

WODI accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

WODI tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, WODI performed a qualitative assessment of indefinite lived intangibles and goodwill at June 30, 2024 and December 31, 2023 and determined there was no impairment of indefinite lived intangibles and goodwill.

Promissory Notes

Since buying the sponsorship interest in the SPAC on December 22, 2022 through June 30, 2024, WODI and the Parent Company made payments on behalf of the SPAC in the aggregate amount of $5,051,985. As of June 30, 2024, WODI and the Parent Company received an aggregate of $5,051,985 in unsecured promissory notes (the “SPAC Notes”) from the SPAC in exchange for the payments made on behalf of the SPAC to meet its operating expenses and the extension payments. The SPAC Notes are non-interest bearing and payable (subject to the waiver against SPAC trust provisions) on the earlier of (i) consummation of the SPAC initial business combination; or (ii) the date of the liquidation of the SPAC. The principal balance of each SPAC Note may be prepaid at any time, at the election of the SPAC.

Impairment of receivable

Although the payments made on behalf of the SPAC are amounts receivable to WODI, for the periods ended June 30, 2024 and 2023, WODI considered the aggregate amount of $1,128,000 and $2,600,985, respectively, for the SPAC Notes to be impaired and recorded it as an expense on the consolidated income statements, as it is deemed probable that the SPAC may not have funds to pay back with interest all of the Class A shareholders and WODI for the amounts advanced to the SPAC. In the event of WODI successfully merging with the SPAC, all amounts paid by WODI on behalf of the SPAC, including any future payments made until such merger is fully consummated will be received back by WODI.

Recording of membership interest

As of June 30, 2024 and December 31, 2023, WODI recorded the purchase of Class B Founder Shares at lower of cost or market at $400,000 on the consolidated balance sheet as other assets.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

3.	CAPITAL STOCK

WODI common stock

On February 17, 2023, the Securities and Exchange Commission qualified the Offering Circular for the offering of securities by WODI pursuant to Regulation A offering (the “Reg A offering”). The Reg A Offering was intended to accumulate capital for WODI to direct toward WOD projects.

On March 9, 2023, the Parent Company announced that it launched a limited preview of the Reg A offering for WODI.

As of June 26, 2023 (the “Termination date”), the Parent Company suspended the sale of securities under the Reg A offering for WODI. As of the Termination Date, 12,000 shares were sold for total proceeds of $60,000.

On September 21, 2023, WODI merged with PWT. Pursuant to the merger:

●	An aggregate of 8,151 shares of WODI Series A preferred stock were converted to 509,482 WODI common stock.

●	An aggregate of 538,400 shares of WODI Series B preferred stock were converted to 637,000 WODI common stock.

In total, the WODI Series A and WODI Series B preferred stock were converted to 1,146,482 shares of WODI common stock. Per the Merger Agreement with PWT, these shares along with Reg A shares were exchanged for 1,228,150 shares of PWT common stock.

On September 19, 2023, an equity restructuring plan and forward stock-split of 1,000:1 was implemented for PWT common stock. Post forward stock split implementation but before issuing common stock to WODI stockholders in the PWT Merger, the issued and outstanding common shares of PWT were 10,000,000.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA and a plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock and WODI Series C was canceled prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

As of June 30, 2024, WODI had 13,399,267 total issued and outstanding common shares.

4.	RESTRICTED STOCK GRANTS AND WARRANTS

Restricted Stock to WODI Board, Employees and Consultants

Between August 12, 2022, and August 3, 2023, WODI entered into Restricted Stock Grant Agreements (the “WODI RSGAs”) with its members of the Board, employees, and consultants to create management incentives to improve the economic performance of WODI and to increase its value. WODI RSGAs provide for the issuance of up to 15,550,000 shares of WODI common stock provided certain milestones and vesting are met in certain stages. The restricted shares may become fully vested and no longer subject to risk of forfeiture (“Vested Shares”) if WODI shares are uplisted to a National Exchange, then upon such uplisting, 25% of the restricted shares that shall vest and become Vested Shares and 6.25% each three-month period thereafter, subject to the following: (i) If WODI shares are traded on a National Exchange, then the amount of restricted shares which shall become Vested Shares during any three-month period shall not exceed an amount representing the greater of (a) 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI and (b) the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. (ii) If WODI shares are subsequently delisted and quoted on the over-the-counter market, including the OTCQB, then the amount of restricted shares which shall become Vested Shares during any three month period shall not exceed an amount representing 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI, or if WODI shares are traded on a national securities exchange, the greater of (b)(i) and the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. If WODI shares do not achieve listing on a national securities exchange within three years of the Effective Date, then the restricted shares shall vest and become Vested Shares at a rate equal to 25% on the three-year anniversary of the Effective Date and 6.25% each three-month period thereafter. WODI has not recognized any costs associated the WODI RSGAs because milestones and vesting have not been achieved. As the milestones are achieved, the shares shall become eligible for vesting and issuance. On September 21, 2023, per the Merger Plan Agreement and per the conversion ratio of 0.19737 established in the Merger Plan Agreement, the 15,550,000 total issuable shares under the WODI RSGAs were converted to 3,069,100 total issuable shares. On October 23, 2023, certain WODI RSGAs were canceled and new WODI RSGAs were issued. As of June 30, 2024, there were 2,581,344 total issuable shares under the WODI RSGAs. As the milestones are achieved, the shares shall become eligible for vesting and issuance. During the six months ended June30, 2024 and 2023, no issuable shares under the WODI RSGAs vested and no costs associated with the milestones were recognized because achievement is not probable.

Warrants

During the six months ended June 30, 2024, the Company issued 1,427,049 warrants for proceeds in the amount of $426,230.

5.	CONVERTIBLE PROMISSORY NOTES

Between December 2022 and December 31, 2023, WODI raised capital and issued convertible secured promissory notes in the amount of $8,270,500 to investors with 10% interest per annum, and an investor exchanged the Parent Company’s Series X preferred stock in the amount of $250,000 and Series R preferred stock in the amount of $100,000 for a WODI convertible secured promissory note. Also during the year ended December 31, 2023, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 853,916,848 shares of the Parent Company’s common stock were redeemed at the closing fair market share price on the dates of redemptions, which was added to the cash value of the shareholders’ investment to purchase WODI convertible secured promissory notes. Per the terms and conditions of the convertible promissory notes, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Notes (the “Maturity Date”) provided, that WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions, or (ii) when, upon the occurrence and during the continuance of an event of default.

During the six months ended June 30, 2024, WODI raised additional capital of $2,042,500 and issued convertible secured promissory notes to investors with 10% interest per annum. Also during the six months ended June 30, 2024, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 139,560,037 shares of the Parent Company’s common stock were redeemed at the closing fair market share price on the dates of redemptions, which was added to the cash value of the shareholders’ investment to purchase WODI convertible secured promissory notes. The loss relating to these settlement and conversion agreements of $1,297,000 was accounted for in the consolidated statements of operations.

As of June 30, 2024, WODI had outstanding convertible secured promissory notes in the amount of $20,068,589.

6.	REVENUE FROM CONTRACTS WITH CUSTOMERS

Equipment Contracts

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, WODI will recognize the loss as it is determined.

The total revenue from contracts with customers for the six months ended June 30, 2024 and 2023 was $2,604,196 and $3,823,932, respectively.

Contract assets represent revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represent billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract assets for the six months ended June 30, 2024 and the year ended December 31, 2023 was $476,906 and $455,102, respectively. The contract liability for the six months ended June 30, 2024 and the year ended December 31, 2023 was $1,619,759 and $1,346,366, respectively.

7.	COMMITMENTS AND CONTINGENCIES

Facility Rental – Related Party

PWT rents an approximately 12,000 square foot facility located at 2535 E. University Drive, McKinney, TX 75069, with a current monthly rent of $8,500.

Related Party Transactions

On an as needed basis, at certain times, WODI transfers funds to the Parent Company for use in operations and to provide intercompany transfers to its subsidiaries. As of June 30, 2024 and the year ended December 31, 2023, an aggregate of $680,986 and $864,528, respectively, was due to the Parent Company and its subsidiaries which is reflected on WODI’s financial statements. As of June 30, 2024, impairment on related party receivable of $1,273,680 was recognized on WODI’s financial statements due to low probability of Parent company’s ability to repay the balances due.

Warranty Reserve

Generally, a customer project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year. There are various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims. A warranty reserve has been provided based on historical data and the opinion of management in the amount of $20,000 and is reflected in the consolidated financial statements for the six months ended June 30, 2024 and the year ended December 31, 2023.

Litigation

On or around March 5, 2024, PWT was named as a defendant in a case filed by Process Solutions, Inc (“PSI”). The case was filed in the Court of Common Pleas in Hamilton County, Ohio. The complaint alleges that PWT breached a contract with PSI and alleges damages of $143,675 plus attorney’s fees. PWT has removed the case to federal court, denies the claims in the complaint and intends to enforce a binding arbitration provision between the parties and to bring counter claims against PSI for failing to pay PWT for services rendered.

8.	LINE OF CREDIT

During the year ended December 31, 2023, PWT obtained 12-month credit lines in the aggregate amount of $345,875, with an interest rate of 26.07%. The remaining balance as of December 31, 2023 was $178,808. During the six months ended June 30, 2024, PWT paid principal in the amount of $125,745 leaving a principal balance of $53,063 as of June 30, 2024.

9.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

Between April 3, 2024 and August 7 2024, an aggregate of 108,479,526 shares of common stock were redeemed by the Parent Company, and the redemption amount, together with cash paid by the redeeming stockholders, were used by the stockholders to purchase convertible secured promissory notes from WODI.

On May 10, 2024, WODI entered into a new facility lease effective July 1, 2024 for an initial term of five years. The new facility located in Sherman, Texas includes approximately 21,300 square feet with a monthly base rent in the amount of $13,313 plus fees.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Water on Demand, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Water on Demand, Inc. (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America. Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company suffered a net loss from operations and used cash in operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in Note 2, the Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Auditing management’s evaluation of agreements with customers involves significant judgment, given the fact that some agreements require management’s evaluation and allocation of the standalone transaction prices to the performance obligations.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2020.

The Woodlands, TX

July 2, 2024

WATER ON DEMAND, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022

ASSETS

CURRENT ASSETS
Cash	$374,191	$564,118
Contracts receivable, net allowance of $379,335 and $17,315, respectively	1,509,504	2,479,123
Contract assets	455,102	1,479,491
Due from related party	-	332,169

TOTAL CURRENT ASSETS	2,338,797	4,854,901

NET PROPERTY AND EQUIPMENT	3,370	7,386

OTHER ASSETS
SPAC Class B common shares purchase cost	400,000	400,000

TOTAL OTHER ASSETS	400,000	400,000

TOTAL ASSETS	$2,742,167	$5,262,287

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and other payable	$1,335,210	$2,993,590
Accrued expenses	1,103,158	42,519
Contract liabilities	1,346,366	932,458
Tax liability 83(b)	13,600	15,600
Customer deposit	143,503	143,503
Warranty reserve	20,000	20,000
Line of credit	178,808	-
Due to related party	864,528	269,000
Loan payable, merchant cash advance	110,695	-
Convertible secured promissory note (Note 5)	16,729,089	1,347,500

Total Current Liabilities	21,844,957	5,764,170

Total Liabilities	21,844,957	5,764,170
SHAREHOLDERS’ DEFICIT
Common stock	1,340	578
Additional paid in capital - Common stock	985,278	85,857
Accumulated deficit	(20,089,408)	(588,318)

TOTAL SHAREHOLDERS’ DEFICIT	(19,102,790)	(501,883)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,742,167	$ 5,262,287

WATER ON DEMAND, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Twelve Months Ended
	December 31, 2023	December 31, 2022
Sales	$6,681,886	$10,350,281

Cost of Goods Sold	6,055,365	8,890,837

Gross Profit	626,521	1,459,444

Operating Expenses
Selling and marketing expenses	182,048	108,947
General and administrative expenses	1,665,745	1,246,113

Total Operating Expenses	1,847,793	1,355,060

Loss from Operations	(1,221,272)	104,384

OTHER INCOME (EXPENSE)
Other income	127,448	352,827
Impairment of receivable from SPAC	(3,979,985)	(737,267)
Preferred stock incentive compensation	(576,618)	-
Conversion and settlement value added to note purchase agreements	(8,108,589)	-
Interest expense	(1,172,460)	(46,554)
Impairment on related party receivable	(4,631,049)	-

TOTAL OTHER (EXPENSE) INCOME	(18,341,253)	(430,994)

NET LOSS	(19,562,525)	$(326,610)

BASIC AND DILUTED	(1.86)	(0.07)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,516,531	2,615,254

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023 AND 2022

	TWELVE MONTHS ENDED DECEMBER 31, 2022
	Preferred stock		Common stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in-Capital	Deficit	Total
Balance at December 31, 2021	-	$-	779,638	$78	$61,357	$(261,708)	$(200,273)
Issuance of common stock for cash	-	-	5,000,000	500	24,500	-	25,000
Preferred Series C shares issued	1,000,000
Preferred Series A shares issued	1,475
Net Income	-	-	-	-	-	(326,610)	(326,610)
Balance at December 31, 2022	1,001,475	$-	5,779,638	$578	$85,857	$(588,318)	$(501,883)

	TWELVE MONTHS ENDED DECEMBER 31, 2023
	Preferred stock		Common stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in-Capital	Deficit	Total
Balance at December 31, 2022	1,001,475	$-	5,779,638	$578	$85,857	$(588,318)	$(501,883)
Rounding		100					100
Common shares issued for Transfer of MWS assets/IP to WODI	-	-	6,000,000	600	(600)	-	-
Issuance of Series A and B Preferred stock granted to Series Y investors at fair value	545,191	54	-	-	576,563	-	576,617
Issuance of common shares for Reg A for cash	-	-	12,000	1	59,999	-	60,000
Cancellation of Reg A common and Series A and B Preferred shares	(1,546,666)	(154)	(12,000)	-	(113)	-	(267)
Common shares converted to PWT common due to Merger	-	-	(11,779,638)	(1,179)	(60,088)	61,435	168
Common shares issued to OriginClear Inc. due to Merger			12,171,067	1,217	(1,217)		-
Common shares issued to Reg A shareholders due to Merger			25,112	3	(3)		-
Common shares issued to Series A and Series B Preferred Stockholders due to Merger			1,203,038	120	(120)		-
Issuance of warrants					325,000		325,000
Net Loss	-	-	-	-	-	(19,562,525)	(19,562,525)
Balance at December 31, 2023	-	$-	13,399,267	$1,340	$985,278	$(20,089,408)	$(19,102,790)

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023 AND 2022

	Twelve Months	Twelve Months
	Ended	Ended
	December 31, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(19,562,525)	$(326,610)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,016	9,561
Preferred stock incentive compensation expense	576,618	-
Debt discount recognized as interest expense	59,900	-
Impairment of receivable from SPAC	3,979,985	737,267
Loss on conversion and settlement value of notes	8,108,589	-
Impairment on related party receivable	4,631,049	-
Change in Assets (Increase) Decrease in:
Contracts receivable	969,619	(328,419)
Contract asset	1,024,389	(1,100,559)
Inventory asset	-	2,850
Loan receivable, related party	(3,353,351)	263
Change in Liabilities Increase (Decrease) in:
Accounts payable	(1,658,379)	2,146,295
Accrued interest on convertible promissory notes	1,032,123	-
Accrued expenses	28,517	29,241
Tax liability 83(b)	(2,000)	15,600
Loan payable, related party	-	69,000
Contract liabilities	413,908	(954,488)

NET CASH USED IN OPERATING ACTIVITIES	(3,747,544)	300,001

CASH FLOWS USED FROM INVESTING ACTIVITIES:
Purchase of SPAC notes payable	(3,979,985)	(737,267)
Purchase of Class B Common Shares in SPAC	-	(400,000)

NET CASH USED IN INVESTING ACTIVITIES	(3,979,985)	(1,137,267)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	345,875	-
Payments on line of credit	(167,067)
Proceeds from loans, merchant cash advance	90,000	-
Payments on loans, merchant cash advance	(39,205)
Proceeds from loans, related party	-	740,000
Repayment of loans, related party	-	(690,000)
Loan receivable, related party		(117,869)
Proceeds from convertible notes	6,923,000	1,347,500
Proceeds from issuance of common stock	60,000	25,000
Proceeds from issuance of warrants	325,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,537,603	1,304,631

NET INCREASE IN CASH	(189,927)	467,365

CASH BEGINNING OF YEAR	564,118	96,753

CASH END OF YEAR	$374,191	$564,118

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and dividends paid	$50,437	$41,563
Taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON CASH TRANSACTIONS
Issuance of common stock to WODI shareholders	$61,435	$-
Redemption of preferred shares for secured promissory notes	$350,000	$-

WATER ON DEMAND, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - AUDITED

DECEMBER 31, 2023 AND 2022

1. ORGANIZATION AND LINE OF BUSINESS

The accompanying audited condensed consolidated financial statements of Water On Demand, Inc. (“WODI”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto included in OriginClear, Inc. (the “Parent Company”)’s Form 10-K for the year ended December 31, 2023.

Organization

Water On Demand, Inc. (“WODI”) was incorporated in the state of Nevada on April 22, 2022. WODI, with the support of its parent, OriginClear, Inc (the “Parent Company”), is developing a new outsourced water treatment business called “Water On Demand”: or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

On November 16, 2022, WODI filed a Form 1-A Offering Circular for an offering under Regulation A (the “Offering”) of the Securities Act of 1933 with the U.S. Securities and Exchange Commission. The purpose of the Offering is to allow potential investors the opportunity to invest directly in WODI. The Offering has a minimum investment of $1,000 and will be on a best-efforts basis.

On December 22, 2022, WODI entered into a Membership Interest Purchase and Transfer Agreement (the “Purchase Agreement”) with Ka Wai Cheung, Koon Lin Chan, and Koon Keung Chan (each a “Seller”, and collectively, the “Sellers”) and Fortune Rise Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which WODI purchased 100 membership interests in the Sponsor (“Purchased Interests”) from the Sellers, which constitutes 100% of the membership interests in the Sponsor. The Sponsor owns 2,343,750 shares out of 2,443,750 shares of the issued and outstanding shares of Class B common stock (the “Class B common stock”) of Fortune Rise Acquisition Corporation, a Delaware Corporation (“FRLA” or the “SPAC”). On December 29, 2022, the Parent Company announced that its subsidiary, Water On Demand, Inc. had closed its acquisition of Fortune Rise Sponsor, LLC, which is the sponsor of Fortune Rise Acquisition Corp.

On December 22, 2022, WODI paid a total of $1,137,267 to the Sellers of Fortune Rise Sponsor, LLC which included a total of $400,000 to purchase the membership interest in Class B common stock of FRLA and $737,267 for compensating the payment made by the Sellers on November 4, 2022, towards the first extension of the SPAC through February 5, 2023. In connection with the Extension Payment, FRLA issued unsecured promissory notes to the Sellers. As of December 31, 2022, the $737,267 amount was reflected as Notes Payable to related party on the consolidated balance sheet of the SPAC.

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FRLA is a “shell company” as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. The SPAC will not generate any operating revenues until after the completion of its initial business combination, at the earliest.

On December 29, 2022, pursuant to a Membership Interest Purchase and Transfer Agreement and Securities Transfer Agreement with the members of the Sponsor, WODI acquired the membership interests of the Sponsor and became the beneficial owner of 2,343,750 shares of FRLA Class B common stock, each of which is exercisable into one share of FRLA Class A common stock. The purchase price for the membership interests was $400,000. To acquire the equity interests in FRLA for the purchase price of $400,000, WODI issued convertible secured promissory notes to investors at 10% interest per annum. Per the terms and conditions of the convertible promissory note, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Note (the “Maturity Date”) (provided, WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions), or (ii) when, upon the occurrence and during the continuance of an Event of Default.

On January 5, 2023, WODI signed a non-binding Letter of Intent (the “LOI”) with Fortune Rise Acquisition Corporation, (“FRLA” collectively with WODI, the “Parties”). The LOI is not binding on the Parties and is intended solely to guide good-faith negotiations toward a definitive business combination agreement. The Parties will work together in good faith with their respective advisors to agree on a structure for the business combination that is most expedient to the consummation of the acquisition, which may result in a new (merged) entity. Pursuant to the LOI, if a business combination were to be consummated and approved, all of the outstanding equity securities of WODI, including all shares of common stock, preferred stock, outstanding options and warrants will convert into new equity of the merged entity.

On February 7, 2023, FRLA and OriginClear, Inc. announced that WODI deposited $977,500 (the “Second Extension Payment”) into FRLA’s trust account for its public shareholders, representing $0.10 per public share, which enables FRLA to extend the period of time it has to consummate its initial business combination by an additional three months from February 5, 2023 to May 5, 2023 (the “Second Extension”).

WODI assumed the obligation to make any necessary extension payments in connection with the extension of the period of time in which the SPAC may consummate its initial business combination as described in the SPAC’s S-1 Registration Statement, including the three-month extension from November 5, 2022 to February 5, 2023, the Second Extension for an additional three months from February 5, 2023 to May 5, 2023 and a final extension for an additional six months from May 5, 2023 to November 5, 2023.

On April 10, 2023, at the Special Meeting, a total of 10,514,410 (or 81.61%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of March 3, 2023, were present either in person or by proxy, which constituted a quorum. In that FRLA shareholders agreed to an extension of the period of time it has to consummate its initial business combination by an additional six months from May 5, 2023 to November 5, 2023. FRLA’s stockholders voted on to approve and adopt the extension amendment which received sufficient votes (more than 65%) for approval.

On April 14, 2023, WODI entered into an Asset Purchase Agreement with the Parent Company, whereby it agreed to purchase all of the assets related to Parent Company’s “Modular Water Service” (“MWS”) business, including licenses, technology, intellectual property, contracts, business models, patents and other assets in exchange for 6,000,000 shares of WODI common stock. The assets included MWS accounts receivables and accounts payables as of April 14, 2023, and an assignment of Parent Company’s existing global master license to the patents of inventor Daniel M. Early, P.E., who heads MWS, and the right to file patents for all additional inventions since 2018, when Parent Company created the MWS unit. This merger was of entities under common control, and the financial statements have been retrospectively adjusted and presented as if the entities were under common control from the beginning of the period. Beginning on the Effective Date, all MWS transactions including revenue, accounts payable and accounts receivable were transferred from the Parent Company’s Progressive Water Treatment, Inc. (“PWT”) subsidiary over to WODI.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA. A plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. This merger constituted a reorganization of entities under common control, as both entities were under the control of the Parent prior to the merger. Consequently, the transaction was recorded at historical cost. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock and WODI Series C was canceled prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

Before issuing common stock to WODI stockholders in the PWT Merger, PWT had 10,000,000 common shares issued and outstanding, which were fully owned by Parent Company. Post PWT-WODI merger, Parent Company received an aggregate of 12,171,067 shares of WODI.

On September 28, 2023, the Letter of Intent (“LOI”) executed on January 5, 2023 with WODI was amended to designate PWT as the new target of the acquisition. Under the amended LOI, FRLA proposed to acquire all the outstanding securities of the new combined WODI/PWT entity, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

On October 24, 2023 FRLA and WODI entered into a definitive business combination agreement (the “BCA”).

On October 25, 2023, at the Special Meeting, a total of 5,687,847 (or 84.59%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record, were present either in person or by proxy, which constituted a quorum. FRLA shareholders approved a proposal to extend the period of time FRLA has to consummate its initial business combination by an additional one year from November 5, 2023 to November 5, 2024, by up to twelve one-month extensions, subject to certain conditions.

As of the date of this filing, the SPAC has been extended through November 5, 2024, to give the Parent Company adequate time to complete all the necessary administrative and regulatory steps, including filing of the registration statement and timely respond to satisfy potential comments, from regulatory bodies to consummate the business combination. Management estimates the likelihood of completing the business combination at 75%.

Line of Business

With the support of its Parent Company, WODI is developing a new outsourced water treatment business called “Water On Demand” or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

Because WOD is still in early stage development, the Parent Company combined its Modular Water Systems division (“MWS”) and its wholly owned subsidiary, Progressive Water Systems Inc. (“PWT”) with WODI. Due to its operating history, PWT became the master corporate entity and subsequently was renamed Water On Demand, Inc.

Thus, Water On Demand Inc. was absorbed into PWT, as was Parent Company’s in-house business unit MWS. Subsequently, Progressive Water Treatment Inc. was renamed Water On Demand, Inc.

WODI as it is now structured, is composed of two operating units, MWS and PWT plus WOD which is a development stage business.

For its current WODI program, the Parent Company plans to support the BCA process, provide management services to WODI and the potential post-merger entity, initiate non-binding agreements for the acquisition of related businesses by WODI or the post-merger entity, which will depend on the outcome of the BCA process.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if WODI is unable to continue as a going concern. These factors, among others raise substantial doubt about WODI’s ability to continue as a going concern. Our independent auditors, in their report on the Parent Company’s audited financial statements for the years ended December 31, 2023 and 2022 expressed substantial doubt about our ability to continue as a going concern.

The ability of WODI to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the periods ended December 31, 2023 and 2022, WODI obtained funds from the issuance of convertible note agreements. Management believes this funding will continue from its’ current investors and from new investors. Management believes the existing shareholders and prospective new investors will provide the additional cash needed to meet WODI’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to WODI. Even if WODI is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

This summary of significant accounting policies of WODI is presented to assist in understanding WODI’s financial statements. The financial statements and notes are representations of WODI’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

Water on Demand Inc. accounts are included on its Parent Company’s consolidated financial statements for the years ended December 31, 2023 and 2022.

Cash and Cash Equivalent

WODI considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review WODI’s impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, derivative liabilities and other conversion features, fair value investments, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. WODI bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Net Earnings (Loss) per Share Calculations

Basic loss per share calculation is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include securities or other contracts to issue common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. WODI’s diluted loss per share was the same as the basic loss per share for the years ended December 31, 2023 and 2022.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contract with Customers (“ASC 606”). We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Nature of Contracts and Performance Obligations

Engineered Water Treatment Solutions

We design, manufacture, and install our customer water treatment systems for municipalities, industrial clients, and commercial entities. Our performance obligations typically include the delivery and installation of water treatment systems that meet specific customer requirements. Revenue from these contracts is recognized over time as performance obligations are satisfied, using a cost-cost input method, which reflects the extent of progress towards completion. The transaction price is determined based on fixed fees agreed upon in the contract, and any variable considerations, such as performance bonuses, are estimated at contract inception and constrained to avoid significant reversals.

Sales Price Calculation

The transaction price for each contract is determined based on the agreed-upon terms with the customer, indicating fixed fees and variable consideration where applicable. Variable consideration is estimated at contract inception and constrained to the extent that is it probable that significant reversal of recognized revenue will not occur when the uncertainty is resolved.

Contract Modifications

Contract modifications are accounted for when they create or change existing enforceable rights and obligations. The impact of modifications on transaction prices and performance obligations is recognized in the period when the modifications are approved.

Significant Judgements and Estimates

●	Estimating Progress Towards Completion: For long-term contracts, we use the cost-to-cost method to estimate progress towards completion, considering total costs incurred relative to total estimated costs to complete the project.

●	Variable Consideration: Estimates to variable considerations are constrained to ensure that recognized revenue is not subject to significant reversals in future periods.

Material Rights and Obligations

Our contracts may include material rights for customers to receive effective water treatment solutions and ongoing maintenance services. Our obligations include designing, manufacturing, delivering, installing, and maintaining water treatment systems, as well as providing continuous water treatment services under the DBOO model.

Significant Customers

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions are estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income which are recognized in the period the revisions are determined.

Contract receivables are recorded on contracts for amounts currently due based on progress billings, as well as retention, which are collectible upon completion of the contracts. Accounts payable to material suppliers and subcontractors are recorded for amounts currently due based upon work completed or materials received, as are retention due subcontractors, which are payable upon completion of the contract. General and administrative expenses are charged to operations and not allocated to contract costs.

Contract Receivable

WODI bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of client’s financial condition and collateral is not required. WODI maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. WODI records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The net contract receivable balance was $1,509,504 and $2,479,123 at December 31, 2023 and 2022, respectively.

Indefinite Lived Intangibles and Goodwill Assets

WODI accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

WODI tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, WODI performed a qualitative assessment of indefinite lived intangibles and goodwill at December 31, 2023 and 2022 and determined there was no impairment of indefinite lived intangibles and goodwill.

Promissory Notes

Since buying the sponsorship interest in the SPAC on December 22, 2022 through December 31, 2023, WODI and the Parent Company made payments on behalf of the SPAC in the aggregate amount of $4,029,985. As of December 31, 2023, WODI and the Parent Company received an aggregate of $4,029,985 in unsecured promissory notes (the “SPAC Notes”) from the SPAC in exchange for the payments made on behalf of the SPAC to meet its operating expenses and the extension payments. The SPAC Notes are non-interest bearing and payable (subject to the waiver against SPAC trust provisions) on the earlier of (i) consummation of the SPAC initial business combination; or (ii) the date of the liquidation of the SPAC. The principal balance of each SPAC Note may be prepaid at any time, at the election of the SPAC.

Impairment of receivable

Although the payments made on behalf of the SPAC are amounts receivable to WODI, for the period ended December 31, 2023 and 2022, WODI considered the aggregate amount of $3,979,985 and $737,827, respectively, for the SPAC Notes to be impaired and recorded it as an expense on the consolidated income statements, as it is deemed probable that the SPAC may not have funds to pay back with interest all of the Class A shareholders and WODI for the amounts advanced to the SPAC. In the event of WODI successfully merging with the SPAC, all amounts paid by WODI on behalf of the SPAC, including any future payments made until such merger is fully consummated will be received back by WODI.

Impairment analysis for Class B Common Founder Shares as at December 31, 2023 and 2022

The Parent Company retained an independent valuation firm for the purpose of conducting a valuation of the fair value of Sponsor Founder Shares (Class B) of Fortune Rise Acquisition Corp. as of December 31, 2023 and 2022 (the “Dates of Valuation”).

The independent firm (i) evaluated and analyzed various Sponsor Founder Shares of Fortune Rise Acquisition Corp. (“FRLA”); (ii) assessed the terms including various redemption and liquidation features considering each of the Company’s financial plans and market conditions; and (iii) determined the underlying value to be assigned to the FRLA Sponsor Founder Shares as of the Date of Valuation and evaluated the FRLA Sponsor Founder Shares for impairment by performing the following procedures:

●	Analyzed the Company’s S-4 filing, business combination agreement and other documentation.

●	Developed Monte Carlo Model that values the FRLA Sponsor Founder Shares based on a multipath random event model and future projections of the various potential outcomes. The Monte Carlo Model simulation included 50,000 iterations and simulated the stock price, the timing of the business combination, and the timing of the lapse of the transfer restrictions.

●	Developed the discounted cash flow from the sale of the securities at the time the restrictions terminated.

●	Probability weighted the cash flow, discounted for lack of marketability.

●	Valued the FRLA Sponsor Founder Shares as of the dates of valuation.

Based on the procedures performed the independent valuation firm concluded that the value of FRLA Sponsor Founder Shares was not impaired.

Recording of membership interest

As of December 31, 2023 and 2022, WODI recorded the purchase of Class B Founder Shares at lower of cost or market at $400,000 on the consolidated balance sheet as other asset.

Operating Unit and Segment Reporting Policy

WODI has identified its operating units based on the internal organizational structure used by the Chief Operating Decision Maker (CODM) for making decisions about resource allocation and performance evaluation. The operating units are as follows:

●	MWS is engaged in the design, manufacture, and installation of water treatment systems.

●	PWT focuses on providing custom-engineered water treatment solutions for industrial and municipal clients.

●	WOD is currently in its development stage and is focused on offering water treatment services using a Design-Build-Own-Operate (DBOO) model.

Although WODI manages its operations across three different operating units, the CODM evaluates the company’s overall financial performance as a single reporting segment due to the similarities in products, services, and operational processes across the units. Therefore, WODI reports its financial results on a consolidated basis.

Management Assertion on WODI Expense Reporting

Management asserts that all expenses reflected in WODI’s financial statements represent the direct costs of doing business and are fully borne by WODI. The financial statements accurately present WODI’s operational costs.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

3.	CAPITAL STOCK

WODI Preferred Stock

On April 22, 2022, WODI designated 50,000,000 shares of authorized Preferred Stock at $0.0001 par value per share.

Series A

On October 13, 2022, WODI designated 1,000,000 shares of its authorized preferred stock as Series A preferred stock. The shares of Series A preferred stock were reserved for issuance to the holders of Parent Company’s Series Y preferred shares and issuable to the holders of the Series Y shares at a ratio of 500:1. The holders of Series A preferred shares were not entitled to dividends and were not entitled to a vote until such time as the Series A preferred shares were converted to common shares. Each share of Series A preferred stock was convertible, at any time at the conversion ratio of 50:1, or such other rate as determined by the Board, provided, however that at no time shall the total number of issued and outstanding Series A preferred shares, on a converted basis, be less than ten percent (10%) (‘Dilution Floor’) of the total authorized shares of common stock (on a fully diluted basis) based upon an anticipated sale of $20,000,000 in Series Y shares. The dilution floor shall be adjusted proportionately based upon the actual number of Series Y shares sold. On November 7, 2022, WODI filed an Amended and Restated Certificate of Incorporation and effected a 20:1 reverse stock split with respect to the common shares and the Series A preferred shares.

During the year ended December 31, 2023, WODI issued an aggregate of 6,791 shares of its Series A preferred stock to certain holders of the Parent Company’s Series Y preferred stock at par value of $0.0001. Due to WODI’s merger with PWT on September 21, 2023, all Series A preferred shares were fully converted to common stock in WODI. As of December 31, 2023, there were 0 shares of Series A preferred stock issued and outstanding.

Valuation

The Series A preferred shares were valued by an independent valuation expert based on a Probability Weighted Expected Return Methodology (“PWERM”) with an underlying Discounted Cash Flow (“DCF”) analysis.

The following parameters were considered in this analysis:

1.	Two settlement options – either a merger occurs with the SPAC and the likelihood of it occurring or the merger does not occur.

2.	Three main tranches of valuation dates were considered based on the dates of bulk issuances of shares.

3.	SPAC offer value – which was based on management’s representations of the terms under negotiation during the time of issuances.

4.	Base value of WODI – which was supported by a market analysis completed by management at the time of implementing the Reg A offering and a subsequent increase in base value in Q3, 2023 based on the estimated fair value of the Modular Water Systems assets contributed to the business and merger with PWT.

5.	Timing of a settlement event/conversion event for the Series A shares under the two settlement options.

6.	The expected outstanding issuance of Series Y and convertible debt as of settlement

Based on the above, the value of WODI Series A preferred shares were determined to be as follows:

Fair Value of
Valuation Date	shares
12/28/2022	$56.68
02/08/2023	$106.67
06/15/2023	$266.73
08/21/2023	$54.58

Out of the total 6,791 shares issued during the nine months ended September 30, 2023, 201 shares were issued in Q1, 2023 and were valued at $106.67 per share, 8 shares which were issued in Q2, 2023 were valued at $266.73 per share, and 6,582 shares which were issued in Q3, 2023 were valued at $54.58 for an aggregate expense of $382,793 for the year ended December 31, 2023 and recorded as preferred stock incentive compensation in the consolidated financial statements.

Series B

On April 28, 2023, WODI designated 1,000,000 shares of its authorized preferred stock as Series B preferred stock. The shares of Series B preferred stock had an initial issuance value of $5.00 per share and were reserved for issuance to the holders of Parent Company’s Series X preferred shares and other direct issuances at the discretion of the WODI board of directors. The holders of Series B preferred shares were not entitled to dividends and were not entitled to a vote until such time as the Series B preferred shares are converted to common shares. Each share of Series B preferred stock shall be convertible, at any time per terms of the Series B Certificate of Designation, provided, however that at no time shall the total number of issued and outstanding Series B preferred shares, on a converted basis, be less than 2.5 percent (2.5%) (‘Dilution Floor’) of the total authorized shares of common stock (on a fully diluted basis) based upon an anticipated issuance of $5,000,000 in Series B shares. The dilution floor shall be adjusted proportionately based upon the actual number of Series B shares. During the year ended December 31, 2023, WODI issued an aggregate of 538,400 shares of its Series B preferred stock with a par value of $0.0001, to certain holders of the Parent Company’s Series X preferred stock and holders of WODI Note Purchase Agreements. Due to WODI’s merger with PWT on September 21, 2023, all Series B preferred shares were fully converted to common stock in WODI. As of December 31, 2023, there were 0 shares of Series B preferred stock issued and outstanding.

Valuation

The Series B preferred shares were valued by an independent valuation expert based on a Probability Weighted Expected Return Methodology (“PWERM”) with an underlying Discounted Cash Flow (“DCF”) analysis.

The following parameters were considered in this analysis:

1.	Two settlement options - either a merger occurs with the SPAC and the likelihood of it occurring or the merger does not occur.

2.	SPAC offer value – which was based on management’s representations of the terms under negotiation during the time of issuances.

3.	Base value of WODI – which was supported by a market analysis completed by management at the time of implementing the Reg A offering and a subsequent increase in base value in Q3, 2023 based on the estimated fair value of the Modular Water Systems assets contributed to the business and the merger with PWT.

4.	Timing of a settlement event/conversion event for the Series B shares under the two settlement options.

5.	The expected outstanding issuance of Series Y and convertible debt as of settlement

Based on the above, the value of WODI Series B preferred shares were determined to be as follows:

Fair Value of
Valuation Date	shares
06/27/2023	$0.36
08/21/2023	$0.37

For the year ended December 31, 2023, the shares granted in Q2 and Q3 2023 were valued at $0.36 and $0.37 per share, respectively, for an aggregate expense of $193,824 and recorded as preferred stock incentive compensation in the consolidated financial statements.

Series C

On October 13, 2022, the Board of Directors authorized the issuance of 1,000,000 shares of Series C preferred stock, par value $0.0001 per share, to T. Riggs Eckelberry (the “Holder”) in exchange for his continued employment with the Parent Company. The Holder of Series C preferred stock was not entitled to receive dividends, was not entitled to any liquidation preference and shares of Series C preferred stock did not have any conversion rights. The Holder of Series C preferred shares shall vote with the holders of the common shares on an as converted basis. However, as long as any shares of Series C preferred shares are outstanding, WODI shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C preferred shares directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Series C preferred shares or alter or amend this Certificate of Designation, (b) amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series C preferred shares, or (d) enter into any agreement with respect to any of the foregoing. Notwithstanding the foregoing, the Holder shall be entitled to vote a number of shares equal to fifty-one percent (51%) of the total number of voting shares. Due to WODI’s merger with PWT, all Series C preferred shares were cancelled per the plan of merger agreement dated September 21, 2023. As of December 31, 2023, there were 0 of Series C preferred stock outstanding.

WODI common stock

On February 17, 2023, the Securities and Exchange Commission qualified the Offering Circular for the offering of securities by WODI pursuant to Regulation A offering (the “Reg A offering”). The Reg A Offering was intended to accumulate capital for WODI to direct toward WOD projects.

On March 9, 2023, the Parent Company announced that it launched a limited preview of the Reg A offering for WODI.

As of June 26, 2023 (the “Termination date”), the Parent Company suspended the sale of securities under the Reg A offering for WODI. As of the Termination Date, 12,000 shares were sold for total proceeds of $60,000.

On September 21, 2023, WODI merged with PWT. Pursuant to the merger:

●	An aggregate of 8,151 shares of WODI Series A preferred stock were converted to 509,482 WODI common stock.

●	An aggregate of 538,400 shares of WODI Series B preferred stock were converted to 637,000 WODI common stock.

In total, the WODI Series A and WODI Series B preferred stock were converted to 1,146,482 shares of WODI common stock. Per the Merger Agreement with PWT, these shares along with Reg A shares were exchanged for 1,228,150 shares of PWT common stock.

Progressive Water Treatment (‘PWT’) common stock

On September 19, 2023, an equity restructuring plan and forward stock-split of 1,000:1 was implemented for PWT common stock. Post forward stock split implementation but before issuing common stock to WODI stockholders in the PWT Merger, the issued and outstanding common shares of PWT were 10,000,000.

On September 21, 2023, WODI merged with PWT (“PWT Merger”). Pursuant to the PWT Merger, all holders of WODI common shares were issued shares in PWT in the following amounts:

●	An aggregate of 12,171,067 PWT common shares were issued to Parent Company.

●	An aggregate of 25,112 PWT common shares, including make-good shares, were issued to the holders of WODI common stock who invested in the WODI Reg A .

●	An aggregate of 518,322 PWT common shares, including make-good shares, were issued to prior WODI Series A shareholders.

●	An aggregate of 684,716 PWT common shares, including make-good shares, were issued to prior WODI Series B shareholders.

As of December 31, 2023, PWT had 13,399,267 total issued and outstanding common shares.

4.	RESTRICTED STOCK GRANTS AND WARRANTS

Restricted Stock to WODI Board, Employees and Consultants

Between August 12, 2022, and August 3, 2023, WODI entered into Restricted Stock Grant Agreements (the “WODI RSGAs”) with its members of the Board, employees, and consultants to create management incentives to improve the economic performance of WODI and to increase its value. WODI RSGAs provide for the issuance of up to 15,550,000 shares of WODI common stock provided certain milestones and vesting are met in certain stages. The restricted shares may become fully vested and no longer subject to risk of forfeiture (“Vested Shares”) if WODI shares are uplisted to a National Exchange, then upon such uplisting, 25% of the restricted shares that shall vest and become Vested Shares and 6.25% each three-month period thereafter, subject to the following: (i) If WODI shares are traded on a National Exchange, then the amount of restricted shares which shall become Vested Shares during any three-month period shall not exceed an amount representing the greater of (a) 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI and (b) the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. (ii) If WODI shares are subsequently delisted and quoted on the over-the-counter market, including the OTCQB, then the amount of restricted shares which shall become Vested Shares during any three month period shall not exceed an amount representing 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI, or if WODI shares are traded on a national securities exchange, the greater of (b)(i) and the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. If WODI shares do not achieve listing on a national securities exchange within three years of the Effective Date, then the restricted shares shall vest and become Vested Shares at a rate equal to 25% on the three-year anniversary of the Effective Date and 6.25% each three-month period thereafter. WODI has not recognized any costs associated the WODI RSGAs because milestones and vesting have not been achieved. As the milestones are achieved, the shares shall become eligible for vesting and issuance. On September 21, 2023, per the Merger Plan Agreement and per the conversion ratio of 0.19737 established in the Merger Plan Agreement, the 15,550,000 total issuable shares under the WODI RSGAs were converted to 3,069,100 total issuable shares. On October 23, 2023, certain WODI RSGAs were canceled and new WODI RSGAs were issued. As of December 31, 2023, there were 2,581,344 total issuable shares under the WODI RSGAs. As the milestones are achieved, the shares shall become eligible for vesting and issuance. During the year ended December 31, 2023 and 2022, no issuable shares under the WODI RSGAs vested and no costs associated with the milestones were recognized because achievement is not probable.

Warrants

During the year ended December 31, 2023, the Company issued 1,087,869 warrants for proceeds in the amount of $325,000.

5.	CONVERTIBLE PROMISSORY NOTES

In December 2022, WODI raised capital and issued convertible secured promissory notes in the amount of $1,347,500 to investors with 10% interest per annum. The notes were issued to raise capital needed to acquire the equity interests in Fortune Rise Acquisition Corporation (“FRLA” or the “SPAC”) for the purchase price of $400,000 and to pay off the promissory notes the SPAC owed to sellers. Per the terms and conditions of the convertible promissory notes, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Notes (the “Maturity Date”) provided, that WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions, or (ii) when, upon the occurrence and during the continuance of an event of default.

During the year ended December 31, 2023, WODI raised additional capital of $6,923,000 and an investor exchanged the Parent Company’s Series X preferred stock in the amount of $250,000 and Series R preferred stock in the amount of $100,000 for a WODI convertible secured promissory note. Also, during the year ended December 31, 2023, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 853,916,848 shares of the Parent Company’s common stock were redeemed at the closing fair market share price on the dates of redemptions, which was added to the cash value of the shareholders’ investment to purchase WODI convertible secured promissory notes. There were no redemptions of the Parent Company’s common stock for the year ended December 31, 2022. As of December 31, 2023 and 2022, WODI had outstanding convertible secured promissory notes in the amount of $16,729,089 and $1,347,500, respectively.

During the year ended December 31, 2023, WODI recognized a loss of $8,108,859 related to the conversion and settlement value added to the note purchase agreements. This loss was calculated based on fair market value of common stock issued upon conversion and settlement compared to the carrying value of the notes. The conversion feature of the notes is contingent upon the occurrence of a merger, which cannot be considered probable at this time. Therefore, the contingent feature does not need to be considered outstanding. This loss is included in the Conversion and settlement value added to purchase agreements’ line item under “Other Income (Expense)” in the Consolidated Statements of Operations for the year ended December 31, 2023.

A number of the WODI shareholders were original investors in WODI’s parent company OCLN. Under the terms of the agreements with such persons, these original investors, upon further agreeing to invest in WODI, were granted the ability to redeem their OCLN shares. This redemption was contingent upon their continued investment in WODI. The redemption option was specifically offered as an incentive to encourage additional investment into WODI.

The range of closing fair market prices on the dates of redemption is 0.00640 to 0.12000 and the cash value of the redemptions is $7,499,390

The cash value of the redemptions was added to the WODI convertible promissory notes to accurately reflect the total value exchanged during these transactions. This approach seeks to provide transparency and compliance with the terms of the agreements, which required the fair value of the redeemed shares to be included with the cash value of shareholders’ investments. Recognizing this value in the financial statements aligned with GAAP. According to ASC-470-20, “Debt Conversions and Other Options”, the recognition of fair value of the equity instruments issued in a financing transaction should be included in the measurement of the related debt.

6.	REVENUE FROM CONTRACTS WITH CUSTOMERS

Equipment Contracts

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, WODI will recognize the loss as it is determined.

The total revenue from contracts with customers for the years ended December 31, 2023 and 2022 was $6,681,886 and $10,350,281, respectively.

Contract assets represents revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represents billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract assets for the years ended December 31, 2023 and 2022 was $455,102 and $1,479,491, respectively. The contract liability for the years ended December 31, 2023 and 2022 was $1,346,366 and $932,458, respectively.

7.	EMPLOYEE RETENTION TAX CREDIT

Under the provisions of the extension of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) passed by the United States Congress and signed by the President, The Parent Company was eligible for a refundable employee retention credit (the “ERTC”) subject to certain criteria. The Parent Company’s subsidiary, PWT applied for the ERTC and during the years ended December 31, 2023 and 2022, received an aggregate of $126,879 and $352,437, respectively, which was recognized in the financial statements as other income.

8.	COMMITMENTS AND CONTINGENCIES

Facility Rental – Related Party

PWT rents an approximately 12,000 square foot facility located at 2535 E. University Drive, McKinney, TX 75069, with a current monthly rent of $8,500.

Related Party Transactions

On an as needed basis, at certain times, WODI transfers funds to the Parent Company for use in operations and to provide intercompany transfers to its subsidiaries. As of December 31, 2023 and 2022, an aggregate of $864,528 and $269,000, respectively, was due to the Parent Company and its subsidiaries which is reflected on WODI’s financial statements. As of December 31, 2023, impairment on related party receivable of $4,631,049 was recognized on WODI’s financial statements due to low probability of Parent company’s ability to repay the balances due.

Warranty Reserve

Generally, a customer project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year. There are various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims. A warranty reserve has been provided based on historical data and the opinion of management in the amount of $20,000 and is reflected in the consolidated financial statements for the years ended December 31, 2023 and 2022.

9.	LINE OF CREDIT

During the year ended December 31, 2023, PWT obtained 12-month credit lines in the aggregate amount of $345,875, with an interest rate of 26.07%. During the year ended December 31, 2023, PWT paid principal in the amount of $167,067, leaving a principal balance of $178,808 as of December 31, 2023.

10.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

Between January 5, 2024 and June 5, 2024, WODI made payments on behalf of the SPAC in the aggregate amount of $947,000.

Between January 8, 2024 and June 7, 2024, an aggregate of 139,560,037 shares of common stock were redeemed by the Parent Company, and the redemption amount, together with cash paid by the redeeming stockholders, were used by the stockholders to purchase convertible secured promissory notes from WODI.

On February 14, 2024, the Parent Company and Fortune Rise Acquisition Corporation (Nasdaq: FRLA), filed a registration statement on Form S-4 with the SEC which includes a preliminary proxy statement and prospectus in connection with the proposed business combination with WODI.

On or around March 5, 2024, PWT was named as a defendant in a case filed by Process Solutions, Inc (“PSI”). The case was filed in the Court of Common Pleas in Hamilton County, Ohio. The complaint alleges that PWT breached a contract with PSI and alleges damages of $143,675 plus attorneys fees. PWT has removed the case to federal court, denies the claims in the complaint and intends to enforce a binding arbitration provision between the parties and to bring counter claims against PSI for failing to pay PWT for services rendered.

On May 10, 2024, WODI entered into a new facility lease effective July 1, 2024 for an initial term of five years. The new facility located in Sherman, Texas includes approximately 21,300 square feet with a monthly base rent in the amount of $13,313 plus fees.

WATER ON DEMAND, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$202,644	$374,191
Contracts receivable, net allowance of $368,917 and $379,335, respectively	1,247,416	1,509,504
Contract assets	476,906	455,102
Prepaid expenses	34,354	-
TOTAL CURRENT ASSETS	1,961,320	2,338,797
NET PROPERTY AND EQUIPMENT	2,006	3,370
OTHER ASSETS
SPAC Class B common shares purchase cost	400,000	400,000
Security Deposit	18,000	-
TOTAL OTHER ASSETS	418,000	400,000
TOTAL ASSETS	$2,381,326	$2,742,167

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Accounts payable and other payable	$1,459,460	$1,335,210
Accrued expenses	1,992,045	1,103,158
Contract liabilities	1,619,759	1,346,366
Tax liability 83(b)	13,600	13,600
Customer deposit	143,503	143,503
Warranty reserve	20,000	20,000
Line of credit	53,063	178,808
Due to related party	680,986	864,528
Loan payable, merchant cash advance	146,250	110,695
Convertible secured promissory note (Note 5)	20,068,589	16,729,089
Total Current Liabilities	26,197,255	21,844,957

Total Liabilities	26,197,255	21,844,957
SHAREHOLDERS' DEFICIT
Common stock	1,340	1,340
Additional paid in capital - Common stock	1,411,508	985,278
Accumulated deficit	(25,228,777)	(20,089,408)

TOTAL SHAREHOLDERS' DEFICIT	(23,815,929)	(19,102,790)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$2,381,326	$2,742,167

WATER ON DEMAND, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(UNAUDITED)

	Six Months Ended
	June 30, 2024	June 30, 2023
Sales	$2,604,196	$3,823,932
Cost of Goods Sold	2,332,346	3,513,086
Gross Profit	271,850	310,846
Operating Expenses
Selling and marketing expenses	94,671	42,988
General and administrative expenses	578,784	560,248
Total Operating Expenses	673,455	603,236
Loss from Operations	(401,605)	(292,390)

OTHER INCOME (EXPENSE)
Other income	1,143	126,879
Impairment of receivable from SPAC	(1,128,000)	(2,600,985)
Preferred stock incentive compensation	-	(155,852)
Conversion and settlement value added to note purchase agreements	(1,297,000)	(6,037,589)
Interest expense	(1,040,227)	(311,610)
Impairment on related party receivable	(1,273,680)	-

TOTAL EXPENSE INCOME	(4,737,764)	(8,979,157)

NET LOSS	$(5,139,369)	$(9,271,547)

BASIC AND DILUTED	(0.38)	(1.60)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	13,399217	5,783,156

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	SIX MONTHS ENDED JUNE 30, 2023
	Preferred stock		Common stock		Additional Paid-in-	Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	loss	Deficit	Total

Balance at December 31, 2022	1,001,475	$-	5,779,638	$578	$85,857	$-	$(588,318)	$(501,883)

Issuance of Series A and B Preferred stock granted to Series Y investors at fair value	367,609	37	-	-	155,852	-	-	155,852

Issuance of common shares for Reg A for cash	-	-	7,500	-	37,500	-	-	37,500

Net Loss	-	-	-	-	-	-	(9,271,547)	(9,271,547)

Balance at June 30, 2023	1,369,084	$37	5,787,138	$578	$279,209	$-	$(9,859,865)	$(9,580,078)

	SIX MONTHS ENDED JUNE 30, 2024
	Preferred stock		Common stock		Additional Paid-in-	Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	loss	Deficit	Total
Balance at December 31, 2023	-	$-	13,399,267	$1,340	$985,278	$-	$(20,089,408)	$(19,102,790)

Issuance of warrants					426,230			426,230

Net Loss	-	-	-	-	-	-	(5,139,369)	(5,139,369)

Balance at June 30, 2024	-	$-	13,399,267	$1,340	$1,411,508	$-	$(25,228,777)	$(23,815,929)

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(UNAUDITED)

	Six Months Ended
	June 30, 2024	June 30, 2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(5,139,369)	$(9,271,547)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,364	2,278
Preferred stock incentive compensation expense	-	155,852
Debt discount recognized as interest expense	90,000	-
Impairment of receivable from SPAC	1,128,000	2,600,985
Loss on conversion and settlement value of notes	1,297,000	6,037,589
Impairment on related party receivable	1,273,680	-
Change in Assets (Increase) Decrease in:
Contracts receivable	262,088	1,061,010
Contract asset	(21,804)	390,206
Prepaid expense and other assets	(34,354)	-
Loan receivable, related party	(1,457,221)	(2,447,150)
Other assets	(18,000)	(40,194)
Change in Liabilities Increase (Decrease) in:
Accounts payable	124,250	(1,243,251)
Accrued interest on convertible promissory notes	920,390	277,658
Accrued expenses	(31,504)	11,592
Tax liability 83(b)	-	(2,000)
Loan payable, related party	-	238,263
Contract liabilities	273,393	(208,564)

NET CASH USED IN OPERATING ACTIVITIES	(1,332,087)	(2,437,273)

CASH FLOWS USED FROM INVESTING ACTIVITIES:
Purchase of SPAC notes payable	(1,128,000)	(2,600,985)

NET CASH USED IN INVESTING ACTIVITIES	(1,128,000)	(2,600,985)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from line of credit	-	241,542
Payments on line of credit	(125,745)	(40,548)
Payments on loans, merchant cash advance	135,000	-
Payments on loans, merchant cash advance	(189,445)	-
Proceeds from convertible notes	2,042,500	5,344,000
Proceeds from issuance of common stock	-	37,500
Proceeds from issuance of warrants	426,230	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,288,540	5,582,494

NET INCREASE (DECREASE) IN CASH	(171,547)	544,236

CASH BEGINNING OF PERIOD	374,191	564,118

CASH END OF PERIOD	$202,644	$1,108,354

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and dividends paid	$28,817	$18,952
Taxes paid	-	-

WATER ON DEMAND, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

JUNE 30, 2024

1.	ORGANIZATION AND LINE OF BUSINESS

The accompanying condensed consolidated financial statements of Water On Demand, Inc. (“WODI”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto included in OriginClear, Inc. (the “Parent Company”)’s Form 10-K for the year ended December 31, 2023 and Form 10-Q for the six months ended June 30, 2024.

Organization

Water On Demand, Inc. (“WODI”) was incorporated in the state of Nevada on April 22, 2022. WODI, with the support of its parent, OriginClear, Inc (the “Parent Company”), is developing a new outsourced water treatment business called “Water On Demand”: or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

On November 16, 2022, WODI filed a Form 1-A Offering Circular for an offering under Regulation A (the “Offering”) of the Securities Act of 1933 with the U.S. Securities and Exchange Commission. The purpose of the Offering was to allow potential investors the opportunity to invest directly in WODI. The Offering had a minimum investment of $1,000 and was on a best-efforts basis.

On December 22, 2022, WODI entered into a Membership Interest Purchase and Transfer Agreement (the “Purchase Agreement”) with Ka Wai Cheung, Koon Lin Chan, and Koon Keung Chan (each a “Seller”, and collectively, the “Sellers”) and Fortune Rise Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which WODI purchased 100 membership interests in the Sponsor (“Purchased Interests”) from the Sellers, which constitutes 100% of the membership interests in the Sponsor. The Sponsor owns 2,343,750 shares out of 2,443,750 shares of the issued and outstanding shares of Class B common stock (the “Class B common stock”) of Fortune Rise Acquisition Corporation, a Delaware Corporation (“FRLA” or the “SPAC”). On December 29, 2022, the Parent Company announced that its subsidiary, Water On Demand, Inc. had closed its acquisition of Fortune Rise Sponsor, LLC, which is the sponsor of Fortune Rise Acquisition Corp.

On December 22, 2022, WODI paid a total of $1,137,267 to the Sellers of Fortune Rise Sponsor, LLC which included a total of $400,000 to purchase the membership interest in Class B common stock of FRLA and $737,267 for compensating the payment made by the Sellers on November 4, 2022, towards the first extension of the SPAC through February 5, 2023. In connection with the Extension Payment, FRLA issued unsecured promissory notes to the Sellers. As of December 31, 2022, the $737,267 amount was reflected as Notes Payable to related party on the consolidated balance sheet of the SPAC.

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FRLA is a “shell company” as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. The SPAC will not generate any operating revenues until after the completion of its initial business combination, at the earliest.

On December 29, 2022, pursuant to a Membership Interest Purchase and Transfer Agreement and Securities Transfer Agreement with the members of the Sponsor, WODI acquired the membership interests of the Sponsor and became the beneficial owner of 2,343,750 shares of FRLA Class B common stock, each of which is exercisable into one share of FRLA Class A common stock. The purchase price for the membership interests was $400,000. To acquire the equity interests in FRLA for the purchase price of $400,000, WODI issued convertible secured promissory notes to investors at 10% interest per annum. Per the terms and conditions of the convertible promissory note, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Note (the “Maturity Date”) (provided, WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions), or (ii) when, upon the occurrence and during the continuance of an Event of Default.

On January 5, 2023, WODI signed a non-binding Letter of Intent (the “LOI”) with Fortune Rise Acquisition Corporation, (“FRLA” collectively with WODI, the “Parties”). The LOI is not binding on the Parties and is intended solely to guide good-faith negotiations toward a definitive business combination agreement. The Parties will work together in good faith with their respective advisors to agree on a structure for the business combination that is most expedient to the consummation of the acquisition, which may result in a new (merged) entity. Pursuant to the LOI, if a business combination were to be consummated and approved, all of the outstanding equity securities of WODI, including all shares of common stock, preferred stock, outstanding options and warrants will convert into new equity of the merged entity.

On February 7, 2023, FRLA and OriginClear, Inc. announced that WODI deposited $977,500 (the “Second Extension Payment”) into FRLA’s trust account for its public shareholders, representing $0.10 per public share, which enables FRLA to extend the period of time it has to consummate its initial business combination by an additional three months from February 5, 2023 to May 5, 2023 (the “Second Extension”).

WODI assumed the obligation to make any necessary extension payments in connection with the extension of the period of time in which the SPAC may consummate its initial business combination as described in the SPAC’s S-1 Registration Statement, including the three-month extension from November 5, 2022 to February 5, 2023, the Second Extension for an additional three months from February 5, 2023 to May 5, 2023 and a final extension for an additional six months from May 5, 2023 to November 5, 2023.

On April 10, 2023, at the Special Meeting, a total of 10,514,410 (or 81.61%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of March 3, 2023, were present either in person or by proxy, which constituted a quorum. In that FRLA shareholders agreed to an extension of the period of time it has to consummate its initial business combination by an additional six months from May 5, 2023 to November 5, 2023. FRLA’s stockholders voted on to approve and adopt the extension amendment which received sufficient votes (more than 65%) for approval.

On April 14, 2023, WODI entered into an Asset Purchase Agreement with the Parent Company, whereby it agreed to purchase all of the assets related to Parent Company’s “Modular Water Service” business, including licenses, technology, intellectual property, contracts, business models, patents and other assets in exchange for 6,000,000 shares of WODI common stock. The assets included MWS accounts receivables and accounts payables as of April 14, 2023 and an assignment of Parent Company’s existing global master license to the patents of inventor Daniel M. Early, P.E., who heads MWS, and the right to file patents for all additional inventions since 2018, when Parent Company created the MWS unit. Beginning on the Effective Date, all MWS transactions including revenue, accounts payable and accounts receivable were transferred from the Parent Company’s Progressive Water Treatment, Inc. (“PWT”) subsidiary over to WODI.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA and a plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock and WODI Series C was canceled prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

Before issuing common stock to WODI stockholders in the PWT Merger, PWT had 10,000,000 common shares issued and outstanding, which were fully owned by Parent Company. Post PWT-WODI merger, Parent Company received an aggregate of 12,171,067 shares of WODI.

On September 28, 2023, the Letter of Intent (“LOI”) executed on January 5, 2023 with WODI was amended to designate PWT as the new target of the acquisition. Under the amended LOI, FRLA proposed to acquire all the outstanding securities of the new combined WODI/PWT entity, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

On October 24, 2023 FRLA and WODI entered into a definitive business combination agreement (the “BCA”).

On October 25, 2023, at the Special Meeting, a total of 5,687,847 (or 84.59%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record, were present either in person or by proxy, which constituted a quorum. FRLA shareholders approved a proposal to extend the period of time FRLA has to consummate its initial business combination by an additional one year from November 5, 2023 to November 5, 2024, by up to twelve one-month extensions, subject to certain conditions.

As of the date of this filing, the SPAC has been extended through November 5, 2024, to give the Parent Company adequate time to complete all the necessary administrative and regulatory steps, including filing of the registration statement and timely respond to satisfy potential comments, from regulatory bodies to consummate the business combination. Management estimates the likelihood of completing the business combination at 75%.

Line of Business

With the support of its Parent Company, WODI is developing a new outsourced water treatment business called “Water On Demand” or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

Because WOD is still in early stage development, the Parent Company combined its Modular Water Systems division (“MWS”) and its wholly owned subsidiary, Progressive Water Systems Inc. (“PWT”) with WODI. Due to its operating history, PWT became the master corporate entity and subsequently was renamed Water On Demand, Inc.

Thus, Water On Demand Inc. was absorbed into PWT, as was Parent Company’s in-house business unit MWS. Subsequently, Progressive Water Treatment Inc. was renamed Water On Demand, Inc.

WODI as it is now structured, is composed of two operating units, MWS and PWT plus WOD which is a development stage business. For financial reporting purposes, WODI is considered a single reporting unit.

For its current WODI program, the Parent Company plans to support the BCA process, provide management services to WODI and the potential post-merger entity, initiate non-binding agreements for the acquisition of related businesses by WODI or the post-merger entity, which will depend on the outcome of the BCA process.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if WODI is unable to continue as a going concern. These factors, among others raise substantial doubt about WODI’s ability to continue as a going concern. Our independent auditors, in their report on the Parent Company’s audited financial statements for the year ended December 31, 2023 expressed substantial doubt about our ability to continue as a going concern.

The ability of WODI to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the period ended June 30, 2024, WODI obtained funds from the issuance of convertible note agreements. Management believes this funding will continue from its’ current investors and from new investors. Management believes the existing shareholders and prospective new investors will provide the additional cash needed to meet WODI’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to WODI. Even if WODI is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

This summary of significant accounting policies of WODI is presented to assist in understanding WODI’s financial statements. The financial statements and notes are representations of WODI’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

Water on Demand Inc. accounts are included on its Parent Company’s consolidated financial statements for the six months ended June 30, 2024 and 2023, and for year ended December 31, 2023.

Cash and Cash Equivalent

WODI considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review WODI’s impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, derivative liabilities and other conversion features, fair value investments, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. WODI bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Net Earnings (Loss) per Share Calculations

Basic loss per share calculation is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include securities or other contracts to issue common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. WODI’s diluted loss per share was the same as the basic loss per share for the six months ended June 30, 2024 and 2023.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contract with Customers (“ASC 606”). We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Nature of Contracts and Performance Obligations

Engineered Water Treatment Solutions

We design, manufacture, and install our customer water treatment systems for municipalities, industrial clients, and commercial entities. Our performance obligations typically include the delivery and installation of water treatment systems that meet specific customer requirements. Revenue from these contracts is recognized over time as performance obligations are satisfied, using a cost-cost input method, which reflects the extent of progress towards completion. The transaction price is determined based on fixed fees agreed upon in the contract, and any variable considerations, such as performance bonuses, are estimated at contract inception and constrained to avoid significant reversals.

Sales Price Calculation

The transaction price for each contract is determined based on the agreed-upon terms with the customer, indicating fixed fees and variable consideration where applicable. Variable consideration is estimated at contract inception and constrained to the extent that is it probable that significant reversal of recognized revenue will not occur when the uncertainty is resolved.

Contract Modifications

Contract modifications are accounted for when they create or change existing enforceable rights and obligations. The impact of modifications on transaction prices and performance obligations is recognized in the period when the modifications are approved.

Significant Judgements and Estimates

●	Estimating Progress Towards Completion: For long-term contracts, we use the cost-to-cost method to estimate progress towards completion, considering total costs incurred relative to total estimated costs to complete the project.

●	Variable Consideration: Estimates to variable considerations are constrained to ensure that recognized revenue is not subject to significant reversals in future periods.

Material Rights and Obligations

Our contracts may include material rights for customers to receive effective water treatment solutions and ongoing maintenance services. Our obligations include designing, manufacturing, delivering, installing, and maintaining water treatment systems, as well as providing continuous water treatment services under the DBOO model.

Contract Receivable

WODI bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of clients financial condition and collateral is not required. WODI maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. WODI records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The net contract receivable balance was $1,247,416 and $1,509,504 as of June 30, 2024, and December 31, 2023 respectively.

Indefinite Lived Intangibles and Goodwill Assets

WODI accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

WODI tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, WODI performed a qualitative assessment of indefinite lived intangibles and goodwill at June 30, 2024 and December 31, 2023 and determined there was no impairment of indefinite lived intangibles and goodwill.

Promissory Notes

Since buying the sponsorship interest in the SPAC on December 22, 2022 through June 30, 2024, WODI and the Parent Company made payments on behalf of the SPAC in the aggregate amount of $5,051,985. As of June 30, 2024, WODI and the Parent Company received an aggregate of $5,051,985 in unsecured promissory notes (the “SPAC Notes”) from the SPAC in exchange for the payments made on behalf of the SPAC to meet its operating expenses and the extension payments. The SPAC Notes are non-interest bearing and payable (subject to the waiver against SPAC trust provisions) on the earlier of (i) consummation of the SPAC initial business combination; or (ii) the date of the liquidation of the SPAC. The principal balance of each SPAC Note may be prepaid at any time, at the election of the SPAC.

Impairment of receivable

Although the payments made on behalf of the SPAC are amounts receivable to WODI, for the periods ended June 30, 2024 and 2023, WODI considered the aggregate amount of $1,128,000 and $2,600,985, respectively, for the SPAC Notes to be impaired and recorded it as an expense on the consolidated income statements, as it is deemed probable that the SPAC may not have funds to pay back with interest all of the Class A shareholders and WODI for the amounts advanced to the SPAC. In the event of WODI successfully merging with the SPAC, all amounts paid by WODI on behalf of the SPAC, including any future payments made until such merger is fully consummated will be received back by WODI.

Recording of membership interest

As of June 30, 2024 and December 31, 2023, WODI recorded the purchase of Class B Founder Shares at lower of cost or market at $400,000 on the consolidated balance sheet as other assets.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

3.	CAPITAL STOCK

WODI common stock

On February 17, 2023, the Securities and Exchange Commission qualified the Offering Circular for the offering of securities by WODI pursuant to Regulation A offering (the “Reg A offering”). The Reg A Offering was intended to accumulate capital for WODI to direct toward WOD projects.

On March 9, 2023, the Parent Company announced that it launched a limited preview of the Reg A offering for WODI.

As of June 26, 2023 (the “Termination date”), the Parent Company suspended the sale of securities under the Reg A offering for WODI. As of the Termination Date, 12,000 shares were sold for total proceeds of $60,000.

On September 21, 2023, WODI merged with PWT. Pursuant to the merger:

●	An aggregate of 8,151 shares of WODI Series A preferred stock were converted to 509,482 WODI common stock.

●	An aggregate of 538,400 shares of WODI Series B preferred stock were converted to 637,000 WODI common stock.

In total, the WODI Series A and WODI Series B preferred stock were converted to 1,146,482 shares of WODI common stock. Per the Merger Agreement with PWT, these shares along with Reg A shares were exchanged for 1,228,150 shares of PWT common stock.

On September 19, 2023, an equity restructuring plan and forward stock-split of 1,000:1 was implemented for PWT common stock. Post forward stock split implementation but before issuing common stock to WODI stockholders in the PWT Merger, the issued and outstanding common shares of PWT were 10,000,000.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA and a plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock and WODI Series C was canceled prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

As of June 30, 2024, WODI had 13,399,267 total issued and outstanding common shares.

4.	RESTRICTED STOCK GRANTS AND WARRANTS

Restricted Stock to WODI Board, Employees and Consultants

Between August 12, 2022, and August 3, 2023, WODI entered into Restricted Stock Grant Agreements (the “WODI RSGAs”) with its members of the Board, employees, and consultants to create management incentives to improve the economic performance of WODI and to increase its value. WODI RSGAs provide for the issuance of up to 15,550,000 shares of WODI common stock provided certain milestones and vesting are met in certain stages. The restricted shares may become fully vested and no longer subject to risk of forfeiture (“Vested Shares”) if WODI shares are uplisted to a National Exchange, then upon such uplisting, 25% of the restricted shares that shall vest and become Vested Shares and 6.25% each three-month period thereafter, subject to the following: (i) If WODI shares are traded on a National Exchange, then the amount of restricted shares which shall become Vested Shares during any three-month period shall not exceed an amount representing the greater of (a) 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI and (b) the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. (ii) If WODI shares are subsequently delisted and quoted on the over-the-counter market, including the OTCQB, then the amount of restricted shares which shall become Vested Shares during any three month period shall not exceed an amount representing 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI, or if WODI shares are traded on a national securities exchange, the greater of (b)(i) and the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. If WODI shares do not achieve listing on a national securities exchange within three years of the Effective Date, then the restricted shares shall vest and become Vested Shares at a rate equal to 25% on the three-year anniversary of the Effective Date and 6.25% each three-month period thereafter. WODI has not recognized any costs associated the WODI RSGAs because milestones and vesting have not been achieved. As the milestones are achieved, the shares shall become eligible for vesting and issuance. On September 21, 2023, per the Merger Plan Agreement and per the conversion ratio of 0.19737 established in the Merger Plan Agreement, the 15,550,000 total issuable shares under the WODI RSGAs were converted to 3,069,100 total issuable shares. On October 23, 2023, certain WODI RSGAs were canceled and new WODI RSGAs were issued. As of June 30, 2024, there were 2,581,344 total issuable shares under the WODI RSGAs. As the milestones are achieved, the shares shall become eligible for vesting and issuance. During the six months ended June30, 2024 and 2023, no issuable shares under the WODI RSGAs vested and no costs associated with the milestones were recognized because achievement is not probable.

Warrants

During the six months ended June 30, 2024, the Company issued 1,427,049 warrants for proceeds in the amount of $426,230.

5.	CONVERTIBLE PROMISSORY NOTES

Between December 2022 and December 31, 2023, WODI raised capital and issued convertible secured promissory notes in the amount of $8,270,500 to investors with 10% interest per annum, and an investor exchanged the Parent Company’s Series X preferred stock in the amount of $250,000 and Series R preferred stock in the amount of $100,000 for a WODI convertible secured promissory note. Also during the year ended December 31, 2023, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 853,916,848 shares of the Parent Company’s common stock were redeemed at the closing fair market share price on the dates of redemptions, which was added to the cash value of the shareholders’ investment to purchase WODI convertible secured promissory notes. Per the terms and conditions of the convertible promissory notes, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Notes (the “Maturity Date”) provided, that WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions, or (ii) when, upon the occurrence and during the continuance of an event of default.

During the six months ended June 30, 2024, WODI raised additional capital of $2,042,500 and issued convertible secured promissory notes to investors with 10% interest per annum. Also during the six months ended June 30, 2024, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 139,560,037 shares of the Parent Company’s common stock were redeemed at the closing fair market share price on the dates of redemptions, which was added to the cash value of the shareholders’ investment to purchase WODI convertible secured promissory notes. The loss relating to these settlement and conversion agreements of $1,297,000 was accounted for in the consolidated statements of operations.

As of June 30, 2024, WODI had outstanding convertible secured promissory notes in the amount of $20,068,589.

6.	REVENUE FROM CONTRACTS WITH CUSTOMERS

Equipment Contracts

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, WODI will recognize the loss as it is determined.

The total revenue from contracts with customers for the six months ended June 30, 2024 and 2023 was $2,604,196 and $3,823,932, respectively.

Contract assets represent revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represent billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract assets for the six months ended June 30, 2024 and the year ended December 31, 2023 was $476,906 and $455,102, respectively. The contract liability for the six months ended June 30, 2024 and the year ended December 31, 2023 was $1,619,759 and $1,346,366, respectively.

7.	COMMITMENTS AND CONTINGENCIES

Facility Rental – Related Party

PWT rents an approximately 12,000 square foot facility located at 2535 E. University Drive, McKinney, TX 75069, with a current monthly rent of $8,500.

Related Party Transactions

On an as needed basis, at certain times, WODI transfers funds to the Parent Company for use in operations and to provide intercompany transfers to its subsidiaries. As of June 30, 2024 and the year ended December 31, 2023, an aggregate of $680,986 and $864,528, respectively, was due to the Parent Company and its subsidiaries which is reflected on WODI’s financial statements. As of June 30, 2024, impairment on related party receivable of $1,273,680 was recognized on WODI’s financial statements due to low probability of Parent company’s ability to repay the balances due.

Warranty Reserve

Generally, a customer project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year. There are various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims. A warranty reserve has been provided based on historical data and the opinion of management in the amount of $20,000 and is reflected in the consolidated financial statements for the six months ended June 30, 2024 and the year ended December 31, 2023.

Litigation

On or around March 5, 2024, PWT was named as a defendant in a case filed by Process Solutions, Inc (“PSI”). The case was filed in the Court of Common Pleas in Hamilton County, Ohio. The complaint alleges that PWT breached a contract with PSI and alleges damages of $143,675 plus attorney’s fees. PWT has removed the case to federal court, denies the claims in the complaint and intends to enforce a binding arbitration provision between the parties and to bring counter claims against PSI for failing to pay PWT for services rendered.

8.	LINE OF CREDIT

During the year ended December 31, 2023, PWT obtained 12-month credit lines in the aggregate amount of $345,875, with an interest rate of 26.07%. The remaining balance as of December 31, 2023 was $178,808. During the six months ended June 30, 2024, PWT paid principal in the amount of $125,745 leaving a principal balance of $53,063 as of June 30, 2024.

9.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

Between April 3, 2024 and August 7 2024, an aggregate of 108,479,526 shares of common stock were redeemed by the Parent Company, and the redemption amount, together with cash paid by the redeeming stockholders, were used by the stockholders to purchase convertible secured promissory notes from WODI.

On May 10, 2024, WODI entered into a new facility lease effective July 1, 2024 for an initial term of five years. The new facility located in Sherman, Texas includes approximately 21,300 square feet with a monthly base rent in the amount of $13,313 plus fees.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

SERIES A PREFERRED STOCK AND WARRANTS

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is dated effective as of the date set forth on the siganture page (“Effective Date”) and is made and tendered to Water on Demand, Inc., a Texas corporation (the “Company”), by the individual or entity identified on the signature page hereto (“Subscriber”).

RECITALS

A. The Company was incorporated under the corporate laws of the State of Texas (the “State”) as in effect at any given time (the “Act”).

B. The Company is offering (the “Offering”) up to $5,000,000 in shares (“Shares”) of the Company’s Series A Preferred Stock, par value $0.0001 per share (”Preferred Stock”) in an offering exempt from registration under Rule 506(b) of Regulation D and Rule 4(a)(2) of the Securities Act of 1934 (the “Securities Act”).

C. The Subscriber shall also receive warrants (“Warrants”) to purchase shares of the Company’s common stock in accordance with the terms of the Warrant, substantially as set forth on Exhibit B, attached hereto.

D. To the extent that the Subscriber purchases an aggregate total of $500,000 or more Shares, the Subscriber shall also receive warrants (“Bonus Warrants”, and together with the Warrants and Shares, the “Securities”) to purchase additional shares of the Company’s common stock in accordance with the terms of the Bonus Warrant, substantially as set forth on Exhibit C, attached hereto.

E. Subscriber wishes to purchase and the Company wishes to issue to Subscriber the number of Securities upon the terms and conditions contained in this Agreement.

F. Previously, the Company undertook similar financings and in connection therewith issued warrants (“Prior Securities”) and or other securities to certain investors (“Prior Investors”) in exchange for funds provided by such Prior Investors.

G. In connection with and as part of the Offering, the Company wishes to allow the Prior Investors to exchange their Prior Securities in exchange for the Securities in accordance with the terms of this Agreement

The parties therefore agree as follows:

1. Subscription for Securities; Payment; Shareholders Agreement. On and subject to the terms and conditions of this Agreement:

(a) Subscription. Subscriber hereby subscribes for the Securities, and the Company agrees to issue the Securities to Subscriber in consideration for Subscriber tendering to the Company the amount cash for said subscription as set forth on Subscriber’s signature page hereto (the “Subscription Amount”).

(b)	Purchase Price.

(i) Subject to the adjustments set forth in Section (1)(c) below, the purchase price is $0.16 per Security (“Purchase Price”).

(ii) The Purchase Price may be paid in cash or by the exchange/surrender of the Prior Securities, with the value of such exchange being equal to the amount paid for such warrants by the Prior Investors.

(c)	Payment. The Subscription Amount shall be payable upon execution of this Agreement.

2. Warrant. Subscriber shall be entitled to receive Warrants in the form attached hereto as Exhibit B to purchase from the Company a number of the Company’s common stock, in an amount of up to the number of Shares purchased and received pursuant to this Agreement in accordance with the terms and conditions set forth in such Warrant.

3. Bonus Warrant. If the Subscriber purchases an aggregate total of $500,000 or more Securities, the Company will issue to the Subscriber Warrants in the form attached hereto as Exhibit C to purchase from the Company a number of the Company’s common stock, in an amount of up to the number of Shares purchased and received pursuant to this Agreement in accordance with the terms and conditions set forth in such Warrant.

4. No Registration Statement. Subscriber acknowledges and agrees that the Securities have not been registered with the Securities and Exchange Commission or any state but have been issued pursuant to exemptions under the Securities Act and applicable state securities laws.

5. Transfer of Securities Restricted. The sale, transfer, pledge, hypothecation or other disposition of the Securities is hereby restricted and may not be accomplished without the consent of the Company and otherwise in compliance with (i) the transfer restrictions under the Securities Act and/or (ii) the registration provisions of the Securities Act and applicable state securities laws or an opinion of counsel satisfactory to the Company’s Board of Directors that registration is unnecessary or an exemption from registration under the Securities Act and applicable state securities laws.

6.   Representations and Warranties. Subscriber represents and warrants to the Company and the Company’s Board of Directors (the “Board of Directors”):

(a) Subscriber has the capacity, power and authority to execute, deliver and perform this Agreement, to make and accept the promises, representations and warranties stated in this Agreement and to carry out and perform the terms and provisions stated in this Agreement.

(b) Subscriber’s subscription for Securities in the Company has been or will be acquired solely by and for the account of Subscriber for investment purposes only and is not being purchased for subdivision, fractionalization, resale or distribution; Subscriber has no contract, undertaking, agreement or other arrangement with any party to sell, assign, transfer, pledge, convey or otherwise dispose of Subscriber’s interest (or any portion thereof); and Subscriber has no present plans or intentions to enter into any such contract, undertaking or arrangement.

(c) Except as otherwise previously disclosed to the Company, Subscriber’s execution, delivery and performance of this Agreement, and all other agreements, instruments and documents required to be delivered pursuant to this Agreement, do not conflict with, breach, terminate or modify any term of, or constitute a violation or default under, any contract, agreement, permit or other instrument to which Subscriber is bound, or any order, judgment, decree, law, statute or regulation of any kind.

(d) Except as otherwise previously disclosed to the Company, Subscriber’s execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not require the consent, waiver, authorization or approval of, notice to or a filing with any governmental or regulatory authority or any other person or entity.

(e) Subscriber’s interest in the Company has not and will not be registered under the Securities Act, or the securities laws of any state, and cannot be sold or transferred without compliance with the registration provisions of the Securities Act and the applicable state securities laws, or compliance with exemptions, if any, available thereunder. Subscriber understands that neither the Company nor its Board of Directors has any obligation or intention to register the interests under any Federal or state securities act or law, or to file the reports to make public the information required by Rule 144 under the Securities Act.

(f) Subscriber expressly represents that (i) Subscriber has such knowledge and experience in financial and business matters in general, and in investments of the type to be made by the Company in particular; (ii) Subscriber is capable of evaluating the merits and risks of an investment in the Company; (iii)  Subscriber’s financial condition is such that Subscriber has no need for liquidity with respect to its investment in the Company to satisfy any existing or contemplated undertaking or indebtedness; (iv) Subscriber is able to bear the economic risk of its investment in the Company for an indefinite period of time, including the risk of losing all of such investment, and loss of such investment would not materially adversely affect Subscriber; and (v) Subscriber has either secured independent tax advice with respect to the investment in the Company, upon which Subscriber is solely relying, or Subscriber is sufficiently familiar with the income taxation of corporations that Subscriber has deemed such independent advice unnecessary.

(g) Subscriber acknowledges that the Company and the Board of Directors have made all documents pertaining to the transaction available and has allowed Subscriber an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in the documents.

(h) Subscriber has relied solely upon the documents submitted to Subscriber and independent investigations made by Subscriber in making the decision to subscribe for the Securities in the Company.

(i) Subscriber expressly acknowledges that (i) no Federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the documents submitted to Subscriber or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of an investment in the Company; (ii) there are restrictions on the transferability of Subscriber’s Securities; (iii) there will be no public market for the interest, and, accordingly, it may not be possible for Subscriber to liquidate its Securities; and (iv) any anticipated Federal or state income tax benefits applicable to Subscriber’s Securities may be lost through changes in, or adverse interpretations of, existing laws and regulations.

(j) Subscriber is an “accredited investor,” as defined in Rule 501 and has completed the accredited investor questionnaire set forth on Exhibit A.

7.	Patriot Act Compliance.

(a) Subscriber hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and similar activities. In furtherance of such efforts, Subscriber hereby represents and agrees that, to the best of Subscriber’s knowledge based upon appropriate diligence and investigation: (i) none of the cash or property that is paid or contributed to the Company by Subscriber shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment to the Company by Subscriber shall (to the extent that such matters are within Subscriber’s control) cause the Company or the Board of Directors to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Subscriber shall promptly notify the Board of Directors if any of the foregoing shall cease to be true and accurate with respect to Subscriber.

(b) Subscriber hereby agrees to provide to the Board of Directors any additional information regarding Subscriber deemed necessary or convenient by the Board of Directors to ensure compliance with all applicable laws concerning money laundering and similar illicit activities. Subscriber understands and agrees that the Company or the Board of Directors may release confidential information about Subscriber and, if applicable, any underlying beneficial owners, to proper authorities if the Board of Directors, in its sole discretion, determines that it is in the best interests of the Company or its affiliates in light of relevant rules and regulations under the laws set forth above.

(c) Subscriber understands and agrees that, if at any time Subscriber is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Board of Directors may undertake appropriate actions to ensure compliance with applicable law or regulation, including, but not limited to, segregation and/or redemption of Subscriber’s Securities, cessation of dividends, if any, to Subscriber, refusal of future subscriptions by Subscriber, and other similar acts. In the event that the Board of Directors takes any of the foregoing acts, Subscriber agrees that the Board of Directors, in its sole, absolute and reasonable discretion, may manage the remaining portion of Subscriber’s investment in the Company separate and apart from the Company’s assets, including without limitation selling or otherwise disposing of such assets and reinvesting the proceeds therefrom. The rights and obligations of the Board of Directors under this Section shall expressly supersede any duties that the Board of Directors may have to Subscriber under the Act or otherwise.

(d) In addition to any remedies at law or in equity, Subscriber agrees to indemnify and hold harmless the Company, the Board of Directors, officers, shareholders and affiliates of the Company from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) which may result, directly or indirectly, from any acts taken by the Board of Directors in accordance with the preceding paragraph.

8.   Indemnification. Subscriber understands and acknowledges that the Company is relying on the representations, warranties and agreements made by Subscriber in this Agreement, and hereby agrees to indemnify the Company, and its shareholders, directors, officers, affiliates, agents and employees, and hold each of them harmless from and against any and all loss, damage, liability or expense, including reasonable attorneys’ fees, that they or any of them may suffer, sustain or incur by reason of or in connection with (a) any material inaccuracy of Subscriber’s representations or warranties set forth in this Agreement; (b) Subscriber’s breach or failure to perform any covenant, undertaking or other agreement contained in this Agreement or any agreement or instrument delivered pursuant to this Agreement; (c) the inaccuracy or incompleteness of any information supplied by Subscriber under this Agreement; or (d) any claim, action, suit or proceeding relating to any of the foregoing (a) through (c).

9.   Further Assurances. All information that Subscriber has provided to the Company is true, correct and complete as of the date hereof, and Subscriber agrees to notify the Board of Directors immediately if any representation or warranty contained in this Agreement becomes untrue at any time. Subscriber agrees to provide such information and execute and deliver such documents with respect to itself and, if applicable, its direct and indirect beneficial owners, as the Board of Directors may from time to time reasonably request to verify the accuracy of Subscriber’s representations and warranties herein, to establish the identity of Subscriber and, if applicable, the direct and indirect beneficial owners, and/or to comply with any law, rule, regulation or order to which the Company may be subject.

10. Acceptance of Subscription. Subscriber understands that this Agreement is not binding on the Company until accepted by the Board of Directors, and may be rejected by the Board of Directors in whole or in part in its absolute discretion. If so rejected, the Board of Directors shall cause the return to Subscriber, without interest or deduction, any payment tendered by Subscriber, and the Company shall have no further obligation to Subscriber hereunder. Unless and until rejected by the Board of Directors, this subscription shall be irrevocable by Subscriber.

11.	Miscellaneous.

(a) Entire Agreement; Integration. This Agreement (i) constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and (ii) supersedes and preempts any and all prior and/or contemporaneous agreements and understandings, both oral and written, between the parties with respect to such subject matter.

(b) No Assignment. This Agreement is not assignable by Subscriber without the prior written consent of the Board of Directors.

(c) No Waiver. Neither this Agreement nor any provisions hereof may be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

(d) Survival. The representations and warranties contained in this Agreement shall survive the acceptance of this Agreement and the admission of Subscriber as a shareholder of the Company.

(e) Successors. This Agreement and all the terms and provisions hereof shall be binding upon the parties hereto and their respective legal representatives, heirs, successors and assigns, except as expressly herein otherwise provided.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws principles.

(g) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(h) Remedies. No remedy conferred hereunder is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

(i) Dispute Resolution. The Subscriber hereby irrevocably and unconditionally agrees that any suit, action or proceeding arising out of or related to this Agreement or the Company shall be brought only in the United States District Court for the Western District of California or in the Circuit Court of Los Angeles County, Los Angeles, California, and the specific choice from among the foregoing shall be determined by the party initiating such suit, action or proceeding. To the fullest extent permissible by law, the Subscriber hereby consents to the personal jurisdiction, venue and forum of such courts and hereby irrevocably and unconditionally waives any claim or objection that Subscriber is not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. Service of process on the Subscriber with regard to any such action may be made and is considered legally proper by mailing the process to Subscriber by certified mail to the address of Subscriber.

(j) WAIVER OF TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER. EACH PARTY MAKES THIS WAIVER VOLUNTARILY.

(k) Electronic Transmission. Signatures to this Agreement that are transmitted electronically (i.e., via e-mail or facsimile) shall be binding.

[Signature page follows]

The undersigned are signing this Agreement as of the date stated in the introductory paragraph.

SUBSCRIBER:

_________________________________________

Print Name of Subscriber (Individual or Entity)

_________________________________________

Signature

_________________________________________

Title (if Subscriber is an Entity)

_________________________________________

Type of Entity (e.g., corporation, estate, trust,
partnership, limited liability company, etc.)

_________________________________________

Street Address

_________________________________________

City, State, Zip

_________________________________________

Telephone Number

_________________________________________

Facsimile Number

_________________________________________

Social Security Number/FEIN

_________________________________________

Email

Proposed Subscription Amount: $ _________________

TO BE COMPLETED BY THE COMPANY:

ACCEPTED:

WATER ON DEMAND, INC.

By: ________________________________________

Effective Date: ________________________________

Accepted Subscription Amount: $ _________________

Securities to be issued:

____________________ shares of Common Stock.

Prior Securities:

Subscriber is exchanging Prior Securities designated as [Warrants/Shares] _______________ and purchased pursuant to the purchase agreement dated _______ with an original investment amount of $_______ in exchange for the Securities. The Subscription Amount set forth above represents the amount previously paid for the Prior Securities.

Prior Investor Signature

EXHIBIT A

The undersigned is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act because you are [CHECK EACH OF THE FOLLOWING ACCREDITED INVESTOR CATEGORIES THAT APPLY TO YOU]:

☐	(1) A bank as defined in section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in an individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(a)(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Investment Company Act of 1940; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state of the United States of America, its political subdivisions, or any agency or instrumentality of a state of the United States of America or its political subdivisions, for the benefit of its employees that has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	(2) A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	(3) An organization described in section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring Units, with total assets in excess of $5,000,000;

☐	(4) A natural person and your individual net worth, or joint net worth with your spouse (or spousal equivalent- a cohabitat occupying a relationship generally equivalent to that of a spouse), at the time of your purchase exceeds $1,000,000 (Note: For purposes of calculating net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of your primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence shall be included as a liability). Further, you have adequate means of providing for all of your current and foreseeable needs and personal contingencies and have no need for liquidity in this investment;

☐	(5) A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse (or spousal equivalent- a cohabitat occupying a relationship generally equivalent to that of a spouse) in excess of $300,000 in each of those years, and you reasonably expect to reach the same income level in the current year. Further, you have adequate means of providing for all of your current and foreseeable needs and personal contingencies and have no need for liquidity in this investment;

☐	(6) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, and this purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act;

☐

(7) An entity of which all of the equity owners are accredited investors as defined by any of the above subsections (1) through (6);

(7)(a) If you checked subsection (7), how many persons own equity in the subscriber? _____________.

☐	(8) A director, executive officer, or general partner of the Company as the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of the issuer

☐	(9) An entity that owns investments in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered;

☐	(10) An investment adviser registered under federal or state law (and Exempt Reporting Advisers relying on Section 203(m) or 203(l) of the Investment Advisers Act of 1940);

☐	(11) A Rural Business Investment Company (RBIC) as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	(12) An individual who has a professional certification, designation or credential from an accredited educational institution that the Commission designates as qualifying for accredited investor status;

☐	(13) An individual who is a “knowledgeable employee” of a “private fund,” which is defined to include an issuer that would be an investment company, but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940;

☐	(14) A “family office” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 with at least $5 million in assets under management and that was not formed for the specific purpose of acquiring the securities offered, and whose investment is directed by a person capable of evaluating the merits and risks of the prospective investment; or

☐	(15) Any “family client”, as defined in rule 202(a)(11)(G)-1 of the Investment Advisers Act of 1940, of a “family office” whose prospective investment is directed by that family office.

☐	(16) Subscriber is not an accredited investor.

EXHIBIT B

WARRANT

(ATTACHED)

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WATER ON DEMAND, INC.

WARRANT TO PURCHASE SECURITIES

Issue Date: January __, 2025

This Warrant to Purchase Securities (this “Warrant”) is issued to ________(“Holder”) by WATER ON DEMAND, INC., a Texas corporation (the “Company”) as of the Issue Date first set forth above, pursuant to the terms of that certain Subscription Agreement by and between Holder and Company of even date herewith (the “Purchase Agreement”).

1.   Purchase of Common Shares. Subject to the terms and conditions hereof, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder) during the Exercise Period (as defined below), to purchase from the Company, at a price equal to the Exercise Price (as defined below), up to a maximum of __________ fully-paid and nonassessable shares of the Company’s common stock (the “Warrant Shares”).

2.   Definitions. Capitalized terms used but not otherwise defined in this Warrant have the meaning given such terms in the Purchase Agreement. For purposes of this Warrant, the following terms have the following meanings:

(a) “Exercise Period” means the term commencing on the date of issuance of this Warrant and ending on the expiration of this Warrant pursuant to Section 12 hereof.

(b) “Exercise Price” means $0.16 per share.

(c) “Common Share” shall mean shares of the Company’s common stock.

3.   Automatic Exercise. If at any time prior to the end of the Exercise Period, the Company has a Change of Control, then, immediately prior to the Change of Control, the Warrants shall be deemed to be automatically exercised using the cashless exercise as set forth in Section 4(b).

4.   Method of Exercise. The Holder may exercise, from time to time and in whole or in part, the purchase rights evidenced by this Warrant as follows:

(a) Cash Exercise.

(i) surrender of this Warrant, together with a duly executed notice of exercise as attached hereto as to the Secretary of the Company at the principal executive office of the Company (or such other officer or office or agency of the Company as it may designate by notice to Holder); and

(ii) payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased (by cash, check or wire transfer).

(b) Cashless Exercise. If at any time there is no effective registration statement registering, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP (as defined below) immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation);

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 3(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

5. Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received within three Trading Days of delivery of the Notice of Exercise.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(iv) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(b) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

6.   Issuance. Upon due exercise in accordance with this Warrant, the Warrant Shares so purchased shall be deemed to be purchased by and issued to Holder as the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been so exercised.

7.   Adjustment of Exercise Price and Common Shares. The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Common Shares, by split-up or otherwise, or combine the Common Shares, or issue additional Common Shares as a dividend, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or equity dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the equity capital of the Company (other than as a result of a subdivision, combination, or equity dividend provided for in Section 6(a) above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total Exercise Price equal to that payable upon the exercise for the purchase of all the Warrant Shares purchasable under this Warrant, the kind and amount of Common Shares and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Common Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any Common Shares or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per share of Common Shares payable hereunder, provided the aggregate Exercise Price payable for the total number of Common Shares purchasable under this Warrant (as adjusted) shall remain the same.

(c) Change of Control. In the event that the Company is subject to a change of control in the form of a merger, stock purchase, asset purchase or other acquisition (“Change of Control”), the Warrants shall, subject to the approval of the acquiror, be assumed by the acquiror.

(d) Notice of Adjustment. When any adjustment is required to be made in the number or kind of securities purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Common Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Common Shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Common Shares called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current Exercise Price at which a share may be purchased hereunder shall be paid in cash to Holder.

9. Transfer of Warrant.

(a) Holder, by its acceptance hereof, represents that this Warrant is being acquired for its own account, as an investment and not with a view towards the further resale or the distribution thereof in violation of the Securities Act, and agrees that this Warrant may not be transferred, sold, assigned, hypothecated or otherwise disposed of, in whole or in part, except as provided in this Section 9.

(b) Except for transfers not involving a change in beneficial ownership, Holder may not and agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of this Warrant or any beneficial interest herein, unless and until:

(i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Holder has given prior notice to the Company of Holder’s intention to make such disposition, shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, shall have furnished the Company, at Holder’s expense, with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of this Warrant or the Common Shares, as applicable, under the Securities Act.

(c) Subject to compliance with the terms and conditions of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. The Warrant transferred in accordance with this Section 7 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Notwithstanding anything in this Warrant to the contrary, Holder may not transfer this Warrant to any third party that is not an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

10. Rights of Shareholder. Neither this Warrant nor anything contained herein entitles or confers on the Holder, as holder of this Warrant, any right of a member of the Company, including but not limited to the right to (a) vote on any matter submitted to shareholders at any meeting thereof, (b) give or withhold consent to any company action (whether upon any recapitalization, issuance of equity, reclassification of equity, change of par value, consolidation, merger, conveyance, or otherwise), (c) receive notice of meetings, or (d) receive allocations or distributions or subscription rights, until the Warrant shall have been exercised and the Common Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

11. Protective Rights. In connection with the purchase of the Common Shares, Holder shall have all such rights, designations and preferences associated with the Common Shares, including participation rights, rights of first refusal and registration rights, if any

12. Expiration of Warrant; Notice of Expiration Events.

(a) This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(i) the full exercise hereof;

(ii) 5:00 p.m., Texas local time, on the date that is sixty (60) months following the Issue Date;

(iii) any Change of Control, liquidation, dissolution or winding up of the Company; or

(iv) the closing of the initial public offering of the Company’s membership shares.

(b) The Company shall provide at least ten (10) days’ prior written notice of any event set forth in Section 10 (a)(iii) and (a)(iv). Without limiting the foregoing, the Company shall provide notice of any agreement contemplating the consummation of a Change of Control within five (5) days following the execution by the Company of such agreement.

13. Notices. All communications hereunder shall be in writing and faxed, mailed, emailed or delivered to each party in accordance with the notice provisions of the Purchase Agreement.

14. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

15. Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

16. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law principles.

17. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Common Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

18. Amendment; Waiver. Neither this Warrant nor any term hereof may be amended, modified, waived, discharged or terminated other than by written consent of the Company and the Holder. Unless provided otherwise, no waiver shall constitute a continuing or future waiver of any provision hereof.

19. Copies. Any copy, facsimile or other reproduction of the signature set forth on the signature page hereto shall be deemed to be an original signature.

20. Acceptance by Holder. Receipt of this Warrant by Holder constitutes Holder’s acceptance of and agreement to the terms and conditions of this Warrant.

21. Severability. If any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless continue in full force and effect.

22. Entire Agreement. This Warrant, together with the applicable terms of the Purchase Agreement, represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and understandings of the parties with respect thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the Issue Date first set forth above.

COMPANY:

WATER ON DEMAND, INC.
a Texas corporation

By:
Name:	T. Riggs Eckelberry
Its:	Chief Executive Officer

[Signature Page to Warrant to Purchase Securities]

NOTICE OF EXERCISE

To:	WATER ON DEMAND, INC.

Attention: President

Reference is hereby made to that certain Warrant to Purchase by the Company to the undersigned (the “Warrant”). Capitalized terms used but not otherwise defined herein have the meanings given in this Warrant.

1. The undersigned hereby elects to purchase _________________ Common Shares pursuant to the terms of the Warrant, and tenders herewith payment in full of the Exercise Price applicable to the Common Shares purchased hereby, together with all applicable transfer taxes, if any.

2. Method of Exercise (Please check the applicable blank):

☐	cash
☐	check
☐	wire transfer

3. Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:

_________________________________

(Name)

_________________________________

_________________________________

(Address)

4. The undersigned hereby represents and warrants that all representations and warranties of the undersigned set forth in Section 4 of that certain Subscription Agreement by and among the Company, the undersigned and certain other stockholders of the Company dated as of even date with the Warrant are true and correct with respect to the Common Shares purchased hereby as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

EXHIBIT C

BONUS WARRANT

(For Purchasers of $500,000 in Shares Only)

(ATTACHED)

THIS BONUS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WATER ON DEMAND, INC.

BONUS WARRANT TO PURCHASE SECURITIES

Issue Date: January __, 2025

This Bonus Warrant to Purchase Securities (this “Bonus Warrant”) is issued to ________(“Holder”) by WATER ON DEMAND, INC., a Texas corporation (the “Company”) as of the Issue Date first set forth above, pursuant to the terms of that certain Subscription Agreement by and between Holder and Company of even date herewith (the “Purchase Agreement”).

23. Purchase of Common Shares. Subject to the terms and conditions hereof, the Holder is entitled, upon surrender of this Bonus Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder) during the Exercise Period (as defined below), to purchase from the Company, at a price equal to the Exercise Price (as defined below), up to a maximum of __________ fully-paid and nonassessable shares of the Company’s common stock (the “Bonus Warrant Shares”).

24. Definitions. Capitalized terms used but not otherwise defined in this Bonus Warrant have the meaning given such terms in the Purchase Agreement. For purposes of this Warrant, the following terms have the following meanings:

(a)   “Exercise Period” means the term commencing on the date of issuance of this Bonus Warrant and ending on the expiration of this Bonus Warrant pursuant to Section 12 hereof.

(b) “Exercise Price” means $2.00 per share.

(c) “Common Share” shall mean shares of the Company’s common stock.

25. Automatic Exercise. If at any time prior to the end of the Exercise Period, the Company has a Change of Control, then, immediately prior to the Change of Control, the Warrants shall be deemed to be automatically exercised using the cashless exercise as set forth in Section 4(b).

26. Method of Exercise. The Holder may exercise, from time to time and in whole or in part, the purchase rights evidenced by this Bonus Warrant as follows:

(a) Cash Exercise.

(i) surrender of this Warrant, together with a duly executed notice of exercise as attached hereto to the Secretary of the Company at the principal executive office of the Company (or such other officer or office or agency of the Company as it may designate by notice to Holder); and

(ii) payment to the Company of an amount equal to the aggregate Exercise Price for the number of Bonus Warrant Shares being purchased (by cash, check or wire transfer).

(b)   Cashless Exercise. If at any time there is no effective registration statement registering, or no current prospectus available for the resale of the Bonus Warrant Shares by the Holder, then this Bonus Warrant may also be exercised, in whole or in part, at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Bonus Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP (as defined below) immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that this Bonus Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation);

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Bonus Warrant Shares that would be issuable upon exercise of this Bonus Warrant in accordance with the terms of this Bonus Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Bonus Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Bonus Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Bonus Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 3(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

27. Mechanics of Exercise.

(i) Delivery of Bonus Warrant Shares Upon Exercise. Bonus Warrant Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Bonus Warrant Shares to or resale of the Bonus Warrant Shares by the Holder or (B) the Bonus Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Bonus Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Exercise (such date, the “Bonus Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Bonus Warrant Shares with respect to which this Bonus Warrant has been exercised, irrespective of the date of delivery of the Bonus Warrant Shares; provided payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received within three Trading Days of delivery of the Notice of Exercise.

(ii) Delivery of New Warrants Upon Exercise. If this Bonus Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Bonus Warrant certificate, at the time of delivery of the Bonus Warrant Shares, deliver to the Holder a new Bonus Warrant evidencing the rights of the Holder to purchase the unpurchased Bonus Warrant Shares called for by this Warrant, which new Bonus Warrant shall in all other respects be identical with this Warrant.

(iii) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(iv) Charges, Taxes and Expenses. Issuance of Bonus Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Bonus Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Bonus Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Bonus Warrant Shares are to be issued in a name other than the name of the Holder, this Bonus Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Bonus Warrant Shares.

(b)   Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof..

28. Issuance. Upon due exercise in accordance with this Warrant, the Bonus Warrant Shares so purchased shall be deemed to be purchased by and issued to Holder as the record owner of such Common Shares as of the close of business on the date on which this Bonus Warrant shall have been so exercised.

29. Adjustment of Exercise Price and Common Shares. The number of Bonus Warrant Shares purchasable upon exercise of this Bonus Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)   Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Bonus Warrant subdivide the Common Shares, by split-up or otherwise, or combine the Common Shares, or issue additional Common Shares as a dividend, the number of Bonus Warrant Shares issuable on the exercise of this Bonus Warrant shall forthwith be proportionately increased in the case of a subdivision or equity dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Bonus Warrant Shares purchasable under this Bonus Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)   Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the equity capital of the Company (other than as a result of a subdivision, combination, or equity dividend provided for in Section 6(a) above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Bonus Warrant to purchase, at a total Exercise Price equal to that payable upon the exercise for the purchase of all the Bonus Warrant Shares purchasable under this Warrant, the kind and amount of Common Shares and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Common Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any Common Shares or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per share of Common Shares payable hereunder, provided the aggregate Exercise Price payable for the total number of Common Shares purchasable under this Bonus Warrant (as adjusted) shall remain the same.

(c)   Change of Control. In the event that the Company is subject to a change of control in the form of a merger, stock purchase, asset purchase or other acquisition (“Change of Control”), the Warrants shall, subject to the approval of the acquiror, be assumed by the acquiror.

(d)   Notice of Adjustment. When any adjustment is required to be made in the number or kind of securities purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Common Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

30. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Common Shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Common Shares called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current Exercise Price at which a share may be purchased hereunder shall be paid in cash to Holder.

31. Transfer of Warrant.

(a)   Holder, by its acceptance hereof, represents that this Bonus Warrant is being acquired for its own account, as an investment and not with a view towards the further resale or the distribution thereof in violation of the Securities Act, and agrees that this Bonus Warrant may not be transferred, sold, assigned, hypothecated or otherwise disposed of, in whole or in part, except as provided in this Section 9.

(b)   Except for transfers not involving a change in beneficial ownership, Holder may not and agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of this Bonus Warrant or any beneficial interest herein, unless and until:

(i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Holder has given prior notice to the Company of Holder’s intention to make such disposition, shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, shall have furnished the Company, at Holder’s expense, with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of this Bonus Warrant or the Common Shares, as applicable, under the Securities Act.

(c)   Subject to compliance with the terms and conditions of this Section, this Bonus Bonus Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Bonus Warrant properly endorsed or accompanied by written instructions of transfer. The Bonus Warrant transferred in accordance with this Section 7 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Notwithstanding anything in this Bonus Warrant to the contrary, Holder may not transfer this Bonus Warrant to any third party that is not an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

32. Rights of Shareholder. Neither this Bonus Warrant nor anything contained herein entitles or confers on the Holder, as holder of this Warrant, any right of a member of the Company, including but not limited to the right to (a) vote on any matter submitted to shareholders at any meeting thereof, (b) give or withhold consent to any company action (whether upon any recapitalization, issuance of equity, reclassification of equity, change of par value, consolidation, merger, conveyance, or otherwise), (c) receive notice of meetings, or (d) receive allocations or distributions or subscription rights, until the Bonus Warrant shall have been exercised and the Common Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

33. Protective Rights. In connection with the purchase of the Common Shares, Holder shall have all such rights, designations and preferences associated with the Common Shares, including participation rights, rights of first refusal and registration rights, if any

34. Expiration of Warrant; Notice of Expiration Events.

(a) This Bonus Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(i) the full exercise hereof;

(ii) 5:00 p.m., Texas local time, on the date that is sixty (60) months following the Issue Date;

(iii) any Change of Control, liquidation, dissolution or winding up of the Company; or

(iv) the closing of the initial public offering of the Company’s membership shares.

(b)   The Company shall provide at least ten (10) days’ prior written notice of any event set forth in Section 10 (a)(iii) and (a)(iv). Without limiting the foregoing, the Company shall provide notice of any agreement contemplating the consummation of a Change of Control within five (5) days following the execution by the Company of such agreement.

35. Notices. All communications hereunder shall be in writing and faxed, mailed, emailed or delivered to each party in accordance with the notice provisions of the Purchase Agreement.

36. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Bonus Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

37. Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

38. Governing Law. This Bonus Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law principles.

39. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Common Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

40. Amendment; Waiver. Neither this Bonus Warrant nor any term hereof may be amended, modified, waived, discharged or terminated other than by written consent of the Company and the Holder. Unless provided otherwise, no waiver shall constitute a continuing or future waiver of any provision hereof.

41. Copies. Any copy, facsimile or other reproduction of the signature set forth on the signature page hereto shall be deemed to be an original signature.

42. Acceptance by Holder. Receipt of this Bonus Warrant by Holder constitutes Holder’s acceptance of and agreement to the terms and conditions of this Warrant.

43. Severability. If any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless continue in full force and effect.

44. Entire Agreement. This Warrant, together with the applicable terms of the Purchase Agreement, represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and understandings of the parties with respect thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Bonus Warrant as of the Issue Date first set forth above.

COMPANY:

WATER ON DEMAND, INC.
a Texas corporation

By:
Name:	T. Riggs Eckelberry
Its:	Chief Executive Officer

[Signature Page to Warrant to Purchase Securities]

NOTICE OF EXERCISE

To:	WATER ON DEMAND, INC.

Attention: President

Reference is hereby made to that certain Bonus Warrant to Purchase by the Company to the undersigned (the “Bonus Warrant”). Capitalized terms used but not otherwise defined herein have the meanings given in this Bonus Warrant.

5. The undersigned hereby elects to purchase _________________ Common Shares pursuant to the terms of the Bonus Warrant, and tenders herewith payment in full of the Exercise Price applicable to the Common Shares purchased hereby, together with all applicable transfer taxes, if any.

6. Method of Exercise (Please check the applicable blank):

☐	cash
☐	check
☐	wire transfer

7. Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:

_________________________________

(Name)

_________________________________

_________________________________

(Address)

8. The undersigned hereby represents and warrants that all representations and warranties of the undersigned set forth in Section 4 of that certain Subscription Agreement by and among the Company, the undersigned and certain other stockholders of the Company dated as of even date with the Bonus Warrant are true and correct with respect to the Common Shares purchased hereby as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

NAME OF OFFEREE:	DOCUMENT NO.:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FOR ACCREDITED INVESTORS ONLY

WATER ON DEMAND, INC.

13575 58th Street North, Suite 200

Clearwater, FL 33760

https://www.originclear.com/

Up to $10,000,000

Shares of Series B Preferred Stock

together with Warrants

January 2025

Water on Demand, Inc., a Texas corporation (the “Company”). The Company is offering shares of its Series B Preferred Stock (“Shares”) for sale pursuant to this offering only to a limited number of prospective investors that have been verified as “accredited investors” (as defined under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and meet certain suitability standards. See Section on “Eligible Investors and Suitability Standards.” The Investors shall also receive the right to receive warrants to purchase an equal number of shares at a strike price of $2.00 per share (“Warrant(s)”, and together with the Shares, the “Securities”) to purchase an equal amount of additional shares at a price of $2.50 per share. The Warrants will have a term of 60-months, and will be eligible for cashless exercise. The Company is offering the Securities at a price of $2.50 per Share (the “Offering”) on a “private placement” basis under, and subject to compliance with, (i) section 4(2) of the Securities Act, (ii) Rule 506(b) of Regulation D of the Securities Act, (iii) certain state securities laws and (iv) certain other rules and regulations. The minimum investment for each new investor is $100,000.

This Confidential Private Placement Memorandum (this “Memorandum”) is for use by prospective investors in evaluating the Company and the Offering. The information contained in this Memorandum is being provided in connection with the offering of securities to accredited investors under Regulation 506(b).

Investment in the Company involves a high degree of risk. See the risk factors discussed throughout the Memorandum.

All documents relevant to the Offering and any additional information (including information necessary to verify the accuracy of any information contained in this Memorandum) that are reasonably available or that can be obtained without unreasonable expense will be made available, subject to considerations of confidentiality, trade secrets and proprietary information to any prospective investor or the investor’s advisers upon request to the Company.

The rights, preferences and privileges arising out of an investment in the Securities, the rights and responsibilities of the members of the Company, and the terms and conditions of the Offering are governed by the Subscription Agreement (“Subscription Agreement”), the certificate of incorporation and bylaws of the Company and other ancillary documents to be prepared and executed in connection with the Offering. The description of any of such matters in the text of this Memorandum is subject to and qualified in its entirety by reference to such documents. In particular, terms related to an investment in the Company may vary from those set forth in this Memorandum as a result of negotiated changes after the date hereof.

The information contained in this Memorandum is given as of the date on the cover page of the Memorandum unless another time is specified. Investors may not infer from either the subsequent delivery of this Memorandum or any sale of the Securities that there has been no change in the facts described since that date. This Memorandum contains summaries of certain documents of the Company. Investors should refer to the actual documents (copies of which are available upon request) for complete information concerning the contents thereof, and all such summaries are qualified in their entirety by the contents of such documents. In addition, certain of the economic, financial and market information contained herein (including certain forward-looking statements) has been obtained from published sources or prepared by third parties. While the Company believes such information to be reliable for the purposes used herein, neither the Company nor or its managers, officers, employees, members or affiliates assumes any responsibility for the accuracy of such information.

Potential investors should pay particular attention to the “Risk Factors” section of this Memorandum.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. NO INVESTMENT IN THE SECURITIES SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF SUCH INVESTMENT. SEE “RISK FACTORS.”

NOTICES TO INVESTORS

THIS MEMORANDUM IS FURNISHED ON A CONFIDENTIAL BASIS TO A LIMITED NUMBER OF SOPHISTICATED AND ACCREDITED INVESTORS FOR THE SOLE PURPOSE OF PROVIDING CERTAIN INFORMATION ABOUT AN INVESTMENT IN THE SECURITIES. THIS MEMORANDUM IS TO BE USED ONLY BY THE PARTY TO WHOM IT HAS BEEN DELIVERED SOLELY IN CONNECTION WITH SUCH PARTY’S CONSIDERATION OF THE PURCHASE OF THE SECURITIES DESCRIBED HEREIN.

EACH INVESTOR, BY ACCEPTING A COPY OF THIS MEMORANDUM, ACKNOWLEDGES THAT SUCH INVESTOR MAY RECEIVE CONFIDENTIAL INFORMATION FROM US, AND AGREES NOT TO DISCLOSE ANY SUCH CONFIDENTIAL INFORMATION TO OTHERS, AND TO USE SUCH CONFIDENTIAL INFORMATION ONLY TO EVALUATE AN INVESTMENT IN THE SECURITIES OFFERED HEREBY AND NOT FOR ANY OTHER PURPOSE.

THIS MEMORANDUM HAS BEEN PREPARED IN CONNECTION WITH A PRIVATE OFFERING OF SECURITIES OF WATER ON DEMAND, INC., A TEXAS CORPORATION. THE INFORMATION IN THIS MEMORANDUM IS PROVIDED ONLY TO ACCREDITED INVESTORS HAVING THE ABILITY TO ACCEPT THE RISKS AND LACK OF LIQUIDITY INHERENT IN THE PROPOSED INVESTMENT.

THIS OFFERING IS BEING MADE IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND CERTAIN STATE SECURITIES LAWS AS AN OFFER AND SALE OF SECURITIES NOT INVOLVING A PUBLIC OFFERING. NO ASSURANCE CAN BE GIVEN THAT A PUBLIC MARKET WILL EVER EXIST FOR THE SECURITIES. THE SECURITIES MAY NOT BE TRANSFERRED WITHOUT SATISFACTION OF CERTAIN CONDITIONS, INCLUDING REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF CERTAIN STATES. PROSPECTIVE INVESTORS SHOULD ASSUME THAT THEY MAY HAVE TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE SECURITIES FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES ARE BEING OFFERED HEREBY WITHOUT REGISTRATION UNDER THE SECURITIES ACT BY REASON OF THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SET FORTH IN SECTION 4(2) THEREOF AND RULE 506 OF REGULATION D PROMULGATED THEREUNDER (“RULE 506(C)”). RULE 506(C) REQUIRES THAT AN ISSUER ONLY ACCEPT SUBSCRIPTIONS FROM PURCHASERS WHICH HAVE BEEN VERIFIED TO BE ACCREDITED INVESTORS, AS SUCH TERM IS DEFINED IN RULE 501(A) OF REGULATION D (“ACCREDITED INVESTORS”). EACH PROSPECTIVE INVESTOR WILL BE REQUIRED TO PROVIDE INFORMATION SUFFICIENT TO VERIFY THAT SUCH PURCHASER QUALIFIES AS AN ACCREDITED INVESTOR.

THIS PLACEMENT MEMORANDUM IS CONFIDENTIAL AND HAS BEEN PREPARED BY THE COMPANY SOLELY FOR USE IN CONNECTION WITH THE PROPOSED PRIVATE PLACEMENT OF THE SECURITIES DESCRIBED HEREIN. THIS MEMORANDUM IS PERSONAL TO EACH OFFEREE AND DOES NOT CONSTITUTE AN OFFER TO ANY OTHER PERSON OR TO THE PUBLIC GENERALLY TO SUBSCRIBE FOR OR OTHERWISE ACQUIRE THE SECURITIES. DISTRIBUTION OF THIS MEMORANDUM TO ANY PERSON OTHER THAN THE OFFEREE AND THOSE PERSONS, IF ANY, RETAINED TO ADVISE SUCH OFFEREE WITH RESPECT THERETO IS UNAUTHORIZED. ANY DISCLOSURE OF ANY OF ITS CONTENTS, WITHOUT PRIOR WRITTEN CONSENT OF US, IS PROHIBITED. EACH PROSPECTIVE INVESTOR, BY ACCEPTING A COPY OF THIS MEMORANDUM, AGREES TO THE FOREGOING AND TO MAKE NO REPRODUCTION OF THIS MEMORANDUM OR ANY DOCUMENTS REFERRED TO HEREIN.

CERTAIN PROVISIONS OF VARIOUS AGREEMENTS ARE SUMMARIZED IN THIS MEMORANDUM, BUT PROSPECTIVE INVESTORS SHOULD NOT ASSUME THAT THE SUMMARIES ARE COMPLETE. SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE TEXTS OF THE COMPLETE DOCUMENTS.

WE WILL MAKE AVAILABLE TO ANY PROSPECTIVE INVESTOR, PRIOR TO EACH CLOSING, THE OPPORTUNITY TO ASK QUESTIONS OF AND TO RECEIVE ANSWERS FROM OUR REPRESENTATIVES CONCERNING US AND THE TERMS AND CONDITIONS OF THE OFFERING AND TO OBTAIN ANY ADDITIONAL RELEVANT INFORMATION TO THE EXTENT WE POSSESSES SUCH INFORMATION OR CAN OBTAIN IT WITHOUT UNREASONABLE EFFORT OR EXPENSE.

THE SECURITIES DESCRIBED HEREIN MAY NOT BE SOLD NOR MAY ANY OFFERS TO PURCHASE BE ACCEPTED PRIOR TO THE DELIVERY TO PROSPECTIVE INVESTORS OF CERTAIN UNDERLYING DOCUMENTS INCLUDING, AMONG OTHER THINGS, A PROPOSED SUBSCRIPTION AGREEMENT REFLECTING THE DEFINITIVE TERMS AND CONDITIONS OF THE OFFERING. THE FULL TEXT OF SUCH PROPOSED SUBSCRIPTION AGREEMENT SHOULD BE REVIEWED CAREFULLY PRIOR TO PURCHASE.

WE RESERVE THE RIGHT, IN OUR SOLE DISCRETION AND FOR ANY REASON WHATSOEVER, TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR TO ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. WE SHALL HAVE NO LIABILITY WHATSOEVER TO ANY OFFEREE AND/OR INVESTOR IN THE EVENT THAT ANY OF THE FOREGOING SHALL OCCUR.

THIS MEMORANDUM (TOGETHER WITH ANY AMENDMENTS OR SUPPLEMENTS AND ANY OTHER INFORMATION THAT MAY BE FURNISHED TO PROSPECTIVE INVESTORS BY US) INCLUDES OR MAY INCLUDE CERTAIN STATEMENTS, ESTIMATES AND FORWARD-LOOKING PROJECTIONS OF THE COMPANY WITH RESPECT TO THE ANTICIPATED FUTURE PERFORMANCE OF THE COMPANY. SUCH STATEMENTS, ESTIMATES AND FORWARD-LOOKING PROJECTIONS REFLECT VARIOUS ASSUMPTIONS OF MANAGEMENT THAT MAY OR MAY NOT PROVE TO BE CORRECT AND INVOLVE VARIOUS RISKS AND UNCERTAINTIES THAT COULD CAUSE RESULTS OR OUTCOMES TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS.

THIS MEMORANDUM DOES NOT PURPORT TO BE ALL-INCLUSIVE OR CONTAIN ALL INFORMATION THAT A PROSPECTIVE INVESTOR MAY DESIRE IN INVESTIGATING US. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, TAX, INVESTMENT, ACCOUNTING OR OTHER ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN ADVISORS CONCERNING THE LEGAL, TAX, REGULATORY, FINANCIAL AND ACCOUNTING CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

THIS MEMORANDUM CONTAINS ALL OF THE REPRESENTATIONS BY US CONCERNING THIS OFFERING, AND NO PERSON IS AUTHORIZED TO MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS MEMORANDUM.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY FROM ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

NON-U.S. INVESTORS GENERALLY

IT IS THE RESPONSIBILITY OF ANY PERSONS WISHING TO SUBSCRIBE FOR AN INTEREST IN THE COMPANY TO INFORM THEMSELVES OF AND TO OBSERVE ALL APPLICABLE LAWS AND REGULATIONS OF ANY RELEVANT JURISDICTIONS. PROSPECTIVE INVESTORS SHOULD INFORM THEMSELVES AS TO THE LEGAL REQUIREMENTS AND TAX CONSEQUENCES WITHIN THE COUNTRIES OF THEIR CITIZENSHIP, RESIDENCE, DOMICILE AND PLACE OF BUSINESS WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSAL OF AN INTEREST, AND NON-U.S. EXCHANGE RESTRICTIONS THAT MAY BE RELEVANT THERETO.

FOR RESIDENTS OF ALL STATES

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF OUR COMPANY AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.

NOTICE REQUIREMENTS IN STATES WHERE MEMBERSHIP SECURITIES MAY BE SOLD ARE AS FOLLOWS:

ALABAMA. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE ALABAMA SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ALABAMA SECURITIES COMMISSION. THE COMMISSION DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE PURCHASE PRICE OF THE INTEREST ACQUIRED BY A NON-ACCREDITED INVESTOR RESIDING IN THE STATE OF ALABAMA MAY NOT EXCEED 20% OF THE PURCHASER’S NET WORTH.

ALASKA. THE SECURITIES OFFERED HAVE BEEN REGISTERED WITH THE ADMINISTRATOR OF SECURITIES OF THE STATE OF ALASKA UNDER PROVISIONS OF 3 AAC 08.500-3 AAC 08.506. THE INVESTOR IS ADVISED THAT THE ADMINSTRATOR HAS MADE ONLY A CURSORY REVIEW OF THE REGISTRATION STATEMENT AND HAS NOT REVIEWED THIS DOCUMENT SINCE THE DOCUMENT IS NOT REQUIRED TO BE FILED WITH THE ADMINSTRATOR. THE FACT OF REGISTRATION DOES NOT MEAN THAT THE ADMINISTRATOR HAS PASSED IN ANY WAY UPON THE MERITS, RECOMMENDED, OR APPROVED THE SECURITIES.

ANY REPRESENTATION TO THE CONTRARY IS A VIOLATION OF A.S. 45.55.170. THE INVESTOR MUST RELY ON THE INVESTOR’S OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED, IN MAKING AN INVESTMENT DECISION ON THESE SECURITIES.

ARIZONA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF ARIZONA AND, THEREFORE, CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

ARKANSAS. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER SECTION 14(b)(14) OF THE ARKANSAS SECURITIES ACT AND SECTION 4(2) OF THE SECURITIES ACT OF 1933. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ARKANSAS SECURITIES DEPARTMENT OR WITH THE SECURITIES AND EXCHANGE COMMISSION. NEITHER THE DEPARTMENT NOR THE COMMISSION HAS PASSED UPON THE VALUE OF THESE SECURITIES, MADE ANY RECOMMENDATIONS AS TO THEIR PURCHASE; APPROVED OR DISAPPROVED THE OFFERING, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE PURCHASE PRICE OF THE INTEREST ACQUIRED BY AN UNACCREDITED INVESTOR RESIDING IN THE STATE OF ARKANSAS MAY NOT EXCEED 20% OF THE PURCHASER’S NET WORTH.

CALIFORNIA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE CALIFORNIA CORPORATIONS CODE, BY THE REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATIONS IS AVAILABLE.

The certificates representing all such subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

COLORADO. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COLORADO SECURITIES ACT OF 1981, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

CONNECTICUT. THESE SECURITES HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT AND THEREFORE CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

DELAWARE. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE DELAWARE SECURITIES ACT AND ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER SECTION 7309(b)(9) OF THE DELAWARE SECURITIES ACT AND RULE 9(b)(9)(II) THEREUNDER. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

DISTRICT OF COLUMBIA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE DISTRICT OF COLUMBIA SECURITIES ACT SINCE SUCH ACT DOES NOT REQUIRE REGISTRATION OF SECURITIES ISSUED. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

FLORIDA. THE SHARE REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER § 517.061 OF THE FLORIDA SECURITIES ACT. THE PREFERRED STOCK HAS NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

GEORGIA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECTION 10-5-5 OF THE GEORGIA SECURITIES ACT OF 1973 AND ARE BEING ISSUED AND SOLD IN RELIANCE UPON CODE SECTION 10-5-9 UNDER GEORGIA SECURITIES LAW.

THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE INVESTMENT IS SUITABLE IF IT DOES NOT EXCEED 20% OF THE INVESTOR’S NET WORTH.

HAWAII. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE HAWAII UNIFORM SECURITIES ACT (MODIFIED), BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABITLIY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

IDAHO. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE IDAHO SECURITIES ACT (THE “ACT”) AND MAY BE TRANSFERRED OR RESOLD BY RESIDENTS OF IDAHO ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE INVESTMENT IS SUITABLE IF IT DOES NOT EXCEED 10% OF THE INVESTOR’S NET WORTH.

ILLINOIS. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS OR THE STAE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INDIANA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 3 OF THE INDIANA BLUE SKY LAW AND ARE OFFERED PURSUANT TO AN EXEMPTION PURSUANT TO SECTION 23-2-1-2(b)(10) THEREOF AND MAY BE TRANSFERRED OR RESOLD ONLY IF SUBSEQUENTLY REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

INDIANA REQUIRES INVESTOR SUITABILITY STANDARDS OF A NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS, AND AUTOMOBILES) OF THREE TIMES THE INVESTMENT BUT NOT LESS THAN $75,000 OR A NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS, AND AUTOMOBILES) OF TWICE THE INVESTMENT BUT NOT LESS THAN $30,000 AND GROSS INCOME OF $30,000.

IOWA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE IOWA UNIFORM SECURITIES ACT (THE “ACT”) AND ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER SECTION 502.203(9) OF THE ACT. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

KANSAS. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE KANSAS SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE KANSAS SECURITIES COMMISSION. THEREFORE, THESE SECURITIES CANNOT BE RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER APPLICABLE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

KENTUCKY. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE KENTUCKY SECURITIES ACT. THE KENTUCKY SECURITIES ADMINISTRATOR NEITHER RECOMMENDS NOR ENDORSES THE PURCHASE OF ANY SECURITY, NOR HAS THE ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

LOUISIANA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LOUISIANA SECURITIES LAW, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE INVESTMENT IS SUITABLE IF IT DOES NOT EXCEED 25% OF THE INVESTOR’S NET WORTH.

MAINE. THESE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION 10502(2) (R) OF TITLE 32 OF THE MAINE REVISED STATUTES. THESE SECURITIES MAY BE DEEMED RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.

MARYLAND. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE MARYLAND SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING.

THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

MASSACHUSETTS. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE MASSACHUSETTS UNIFORM SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

MICHIGAN. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 451.701 OF THE MICHIGAN UNIFORM SECURITIES ACT (THE “ACT”) AND MAY BE TRANSFERRED OR RESOLD BY RESIDENTS OF MICHIGAN ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT LEAST 48 HOURS BEFORE A SALE, ISSUER WILL PROVIDE EACH OFFEREE WITH A PRIVATE PLACEMENT MEMORANDUM THAT WILL INCLUDE THE FOLLOWING STATEMENT FOR RESIDENTS OF MICHIGAN:

TO MICHIGAN RESIDENTS: THIS OFFERING MEMORANDUM INCLUDES STATEMENTS ABOUT:

I. THE APPLICATION OR USE OF PROCEEDS.

II. A STATEMENT THAT THE ASSETS OF THE OPERATION WILL GENERATE SUFFICIENT CASH FUNDS TO MEET THE OBLIGATIONS AS THEY COME DUE, AND/OR THAT THE ASSETS EXCEED THE OBLIGATIONS UNDERTAKEN BY THE OFFEROR.

III. AN OUTLINE DISCLOSING REMUNERATION TO CONSULTANTS.

IV. A STATEMENT THAT UTAH IS THE JURISDICTION OF THE OFFERING AND THAT UTAH IS THE STATE OF FORMATION OF THE OFFEROR, WHICH IS ALSO BASED IN UTAH.

V. A STATEMENT THAT THE OFFEROR SHALL PRESENT AN ACCOUNTING OF DISTRIBUTION OF FUNDS AT LEAST ANNUALLY.

MINNESOTA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER CHAPTER 80A OF THE MINNESOTA SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO REGISTRATION, OR AN EXEMPTION THEREFROM.

MISSISSIPPI. THESE SECURITIES ARE OFFERED PURSUANT TO A CERTIFICATE OF REGISTRATION ISSUED BY THE SECRETARY OF STATE OF MISSISSIPPI PURSUANT TO RULE 477, WHICH PROVIDES A LIMITED REGISTRATION PROCEDURE FOR CERTAIN OFFERINGS.

THE SECRETARY OF STATE DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES THE SECRETARY OF STATE PASS UPON THE TRUTH, MERITS, OR COMPLETENESS OF ANY OFFERING MEMORANDUM FILED WITH THE SECRETARY OF STATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MISSOURI. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE MISSOURI UNIFORM SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

MONTANA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF MONTANA, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NEBRASKA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF NEBRASKA, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REIGSTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NEVADA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEVADA SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING.

THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NEW HAMPSHIRE. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW HAMPSHIRE UNIFORM SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE INVESTMENT IS SUITABLE IF IT DOES NOT EXCEED 10% OF THE INVESTOR’S NET WORTH.

NEW JERSEY. THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. THE FILING OF THE WITHIN OFFERING WITH THE BUREAU OF SECURITIES DOES NOT CONSTITUTE APPROVAL OF THE ISSUE OR THE SALE THEREOF BY THE BUREAU OF SECURITIES OR THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEW MEXICO. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES BUREAU OF THE NEW MEXICO DEPARTMENT OF REGULATION AND LICENSING, NOR HAS THE SECURITIES BUREAU PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEW YORK. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW YORK FRAUDULENT PRACTICES (.MARTIN.) ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW YORK FRAUDULENT PRACTICES (.MARTIN.) ACT, IF SUCH REGISTRATION IS REQUIRED.

THIS PRIVATE OFFERING MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PURCHASE OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. THIS PRIVATE OFFERING MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

NORTH CAROLINA. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE NORTH CAROLINA SECURITIES ACT. THE NORTH CAROLINA SECURITIES ADMINISTRATOR NEITHER RECOMMENDS NOR ENDORSES THE PURCHASE OF ANY SECURITY, NOR HAS THE ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NORTH DAKOTA. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES COMMISSIONER OF THE STATE OF NORTH DAKOTA NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OHIO. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE OHIO SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ACCORDANCE WITH SECTION 1707.43 OF THE OHIO REVISED CODE, PURCHASERS ARE ENTITLED TO A FULL REFUND OF THEIR PURCHASE PROVIDED SUCH A REQUEST IS MADE WITHIN TWO (2) WEEKS FROM THE DATE OF SAID PURCHASE. HOWEVER, NO PURCHASER IS ENTITLED TO THE BENEFIT OF SECTION 1707.43 WHO HAS FAILED TO ACCEPT A REFUND WITHIN THIRTY (30) DAYS FROM THE DATE OF SUCH OFFER.

OKLAHOMA. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE OKLAHOMA SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR THE OKLAHOMA SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

OREGON. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.

FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE INVESTOR MUST RELY ON THE INVESTOR’S OWN EXAMINTATION OF THE FUND CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION ON THESE SECURITIES.

PENNSYLVANIA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE 1933 SECURITIES ACT, BEING EXEMPTED FROM REGISTRATION BY SAID ACT. THE AVAILABILITY OF THAT EXEMPTION DOES NOT MEAN THAT THE SECURITIES ADMINSTRATOR HAS PASSED IN ANY WAY UPON THE MERITS, OR QUALIFICATIONS OF, THESE SECURITIES OR THEIR OFFER OF SALE IN THE STATE OF PENNSYLVANIA. ANY REPRESENTATION INCONSISTENT WITH THE FOREGOING IS UNLAWFUL. INVESTORS MUST PURCHASE THESE SECURITIES ONLY FOR THEIR OWN BENEFIT AND MAY NOT SELL THESE SECURITIES FOR A PERIOD OF NO LESS THAN 12 MONTHS FROM THE DATE OF PURCHASE. NOTICE PURSUANT TO SECTION 203(m) OF THE ACT: THE ISSUER MUST OBTAIN THE WRITTEN AGREEMENT OF EACH PURCHASER NOT TO SELL, EXCEPT IN ACCORDANCE WITH REGULATION 204.011, THE SECURITY WITHIN TWELVE MONTHS AFTER THE DATE OF PURCHASE AND FILE WITH THE COMMISSION A COPY OF THE PROPOSED AGREEMENT THAT INVESTORS WILL BE ASKED TO SIGN.

THE COMMON STOCK OFFERED HEREBY HAS NOT BEEN REGISTERED UNDER SECTION 201 OF THE PENNSYLVANIA SECURITIES ACT OF 1972 (THE “ACT”) AND MAY BE RESOLD BY RESIDENTS OF PENNSYLVANIA ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203(d), (f), (p), or (r), DIRECTLY FROM AN ISSUER OR AFFILIATE OF AN ISSUER, SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY), OR ANY OTHER PERSON WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED.

TO ACCOMPLISH THIS WITHDRAWAL A LETTER OR EMAIL SHOULD BE SENT TO:

WATER ON DEMAND, INC.

13575 58th Street North, Suite 200

Clearwater, FL 33760

IT IS PRUDENT TO SEND SUCH NOTICE CERTIFIED MAIL, RETURN RECEIPT REQUESTED. A WRITTEN ACKWNOLEDGEMENT WILL BE RETURNED.

NEITHER THE PENNSLYVANIA SECURITIES COMMISSION NOR ANY OTHER AGENCY HAS PASSED ON OR ENDORSED THE MERITS OF THE OFFERING, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. PENNSYLVANIA SUBSCRIBERS MAY NOT SELL THEIR SECURITIES FOR ONE YEAR FROM THE DATE OF PURCHASE IF SUCH A SALE WOULD VIOLATE SECTION 203(d) OF THE PENNSYLVANIA SECURITIES ACT.

RHODE ISLAND. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE BLUE SKY LAW OF RHODE ISLAND, BY REASON OF SPECIFIC SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

SOUTH CAROLINA. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.

FURTHERMORE, THE FOREGOING AUTHORIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

SOUTH DAKOTA. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER CHAPTER 47-31 OF THE SOUTH DAKOTA SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT PURSUANT TO REGISTRATION, EXEMPTION THEREFROM, OR OPERATION OF LAW.

EACH SOUTH DAKOTA RESIDENT PURCHASING ONE OR MORE WHOLE OR FRACTIONAL UNITS MUST WARRANT THAT HE HAS EITHER (1) A MINIMUM NET WORTH (EXCLUSIVE OF HOME, FURNISHING AND AUTOMOBILES) OF $30,000 AND A MINIMUM ANNUAL GROSS INCOME OF $30,000 OR (2) A MINIMUM NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMBILES) OF $75,000.

ADDITIONALLY, EACH INVESTOR WHO IS NOT AN ACCREDITED INVESTOR OR WHO IS AN ACCREDITED INVESTOR SOLELY BY REASON OF HIS NET WORTH, INCOME OR AMOUNT OF INVESTMENT, SHALL NOT MAKE AN INVESTMENT IN THE PROGRAM IN EXCESS OF 20% OF HIS NET WORTH (EXCLUSIVE OF HOME, FURNISHING AND AUTOMOBILES).

TENNESSEE. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE TENNESSEE SECURITIES ACT OF 1980, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

TEXAS. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE TEXAS SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE TEXAS SECURITIES COMMISSION. THEREFORE, THESE SECURITIES CANNOT BE RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER APPLICABLE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

UTAH. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE UTAH UNIFORM SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

VERMONT. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE VERMONT SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

WASHINGTON. THE ADMINISTRATOR OF SECURITIES HAS NOT REVIEWED THE OFFERING OR THE MEMORANDUM AND THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF THE STATE OF WASHINGTON, CHAPTER 21.20 RCW, AND, THEREFORE, CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF THE STATE OF WASHINGTON CHAPTER 21.20 RCW OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

WEST VIRGINIA. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE UNIFORM SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE WEST VIRIGINA SECURITIES COMMISSIONER. THE COMMISSIONER DOES NOT RECOMMEND NOR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

WISCONSIN. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE WISCONSIN UNIFORM SECURITIES LAW, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

WYOMING. THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE WYOMING SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE WYOMING SECRETARY OF STATE.

FOR RESIDENTS OF ALL STATES. THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS MEMORANDUM MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT THE FUND FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE. AN INVESTMENT IN THIS OFFERING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF FINANCIAL RISK. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER ALL OF THE RISK FACTORS DESCRIBED BELOW.

UNITED STATES TERRITORIES AND POSSESSIONS. THESE SECURITIES ARE NOT AUTHORIZED FOR OFFERING OR SALE IN ANY TERRITORY OR POSSESSION OF THE UNITED STATES IN LIEU OF APPLICABLE SECURITIES LAWS TO THE CONTRARY. SECURITIES AND/OR CAPITAL GUARDIANSHIPS ARE NOT AUTHORIZED FOR SALE IN SUCH TERRITORIES OR POSSESSIONS.

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TERMS OF THE OFFERING

For Accredited Investors Only

The following summary of certain information contained in this Memorandum is qualified in its entirety by the more detailed information appearing elsewhere in this Memorandum or in the Subscription Agreement, bylaws and certificate of incorporation of the Company. Each prospective investor is urged to read this Memorandum in its entirety, including exhibits hereto. In the event of any discrepancy between this Memorandum and any of such other documents, the terms of such other document shall control. Prospective investors should consult their own advisers to fully understand the consequences of an investment in the Company. The Securities offered hereby involve a high degree of risk. Investors should carefully consider the information set forth under the heading “Risk Factors.” As used throughout this Memorandum, the terms “WODI”, “Water on Demand”, the “Issuer”, the “Company,” “we,” “us,” and “our” refer to Water on Demand, Inc.

Issuer	Water on Demand, Inc. (the “Company”) is an enterprise of companies organized by OriginClear, Inc., a Nevada public corporation (“OCLN”).

Offering Size	Up to $10,000,000 (the “Maximum Offering”). The Company may, in its sole discretion, increase the Maximum Offering amount.

Securities Offered	Shares of Series B Preferred Stock (“Shares”) and warrants to purchase additional shares (“Warrants”,and together with the Share, the “Securities”).

Series B Preferred	The Series B Preferred Stock shall have the following rights:

● Right to receive up to 25% of Net Profits earned by one or more designated operating subsidiaries into which proceeds are
● invested.
● No voting rights
● Liquidation on an “as converted” basis
● Standard conversion rights

Warrants	Investors shall also receive a Warrant to purchase an equal amount of additional shares of the Company’s common stock at a price of $2.50 per share. The Warrants have a 60-month term and are eligible for a cashless exercise as described herein.

Purchase Price	$2.50 per Security.

Minimum Investment	$100,000 provided that the Company has discretion to accept subscriptions of a lower amount.

Business	The Company designs, manufactures installs and maintains a complete line of water treatment systems for municipal, industrial and pure water applications using a wide range of technologies, including chemical injection, media filters, membrane, ion exchange and SCADA (supervisory control and data acquisition) technology in turnkey systems.

The Company was formed as Progressive Water Treatment, Inc. in 2000 as a Texas corporation and was acquired by OCLN in 2015. In September 2023, the Company merged with Water on Demand, Inc., a Nevada corporation (“WODI NV”), a pay-as-you-go water financing company which was also a former subsidiary of OCLN. As a result of the merger, Progressive Water Treatment, Inc. changed its name to Water on Demand, Inc. (See “THE BUSINESS”).

Use of Proceeds	The Company will use the proceeds from this Offering to fund one or more Operating Subsidiaries. Each Operating Subsidiary will be established for the purpose of owning, maintaining and operating water management and treatment equipment that is subject to a long-term service contract with one or more operators. The Company may, in the future, change the investment structure or exchange the purchased Shares for direct ownership interests in one or more Operating Subsidiaries.

Management	The Company is managed by a seasoned Board of Directors (“Board”) and management team (see “MANAGEMENT”). The Board has comprehensive authority to manage and direct all of the affairs of the Company

Closings	One or more closings to be held at such times as the Company determines in its discretion.

Nature of Offering	The Offering is being made on a subscription basis to verified “Accredited Investors,” as defined in Regulation D under the Securities Act. Officers, directors, employees and our affiliates may also make purchases. We may accept or reject subscriptions in our discretion.

Each subscriber for Securities shall tender the Company, either by wire transfer or a check, the amount of the investment subscribed for.

Eligible Investors	The Securities offered hereby shall be offered only to a limited number of “Accredited Investors,” as defined in Rule 501 (a) of Regulation D under the Securities Act. Investors will be required to provide proof of their status as an Accredited Investor, which may be in the form of tax returns, brokerage statements, bank account statements, or verification letters from a purchaser’s accountant, broker or attorney attesting to the purchaser’s qualification as an Accredited Investor. Investor’s shall also be required to make certain representations with respect to their status and business experience and to represent, among other things, that they have received a copy of this Memorandum, understand the terms of this Offering and are accredited investors as required under the investor suitability standards. We may accept or reject subscriptions in our sole and absolute discretion.

Use of Proceeds	The Offering proceeds will be used for go-to-market strategies, technology development and the general working capital needs of the Company.

Risk Factors	The Securities offered hereby involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Before investing in the Securities, prospective investors should carefully consider the information set forth under the heading “Risk Factors” in this Memorandum.

Subscription Documents	The purchase of the Securities shall be made pursuant to the Subscription Agreement, which will contain, among other things, customary representations and warranties by the Company, certain covenants of the Company, investment representations by the purchasers, including representations required by the Securities Act and applicable state “blue sky” laws, and appropriate conditions to closing including, among other things, qualifications of the Securities under applicable state “blue sky” laws. See “Subscription Procedures.”

Expenses	All prospective purchasers of the Securities will be responsible for their own costs, fees and expenses, including the costs, fees and expenses of their legal counsel and other advisors. Each purchaser of the Securities shall indemnify the Company for any finder’s fee for which such purchaser is responsible.

Summary Risk Factors

The following summarizes certain principal factors that make an investment in the Company speculative or risky, all of which are more fully described in the “Risk Factors” section below. This summary should be read in conjunction with the “Risk Factors” section and should not be relied upon as an exhaustive summary of the material risks facing the Company’s business.

Risks Related to the Company’s Business

●	the Company has a limited operating history by which performance can be gauged.

●	the Company is subject to potential fluctuations in operating results.

●	the Company’s future operating results are difficult to predict and may be affected by a number of factors, many of which are outside of the Company’s control.

●	Unanticipated obstacles may hinder the execution of the Company’s business plan.

●	the Company has limited market acceptance of our services.

●	the Company cannot assure you that it will effectively manage its growth.

●	the Company’s costs may grow more quickly than its revenues, harming our business and profitability.

●	The loss of one or more of the Company’s key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm the Company’s business.

●	Acquisition activity presents certain risks to the Company’s business, operations and financial condition, and the Company may not realize the financial and strategic goals contemplated at the time of a transaction.

●	If the Company is unable to protect its intellectual property, the value of its brand and other intangible assets may be diminished and our business may be adversely affected.

●	the Company’s financial results will fluctuate in the future, which makes them difficult to predict.

●	the Company may face additional competition.

●	the Company has either realized a gross and net loss or had limited profitability for each period since its inception to date, and there can be no assurances that the Company will become profitable in the future.

●	Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business, including the novel COVID-19 outbreak

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

The Company is still in an early phase and we are just beginning to implement our business plan. There can be no assurance that we will ever operate profitably. The likelihood of our success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by early-stage companies. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The amount of capital the Company is attempting to raise in this Offering may not be enough to sustain the Company’s current business plan.

In order to achieve the Company’s near and long-term goals, the Company may need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we may not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause an Investor to lose all or a portion of their investment.

We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of, among other factors, our lack of revenues from sales, as well as the inherent business risks associated with our Company and present and future market conditions. Future sources of revenue may not be sufficient to meet our future capital requirements. We will require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, we may be required to delay, reduce the scope of or eliminate one or more of our research, development or commercialization programs, product launches or marketing efforts, any of which may materially harm our business, financial condition and results of operations.

We may implement new lines of business or offer new products and services within existing lines of business.

As an early-stage company, we may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

In order to satisfy the Company’s obligations as a public company, we will need to hire qualified accounting and financial personnel with appropriate public company experience.

As a public company, we will need to establish and maintain effective disclosure and financial controls and make changes in its corporate governance practices. We may need to hire additional accounting and financial personnel with appropriate public company experience and technical accounting knowledge, and it may be difficult to recruit and retain such personnel. Even if the Company is able to hire appropriate personnel, its existing operating expenses and operations will be impacted by the direct costs of their employment and the indirect consequences related to the diversion of management resources from research and development efforts.

The commercial and credit environment may adversely affect the Company’s access to capital.

We will need to continue to raise capital in order to execute our business plan. the Company’s ability to issue debt or enter into other financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for its products or in the solvency of its customers or suppliers or if there are other significantly unfavorable changes in economic conditions. Volatility in the world financial markets could increase borrowing costs or affect the Company’s ability to access the capital markets. Capital raised by us may have a dilutive impact on existing stockholders and if the Company is unable to raise additional capital on favorable terms, or at all, we may be unable to maintain its research and development activities or may be unable to grow its business, which could impact the Company’s operating results and gross margin adversely.

Wage increases and pressure in certain geographies may prevent us from sustaining the Company’s competitive advantage and may reduce its profit margin.

Measures are being taken in the United States and globally to increase minimum wages, and there is a shortage of skilled labor in certain locations leading to increased wage pressure. Similarly, with an increased global focus on environmental, social and corporate-governance concerns and sustainability, input costs have been steadily rising. Accordingly, we may need to increase the levels of labor compensation more rapidly than in the past to remain competitive in attracting and retaining the quality and amount of labor that its business requires. To the extent that the Company is not able to control or share wage increases, wage increases may reduce its margins and cash flows, which could adversely affect its business.

The loss of one or more key members of the Company’s management team or personnel, or its failure to attract, integrate and retain additional personnel in the future, could harm its business and negatively affect its ability to successfully grow its business.

the Company is highly dependent upon the continued service and performance of the key members of the Company’s management team and other personnel. The loss of any of these individuals, each of whom is “at will” and may terminate his or her employment relationship with us at any time, could disrupt its operations and significantly delay or prevent the achievement of its business objectives. We believe that its future success will also depend in part on its continued ability to identify, hire, train and motivate qualified personnel. High demand exists for senior management and other key personnel (including technical, engineering, product, finance and sales personnel) in the infrastructure and manufacturing industry. A possible shortage of qualified individuals in the regions where we operate might require us to pay increased compensation to attract and retain key employees, thereby increasing its costs. In addition, we face intense competition for qualified individuals from numerous companies, many of whom have substantially greater financial and other resources and name recognition than us. We may be unable to attract and retain suitably qualified individuals who are capable of meeting its growing operational, managerial and other requirements, or we may be required to pay increased compensation in order to do so. For example, the Company’s failure to attract and retain shop floor employees may inhibit its ability to fulfill production orders for its customers. the Company’s failure to attract, hire, integrate and retain qualified personnel could impair its ability to achieve its business objectives.

All of the Company’s employees (which includes full time and part time employees and consultants) are at-will employees, meaning that they may terminate their employment relationship with us at any time, and their knowledge of its business and industry would be extremely difficult to replace. We generally enter into non-competition agreements with its employees and certain consultants. These agreements prohibit the Company’s employees and applicable consultants from competing directly with us or working for its competitors or customers while they work for us, and in some cases, for a limited period after they cease working for us. We may be unable to enforce these agreements under the laws of the jurisdictions in which its employees and applicable consultants work and it may be difficult for us to restrict the Company’s competitors from benefiting from the expertise that the Company’s former employees or consultants developed while working for us. If we cannot demonstrate that its legally protectable interests will be harmed, we may be unable to prevent its competitors from benefiting from the expertise of its former employees or consultants and its ability to remain competitive may be diminished.

Risks Related to Government Regulations

Our business is subject to various laws and regulations and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, could adversely affect our business.

Our business is subject to numerous and frequently changing federal, state and local laws and regulations. We routinely incur significant costs in complying with these regulations. The complexity of the regulatory environment in which we operate and the related cost of compliance are increasing due to additional legal and regulatory requirements, our expanding operation and increased enforcement efforts. Further, uncertainties exist regarding the future application of certain of these legal requirements to our business. New or existing laws, regulations and policies, liabilities arising thereunder and the related interpretations and enforcement practices, particularly those dealing with environmental protection and compliance, taxation, zoning and land use, workplace safety, public health, recurring debit and credit card charges, information security, consumer protection, and privacy and labor and employment, among others, or changes in existing laws, regulations, policies and the related interpretations and enforcement practices, particularly those governing the sale of products and consumer protection, may result in significant added expenses or may require extensive system and operating changes that may be difficult to implement and/or could materially increase our cost of doing business. For example, we have to comply with recent new laws in some of the states in which we operate regarding recycling, waste, minimum wages, and sick time. In addition, we are subject to environmental laws pursuant to which we could be strictly liable for any contamination at our current or former locations, or at third-party waste disposal sites, regardless of our knowledge of or responsibility for such contamination.

Our operations are subject to certain environmental laws and regulations.

Our current and former operations are governed by federal, state and local laws and regulations, including environmental regulations. Certain business activities involve the handling, storage, transportation, import/export, recycling, or disposing of various new and used products and generate solid and hazardous wastes. These business activities are subject to stringent federal, regional, state and local laws, by-laws and regulations governing the storage and disposal of these products and wastes, the release of materials into the environment or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations upon our locations’ operations, including the acquisition of permits to conduct regulated activities, the imposition of restrictions on where or how to store and how to handle new products and to manage or dispose of used products and wastes, the incurrence of capital expenditures to limit or prevent releases of such material, the imposition of substantial liabilities for pollution resulting from our locations’ operations, and costs associated with workers’ compensation and similar health claims from employees.

Environmental laws and regulations have generally imposed further restrictions on our operations over time, which may result in significant additional costs to our business. Failure to comply with these laws, regulations, and permits may result in the assessment of administrative, civil, and criminal penalties, the imposition of remedial and corrective action obligations, and the issuance of injunctions limiting or preventing operation of our locations. Any adverse environmental impact on our locations, including, without limitation, the imposition of a penalty or injunction, or increased claims from employees, could materially and adversely affect our business and the results of our operations.

Environmental laws also impose liability for damages from and the costs of investigating and cleaning up sites of spills, disposals or other releases of hazardous materials. Such liability may be imposed, jointly and severally, on the current or former owners or operators of properties or parties that sent wastes to third-party disposal facilities, in each case without regard to fault or whether such persons knew of or caused the release. Moreover, neighboring landowners and other third parties may file claims for nuisance (including complaints involving noise and light), personal injury and property or natural resource damage allegedly caused by our operations and the release of petroleum hydrocarbons, hazardous substances or wastes into the environment. Although we are not presently aware of any such material liability related to our current or former locations or business operations, such liability could arise in the future and could materially and adversely affect our business and the results of our operations.

Government regulations, weather conditions and natural hazards may affect our business.

Climate change, drought, overuse of sources of water, the protection of threatened species or habitats or other factors may limit the availability of ground and surface water. Climate change and seasonal drought conditions may impact our access to water supplies, and drought conditions currently exist in several areas of the United States. Governmental restrictions on water use may also result in decreased access to water supplies, which may adversely affect our financial condition and results of operations. Water service interruptions due to severe weather events are also possible. These include winter storms and freezing conditions in colder climate locations, high wind conditions in areas known to experience tornados, earthquakes in areas known to experience seismic activity, high water conditions in areas located in or near designated flood plains, hurricanes and severe electrical storms also have the potential to impact our access to water.

Any interruption in our ability to access water could materially and adversely affect our financial condition and results of operations. Furthermore, losses from business interruptions or damage to our facilities might not be covered by our insurance policies and such losses may make it difficult for us to secure insurance in the future at acceptable rates.

Failure to protect or enforce our intellectual property could reduce or eliminate any competitive advantage and reduce our potential sales and profitability and the cost of protecting or enforcing our intellectual property may be significant.

Our long-term success depends on our ability to market innovative competitive products. We own a number of patents, trade secrets, copyrights, trademarks, trade names and other forms of intellectual property related to our products and services throughout the world and the operation of our business, which we rely on to distinguish our services and solutions from those of our competitors. Patents have a limited life and, in some cases, have expired or will expire in the near future. We also have non-exclusive rights to intellectual property owned by others in certain of our markets. For example, some of our products may include components that are manufactured by our competitors. Our intellectual property may be challenged, invalidated, stolen, circumvented, infringed or otherwise violated upon by third parties or we may be unable to maintain, renew or enter into new license agreements with third-party owners of intellectual property on reasonable terms, or at all. In addition, the global nature of our business increases the risk that our intellectual property may be subject to infringement, theft or other unauthorized use or disclosure by others. Our ability to protect and enforce intellectual property rights, including through litigation or other legal proceedings, also varies across jurisdictions and in some cases, our ability to protect our intellectual property rights by legal recourse or otherwise may be limited, particularly in countries where laws or enforcement practices are less protective than those in the United States. Our inability to obtain sufficient protection for our intellectual property, or to effectively maintain or enforce our intellectual property rights, could lead to reputational harm and/or adversely impact our competitive position, business, financial condition or results of operations.

Competitors and others may also initiate litigation or other proceedings to challenge the scope, validity or enforceability of our intellectual property or allege that we infringed, misappropriated or otherwise violated their intellectual property. Any litigation or proceedings to defend ourselves against allegations of infringement, misappropriation, or other violations of intellectual property rights, regardless of merit, could be costly, divert attention of management and may not ultimately be resolved in our favor. If we are unable to successfully defend against claims that we have infringed the intellectual property rights of others, we may be prevented from using certain intellectual property or offering certain products, or may be liable for substantial damages, which in turn could materially adversely affect our business, financial condition or results of operations. We may also be required to develop an alternative, non-infringing product that could be costly, time-consuming or impossible, or seek a license from a third party, which may not be available on terms that are favorable to us, or at all. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We rely on a limited number of suppliers for certain raw materials and supplied components. We may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms, which could impair our ability to fulfill our orders in a timely manner or increase our costs of production.

Our ability to manufacture is dependent upon sufficient availability of raw materials and supplied components, which we secure from a limited number of suppliers. Our reliance on suppliers to secure these raw materials and supplied components exposes us to volatility in the prices and availability of these materials. We may not be able to obtain sufficient supply of raw materials or supplied components, on favorable terms or at all, which could result in delays in manufacture of our spacecraft or increased costs.

Additionally, the imposition of tariffs on such raw materials or supplied components could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner and could cause us to experience cancellations or delays of scheduled launches, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.

Although dependent on certain key personnel, the Company does not have any key person life insurance policies on any such people.

We are dependent on certain key personnel in order to conduct our operations and execute our business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if any of these personnel die or become disabled, the Company will not receive any compensation to assist with such person’s absence. The loss of such person could negatively affect the Company and our operations. We have no way to guarantee key personnel will stay with the Company, as many states do not enforce non-competition agreements, and therefore acquiring key man insurance will not ameliorate all of the risk of relying on key personnel.

Potential Risks Associated with COVID-19

COVID-19. On March 11, 2020, the World Health Organization declared the current outbreak of a novel coronavirus disease 2019 (“COVID-19”) to be a global pandemic. The COVID-19 outbreak led (and may continue to lead) to disruptions in the global economy, including extreme volatility in the stock market and capital markets and severe disruptions in the global supply chain, capital markets and economies. Future outbreaks of similar pandemics could have a significant affect upon the Company, its business and its ability to continue as a going concern.

Financial projections require caution

Prospective investors are urged to consider that any financial projections which might be discussed by the Company or its officers, employees, etc. should not be understood as any guarantee or assurance made on behalf of the Company. Projections based on past performance data or mathematical models are subject to externalities and risks of which the compiler may not or could not be aware. Such projections would not and should not be construed as indications or guarantees of future financial performance, nor should they be understood as such by prospective investors. Prospective investors should be aware of the inherent inaccuracies of forecasting. Although the Company has a reasonable basis for projections it might make and provide them herewith in good faith, prospective investors may wish to consult independent market professionals about the Company’s potential future performance.

Damage to our reputation could negatively impact our business, financial condition and results of operations

Our reputation and the quality of our brand are critical to our business and success in existing markets, and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

Risks Related to the Offering

Neither the Offering nor the Securities have been registered under federal or state securities laws.

No governmental agency has reviewed or passed upon this Offering or the Securities. Neither the Offering nor the Securities have been registered under federal or state securities laws. Investors will not receive any of the benefits available in registered offerings, which may include access to quarterly and annual financial statements that have been audited by an independent accounting firm. Investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering based on the information provided in this Memorandum and the accompanying exhibits.

The Company’s management may have broad discretion in how the Company uses the net proceeds of an offering.

Unless the Company has agreed to a specific use of the proceeds from an offering, the Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

Risks Related to the Securities

The Securities will not be freely tradable under the Securities Act until one year from the initial purchase date. Although the Securities may be tradable under federal securities law, state securities regulations may apply, and each Investor should consult with their attorney.

You should be aware of the long-term nature of this investment. Because the Securities have not been registered under the Securities Act or under the securities laws of any state or foreign jurisdiction, the Securities have transfer restrictions and cannot be resold in the United States except pursuant to an applicable securities exemption. Although the Company is party to the Business Combination Agreement, there is no guarantee that the Business Combination will ever be completed and that the Company’s shares will be registered. Limitations on the transfer of the Securities may also adversely affect the price that you might be able to obtain for the Securities in a private sale. Investors should be aware of the long-term nature of their investment in the Company. Each Investor in this Offering will be required to represent that they are purchasing the Securities for their own account, for investment purposes and not with a view to resale or distribution thereof. exchange.

This Offering is not Registered.

The offerings of the Securities will not be registered with the SEC under the Securities Act or with the securities authorities of any state. The Securities are being offered in reliance on exemptions from the registration provisions of the Securities Act and state securities laws applicable to offers and sales to prospective Investors meeting the prospective investor suitability requirements set forth herein. If the Board or the Company should fail to comply with the requirements of such exemptions, prospective purchasers may have the right to rescind their purchase of the Securities, as applicable. This might also occur under the applicable state securities laws and regulations in states where the Securities will be sold without registration or qualification pursuant to a private offering or other exemption. If a number of the Investors were successful in seeking rescission, the Company and the Board would face severe financial demands that would adversely affect the Company as a whole and, thus, the investment in the Securities by the remaining Investors. Such event would have a material adverse effect on the Company.

There is a Prohibition on Bad Actors.

This Offering is intended to be made in compliance with Rule 506(b) of Regulation D promulgated under the Securities Act. The SEC has recently changed the requirements of Regulation D offerings to include a prohibition on the participation of certain “bad actors.” In the event that a statutory “bad actor” participates in the Offering, the Company may lose its exemption from registration of the Securities. Pursuant to Rule 506(e) of Regulation D, certain events that would otherwise have designated an Offering participant as a “bad actor” but which occurred prior to the effective date of Rule 506(d), are required to be disclosed to all potential investors.

There is no guarantee of a return on an Investor’s investment.

There is no assurance that an Investor will realize a return on their investment or that they will not lose their entire investment. For this reason, each Investor should read this Memorandum and all exhibits carefully and should consult with their attorney and business advisor prior to making any investment decision.

There is currently no public market for our Securities. Failure to develop or maintain a trading market could negatively affect the value of our Securities and make it difficult or impossible for you to sell your Securities.

Prior to this Offering, there has been no public market for our Securities and a public market for our Securities may not develop after completion of this offering. There is no guarantee that the Business Combination will be completed or that there will ever be a public market for the Securities. There can be no assurance as to the liquidity of any markets that may develop for our Securities, the ability of holders of Securities to sell their Securities, or the prices at which holders may be able to sell Securities.

There are restrictions on the transferability of the Securities.

Investors must bear the economic risk of an investment in the Securities for an indefinite period of time. Rule 144 promulgated under the Securities Act (“Rule 144”), which provides for an exemption from the registration requirements under the Securities Act under certain conditions, requires, among other conditions, holding periods of between six (6) months (for non-affiliates) to one (1) year (for affiliates) prior to the resale (in limited amounts for affiliates) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. There can be no assurance that the Company will fulfill any reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning the Company, as is required by Rule 144 as part of the conditions of its availability.

Your percentage ownership in the Company may be diluted in the future.

Stockholders’ percentage ownership in the Company may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that the Combined Company will be granting to directors, officers and other employees. The Board has adopted an equity incentive plan subject to stockholder approval, for the benefit of certain of our current and future employees, service providers and non-employee directors.

From time-to-time, the Company may opportunistically evaluate and pursue acquisition opportunities, including acquisitions for which the consideration thereof may consist partially or entirely of newly-issued shares of Company common stock and, therefore, such transactions, if consummated, would dilute the voting power and/or reduce the value of our common stock.

An active, liquid trading market for the Company’s common stock may not develop, which may limit your ability to sell your shares.

The Company is currently a private company. An active trading market for the Company’s shares of common stock may never develop or be sustained following the consummation of the Business Combination. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither the Company nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of the Company’s common stock. An inactive market may also impair the Company’s ability to raise capital to continue to fund operations by issuing shares and may impair the Company’s ability to acquire other companies or technologies by using the Company’s shares as consideration.

The issuance of additional shares of common stock, preferred stock or convertible securities will likely dilute your ownership and could adversely affect the stock price.

From time to time in the future, the Company will likely issue additional shares of common stock, preferred stock or securities convertible into common stock pursuant to a variety of transactions, including acquisitions. Additional shares of common stock may also be issued upon exercise of outstanding stock options and warrants to purchase common stock. The issuance by us of additional shares of common stock or securities convertible into common stock would dilute your ownership of the Company and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our common stock. Subject to the satisfaction of vesting conditions and the expiration of lockup agreements, shares issuable upon exercise of options will be available for resale immediately in the public market without restriction.

Issuing additional shares of the Company’s capital stock, other equity securities, or securities convertible into equity would dilute the economic and voting rights of our existing stockholders, could reduce the market price of our common stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. The Company’s decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing, or nature of our future offerings. As a result, holders of the Company’s common stock bear the risk that the Company’s future offerings may reduce the market price of the Company’s common stock and dilute their percentage ownership.

There is a risk of a loss of your investments.

There is no assurance that the Company’s activities will be profitable or that your investment in the Preferred Securities will be profitable. You may lose all of your investment.

There is an absence of a merit review of this offering.

No state or federal authority has reviewed the accuracy or adequacy of the information contained herein nor has any regulatory authority made a merit review of the offering or the terms of the Securities. Therefore, you must judge for yourself the adequacies of the disclosures, the pricing and fairness of the terms of the offering. This offering is being made in reliance on an exemption from registration contained in the Act and the rules and regulations thereunder, and on similar exemptions from the qualification provisions of applicable state securities laws. You must also recognize that they do not necessarily have any of the protections afforded by applicable federal and state securities laws as may be provided in registered and/or qualified offerings and therefore must judge the fairness of the terms of this Subscription and the adequacy and accuracy of the Memorandum without the benefit of prior review by any regulatory agency.

No Representation of Investors.

Each of the Investors acknowledges and agrees that counsel for the Company does not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing any or all of the Investors in any respect.

No Broker Dealer.

Currently the Board has not engaged the services of a broker dealer and it is uncertain whether a broker dealer will be used for this Offering. Under federal securities laws, an independent broker-dealer is expected to take steps to ensure that the information contained in this Memorandum is accurate and complete. The steps are typically taken by the “Managing Underwriter” or “Managing Dealer” who participates in the preparation of an offering memorandum. In addition, the Managing Dealer has certain duties related to an offering, including a duty to a prospective investor to ensure that an investment in a security is suitable for that prospective investor, a duty to conduct adequate due diligence with respect to the offering and a duty to comply with federal and state securities laws. Although the Company has not engaged a Managing Dealer for this Offering, Clarity Partners, a business consulting firm and not a registered broker dealer, has performed an independent review and analysis of the Memorandum and this Offering will not be conducted.

Risks Associated with Warrants.

The Warrants are subject to risks associated with time decay:

The Warrants have a set expiration date, and if the Warrants are not exercised before the expiration date then their value decreases over time even if the underlying asset price remains stable, potentially leading to a total loss if not exercised before expiry.

The Warrants have no voting rights until exercised.

Warrant holders typically do not have voting rights with respect to the Warrants and will not have the right to vote on any matters until the Warrants are exercised and common stock is received.

The Warrants have Company Risk

If the Company faces financial difficulties or goes bankrupt, the Warrants will become worthless.

Forward-Looking Statements

The Private Placement Memorandum contains certain forward-looking statements regarding the plans and objectives of management for future operations, including plans and objectives relating to the development of the Company’s business. The forward-looking statements included herein are based on current expectations and assumptions that involve numerous risks and uncertainties. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate. As a result, there can be no assurance that the forward-looking statements included in the Private Placement Memorandum shall prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other entity that the objectives and plans for the Company shall be achieved.

The foregoing list of risk factors does not purport to be complete and does not describe all of the risks relating to an investment in the Company. Some of the other risks of an investment in the Company are nor foreseen or fully discernible, understood or recognizable by the Company. Subscribers should read the Operating Agreement, this Agreement, these Risk Factors and consult with their own legal and financial advisers before investing in the Company.

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PROSPECTIVE INVESTOR CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS OR HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH WE CONSIDER IMMATERIAL AS OF THE DATE OF THIS MEMORANDUM, MAY ALSO HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND RESULT IN THE TOTAL LOSS OF YOUR INVESTMENT.

BUSINESS

Overview

The Company (formerly Progressive Water Treatment, Inc.) is a subsidiary of OriginClear, Inc. (“OCLN”) and includes the historical assets of Progressive Water Treatment, Inc. as well as recently acquired operating companies Water on Demand, Inc., a Nevada corporation (“WODI NV”), and Modular Water Systems.

Water on Demand, Inc. (previously, Progressive Water Treatment, Inc.)

In October 2015, OCLN acquired the Company (then known as Progressive Water Treatment, Inc. - “PWT”), an established designer and manufacturer of a complete line of water treatment systems for municipal, industrial and pure water applications. OCLN’s acquisition of PWT marked the beginning of a series of acquisitions of leading U.S. water services companies focused on specialized water treatment with the vision of creating an end-to-end water treatment offering to serve the growing demand for outsourced water. In 2015, PWT had already established robust design and manufacturing offerings as well as maintenance and service offerings.

PWT’s strength is its ability to gain an in-depth understanding of customer’s needs and then to design and build a turnkey water treatment system using multiple technologies to provide a complete solution for its customers.

PWT utilizes a wide range of technologies, including chemical injection, media filters, membrane, ion exchange and SCADA (supervisory control and data acquisition) technology in turnkey systems. PWT also offers a broad range of services including maintenance contracts, retrofits and replacement assistance. In addition, PWT rents equipment in contracts of varying duration. Customers are primarily served in the United States and Canada, with the company’s reach extending worldwide from Siberia to Argentina to the Middle East.

Modular Water Systems

In 2018, OCLN launched Modular Water Systems (“MWS”), a leader in onsite, pre-fabricated wastewater treatment systems made with sophisticated materials that can last decades. MWS offers modular wastewater treatment products designed for commercial development, RV parks and campgrounds, residential development, schools and institutions, hotels and resorts and various other applications. MWS’s modular water treatment systems are factory assembled before shipment and on-site installation. MWS’s pre-fabrication strategy significantly simplifies and expedites final installation.

With PWT and other companies as fabricators and assemblers, MWS designs, manufactures and delivers prefabricated water transport (pump and lift stations) under the EveraMOD™ brand; and wastewater treatment plant (“WWTP”) products under the EveraSKID™ and EveraTREAT™ brands to customers and end-users which are required to clean their own wastewater, such as schools, small communities, institutional facilities, real estate developments, factories, and industrial parks.

MWS’s modular systems utilize the latest advancements in wastewater technology including fixed film biological treatment, membrane bioreactor filtration and real-time remote monitoring and control systems. MWS systems utilize high quality Structurally Reinforced ThermoPlastics (SRTP), which offers significant advantages over other treatment systems, including longevity and transportability.

In April 2023, OCLN sold all of the assets and intellectual property associated with MWS to WODI NV and as a result, MWS became a business division of WODI NV.

On August 12, 2022, MWS announced the inaugural delivery and installation of its pre-engineered EveraBOX™ to implement a low-risk Liquid Ammonium Sulfate (LAS) disinfectant system for Pennsylvania’s Beaver Falls Municipal Water Authority (BFMA). Typical of MWS products, EveraBOX is manufactured using inexpensive, long-lasting High-Density Polyethylene (HDPE) or Polypropylene (PP) materials. These are also classified as Structural Reinforced Thermoplastic Pipe (SRTP). These materials have proven to be less affected by supply chain issues currently impacting metal and fiberglass construction.

On January 10, 2024, OCLN and Buda, Texas-based Plastic Welding and Fabrication, Ltd. (PWF) jointly announced a Memorandum of Understanding (MOU) for a strategic partnership between OriginClear’s subsidiary, Water On Demand, Inc., and PWF.

PWF is already a key fabricator of highly durable, patent-based enclosures for Modular Water Systems (MWS), the technology division of Water on Demand that designs and develops highly scalable systems for self-contained water treatment and transportation. The MOU enhances the strategic relationship and enables MWS to build its complete water systems right where the enclosures are manufactured, for maximum efficiency and speed.

Additionally, Water on Demand and PWF signed a Letter of Intent (LOI) which provides a framework for negotiating a definitive agreement for WODI to acquire PWF and, if executed, would establish the first in-house manufacturing facility for the Modular Water Systems division. The acquisition is expected to be accretive. The parties caution that talks are in an early stage and may not succeed.

On March 26, 2024, OCLN announced the signing of a Memorandum of Understanding (MOU) between MWS and Enviromaintenance of Georgetown, TX to collaborate on sales of standardized systems in the Greater Central Texas Region, from Waco to San Antonio. Enviromaintenance is a leading provider of large community scale-on-site wastewater treatment and disposal systems, with a significant market presence in the Mobile Home Park (MHP) industry in the greater Austin area. The company plans to recommend MWS’s fully integrated, modular wastewater treatment systems to MHPs, thereby providing mobile home park owners an affordable, reliable and efficient way to treat their wastewater.

Water on Demand NV

In 2023, OCLN launched WODI NV to offer private businesses the opportunity to outsource and finance water treatment and purification services on a per-gallon basis while gaining independence from traditional, centralized private water infrastructure. WODI NV’s value proposition is that by outsourcing water treatment and purification, private businesses can gain the water security of a private, decentralized infrastructure while avoiding the capital, technological and administrative burden required to design, finance, build, operate and maintain a water treatment solution. WODI NV uses a Design-Build-Own-Operate model for its pay-as-you-go water solutions for private businesses. WODI NV’s products include financing lines and pay-as-you-go financing for water solutions.

Combined Companies

As of September 2023, Water on Demand , MWS and WODI NV have been consolidated under the Company, with OCLN being the largest single shareholder of the combined companies. The combined companies have complementary offerings that create meaningful synergies with the goal of allowing the Company to emerge as a leader in offering end-to-end outsourced water treatment services.

Products of Combined Company

Financing
Division	Products	Customers	Geographic Region	provided by WODI
MWS	Municipal Water Treatment Solutions, Industrial Water Treatment Systems, Advanced Filtration Technologies, Wastewater Treatment Solutions	Municipalities, Industrial clients	North America, Europe, Asia	Not applicable
PWT	High-purity water systems, Reverse Osmosis (RO) Systems, Deionization Systems, Water Softening Solutions	Hospitals, Laboratories, Industries	North America, Europe	Not applicable
WODI	Pay-as-you-go Project Financing, Turnkey Water Treatment Systems, SCADA and Data Acquisition Technology	Businesses, Municipalities, Industrial Clients	North America, Asia, Latin America	WODI provides financing options for water development projects helping clients manage upfront costs. These include structured financing plans that spread costs over time.

Industry Background

Traditional Water Treatment Practices

Public water utilities are responsible for both the collection and treatment of water for residential, medical and industrial use as well as the processing and treatment of wastewater. Water supply and treatment across much of the globe is handled on a municipal level at large treatment centers. Economies of scale have incentivized the development of larger and larger facilities which centralize the supply and treatment of water to increasingly larger populations. Of the 16,000 publicly owned wastewater treatment systems in the United States, the top 10% of treatment plants process over 80% of the total wastewater and more than half of the total wastewater treated is processed by just 1.35% of the total plants.

Wastewater treatment plants process wastewater from residential and commercial sources as well as ground runoff, which is delivered to the plant through a network of local and regional storm drains and sewer lines. Upon arrival at the plant, wastewater is typically processed in three phases: preliminary treatment, primary treatment and secondary treatment. In the preliminary treatment phase, mud and sand settle in a tank called a grit chamber, which is later disposed of in landfills for environmentally safe disposal. During the primary treatment, sewage flows into settling tanks, where up to 60% of the solids in the waste stream settle out as a mixture of sludge and water. While the primary treatment removes a majority of the solid waste from the sewage, it removes very few toxic chemicals. In the secondary treatment, oxygen is added to the wastewater in a process called aeration. Aeration accelerates the growth of microorganisms which regenerate quickly, reduce the production of hydrogen sulfide and methane gas, consume the wastes and settle to the bottom of the secondary settling tanks. After the secondary treatment, 80-90% of human waste and other solids and a significant proportion of toxic chemicals have been removed from the wastewater.

During the final phase of the secondary treatment, water is usually disinfected with chlorine, which kills more than 99% of harmful bacteria remaining in the water. Before discharging the treated water into the environment, the water is dechlorinated. As an alternative to chlorination and dichlorination, some facilities remove bacteria using ultraviolet light, carbon absorption, distillation and reverse osmosis.

Sludge from the primary and secondary treatment is processed further in sludge digesters which mix and heat the solids to reduce their volume and kill disease-causing bacteria. The processed solids are then typically processed by pelletizing plants, where they are heat-dried and converted to pellet fertilizer for use in agriculture, forestry and land reclamation.

This three-phase process is the standard for wastewater treatment around the globe. Given the industrial nature of the process and ability to reduce costs through economies of scale, treatment facilities are constructed on a massive scale with large facilities capable of processing over 1 billion gallons of water per day and construction costs in the billions of dollars.

Infrastructure – Maintenance and Investment

In spite of the historical construction of large treatment facilities, U.S. investment in water infrastructure has lagged behind demand. Of the approximately 16,000 wastewater treatment plants (WWTPs) in the United States, 81% are functioning at their design capacity while 15% have reached or exceeded design capacity, according to the American Society of Civil Engineers. While large scale capital improvements have been made to systems experiencing sanitary sewer overflows, expansion efforts have slowed in recent years. Many facilities are also reaching the end of their life spans and are in need of increased maintenance and renovation.

The majority of WWTPs are designed with an average lifespan of 40 to 50 years, so systems that were constructed in the 1970s, around the passing of the Clean Water Act of 1972, are reaching the end of their service lives. Nationwide, drinking water and wastewater pipes in the ground are on average 45 years old, while some systems have pipes more than a century old. The typical expected lifespan for wastewater pipes is 50 to 100 years. As collection systems age and decline in condition, groundwater and stormwater enters the networks through cracks and joints, leading to overflows. Aging systems require increased capital investments which, at the municipal level increased nationally from $20 billion in 1993 to $55 billion in 2017. In 2019, the American Society of Civil Engineers estimated an $81 billion deficit in required water infrastructure investment, which is expected to grow to $434 billion by 2029 if left unaddressed.

In November 2023, President Biden signed the Infrastructure Investment and Jobs Act, also known as the Bipartisan Infrastructure Law, which allocated more than $50 billion to improving America’s drinking water, wastewater and stormwater infrastructure

Regulatory requirements for utilities continue to increase due to rising enforcement of long-standing requirements and the creation of new requirements. In February 2021, the EPA announced two actions to address levels of polyfluoroalkyl substances (PFAS), human-made chemicals used through industry and consumer products, in drinking water. In December 2020, the EPA finalized its revised Lead and Copper rule, compliance with which the American Society of Civil Engineers estimates will cost between $130 million and $286 million.

Privatization and Decentralization

As water utilities struggle to manage the increased costs of maintenance and operations with decreased federal support, few observers believe that significant ongoing rate increases are a viable option. According to McKinsey & Company, even before the COVID-19 pandemic, 20% of U.S. households in 2019 were paying more than 4.5 % of their household income on water bills—a level that is considered unaffordable. This figure rose to 24% in the first seven months of 2021. In 2020, 60% of utilities surveyed said they experienced or anticipated negative financial impacts during the pandemic due to revenue loss, water-shutoff moratorium policies and forgiveness of nonpayment of bills. Despite these challenges, utilities did not expect to implement rate increases until 2022.

The Drinking Water and Wastewater Infrastructure Act of 2021, which included $55 billion in funding, demonstrated some awareness by the federal government of the challenges to funding and maintaining water infrastructure, however, even large increases in federal funding cannot fully cover the needed investment. In November 2023, the Environmental Protection Agency (EPA) proposed amendments to the Lead and Copper Rule (LCR), which was established in 1991 and intended to regulate the control and monitoring of lead in drinking water. The proposed new rule requires water systems to replace all lead pipelines within 10 years (and faster when feasible), lowers the levels at which agencies must take additional steps to eliminate lead in drinking water, and contains provisions intended to improve accuracy in identifying where higher levels of lead in drinking water are within communities. Even a five-fold increase in federal funding would leave a 22% shortfall in the capital necessary to serve the growing need for water infrastructure. In response, investor and private-sector interest in water and wastewater services has increased and M&A transactions in the water sector have increased annually from 2012 to 2017.

Given increased utility prices and increased concerns surrounding the maintenance and operations of WWTPs and utilities, businesses are increasingly choosing to treat and purify their own water, in a trend known as Decentralized Water. Decentralized wastewater treatment consists of a variety of approaches for collection, treatment and dispersal/reuse of wastewater for individual dwellings, industrial or institutional facilities, clusters of homes or businesses, and entire communities. Decentralized water systems offer several advantages including the ability to tailor facilities to meet the cost and quality requirements of specific uses (i.e., medical vs. residential vs. industrial), flexibility in adapting to demographic shifts, reduced operating and maintenance costs, avoiding large capital costs, relative speed and ease of installation and ability to serve rural, suburban and urban settings.

Water Usage

While traditional water supply and treatment face particular challenges related to aging infrastructure, significant capital costs and shortfalls in funding, global water supply challenges are putting stress on the supply side of the water equation. Supply side risks, including climate change, migration, industrial reshoring, government regulation and industrial centralization, increase the need to rethink traditional water systems and supplement established programs.

Climate Change. Freshwater scarcity occurs when the demand for fresh water in an area exceeds the total available amount. Record-breaking heat waves and droughts have increasingly brought freshwater scarcity to the forefront of public policy and the national consciousness as a changing climate changes precipitation patterns across the United States. The combination of diminishing precipitation and rising demand has caused U.S. aquifer levels to decline more quickly than can naturally be replenished. As weather patterns become increasingly difficult to predict and precipitation becomes increasingly concentrated and more difficult to capture for productive use, the global supply of natural fresh water grows increasingly constrained.

Migration. Prior to the COVID-19 pandemic, domestic migration trends illustrated increasing populations in urban areas, however, following the pandemic these trends reversed. Regardless of whether migration trends away from urban centers continue, social, economic and environmental factors make it increasingly difficult to predict demographic trends and shifts in populations. Large WWTPs require decades for planning, financing and construction and decreasing confidence in planners’ ability to predict domestic migration trends counts in favor of decentralized water systems, which require significantly smaller capital investments and can be brought into use in a fraction of the time.

Reshoring of Manufacturing. While agricultural use continues to constitute the majority of water consumption, demand in the manufacturing sector has seen the largest increases in demand with increasing demand projected for the future. This pattern becomes particularly important in the context of increasing re-shoring as supply chains are reconfigured in response to the COVID-19 pandemic, the war in Ukraine, and shifting global economies. American political ambitions have also reinforced and promoted an increase in manufacturing as two successive presidents from opposing political parties have prioritized the development and increase of domestic manufacturing. As the manufacturing industry continues to use water resources more intensively and as domestic manufacturing continues to grow, these forces combine to increase demands on U.S. water supply.

Regulatory and Public Funding Risk. As freshwater resources come under increasing stress, policymakers are increasingly challenging established water policies. The St. Louis Federal Reserve has expressed growing concern for the allocation of water resources and has called for “more optimal mechanisms for allocating water.” In November 2021, the U.S. Supreme Court ruled on claims between the State of Tennessee and the State of Mississippi regarding the apportionment of interstate groundwater. In the western United States, growing concerns regarding decreased supply and growing demand for water in the Colorado Basin have produced tensions and limited collaboration between seven western states. Disputes between states, municipalities and cities over water use and development are growing increasingly common and are yet another factor in the growing number of supply risks for water.

Industrial Centralization Risk. In an increasingly security conscious world, the centralization of water treatment substantially increases the risks of a single failure whether caused by natural disaster, financial factors or other security threats. Centralizing and concentrating water infrastructure creates a system with millions of individuals and businesses downstream from single failure points. Decentralizing water supply and treatment disperses risk and provides individuals and industry greater control over a critical resource.

Water on Demand

Through WOD, the Company provides financing for water development projects. The Water On Demand initiative enables businesses and communities to finance water projects by paying only for the water they use without the high cost of upfront capital expenditures. End-users simply sign a long-term service contract, with regional water companies providing expert support. Innovative OriginClear modular systems are licensed to builders to standardize the fleet, leaving zero “new technology” risk as only proven technologies, systems, and methods are implemented.

According to a 2021 study by scientists at Utrecht University and United Nations University about half of global wastewater is released untreated into rivers, streams and aquifers. In addition, only 11% of the wastewater produced globally is currently being reused. Increasing this percentage is essential, because by 2025, two-thirds of the world’s population may face water shortages, according to the World Wildlife Fund. Compounding the problem in North America’s supply system, an estimated 20 to 50 percent of water is lost to leaks – a major issue as utilities contend with how to sustain a growing population in an era of water scarcity, according to a study published by Stanford University. Additionally, about half of the river and stream miles and lake acres across the United States are too polluted for swimming, fishing or drinking, according to the Environmental Integrity Project. Awareness of the problem is growing: in a 2017 Gallup poll, 63% of Americans worried a great deal about pollution of drinking water, and 57% about pollution of rivers, lakes and reservoirs. In short, water management is a major issue, but awareness of the problem is strong, opening the door to a solution.

It is becoming more difficult for businesses to rely on giant, centralized water utilities to meet the challenge and more and more business users are doing their own water treatment and recycling. Whether by choice or necessity, those businesses that invest in onsite water systems gain a tangible asset on their business and real estate and can enjoy better water quality at a lower cost, especially if treated water is recycled.

The Company helps self-reliant businesses build “decentralized water wealth” for themselves while also helping their communities. Environmental, social and governance (ESG) investing guidelines, which drive about a quarter of all professionally managed assets around the world, specifically include the key factor of how well corporations manage water.

As civil infrastructure ages and fails and as the costs for new and replacement infrastructure increase year over year, we believe engineers and end-users will search for new ways and methods of deploying water and wastewater systems that are less expensive to deliver and much less expensive to own and operate, with the mission of substantially increasing the replacement intervals currently experienced by conventional construction materials and product delivery models.

The Company offers a unique product line of prefabricated water transport and treatment systems. WODI designs, manufactures and delivers (i) prefabricated water transport (pump and lift stations) under the EveraMOD brand, and (ii) WWTP products under the EveraSKID and EveraTREAT brands to customers and end-users that are required to clean their own wastewater, such as schools, small communities, institutional facilities, real estate developments, factories, and industrial parks.

Modular Water Systems. The Company provides a broad selection of standardized and custom engineered wastewater treatment products, packaged lift stations, and ancillary wastewater infrastructure solutions for agricultural, commercial, industrial, and municipal customers. Wastewater collection, treatment, and disposal systems reflect a substantial investment in both time and money and given the importance of protecting the environment and our precious water resources. The Company strives to deliver the industry’s most durable, sustainable, and affordable equipment packages. Our utilization of heavy plastic manufacturing combined with the integration of emerging treatment technologies creates a robust combination of capabilities that will significantly improve system performance, substantially extend continuous duty service life, and dramatically reduce operating costs.

Packaged wastewater treatment systems have been around for more than 75 years. While typically out of sight and mind, they are a necessary component to many aspects of human life and provide an important service by protecting our health and the local environment. Unfortunately, decentralized wastewater treatment technologies have not evolved significantly over the past 50 years, especially when compared to things like personal computers, smart phones, solar panels, and the electric car. Older clunky treatment technologies that are expensive to construct and difficult to operate have been the norm for way too long. One of our goals is to simplify the delivery of packaged wastewater treatment systems. Buying and installing a treatment system must be easy and inexpensive.

The Company’s EveraSKID is a modular mobile packaged wastewater treatment system designed to treat domestic, municipal, and light industrial wastewaters. EveraSKID is factory assembled so that it ships as a finished product that is ready for immediate use once installed at its final site destination. In other words, it’s a “plug and play” system that commissions in less than one day. EveraSKID utilizes the lasted advancements in wastewater technology including fixed film biological treatment, membrane bioreactor filtration, and real-time remote monitoring and control systems. With two pipe connection points, one power connection, and an internet connection, we believe EveraSKID is the simplest to install treatment system in the market today.

With vessel service life lasting 75+ years—typically three times longer than conventional systems—SRTP materials represent a major advancement in the delivery and sustainability of industrial water and wastewater systems. Our water and wastewater treatment solutions will reduce both capital and operating expenses dramatically.

Civil Engineers and Utility Owners are faced with the daunting task of trying to service an ever-growing threat to the environment resulting from deteriorated and failing utility systems. Implementing sustainability requirements into water and wastewater processing solutions has become increasingly important. The implementation of SRTP tankage offers the first real significant material advancement in the last 50 years that will overcome these serious challenges to sustainability.

Because the Modular Water Systems use SRTP materials and high-tolerance factory assembly under controlled conditions, our units will reduce both installation time and costs, as well as total lifetime cost of product ownership.

The Company’s product line of wastewater management systems is a preferred choice for decentralized wastewater treatment in residential, commercial, agricultural and many industrial and municipal settings. Treatment capacities in our standard units range from the modular 2,000-10,000 gallons per day (GPD) and 10,000-25,000 GPD standard compacts and 25,000 GPD up to 250,000 GPD in larger custom-built units. Some applications enable standard units used in tandem for average daily flows of up to 50,000 GPD.

Competitive Strengths

Marketing. The Company’s competitors in the mid-market decentralized water business tend to focus on sub-segments of the industry but fail to position their products as a practical solution in a variety of contexts. In contrast, the Company has positioned itself as a viable solution in a variety of residential, commercial and governmental contexts.

Materials. The Company utilizes high density polyethylene (“HDPE”) in constructing its water treatment products in contrast to competitors which use fiberglass, concrete, epoxy coated steel and rotomolded plastic. HDPE presents significant advantages related to reduced construction times, increased life span and transportability. Fiberglass construction is fragile, comes with high initial costs and is subject to UV destruction. Concrete and epoxy coated steel are durable but are extremely limited by shipping and transport issues. Rotomolded plastic offers faster construction times but is extremely limited in size. Typically, HDPE’s downfall is its higher development cost, however, the Company’s proprietary processes address this issue. Among its competitors, only the Company has a unique, patented materials solution which is superior to its competitors.

Patents. The Company’s chief engineer, Dan Early, holds critical patents, which are exclusively licensed to the Company, which allow the company to utilize HDPE in its construction, and offer innovative wastewater treatment solutions.

The Company’s Competition

Competitive Analysis

The Company’s competitors fail to differentiate in terms of technology and marketing, subjecting them to macro-industry opportunities and threats. In contrast, the Company stands out in terms of technology, product, installation and marketing.

Intellectual Property

The Company holds several patents related to its MWS and WOD services. The Company has applied for a registered trademark for the mark “Water On Demand” and “Progressive Water Treatment” in the United States. The Company relies and expects to continue to rely on a combination of confidentiality agreements with its employees, consultants, and third parties with whom it has relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect its proprietary rights. In connection with the purchase of MWS, the Company acquired all of the intellectual property related to the MWS business, which include a license to certain patents, trade secrets and intellectual property assets. These patents include:

Date
					Patent	Expiration
#	Owner	Jurisdiction	Description	Patent No.	Issued	Date
1	Daniel Early	U.S.	Wastewater System & Method	US 8,372,274 B2 Applications: WIPO, Mexico	02/12/13	07/16/31
2*	Daniel Early	U.S.	Steel Reinforced HDPE Rainwater Harvesting	US 8,561,633 B2	10/22/13	05/16/32
3*	Daniel Early	U.S.	Wastewater Treatment System CIP	US 8,871,089 B2	10/28/14	05/07/32
4	Daniel Early	U.S.	Scum Removal System for Liquids	US 9,205,353 B2	12/08/15	02/19/34
5	Daniel Early	U.S.	Portable, Steel Reinforced HDPE Pump Station CIP	US 9,217,244 B2	12/22/15	10/20/31

*	Patents 2 and 3 above are currently inactive and are in the process of being restored. Neither of these patents are considered core to the business.

Government Regulation

We are subject to various laws, regulations, and permitting requirements of federal, state, and local authorities, related to health and safety, anti-corruption and export controls. The foregoing may include the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Export Administration Regulations, Money Laundering Control Act of 1986 and any other equivalent or comparable laws of other countries. We believe that we are in material compliance with all such laws, regulations, and permitting requirements.

Employees and Human Capital Resources

As of the filing date, the Company had 32 full-time employees and seven contractors working for the Company. The Company is in the process of finalizing an arrangement with OriginClear, Inc. whereby post business combination, OriginClear may provide financial and administrative services for WODI. Following the business combination, it is anticipated that approximately 32 employees and seven contractors will be employed by the Company and will work directly for the combined company.

Facilities

The Company’s corporate headquarters are located at 13575 58th Street North, Suite 200, Clearwater, Florida 33760. The Company’s manufacturing facilities are located at 2535 E. University Drive, McKinney, Texas 75069, which includes five buildings totaling 12,400 square feet on 1.7 acres of land. The property includes additional space for several more assembly buildings when and if needed.

Legal Proceedings

The Company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of business activities or otherwise. From time to time, we may be involved in pending or threatened claims relating to contract disputes, employment, intellectual property and other matters that arise in the normal course of our business, which we do not deem to be material to the business.

Use Of Proceeds

The Company will use the proceeds from this Offering to fund one or more Operating Subsidiaries. Each Operating Subsidiary will be established for the purpose of owning, maintaining and operating water management and treatment equipment that is subject to a long-term service contract with one or more operators. The Company may, in the future, change the investment structure or exchange the purchased Shares for interests in the Operating Subsidiary.

The Company has discretion to alter the use of proceeds to adhere to the Company’s business plan and liquidity requirements.

DIRECTORS, OFFICERS, MANAGERS , AND KEY PERSONS

The directors, officers, managers, and key persons of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

The Company’s directors and executive officers are as follows as of the Record Date:

Name	Age	Position
T. Riggs Eckelberry	71	Chief Executive Officer, Chairman of the Board of Directors, Secretary, Treasurer, and President
Prasad Tare	48	Chief Financial Officer
Byron Elton	68	Director
Jean-Louis Kindler	60	Director
Anthony Fidaleo	68	Director

Riggs Eckelberry; Co-Founder, Chairman and CEO. Mr. Eckelberry has served as OCLN’s Chief Executive Officer, Chairman, Secretary, Treasurer, and President since OCLN was acquired in October 2015. As co-founder, Mr. Eckelberry brings his veteran technology management skills to the Blue Technology sector. Prior to joining OCLN, Mr. Eckelberry served as President and COO of CyberDefender Corporation from 2005 to 2006, where he was instrumental in building the company and its innovative product line, helping to achieve initial funding and a NASDAQ IPO. From 2001 to mid-2005, he served as founder and President of TechTransform, a technology consulting firm. From 2003 to 2004, he served as a marketing consultant where he was a key member of the team that commercialized YellowPages.com, resulting in its sale for $100 million to SBC/BellSouth. In 2003, Mr. Eckelberry served as the U.S. General Manager of Panda Software. During the high-tech boom of the 1990s, he was responsible for the global brand success of the software product, CleanSweep; as Chief Operating Officer of MicroHouse Technologies, he helped to achieve a successful sale of the company to Earthweb; and he was a key member of the team that sale of venture-backed TriVida to what is now a division of ValueClick.

Ken Berenger; Executive Vice President. Ken Berenger joined OriginClear in 2018 and serves as the Executive Vice President. Mr. Berenger has over twenty-five years of banking, investment, consulting, sales force training, and corporate finance experience. His experience ranges from public markets, private debt and equity, to consumer debt counseling and resolution and real estate financing ─ working extensively with distressed homeowners and legal professionals during the foreclosure crisis of 2008. Mr. Berenger earned an Emeritus Credential In Fintech Revolution: Transformative Financial Services and Strategies from the Wharton School of the University of Pennsylvania.

Prasad Tare; Chief Financial Officer. Prasad Tare has served as the Chief Financial Officer of OriginClear since June 2021. From March 2019 to April 2021, he was the Chief Financial Officer of Vertical Global Investments LLC, a private investment group. Prior to that, he was a Director at CBIZ Risk Advisory Services, a national public accounting and consulting firm, from 2016 to 2019, a Manager at RSM US LLP from 2013 to 2016 and a Senior Manager at EisnerAmper from 2004 to 2013.

AJ Fikejs; Vice President of Marketing. AJ Fikejs joined OriginClear in November 2023 as Vice President of Marketing. From October 2022 to November 2023, Mr. Fikejs was a Product Manager at Nielsen Holdings. Prior to that he was a Product Owner at Philips Respironics from July 2015 to October 2022. Mr. Fikejs holds a BS in Business Administration from Westminster College and an MBA from Chatham University.

William Charneski; Vice President of Mergers & Acquisitions. Since William Charneski joined OriginClear in 2014 he has served as Director of Engineering, Operations Manager, International Licensee Manager and is currently the Vice President of Mergers & Acquisitions. Mr. Charneski began his career at Dow Chemical in 1968, initially as a process engineer and later as a project manager, superintendent of various plans and Regional Sales Manager of specialty chemicals in the Western United States. He holds an MBA from Central Michigan University as well as a BS in Mechanical Engineering from the University of Illinois.

Daniel M. Early, P.E.; Chief Engineer. Daniel Early has served as Chief Engineer of OriginClear since January 2020 and General Manager of MWS since July 2018. From 2017 to 2018 he was a Senior Engineer and National Sales Manager at Applied Technologies, Inc. He was the Chief Technology Officer of Apptech Solutions, LLC from August 2010 to December 2016 and the President and Managing Partner of ACS Design, LLC from April 2002 to August 2010. Mr. Early holds a Bachelor of Science in Civil Engineering from Virginian Polytechnic Institute & State University (Virginia Tech) and is licensed as a Professional Engineer in Virginia, North Carolina, West Virginia, Montana, Pennsylvania, Maryland, New Mexico and North Dakota.

Marc Stevens; President, PWT Division. Marc Stevens founded Progressive Water Treatment, Inc. in 2000. In October 2015, OriginClear closed on the acquisition of PWT. Mr. Stevens started in the water industry in the 1980s as an assembler and shop helper, ultimately responsible for mechanical design, equipment fabrication, installation, startup and various service projects. He graduated to production and facility maintenance, and team management, before launching PWT. Marc is a graduate of DHP’s Water Treatment Certification Program (WTCP), the only high purity water treatment certification program in the industry.

Indemnification

Indemnification is authorized by the Company to managers, officers or controlling persons acting in their professional capacity pursuant to Texas law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Employees

The Company currently has 3 employees.

CAPITALIZATION, DEBT AND OWNERSHIP

The following table shows the fully diluted capitalization of the Company on a pro-forma basis.

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of December 15, 2024 by:

●	each person known by the Company to be the beneficial owner of more than 5% of WODI common stock as of December 15, 2024; and

●	each of the Company’s current executive officers and directors.

			Percentage of
	Shares		Shares
	Beneficially		Beneficially
	Owned		Owned(1)
Name of Beneficial Owner
Directors and Named Executive Officers:
T. Riggs Eckelberry	1,143,156	(2)	2.75%
Prasad Tare	200,000	(2)	0.48%
Tomas Marchesello	92,073	(2)	0.22%
Jean-Louis Kindler	8,770	(2)	0.02%
Kenneth Berenger	650,000	(2)	1.56%
5% Holders
OriginClear, Inc.	12,171,067		29.18%

(1)	Based upon 41,709,093 shares on a fully diluted basis (including stock grants and warrants)

(2)	Includes current holdings (including beneficial holdings) plus shares to be issued upon vesting of restricted stock grants.

FINANCIAL INFORMATION

*See financial statements are attached hereto as Exhibit A.

You should read the following discussion and analysis of the Company’s financial condition and results of operations together with our condensed consolidated financial statements and the related notes appearing at the end of this proxy statement/prospectus/consent solicitation statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/prospectus/consent solicitation statement, including information with respect to the Company’s plans and strategy for its business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this proxy statement/prospectus/consent solicitation statement, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Unless otherwise indicated or the context otherwise requires, references in this section to the “WODI,” “we,” “us,” “our” and other similar terms refer to the Company.

Water on Demand, Inc. (Texas)(Formerly Progressive Water Treatment, Inc.)

Critical Accounting Policies

The Securities and Exchange Commission (“SEC”) defines “critical accounting policies” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the SEC definition. The Company has a fiscal year end of December 31st.

Revenue Recognition

Revenue will be received in the form of interest and fees in connection with financing projects. Revenue is recognized at the time of receipt.

Revenues and related costs on construction contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit, will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined. Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s goodwill, impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, inventory valuation, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Fair Value of Financial Instruments

Fair value of financial instruments requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of December 31, 2023 and 2022, the amounts reported for cash, prepaid expenses, accounts payable and accrued expenses approximate the fair value because of their short maturities.

Results of Operations

the Company is the combination of three business units formed by OriginClear, Inc., which consists of Progressive Water Treatment (“PWT”), Modular Water Systems (“MWS”) and Water on Demand, Inc. (“WODI NV”). The combined companies offer complementary offerings that create meaningful synergies with the goal of allowing the Company to emerge as a leader in offering end-to-end outsourced water treatment services. In this section, the combined entity will be referred to as “the Company”, as compared to the Company (formerly PWT combined with MWS) and WODI NV.

The Company designs and manufactures a complete line of water treatment systems for municipal, industrial and pure water applications. Its uniqueness is its ability to gain an in-depth understanding of customer’s needs and then to design and build an integrated water treatment system using multiple technologies to provide a complete solution for its customers. the Company utilizes a wide range of technologies, including chemical injection, media filters, membrane, ion exchange and SCADA (supervisory control and data acquisition) technology in turnkey systems. The Company also offers a broad range of services including maintenance contracts, retrofits and replacement assistance. In addition, the Company rents equipment in contracts of varying duration. Customers are primarily served in the United States and Canada, with the company’s reach extending worldwide from Siberia to Argentina to the Middle East.

In 2018, OCLN launched MWS, a leader in onsite, pre-fabricated wastewater treatment systems made with sophisticated materials that can last decades. MWS offers modular wastewater treatment products designed for commercial development, RV parks and campgrounds, residential development, schools and institutions, hotels and resorts and various other applications. MWS’s modular water treatment systems are factory assembled before shipment and on-site installation. MWS’s pre-fabrication strategy significantly simplifies and expedites final installation.

MWS’s modular systems utilize the latest advancements in wastewater technology including fixed film biological treatment, membrane bioreactor filtration and real-time remote monitoring and control systems. MWS systems utilize high quality Structurally Reinforced ThermoPlastics (SRTP), which offers significant advantages over other treatment systems, including longevity and transportability.

In 2023, OCLN launched WODI NV to offer private businesses the opportunity to outsource and finance water treatment and purification services on a per-gallon basis while gaining independence from traditional, centralized private water infrastructure. WODI NV’s value proposition is that by outsourcing water treatment and purification, private businesses can gain the water security of a private, decentralized infrastructure while avoiding the capital, technological and administrative burden required to design, finance, build, operate and maintain a water treatment solution. WODI NV uses a Design-Build-Own-Operate model for its pay-as-you-go water solutions for private businesses.

We are incurring expenses in connection with the operation of the business.

	Year Ended		Six Months Ended
	December 31,	December 31,	June 30,	June 30,
	2023	2022	2024	2023
Revenue	$6,681,886	$10,350,281	$2,604,196	$3,823,932
Cost of Goods Sold	$6,055,365	$8,890,837	$2,332,346	$3,513,086
Operating Expenses	$1,847,793	$1,352,786	$673,455	$603,236

(Loss) income from Continuing Operations before Other (Expense)	$(1,221,272)	$104,384	$(401,605)	$(292,390)

Other expense	(18,341,253)	(430,994)	(4,737,764)	$(8,979,157)

Net loss from continuing operations	$(19,562,525)	$(326,610)	$(5,139,369)	$(9,271,547)

Revenue and Cost of Sales

Revenue for the year ended December 31, 2023 and 2022 was $6,681,886 and $10,350,281, respectively, which represented a decrease of $3,668,395 (35.4%). The decrease was primarily due to the completion of a large contract in 2022 which resulted in higher income for that year. The volume of contracts executed in 2023 was lower than those of 2022.The higher revenue in 2022 was due to increased number of contracts acquired and executed.

The cost of goods sold for the year ended December 31, 2023 was $6,055,365, a decrease of $2,835,472 (31.9%) from $8,890,837 for the year ended December 31, 2022. The decrease was the result of decreased revenue as a result of fewer projects in 2023 compared to 2022 and consequently a decrease in cost of goods sold.

Revenue for the six-month periods ended June 30, 2024 and 2023 was $2,604,196 and $3,823,932, a decrease of $1,219,736 (31.9%) which is attributable to the completion of a large project in the first half of 2023 which was not the case in the first half of 2024. Additionally, Revenue from Equipment Contracts dropped from $1,980,345 in 2023 to $1,167,482 in 2024, a decrease of $812,863 (41%), primarily due to fewer contracts being executed during 2024. This was compensated by an increase of $337,105 (89%) in Component Sales to $715,977 in 2024 from $378,872 in 2023.as a result of increased orders for smaller components.

The cost of goods sold also decreased by $1,180,740 from $3,513,008 for the six months ended June 30, 2023 to $2,332,246 for the same period in 2024. The decrease was the result of lower contract volume in the first half of 2024. The decline in costs of goods sold approximates the reduction in revenue, although there was a slight improvement in cost efficiency due to the operational improvements in 2024.

Operating Expenses

Operating Expenses for the years ended December 31, 2023 and 2022, were $1,847,793 and $1,352,786, respectively. The $492,007 (36.6%) increase was the result of an increase of selling and marketing expenses in the amount of $73,101 and an increase of general administrative costs of $421,906 which included an increase in legal, accounting and compliance expenses primarily related to the business combination and registration process.

For the six-month periods ended June 30, 2024 and 2023, operating expenses were $673,455 and $603,236 which represents an increase in the amount of $70,219 (11.6%). This increase is attributed to General and administrative expenses which increased by $18,536, from $560,248 in 2023 to $578,784 in 2024. The increase of general and administrative expenses was attributed to increase in legal, accounting and compliance expenses primarily related to the business combination and registration process.

Other Income and Expenses

Other expenses increased by $17,910,259 to ($18,341,253) for the year ended December 31, 2023, compared to $(430,994) for the year ended December 31, 2022. The increase was predominantly the result of conversion and settlement costs related to the note purchase agreements, higher interest expenses from increased borrowings, preferred stock incentive compensation, and impairments related to receivables from related parties.

For the six-month periods ending June 30, 2024 and 2023 other expenses were $(4,737,764) and $(8,979,157) respectively, a decrease of $4,241,393 primarily due to the net effects of a decrease in the amount of impairment of receivable from FRLA in the amount $1,472,985, a decrease in amounts attributed to conversion and settlement value added to note purchase agreement in the amount of $4,740,589, offset by an increase of interest expense in the amount of $728,617 due to higher borrowings, and an increase in impairment on related party receivable of $1,273,680.

Net Income (Loss)

For the year ended December 31, 2023, the Company had net loss of $19,562,525 as compared to net loss of $326,610 for the year ended December 31, 2022. The increase in loss was mainly due to decreased in revenue by $3,668,395 and increase in operating expenses in the amount of $495,007 and increase in other expenses in the amount of $17,910,259. These increases in operating expenses and other expense is primarily due to the impairment of receivable from SPAC, conversion and settlement costs related to note purchase agreements, and impairment on related party receivable. The impairment of the related party receivable reflects the fair value adjustments of the subsidiary’s assets and liabilities at the deconsolidation date, stemming from the deconsolidation from OCLN and due to the lack of repayment on outstanding receivables.

For the six months ended June 30, 2024, the Company had a net loss of $5,139,369 as compared to a net loss of $9,271,547 for the six months ended June 30, 2023 representing decrease in revenue by $1,219,736, increase in operating expenses of $70,219 , a decrease of $4,241,393 in other expenses , decrease of impairment of receivable from SPAC in the amount of $1,472,985, decrease in conversion and settlement value added to note purchase agreements in the amount of $4,740,589, increase in interest expense in the amount of $728,617 and an increase on impairment on related party receivable in the amount of $1,273,680. The decrease in revenue compared to the same period in 2023 is a result of completing a very large contract by the Company which was started in 2022. This large contract was a significant factor in the increase in 2023 revenues, whereas no contract of that size was obtained in 2024. The impairment of receivable from SPAC was recognized conservatively keeping in mind that until the merger closes, the Company would not know how much cash would be available in the Trust Account after potential redemptions. The conversion and settlement value added to the note purchase agreements represents additional value provided to noteholders during these transactions. Interest expense increased due to higher borrowings for operational and strategic purposes. The impairment on related party receivable was recognized due to the deconsolidation from OCLN and due to the lack of repayment on outstanding receivables.

Liquidity and Capital Resources

As of June 30, 2024, the Company had total assets in the amount of $2,381,326, which consisted of cash in the amount of $202,644, contracts receivable $1,247,416, contract assets in the amount of $476,906, prepaid expenses of $34,354, net property and equipment in the amount of $2,006 and other assets consisting of SPAC Class B common shares valued at $400,000 and had total liabilities in the amount of $26,197,255, which consisted of $1,459,460 in accounts payable, $1,992,045 in accrued expenses, $1,619,757 in contract liabilities, $13,600 tax liability, $143,503 in customer deposits, a warranty reserve in the amount of $20,000, $53,063 for a line of credit, due to related party in the amount of $680,986, loan payable in the amount of $146,250 and convertible promissory notes in the amount of $20,068,589. The significant increase in liabilities compared to December 31, 2023, is primarily due to additional borrowings to finance working capital needs and legal, accounting and compliance expenses primarily related to the business combination and registration process. The decrease in total assets is mainly due to a reduction in contracts receivable, including slower collections from customers and decreases in contract assets due to completion of fewer projects.

As of December 31, 2023, the Company had total assets in the amount of $2,742,167, which consisted of cash in the amount of $374,191, contracts receivable $1,509,504, contract assets in the amount of $455,102, net property and equipment in the amount of $3,370 and other assets consisting of SPAC Class B common shares valued at $400,000 and had total liabilities in the amount of $21,844,958, which consisted of $1,335,210 in accounts payable, $1,103,158 in accrued expenses, $1,346,366 in contract liabilities, $13,600 tax liability, $143,503 in customer deposits, a warranty reserve in the amount of $20,000, $178,808 for a line of credit, due to related party in the amount of $864,528 and convertible promissory notes in the amount of $16,729,089. The increase in total liabilities from December 31, 2022, is mainly due to the issuance of additional convertible promissory notes and an increase in accrued expenses related to the business combination process and other operation costs.

As of December 31, 2022, the Company had total assets of $5,262,287, and total liabilities of $5,764,170. The significant decrease in total assets from December 31, 2022 to December 31, 2023, is primarily due to a reduction in contracts receivable and contracts assets, reflecting a slowdown in project acquisitions and completions. The increase in total liabilities is mainly attributable to additional borrowings and accrued expenses associated with restructuring and operational activities. Net cash used in operating activities was $3,747,544 for the year ended December 31, 2023, compared to net cash provided by operating activities of $300,001 for the year ended December 31, 2022, reflecting higher operating costs related to the business combination and restructuring efforts.

For the six months ended June 30, 2024, net cash used in operating activities was ($1,332,087), compared to ($2,437,273) for the six months ended June 30, 2023. This decrease in cash used in operations was driven by adjustments such as impairments, changes in contract receivables, and the recognition of settlement values related to note purchase agreements. The six-month period in 2024 saw additional impairments, including $1,128,000 related to SPAC receivables and $1,273,680 related to receivables from related parties. In contrast, the six-month period in 2023 reflected higher settlement costs for notes and a more significant impairment of SPAC receivables.

During the year ended December 31, 2023 and 2022, net cash used in operations by the Company was ($3,747,544) and a net cash inflow of $300,001 respectively. The significant increase in net cash outflows in 2023 is primarily due to higher operating costs related to the business combination and restructuring efforts. The increased cash outflows reflect the company’s efforts to integrate the combined entities and address operational challenges.

As of December 31, 2023, the Company had working capital deficit of $19,506,160 and an accumulated deficit of $20,089,408 as compared to a working capital deficit of $909,269 and an accumulated deficit of $588,318 for the year ended December 31, 2022. These factors, among others raise substantial doubt about our ability to continue as a going concern. The increase in the working capital deficit and accumulated deficit is primarily due to increased borrowings, higher operating expenses, and significant impairment charges. Our independent auditors, in their report on our audited financial statements for the years ended December 31, 2023 and 2022 expressed substantial doubt about our ability to continue as a going concern.

The ability of us to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion. We have obtained funds from investors in the year ended December 31, 2023 and the six months ended June 30, 2024, and we are pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern in the medium to long term. Management believes this funding will continue from our current investors and new investors.

The Company anticipates that a minimum of $2,500,000 in additional capital is required during the next twelve months to be able to support its planned operations. The available capital consists of cash on hand and available accounts receivable.

Based upon the amount of cash available to the post merger company, the Company will need to make changes to its business plan, including adjusting future capital expenditures, acquisitions and its planned business expansion.

There can be no assurance that such funding will be available to the Company in the amount required at any time or, if available, that it can be obtained on terms satisfactory to the Company. Management believes the existing shareholders, the prospective new investors and future revenue will provide the additional cash needed to meet our obligations as they become due and will allow the development of our core business operations.

To mitigate these risks, management is also exploring alternative financing options, such as issuing additional equity or debt securities, secured credit facilities, and seeking strategic partnerships or collaborations that could provide additional funding or reduce operational costs. However, these measures are contingent upon market conditions and the willingness of potential investors or partners to provide the necessary support.

Cash Flow

The table below, for the periods indicated, provides selected cash flow information:

	December 31,	December 31,
	2023	2022
Net cash used in operating activities	$(3,747,544)	$300,001
Net cash used in investing activities	(3,979,985)	(1,137,267)
Net cash provided by financing activities	7,537,603	1,304,631
Net increase in cash and cash equivalents	$(189,927)	$467,365

At December 31, 2023, we had cash of $374,191 and $564,118 as of December 31, 2022.

During the year ended December 31, 2023, we raised an aggregate of $7,537,603 in convertible secured promissory notes and issuance of common stock as compared to $1,304,631 for the year ended December 31, 2022. Our ability to continue as a going concern is dependent upon raising capital from financing transactions and future revenue, however, there cannot be any assurance that we will be able to raise additional capital from financing.

Net cash used in operating activities was $(3,747,544) for the year ended December 31, 2023 as compared to net cash provided by operating activities of $300,001 for the year ended December 31, 2022.

Net cash used in investing activities for the year ended December 31, 2023 was $(3,979,985) as compared to ($1,137,267) for the year ended December 31, 2022.

Net cash provided by financing activities was $7,537,603 for the year ended December 31, 2023 as compared to $1,304,631 for the year ended December 31, 2022.

The table below, for the periods indicated, provides selected cash flow information:

	Six Months	Six Months
	Ended June 30,	Ended June 30,
	2024	2023
Net cash used in operating activities	$(1,332,087)	$(2,437,273)
Net cash used in investing activities	(1,128,000)	(2,600,985)
Net cash provided by financing activities	2,288,540	5,582,494
Net increase in cash and cash equivalents	(171,547)	544,236

At June 30, 2024, we had cash of $202,644 and $374,191 at December 31, 2023.

During the six months ended June 30, 2024, we raised an aggregate of $2,468,730 in convertible secured promissory notes, warrants and issuance of common stock as compared to $5,381,500 for the six months ended June 30, 2023. This decrease was primarily due to increased revenue and internal focus on completion of the business combination and business expansion. Our ability to continue as a going concern is dependent upon raising capital from financing transactions and future revenue, however, there cannot be any assurance that we will be able to raise additional capital from financings.

Net cash used in operating activities was $1,332,087 for the six months ended June 30, 2024 as compared to $2,437,273 for the six months ended June 30, 2023.

For the six months ended June 30, 2024 and 2023, cash used in investing activities was $1,128,000 and $2,600,985, respectively. The decrease in cash used in investing activities is primarily due to reduced capital expenditures as the company focused on conserving cash and prioritizing essential investments.

Net cash flows provided by financing activities was $2,288,540 for the six-month period ended June 30, 2024 as compared to $5,582,494 for the six months ended June 30, 2023. This decrease was the result of reduction of convertible notes, which were $2,042,500 in 2024 compared to $5,344,000 in 2023.

Although our proceeds from the issuance of convertible debt together with revenue from operations are currently sufficient to fund our operating expenses in the near future, we will need to raise additional funds in the future so that we can expand our operations and complete the business combination. Therefore, our future operations are dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our marketing and development plans and possibly cease our operations.

We have estimated our current average burn and believe that we have assets to ensure that we can function without liquidation for a limited time, due to our cash on hand, future revenue, and our ability to raise money from our investor base. Based on the aforesaid, we believe we have the ability to continue our operations for the immediate future and will be able to realize assets and discharge liabilities in the normal course of operations. However, there cannot be any assurance that any of the aforementioned assumptions will come to fruition and as such we may only be able to function for a short time.

Common Control Transactions

The financial statements presented are based on common control accounting per Financial Accounting Standards Boards (“FASB”) Accounting Standards Codification (“ASC”) 805 as the Company's Executive Officer, T. Riggs Eckelberry, has a controlling financial interest in both the Company and PWT and therefore, the Company. Mr. Eckelberry holds 1,000 shares of Series C preferred stock of OriginClear, Inc. which entitles Mr. Eckelberry 51% of the total voting power of OriginClear, Inc. stockholders. As of June 30, 2024, OriginClear, Inc. owned 90% of the Company. OriginClear, Inc. provides operational, management and administrative services to the Company including its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, full-time employees and consultants.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities that would be considered off-balance sheet arrangements as of June 30, 2024 and December 31, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

As of June 30, 2024, the Company had an aggregate of $20,068,589 in convertible promissory notes classified as short-term liabilities. This amount is strictly related to the convertible NPA loans and does not include the promissory notes payable to related parties. An additional $680,986 in promissory notes payable to related parties is reflected in the combined financial statements.

Fair Value of Financial Instruments

ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of us. Unobservable inputs reflect our assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

●	Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

●	Level 2 – Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

●	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of our assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Income Taxes

We account for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

We recognize accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits, and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. We are currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

We have identified the United States as its only “major” tax jurisdiction.

We may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. Our management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

We comply with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, we first considered the undistributed income (loss) allocable to both the redeemable common stock and non-redeemable common stock and the undistributed income (loss) is calculated using the total net loss less any dividends paid. We then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable common stock. Any remeasurement of the accretion to redemption value of the common stock subject to possible redemption was considered to be dividends paid to the public stockholders.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40).” The amendment in this ASU is to address issues identified as a result of the complexity associated with applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity. For convertible instruments, the Board decided to reduce the number of accounting models for convertible debt instruments and convertible preferred stock per this ASU. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with prior GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this ASU are effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Board specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. We have not early adopted the ASU and it will become effective for us on January 1, 2024 as we are an emerging growth company. We believe the adoption of this ASU would not have a material effect on our financial statements.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Recent Trends

Our primary goal remains meeting client demands for additional orders of our technology and ensuring consistent performance in the field. The Company is focused on scaling its business to meet incoming orders. Increasing demand, along with media coverage in the United States, has driven and continues to drive an increase in orders and client inquiries.

Sales trends for the periods ended June 30, 2024 and December 31, 2023 showed demand across all of Water On Demand’s product service lines. The sales pipeline continues to grow and is strong, though similar to many business-to-business transactions, the enterprise sales cycle is extremely lengthy. Although we have executed contracts in less than 30 days, notionally these negotiations can range up to several years, taking into account the customer’s budget, finance, legal, facilities and other reviews. The sales process for this brand-new offering type requires significant streamlining and improvements, and we are taking steps to ensure our sales processes are robust, repeatable, and can enable our products to move through the sales pipeline quicker.

TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

From time to time the Company may engage in transactions with related persons. Related persons are defined as any manager or officer of the Company; any person who is the beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons. Additionally, the Company will disclose here any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, to which the issuer was or is to be a party and the amount involved exceeds five percent (5%) of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6), including the Target Offering Amount of this Offering, and the counter party is either (i) any manager or officer of the issuer; (ii) any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of twenty percent (20%) or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power; (iii) if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or (iv) any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.

As of the date of this Memorandum, the Company has not conducted any transactions with any related persons.

PLAN OF DISTRIBUTION

The Securities are being offered on a “best efforts” basis, no minimum offering, $10,000,000 Maximum Offering. The Offering is being made pursuant to exemptions from registration available under the Rule 506(b) of Regulation D of the Securities Act, and pursuant to certain other statutory exemptions. The Company may reject subscriptions in its sole discretion, in whole or in part. If this Offering is oversubscribed, the Company may determine, in its sole discretion, to reject subscriptions in whole or in part or to allocate to any prospective investor less than the number of Securities to which the investor subscribed.

The offering period shall commence on the date of this Memorandum and will continue until the earlier of (i) the date the Maximum Offering proceeds are received, or (ii) March 30, 2025, unless extended by us for an additional period not to exceed 30 days.

INVESTOR QUALIFICATIONS

Prospective investors should consider carefully each of the risks associated with this Offering, particularly those described in “Risk Factors.” In view of these risks, including the lack of an available trading market for the Securities, and the consequent long-term nature of any investment in our company. This Offering is available only to investors who have substantial net worth and no need for liquidity in their investments. The Company, in reliance upon the criteria set forth in Rule 501(a) promulgated under the Securities Act, has established investor suitability standards for investors in the Securities. Securities will be sold only to an investor who:

(a)	Represents that such investor is acquiring the Securities for such investor’s own account, for investment only not with a view to the resale or distribution thereof;

(b)	Acknowledges that the right to transfer the Securities will be restricted by the Securities Act, applicable state securities laws and certain contractual restrictions, and that the investor’s ability to do so will be restricted by the absence of a market for the Securities; and

(c)	Represents and has provided proof that such investor is an "accredited investor" under Regulation D promulgated under the Securities Act. "Accredited Investors" are those investors which make certain written representations that evidence that the investor comes within one of the following categories:

(i)	any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii)	any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(iii)	any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv)	any director or executive officer of us;

(v)	any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of investment in the Securities, exceeds $1,000,000 (not including any personal residence);

(vi)	any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

(vii)	any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

(viii)	any entity in which all of the equity owners are accredited investors.

Investors will be required to make certain representations and to satisfy certain other standards and conditions, which are set forth in a Subscription Agreement and Confidential Private Purchaser Questionnaire (annexed hereto) that must be executed by all investors in this Offering.

The suitability standards referred to above are minimum requirements; the satisfaction of such standards does not mean that investment in the Company is a suitable investment for an investor. In addition, the Company may revoke the offer made herein and refuse to sell any Securities to a prospective investor for any other reason whatsoever, even if such investor returns a Subscription Agreement and Confidential Private Purchaser Questionnaire containing appropriate representations.

Prospective investors will be required to represent in writing that they meet the suitability standards set forth above, which represent minimum suitability requirements for prospective investors. Satisfaction of such standards by a prospective investor does not mean that the Securities are a suitable investment for such investor. In addition, certain states may impose additional or different suitability standards which may be more restrictive.

THE OFFERING AND THE SECURITIES

The Offering

The Company is offering up to a maximum amount of $10,000,000 in shares of its preferred stock (the “Shares”) and warrants to purchase an equal number of shares at a price of $2.50 per share (“Warrants”, and with the Shares, the “Securities”), on a best-efforts basis. The Securities are being sold at a price of $0.16 per share. The price of the Securities was determined arbitrarily, does not necessarily bear any relationship to the Company’s asset value, net worth, revenues or other objective established criteria of value, and should not be considered indicative of the actual value of the Securities. The minimum amount that an Investor may invest in the Offering is $100,000 which is subject to adjustment in the Company’s sole discretion.

In order to purchase the Securities, you must make a commitment to purchase by completing the subscription process hosted by the Intermediary, including complying with the Intermediary’s know your customer (KYC) and anti-money laundering (AML) policies. If an Investor makes an investment commitment under a name that is not their legal name, they may be unable to redeem their Security indefinitely, and neither the Intermediary nor the Company are required to correct any errors or omissions made by the Investor.

Shares

Voting

The Series B Preferred shares vote together with the common shares on an as converted basis as set forth in the Company’s certificate of incorporation.

The Company does not have any voting agreements in place.

The Company does not have any shareholder or equity holder agreements in place.

Anti-Dilution Rights

The Securities do not have anti-dilution rights, which means that future equity issuances and other events will dilute the ownership percentage that the Investor may eventually have in the Company.

Restrictions on Transfer

Any Securities sold pursuant to this offering may not be transferred by any Investor of such Securities except to pursuant to an exemption from registration.

In addition to the foregoing restrictions, prior to making any transfer of the Securities or any equity interests into which they are convertible, such transferring Investor must either make such transfer pursuant to an effective registration statement filed with the SEC or provide the Company with an opinion of counsel reasonably satisfactory to the Company stating that a registration statement is not necessary to effect such transfer.

In addition, the Investor may not transfer the Securities or any equity interests into which they are convertible to any of the Company’s competitors, as determined by the Company in good faith.

Warrants

●	Purchasers will also receive Warrants to purchase an equal number of common shares (“Warrant Shares”) at a price of $2.50 per share. The Warrants shall expire sixty (60) months after the date of issuance.

●	Cashless Exercise. If at any time there is no effective registration statement registering, or no current prospectus available for the resale of the Warrant Shares or Bonus Warrant Shares by the Holder, then the Warrants and Bonus Warrants may also be exercised, in whole or in part, at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the VWAP (as defined below) immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation);

(B)	=	the Exercise Price of the Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

●	If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 3(b).

●	“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the common stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the common stock for such date (or the nearest preceding date) on the Trading Market on which the common stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the common stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the common stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the common stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported, or (d) in all other cases, the fair market value of a share of common stock as determined by the board of directors or an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company.

●	The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time for subdivisions, combinations, reclassifications, reorganizations, consolidation and other issuances.

TAX MATTERS

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH THEIR OWN TAX AND ERISA ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO THE INVESTOR OF THE PURCHASE, OWNERSHIP AND SALE OF THE INVESTOR’S SECURITIES, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.

TO ENSURE COMPLIANCE WITH THE REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY TAX STATEMENT IN THIS MEMORANDUM CONCERNING UNITED STATES FEDERAL TAXES IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY TAX-RELATED PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE. ANY TAX STATEMENT HEREIN CONCERNING UNITED STATES FEDERAL TAXES WAS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS TO WHICH THE STATEMENT RELATES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Potential Investors who are not United States residents are urged to consult their tax advisors regarding the United States federal income tax implications of any investment in the Company, as well as the taxation of such investment by their country of residence. Furthermore, it should be anticipated that distributions from the Company to such foreign investors may be subject to United States withholding tax.

EACH POTENTIAL INVESTOR SHOULD CONSULT THEIR OWN TAX ADVISOR CONCERNING THE POSSIBLE IMPACT OF STATE TAXES.

SUBSCRIPTION PROCEDURES

In order to subscribe for the Securities, each prospective investor will be required to provide an executed copy of the Subscription Agreement together with the subscription funds. Prospective investors must complete, execute and deliver the following:

1.	A signature page that will evidence such prospective investor’s execution of the Subscription Agreement attached thereto delivered to;

Water on Demand, Inc.

13575 58th Street North, Suite 200

Clearwater, Florida 33760

(727) 440-4603

2.	Subscribers may send a check to the above address or they may also pay the subscription amount by wire transfer to:

Wire instructions:

Bank Info:

Bank Name:

Address:

Phone:

Basic Account Info:

Name: Water on Demand, Inc.

Mailing Address: 13575 58th Street North, Suite 200, Clearwater, Florida 33760

Routing Number:

Bank Account Number:

Account Type: Checking

Water on Demand, Inc.

Contact Information:

Office Contact No: 727-440-4603

Email: ken@originclear.com

It is essential that each investor who wires money indicate his or her name to ensure proper credit. Subscription Agreements are not binding until accepted by the Company. The Company reserves the right to reject, in whole or in part, in its sole discretion, any subscription. If the Company rejects all or a portion of any subscription, a check will be promptly mailed to the subscriber for all, or the appropriate portion of, the amount submitted with such subscriber’s subscription.

ADDITIONAL INFORMATION

We will make available to each prospective Investor the opportunity to ask questions of, and receive answers from, us or a person acting on our behalf concerning the terms and conditions of this offering, our company or any other relevant matters. We will respond with any additional information necessary and not of a proprietary nature to verify the accuracy of the information set forth in this Memorandum, to the extent that we possess such information or can acquire it without unreasonable effort or expense. Inquiries should be directed to ______at _____.

EXHIBIT A

FORM

SUBSCRIPTION AGREEMENT

EXHIBIT B

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Water on Demand, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Water on Demand, Inc. (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company suffered a net loss from operations and used cash in operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in Note 2, the Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Auditing management’s evaluation of agreements with customers involves significant judgment, given the fact that some agreements require management’s evaluation and allocation of the standalone transaction prices to the performance obligations.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2020.

The Woodlands, TX

July 2, 2024

WATER ON DEMAND, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2023	2022

ASSETS

CURRENT ASSETS
Cash	$374,191	$564,118
Contracts receivable, net allowance of $379,335 and $17,315, respectively	1,509,504	2,479,123
Contract assets	455,102	1,479,491
Due from related party	-	332,169

TOTAL CURRENT ASSETS	2,338,797	4,854,901

NET PROPERTY AND EQUIPMENT	3,370	7,386

OTHER ASSETS
SPAC Class B common shares purchase cost	400,000	400,000

TOTAL OTHER ASSETS	400,000	400,000

TOTAL ASSETS	$2,742,167	$5,262,287

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and other payable	$1,335,210	$2,993,590
Accrued expenses	1,103,158	42,519
Contract liabilities	1,346,366	932,458
Tax liability 83(b)	13,600	15,600
Customer deposit	143,503	143,503
Warranty reserve	20,000	20,000
Line of credit	178,808	-
Due to related party	864,528	269,000
Loan payable, merchant cash advance	110,695	-
Convertible secured promissory note (Note 5)	16,729,089	1,347,500

Total Current Liabilities	21,844,957	5,764,170

Total Liabilities	21,844,957	5,764,170
SHAREHOLDERS’ DEFICIT

Common stock	1,340	578
Additional paid in capital - Common stock	985,278	85,857
Accumulated deficit	(20,089,408)	(588,318)

TOTAL SHAREHOLDERS’ DEFICIT	(19,102,790)	(501,883)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,742,167	$5,262,287

WATER ON DEMAND, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Twelve Months Ended
	December 31, 2023	December 31, 2022
Sales	$6,681,886	$10,350,281

Cost of Goods Sold	6,055,365	8,890,837

Gross Profit	626,521	1,459,444

Operating Expenses
Selling and marketing expenses	182,048	108,947
General and administrative expenses	1,665,745	1,246,113

Total Operating Expenses	1,847,793	1,355,060

Loss from Operations	(1,221,272)	104,384
OTHER INCOME (EXPENSE)
Other income	127,448	352,827
Impairment of receivable from SPAC	(3,979,985)	(737,267)
Preferred stock incentive compensation	(576,618)	-
Conversion and settlement value added to note purchase agreements	(8,108,589)	-
Interest expense	(1,172,460)	(46,554)
Impairment on related party receivable	(4,631,049)	-

TOTAL OTHER (EXPENSE) INCOME	(18,341,253)	(430,994)

NET LOSS	(19,562,525)	$(326,610)

BASIC AND DILUTED	(1.86)	(0.07)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,516,531	2,615,254

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023 AND 2022

	TWELVE MONTHS ENDED DECEMBER 31, 2022
	Preferred stock		Common stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in-Capital	Deficit	Total
Balance at December 31, 2021	-	$-	779,638	$78	$61,357	$(261,708)	$(200,273)
Issuance of common stock for cash	-	-	5,000,000	500	24,500	-	25,000
Preferred Series C shares issued	1,000,000
Preferred Series A shares issued	1,475
Net Income	-	-	-	-	-	(326,610)	(326,610)
Balance at December 31, 2022	1,001,475	$-	5,779,638	$578	$85,857	$(588,318)	$(501,883)

	TWELVE MONTHS ENDED DECEMBER 31, 2023
	Preferred stock		Common stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in-Capital	Deficit	Total
Balance at December 31, 2022	1,001,475	$-	5,779,638	$578	$85,857	$(588,318)	$(501,883)
Rounding		100					100
Common shares issued for Transfer of MWS assets/IP to WODI	-	-	6,000,000	600	(600)	-	-
Issuance of Series A and B Preferred stock granted to Series Y investors at fair value	545,191	54	-	-	576,563	-	576,617
Issuance of common shares for Reg A for cash	-	-	12,000	1	59,999	-	60,000
Cancellation of Reg A common and Series A and B Preferred shares	(1,546,666)	(154)	(12,000)	-	(113)	-	(267)
Common shares converted to PWT common due to Merger	-	-	(11,779,638)	(1,179)	(60,088)	61,435	168
Common shares issued to OriginClear Inc. due to Merger			12,171,067	1,217	(1,217)		-
Common shares issued to Reg A shareholders due to Merger			25,112	3	(3)		-
Common shares issued to Series A and Series B Preferred Stockholders due to Merger			1,203,038	120	(120)		-

Issuance of warrants					325,000		325,000

Net Loss	-	-	-	-	-	(19,562,525)	(19,562,525)
Balance at December 31, 2023	-	$-	13,399,267	$1,340	$985,278	$(20,089,408)	$(19,102,790)

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023 AND 2022

	Twelve Months	Twelve Months
	Ended	Ended
	December 31, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(19,562,525)	$(326,610)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,016	9,561
Preferred stock incentive compensation expense	576,618	-
Debt discount recognized as interest expense	59,900	-
Impairment of receivable from SPAC	3,979,985	737,267
Loss on conversion and settlement value of notes	8,108,589	-
Impairment on related party receivable	4,631,049	-
Change in Assets (Increase) Decrease in:
Contracts receivable	969,619	(328,419)
Contract asset	1,024,389	(1,100,559)
Inventory asset	-	2,850
Loan receivable, related party	(3,353,351)	263
Change in Liabilities Increase (Decrease) in:
Accounts payable	(1,658,379)	2,146,295
Accrued interest on convertible promissory notes	1,032,123	-
Accrued expenses	28,517	29,241
Tax liability 83(b)	(2,000)	15,600
Loan payable, related party	-	69,000
Contract liabilities	413,908	(954,488)

NET CASH USED IN OPERATING ACTIVITIES	(3,747,544)	300,001

CASH FLOWS USED FROM INVESTING ACTIVITIES:
Purchase of SPAC notes payable	(3,979,985)	(737,267)
Purchase of Class B Common Shares in SPAC	-	(400,000)

NET CASH USED IN INVESTING ACTIVITIES	(3,979,985)	(1,137,267)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	345,875	-
Payments on line of credit	(167,067)
Proceeds from loans, merchant cash advance	90,000	-
Payments on loans, merchant cash advance	(39,205)
Proceeds from loans, related party	-	740,000
Repayment of loans, related party	-	(690,000)
Loan receivable, related party		(117,869)
Proceeds from convertible notes	6,923,000	1,347,500
Proceeds from issuance of common stock	60,000	25,000
Proceeds from issuance of warrants	325,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,537,603	1,304,631

NET INCREASE IN CASH	(189,927)	467,365

CASH BEGINNING OF YEAR	564,118	96,753

CASH END OF YEAR	$374,191	$564,118

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and dividends paid	$50,437	$41,563
Taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON CASH TRANSACTIONS
Issuance of common stock to WODI shareholders	$61,435	$-
Redemption of preferred shares for secured promissory notes	$350,000	$-

WATER ON DEMAND, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - AUDITED

DECEMBER 31, 2023 AND 2022

1.	ORGANIZATION AND LINE OF BUSINESS

The accompanying audited condensed consolidated financial statements of Water On Demand, Inc. (“WODI”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto included in OriginClear, Inc. (the “Parent Company”)’s Form 10-K for the year ended December 31, 2023.

Organization

Water On Demand, Inc. (“WODI”) was incorporated in the state of Nevada on April 22, 2022. WODI, with the support of its parent, OriginClear, Inc (the “Parent Company”), is developing a new outsourced water treatment business called “Water On Demand”: or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

On November 16, 2022, WODI filed a Form 1-A Offering Circular for an offering under Regulation A (the “Offering”) of the Securities Act of 1933 with the U.S. Securities and Exchange Commission. The purpose of the Offering is to allow potential investors the opportunity to invest directly in WODI. The Offering has a minimum investment of $1,000 and will be on a best-efforts basis.

On December 22, 2022, WODI entered into a Membership Interest Purchase and Transfer Agreement (the “Purchase Agreement”) with Ka Wai Cheung, Koon Lin Chan, and Koon Keung Chan (each a “Seller”, and collectively, the “Sellers”) and Fortune Rise Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which WODI purchased 100 membership interests in the Sponsor (“Purchased Interests”) from the Sellers, which constitutes 100% of the membership interests in the Sponsor. The Sponsor owns 2,343,750 shares out of 2,443,750 shares of the issued and outstanding shares of Class B common stock (the “Class B common stock”) of Fortune Rise Acquisition Corporation, a Delaware Corporation (“FRLA” or the “SPAC”). On December 29, 2022, the Parent Company announced that its subsidiary, Water On Demand, Inc. had closed its acquisition of Fortune Rise Sponsor, LLC, which is the sponsor of Fortune Rise Acquisition Corp.

On December 22, 2022, WODI paid a total of $1,137,267 to the Sellers of Fortune Rise Sponsor, LLC which included a total of $400,000 to purchase the membership interest in Class B common stock of FRLA and $737,267 for compensating the payment made by the Sellers on November 4, 2022, towards the first extension of the SPAC through February 5, 2023. In connection with the Extension Payment, FRLA issued unsecured promissory notes to the Sellers. As of December 31, 2022, the $737,267 amount was reflected as Notes Payable to related party on the consolidated balance sheet of the SPAC.

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FRLA is a “shell company” as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. The SPAC will not generate any operating revenues until after the completion of its initial business combination, at the earliest.

On December 29, 2022, pursuant to a Membership Interest Purchase and Transfer Agreement and Securities Transfer Agreement with the members of the Sponsor, WODI acquired the membership interests of the Sponsor and became the beneficial owner of 2,343,750 shares of FRLA Class B common stock, each of which is exercisable into one share of FRLA Class A common stock. The purchase price for the membership interests was $400,000. To acquire the equity interests in FRLA for the purchase price of $400,000, WODI issued convertible secured promissory notes to investors at 10% interest per annum. Per the terms and conditions of the convertible promissory note, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Note (the “Maturity Date”) (provided, WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions), or (ii) when, upon the occurrence and during the continuance of an Event of Default.

On January 5, 2023, WODI signed a non-binding Letter of Intent (the “LOI”) with Fortune Rise Acquisition Corporation, (“FRLA” collectively with WODI, the “Parties”). The LOI is not binding on the Parties and is intended solely to guide good-faith negotiations toward a definitive business combination agreement. The Parties will work together in good faith with their respective advisors to agree on a structure for the business combination that is most expedient to the consummation of the acquisition, which may result in a new (merged) entity. Pursuant to the LOI, if a business combination were to be consummated and approved, all of the outstanding equity securities of WODI, including all shares of common stock, preferred stock, outstanding options and warrants will convert into new equity of the merged entity.

On February 7, 2023, FRLA and OriginClear, Inc. announced that WODI deposited $977,500 (the “Second Extension Payment”) into FRLA’s trust account for its public shareholders, representing $0.10 per public share, which enables FRLA to extend the period of time it has to consummate its initial business combination by an additional three months from February 5, 2023 to May 5, 2023 (the “Second Extension”).

WODI assumed the obligation to make any necessary extension payments in connection with the extension of the period of time in which the SPAC may consummate its initial business combination as described in the SPAC’s S-1 Registration Statement, including the three-month extension from November 5, 2022 to February 5, 2023, the Second Extension for an additional three months from February 5, 2023 to May 5, 2023 and a final extension for an additional six months from May 5, 2023 to November 5, 2023.

On April 10, 2023, at the Special Meeting, a total of 10,514,410 (or 81.61%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of March 3, 2023, were present either in person or by proxy, which constituted a quorum. In that FRLA shareholders agreed to an extension of the period of time it has to consummate its initial business combination by an additional six months from May 5, 2023 to November 5, 2023. FRLA’s stockholders voted on to approve and adopt the extension amendment which received sufficient votes (more than 65%) for approval.

On April 14, 2023, WODI entered into an Asset Purchase Agreement with the Parent Company, whereby it agreed to purchase all of the assets related to Parent Company’s “Modular Water Service” (“MWS”) business, including licenses, technology, intellectual property, contracts, business models, patents and other assets in exchange for 6,000,000 shares of WODI common stock. The assets included MWS accounts receivables and accounts payables as of April 14, 2023, and an assignment of Parent Company’s existing global master license to the patents of inventor Daniel M. Early, P.E., who heads MWS, and the right to file patents for all additional inventions since 2018, when Parent Company created the MWS unit. This merger was of entities under common control, and the financial statements have been retrospectively adjusted and presented as if the entities were under common control from the beginning of the period. Beginning on the Effective Date, all MWS transactions including revenue, accounts payable and accounts receivable were transferred from the Parent Company’s Progressive Water Treatment, Inc. (“PWT”) subsidiary over to WODI.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA. A plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. This merger constituted a reorganization of entities under common control, as both entities were under the control of the Parent prior to the merger. Consequently, the transaction was recorded at historical cost. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock and WODI Series C was canceled prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

Before issuing common stock to WODI stockholders in the PWT Merger, PWT had 10,000,000 common shares issued and outstanding, which were fully owned by Parent Company. Post PWT-WODI merger, Parent Company received an aggregate of 12,171,067 shares of WODI.

On September 28, 2023, the Letter of Intent (“LOI”) executed on January 5, 2023 with WODI was amended to designate PWT as the new target of the acquisition. Under the amended LOI, FRLA proposed to acquire all the outstanding securities of the new combined WODI/PWT entity, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

On October 24, 2023 FRLA and WODI entered into a definitive business combination agreement (the “BCA”).

On October 25, 2023, at the Special Meeting, a total of 5,687,847 (or 84.59%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record, were present either in person or by proxy, which constituted a quorum. FRLA shareholders approved a proposal to extend the period of time FRLA has to consummate its initial business combination by an additional one year from November 5, 2023 to November 5, 2024, by up to twelve one-month extensions, subject to certain conditions.

As of the date of this filing, the SPAC has been extended through November 5, 2024, to give the Parent Company adequate time to complete all the necessary administrative and regulatory steps, including filing of the registration statement and timely respond to satisfy potential comments, from regulatory bodies to consummate the business combination. Management estimates the likelihood of completing the business combination at 75%.

Line of Business

With the support of its Parent Company, WODI is developing a new outsourced water treatment business called “Water On Demand” or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

Because WOD is still in early stage development, the Parent Company combined its Modular Water Systems division (“MWS”) and its wholly owned subsidiary, Progressive Water Systems Inc. (“PWT”) with WODI. Due to its operating history, PWT became the master corporate entity and subsequently was renamed Water On Demand, Inc.

Thus, Water On Demand Inc. was absorbed into PWT, as was Parent Company’s in-house business unit MWS. Subsequently, Progressive Water Treatment Inc. was renamed Water On Demand, Inc.

WODI as it is now structured, is composed of two operating units, MWS and PWT plus WOD which is a development stage business.

For its current WODI program, the Parent Company plans to support the BCA process, provide management services to WODI and the potential post-merger entity, initiate non-binding agreements for the acquisition of related businesses by WODI or the post-merger entity, which will depend on the outcome of the BCA process.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if WODI is unable to continue as a going concern. These factors, among others raise substantial doubt about WODI’s ability to continue as a going concern. Our independent auditors, in their report on the Parent Company’s audited financial statements for the years ended December 31, 2023 and 2022 expressed substantial doubt about our ability to continue as a going concern.

The ability of WODI to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the periods ended December 31, 2023 and 2022, WODI obtained funds from the issuance of convertible note agreements. Management believes this funding will continue from its’ current investors and from new investors. Management believes the existing shareholders and prospective new investors will provide the additional cash needed to meet WODI’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to WODI. Even if WODI is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

This summary of significant accounting policies of WODI is presented to assist in understanding WODI’s financial statements. The financial statements and notes are representations of WODI’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

Water on Demand Inc. accounts are included on its Parent Company’s consolidated financial statements for the years ended December 31, 2023 and 2022.

Cash and Cash Equivalent

WODI considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review WODI’s impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, derivative liabilities and other conversion features, fair value investments, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. WODI bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Net Earnings (Loss) per Share Calculations

Basic loss per share calculation is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include securities or other contracts to issue common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. WODI’s diluted loss per share was the same as the basic loss per share for the years ended December 31, 2023 and 2022.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contract with Customers (“ASC 606”). We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Nature of Contracts and Performance Obligations

Engineered Water Treatment Solutions

We design, manufacture, and install our customer water treatment systems for municipalities, industrial clients, and commercial entities. Our performance obligations typically include the delivery and installation of water treatment systems that meet specific customer requirements. Revenue from these contracts is recognized over time as performance obligations are satisfied, using a cost-cost input method, which reflects the extent of progress towards completion. The transaction price is determined based on fixed fees agreed upon in the contract, and any variable considerations, such as performance bonuses, are estimated at contract inception and constrained to avoid significant reversals.

Sales Price Calculation

The transaction price for each contract is determined based on the agreed-upon terms with the customer, indicating fixed fees and variable consideration where applicable. Variable consideration is estimated at contract inception and constrained to the extent that is it probable that significant reversal of recognized revenue will not occur when the uncertainty is resolved.

Contract Modifications

Contract modifications are accounted for when they create or change existing enforceable rights and obligations. The impact of modifications on transaction prices and performance obligations is recognized in the period when the modifications are approved.

Significant Judgements and Estimates

●	Estimating Progress Towards Completion: For long-term contracts, we use the cost-to-cost method to estimate progress towards completion, considering total costs incurred relative to total estimated costs to complete the project.

●	Variable Consideration: Estimates to variable considerations are constrained to ensure that recognized revenue is not subject to significant reversals in future periods.

Material Rights and Obligations

Our contracts may include material rights for customers to receive effective water treatment solutions and ongoing maintenance services. Our obligations include designing, manufacturing, delivering, installing, and maintaining water treatment systems, as well as providing continuous water treatment services under the DBOO model.

Significant Customers

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions are estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income which are recognized in the period the revisions are determined.

Contract receivables are recorded on contracts for amounts currently due based on progress billings, as well as retention, which are collectible upon completion of the contracts. Accounts payable to material suppliers and subcontractors are recorded for amounts currently due based upon work completed or materials received, as are retention due subcontractors, which are payable upon completion of the contract. General and administrative expenses are charged to operations and not allocated to contract costs.

Contract Receivable

WODI bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of client’s financial condition and collateral is not required. WODI maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. WODI records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The net contract receivable balance was $1,509,504 and $2,479,123 at December 31, 2023 and 2022, respectively.

Indefinite Lived Intangibles and Goodwill Assets

WODI accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

WODI tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, WODI performed a qualitative assessment of indefinite lived intangibles and goodwill at December 31, 2023 and 2022 and determined there was no impairment of indefinite lived intangibles and goodwill.

Promissory Notes

Since buying the sponsorship interest in the SPAC on December 22, 2022 through December 31, 2023, WODI and the Parent Company made payments on behalf of the SPAC in the aggregate amount of $4,029,985. As of December 31, 2023, WODI and the Parent Company received an aggregate of $4,029,985 in unsecured promissory notes (the “SPAC Notes”) from the SPAC in exchange for the payments made on behalf of the SPAC to meet its operating expenses and the extension payments. The SPAC Notes are non-interest bearing and payable (subject to the waiver against SPAC trust provisions) on the earlier of (i) consummation of the SPAC initial business combination; or (ii) the date of the liquidation of the SPAC. The principal balance of each SPAC Note may be prepaid at any time, at the election of the SPAC.

Impairment of receivable

Although the payments made on behalf of the SPAC are amounts receivable to WODI, for the period ended December 31, 2023 and 2022, WODI considered the aggregate amount of $3,979,985 and $737,827, respectively, for the SPAC Notes to be impaired and recorded it as an expense on the consolidated income statements, as it is deemed probable that the SPAC may not have funds to pay back with interest all of the Class A shareholders and WODI for the amounts advanced to the SPAC. In the event of WODI successfully merging with the SPAC, all amounts paid by WODI on behalf of the SPAC, including any future payments made until such merger is fully consummated will be received back by WODI.

Impairment analysis for Class B Common Founder Shares as at December 31, 2023 and 2022

The Parent Company retained an independent valuation firm for the purpose of conducting a valuation of the fair value of Sponsor Founder Shares (Class B) of Fortune Rise Acquisition Corp. as of December 31, 2023 and 2022 (the “Dates of Valuation”).

The independent firm (i) evaluated and analyzed various Sponsor Founder Shares of Fortune Rise Acquisition Corp. (“FRLA”); (ii) assessed the terms including various redemption and liquidation features considering each of the Company’s financial plans and market conditions; and (iii) determined the underlying value to be assigned to the FRLA Sponsor Founder Shares as of the Date of Valuation and evaluated the FRLA Sponsor Founder Shares for impairment by performing the following procedures:

●	Analyzed the Company’s S-4 filing, business combination agreement and other documentation.

●	Developed Monte Carlo Model that values the FRLA Sponsor Founder Shares based on a multipath random event model and future projections of the various potential outcomes. The Monte Carlo Model simulation included 50,000 iterations and simulated the stock price, the timing of the business combination, and the timing of the lapse of the transfer restrictions.

●	Developed the discounted cash flow from the sale of the securities at the time the restrictions terminated.

●	Probability weighted the cash flow, discounted for lack of marketability.

●	Valued the FRLA Sponsor Founder Shares as of the dates of valuation.

Based on the procedures performed the independent valuation firm concluded that the value of FRLA Sponsor Founder Shares was not impaired.

Recording of membership interest

As of December 31, 2023 and 2022, WODI recorded the purchase of Class B Founder Shares at lower of cost or market at $400,000 on the consolidated balance sheet as other asset.

Operating Unit and Segment Reporting Policy

WODI has identified its operating units based on the internal organizational structure used by the Chief Operating Decision Maker (CODM) for making decisions about resource allocation and performance evaluation. The operating units are as follows:

●	MWS is engaged in the design, manufacture, and installation of water treatment systems.

●	PWT focuses on providing custom-engineered water treatment solutions for industrial and municipal clients.

●	WOD is currently in its development stage and is focused on offering water treatment services using a Design-Build-Own-Operate (DBOO) model.

Although WODI manages its operations across three different operating units, the CODM evaluates the company’s overall financial performance as a single reporting segment due to the similarities in products, services, and operational processes across the units. Therefore, WODI reports its financial results on a consolidated basis.

Management Assertion on WODI Expense Reporting

Management asserts that all expenses reflected in WODI’s financial statements represent the direct costs of doing business and are fully borne by WODI. The financial statements accurately present WODI’s operational costs.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

3.	CAPITAL STOCK

WODI Preferred Stock

On April 22, 2022, WODI designated 50,000,000 shares of authorized Preferred Stock at $0.0001 par value per share.

Series A

On October 13, 2022, WODI designated 1,000,000 shares of its authorized preferred stock as Series A preferred stock. The shares of Series A preferred stock were reserved for issuance to the holders of Parent Company’s

Series Y preferred shares and issuable to the holders of the Series Y shares at a ratio of 500:1. The holders of Series A preferred shares were not entitled to dividends and were not entitled to a vote until such time as the Series A preferred shares were converted to common shares. Each share of Series A preferred stock was convertible, at any time at the conversion ratio of 50:1, or such other rate as determined by the Board, provided, however that at no time shall the total number of issued and outstanding Series A preferred shares, on a converted basis, be less than ten percent (10%) (‘Dilution Floor’) of the total authorized shares of common stock (on a fully diluted basis) based upon an anticipated sale of $20,000,000 in Series Y shares. The dilution floor shall be adjusted proportionately based upon the actual number of Series Y shares sold. On November 7, 2022, WODI filed an Amended and Restated Certificate of Incorporation and effected a 20:1 reverse stock split with respect to the common shares and the Series A preferred shares.

During the year ended December 31, 2023, WODI issued an aggregate of 6,791 shares of its Series A preferred stock to certain holders of the Parent Company’s Series Y preferred stock at par value of $0.0001. Due to WODI’s merger with PWT on September 21, 2023, all Series A preferred shares were fully converted to common stock in WODI. As of December 31, 2023, there were 0 shares of Series A preferred stock issued and outstanding.

Valuation

The Series A preferred shares were valued by an independent valuation expert based on a Probability Weighted Expected Return Methodology (“PWERM”) with an underlying Discounted Cash Flow (“DCF”) analysis.

The following parameters were considered in this analysis:

1.	Two settlement options - either a merger occurs with the SPAC and the likelihood of it occurring or the merger does not occur.

2.	Three main tranches of valuation dates were considered based on the dates of bulk issuances of shares.

3.	SPAC offer value – which was based on management’s representations of the terms under negotiation during the time of issuances.

4.	Base value of WODI – which was supported by a market analysis completed by management at the time of implementing the Reg A offering and a subsequent increase in base value in Q3, 2023 based on the estimated fair value of the Modular Water Systems assets contributed to the business and merger with PWT.

5.	Timing of a settlement event/conversion event for the Series A shares under the two settlement options.

6.	The expected outstanding issuance of Series Y and convertible debt as of settlement

Based on the above, the value of WODI Series A preferred shares were determined to be as follows:

Fair Value of
Valuation Date	shares
12/28/2022	$56.68
02/08/2023	$106.67
06/15/2023	$266.73
08/21/2023	$54.58

Out of the total 6,791 shares issued during the nine months ended September 30, 2023, 201 shares were issued in Q1, 2023 and were valued at $106.67 per share, 8 shares which were issued in Q2, 2023 were valued at $266.73 per share, and 6,582 shares which were issued in Q3, 2023 were valued at $54.58 for an aggregate expense of $382,793 for the year ended December 31, 2023 and recorded as preferred stock incentive compensation in the consolidated financial statements.

Series B

On April 28, 2023, WODI designated 1,000,000 shares of its authorized preferred stock as Series B preferred stock. The shares of Series B preferred stock had an initial issuance value of $5.00 per share and were reserved for issuance to the holders of Parent Company’s Series X preferred shares and other direct issuances at the discretion of the WODI board of directors. The holders of Series B preferred shares were not entitled to dividends and were not entitled to a vote until such time as the Series B preferred shares are converted to common shares. Each share of Series B preferred stock shall be convertible, at any time per terms of the Series B Certificate of Designation, provided, however that at no time shall the total number of issued and outstanding Series B preferred shares, on a converted basis, be less than 2.5 percent (2.5%) (‘Dilution Floor’) of the total authorized shares of common stock (on a fully diluted basis) based upon an anticipated issuance of $5,000,000 in Series B shares. The dilution floor shall be adjusted proportionately based upon the actual number of Series B shares. During the year ended December 31, 2023, WODI issued an aggregate of 538,400 shares of its Series B preferred stock with a par value of $0.0001, to certain holders of the Parent Company’s Series X preferred stock and holders of WODI Note Purchase Agreements. Due to WODI’s merger with PWT on September 21, 2023, all Series B preferred shares were fully converted to common stock in WODI. As of December 31, 2023, there were 0 shares of Series B preferred stock issued and outstanding.

Valuation

The Series B preferred shares were valued by an independent valuation expert based on a Probability Weighted Expected Return Methodology (“PWERM”) with an underlying Discounted Cash Flow (“DCF”) analysis.

The following parameters were considered in this analysis:

1.	Two settlement options - either a merger occurs with the SPAC and the likelihood of it occurring or the merger does not occur.

2.	SPAC offer value – which was based on management’s representations of the terms under negotiation during the time of issuances.

3.	Base value of WODI – which was supported by a market analysis completed by management at the time of implementing the Reg A offering and a subsequent increase in base value in Q3, 2023 based on the estimated fair value of the Modular Water Systems assets contributed to the business and the merger with PWT.

4.	Timing of a settlement event/conversion event for the Series B shares under the two settlement options.

5.	The expected outstanding issuance of Series Y and convertible debt as of settlement

Based on the above, the value of WODI Series B preferred shares were determined to be as follows:

Fair Value of
Valuation Date	shares
06/27/2023	$0.36
08/21/2023	$0.37

For the year ended December 31, 2023, the shares granted in Q2 and Q3 2023 were valued at $0.36 and $0.37 per share, respectively, for an aggregate expense of $193,824 and recorded as preferred stock incentive compensation in the consolidated financial statements.

Series C

On October 13, 2022, the Board of Directors authorized the issuance of 1,000,000 shares of Series C preferred stock, par value $0.0001 per share, to T. Riggs Eckelberry (the “Holder”) in exchange for his continued employment with the Parent Company. The Holder of Series C preferred stock was not entitled to receive dividends, was not entitled to any liquidation preference and shares of Series C preferred stock did not have any conversion rights. The Holder of Series C preferred shares shall vote with the holders of the common shares on an as converted basis. However, as long as any shares of Series C preferred shares are outstanding, WODI shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C preferred shares directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Series C preferred shares or alter or amend this Certificate of Designation, (b) amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series C preferred shares, or (d) enter into any agreement with respect to any of the foregoing. Notwithstanding the foregoing, the Holder shall be entitled to vote a number of shares equal to fifty-one percent (51%) of the total number of voting shares. Due to WODI’s merger with PWT, all Series C preferred shares were cancelled per the plan of merger agreement dated September 21, 2023. As of December 31, 2023, there were 0 of Series C preferred stock outstanding.

WODI common stock

On February 17, 2023, the Securities and Exchange Commission qualified the Offering Circular for the offering of securities by WODI pursuant to Regulation A offering (the “Reg A offering”). The Reg A Offering was intended to accumulate capital for WODI to direct toward WOD projects.

On March 9, 2023, the Parent Company announced that it launched a limited preview of the Reg A offering for WODI.

As of June 26, 2023 (the “Termination date”), the Parent Company suspended the sale of securities under the Reg A offering for WODI. As of the Termination Date, 12,000 shares were sold for total proceeds of $60,000.

On September 21, 2023, WODI merged with PWT. Pursuant to the merger:

●	An aggregate of 8,151 shares of WODI Series A preferred stock were converted to 509,482 WODI common stock.

●	An aggregate of 538,400 shares of WODI Series B preferred stock were converted to 637,000 WODI common stock.

In total, the WODI Series A and WODI Series B preferred stock were converted to 1,146,482 shares of WODI common stock. Per the Merger Agreement with PWT, these shares along with Reg A shares were exchanged for 1,228,150 shares of PWT common stock.

Progressive Water Treatment (‘PWT’) common stock

On September 19, 2023, an equity restructuring plan and forward stock-split of 1,000:1 was implemented for PWT common stock. Post forward stock split implementation but before issuing common stock to WODI stockholders in the PWT Merger, the issued and outstanding common shares of PWT were 10,000,000.

On September 21, 2023, WODI merged with PWT (“PWT Merger”). Pursuant to the PWT Merger, all holders of WODI common shares were issued shares in PWT in the following amounts:

●	An aggregate of 12,171,067 PWT common shares were issued to Parent Company.

●	An aggregate of 25,112 PWT common shares, including make-good shares, were issued to the holders of WODI common stock who invested in the WODI Reg A .

●	An aggregate of 518,322 PWT common shares, including make-good shares, were issued to prior WODI Series A shareholders.

●	An aggregate of 684,716 PWT common shares, including make-good shares, were issued to prior WODI Series B shareholders.

As of December 31, 2023, PWT had 13,399,267 total issued and outstanding common shares.

4.	RESTRICTED STOCK GRANTS AND WARRANTS

Restricted Stock to WODI Board, Employees and Consultants

Between August 12, 2022, and August 3, 2023, WODI entered into Restricted Stock Grant Agreements (the “WODI RSGAs”) with its members of the Board, employees, and consultants to create management incentives to improve the economic performance of WODI and to increase its value. WODI RSGAs provide for the issuance of up to 15,550,000 shares of WODI common stock provided certain milestones and vesting are met in certain stages. The restricted shares may become fully vested and no longer subject to risk of forfeiture (“Vested Shares”) if WODI shares are uplisted to a National Exchange, then upon such uplisting, 25% of the restricted shares that shall vest and become Vested Shares and 6.25% each three-month period thereafter, subject to the following: (i) If WODI shares are traded on a National Exchange, then the amount of restricted shares which shall become Vested Shares during any three-month period shall not exceed an amount representing the greater of (a) 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI and (b) the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. (ii) If WODI shares are subsequently delisted and quoted on the over-the-counter market, including the OTCQB, then the amount of restricted shares which shall become Vested Shares during any three month period shall not exceed an amount representing 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI, or if WODI shares are traded on a national securities exchange, the greater of (b)(i) and the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. If WODI shares do not achieve listing on a national securities exchange within three years of the Effective Date, then the restricted shares shall vest and become Vested Shares at a rate equal to 25% on the three-year anniversary of the Effective Date and 6.25% each three-month period thereafter. WODI has not recognized any costs associated the WODI RSGAs because milestones and vesting have not been achieved. As the milestones are achieved, the shares shall become eligible for vesting and issuance. On September 21, 2023, per the Merger Plan Agreement and per the conversion ratio of 0.19737 established in the Merger Plan Agreement, the 15,550,000 total issuable shares under the WODI RSGAs were converted to 3,069,100 total issuable shares. On October 23, 2023, certain WODI RSGAs were canceled and new WODI RSGAs were issued. As of December 31, 2023, there were 2,581,344 total issuable shares under the WODI RSGAs. As the milestones are achieved, the shares shall become eligible for vesting and issuance. During the year ended December 31, 2023 and 2022, no issuable shares under the WODI RSGAs vested and no costs associated with the milestones were recognized because achievement is not probable.

Warrants

During the year ended December 31, 2023, the Company issued 1,087,869 warrants for proceeds in the amount of $325,000.

5.	CONVERTIBLE PROMISSORY NOTES

In December 2022, WODI raised capital and issued convertible secured promissory notes in the amount of $1,347,500 to investors with 10% interest per annum. The notes were issued to raise capital needed to acquire the equity interests in Fortune Rise Acquisition Corporation (“FRLA” or the “SPAC”) for the purchase price of $400,000 and to pay off the promissory notes the SPAC owed to sellers. Per the terms and conditions of the convertible promissory notes, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Notes (the “Maturity Date”) provided, that WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions, or (ii) when, upon the occurrence and during the continuance of an event of default.

During the year ended December 31, 2023, WODI raised additional capital of $6,923,000 and an investor exchanged the Parent Company’s Series X preferred stock in the amount of $250,000 and Series R preferred stock in the amount of $100,000 for a WODI convertible secured promissory note. Also, during the year ended December 31, 2023, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 853,916,848 shares of the Parent Company’s common stock were redeemed at the closing fair market share price on the dates of redemptions, which was added to the cash value of the shareholders’ investment to purchase WODI convertible secured promissory notes. There were no redemptions of the Parent Company’s common stock for the year ended December 31, 2022. As of December 31, 2023 and 2022, WODI had outstanding convertible secured promissory notes in the amount of $16,729,089 and $1,347,500, respectively.

During the year ended December 31, 2023, WODI recognized a loss of $8,108,859 related to the conversion and settlement value added to the note purchase agreements. This loss was calculated based on fair market value of common stock issued upon conversion and settlement compared to the carrying value of the notes. The conversion feature of the notes is contingent upon the occurrence of a merger, which cannot be considered probable at this time. Therefore, the contingent feature does not need to be considered outstanding. This loss is included in the Conversion and settlement value added to purchase agreements’ line item under “Other Income (Expense)” in the Consolidated Statements of Operations for the year ended December 31, 2023.

A number of the WODI shareholders were original investors in WODI’s parent company OCLN. Under the terms of the agreements with such persons, these original investors, upon further agreeing to invest in WODI, were granted the ability to redeem their OCLN shares. This redemption was contingent upon their continued investment in WODI. The redemption option was specifically offered as an incentive to encourage additional investment into WODI.

The range of closing fair market prices on the dates of redemption is 0.00640 to 0.12000 and the cash value of the redemptions is $7,499,390

The cash value of the redemptions was added to the WODI convertible promissory notes to accurately reflect the total value exchanged during these transactions. This approach seeks to provide transparency and compliance with the terms of the agreements, which required the fair value of the redeemed shares to be included with the cash value of shareholders’ investments. Recognizing this value in the financial statements aligned with GAAP. According to ASC-470-20, “Debt Conversions and Other Options”, the recognition of fair value of the equity instruments issued in a financing transaction should be included in the measurement of the related debt.

6.	REVENUE FROM CONTRACTS WITH CUSTOMERS

Equipment Contracts

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, WODI will recognize the loss as it is determined.

The total revenue from contracts with customers for the years ended December 31, 2023 and 2022 was $6,681,886 and $10,350,281, respectively.

Contract assets represents revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represents billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract assets for the years ended December 31, 2023 and 2022 was $455,102 and $1,479,491, respectively. The contract liability for the years ended December 31, 2023 and 2022 was $1,346,366 and $932,458, respectively.

7.	EMPLOYEE RETENTION TAX CREDIT

Under the provisions of the extension of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) passed by the United States Congress and signed by the President, The Parent Company was eligible for a refundable employee retention credit (the “ERTC”) subject to certain criteria. The Parent Company’s subsidiary, PWT applied for the ERTC and during the years ended December 31, 2023 and 2022, received an aggregate of $126,879 and $352,437, respectively, which was recognized in the financial statements as other income.

8.	COMMITMENTS AND CONTINGENCIES

Facility Rental – Related Party

PWT rents an approximately 12,000 square foot facility located at 2535 E. University Drive, McKinney, TX 75069, with a current monthly rent of $8,500.

Related Party Transactions

On an as needed basis, at certain times, WODI transfers funds to the Parent Company for use in operations and to provide intercompany transfers to its subsidiaries. As of December 31, 2023 and 2022, an aggregate of $864,528 and $269,000, respectively, was due to the Parent Company and its subsidiaries which is reflected on WODI’s financial statements. As of December 31, 2023, impairment on related party receivable of $4,631,049 was recognized on WODI’s financial statements due to low probability of Parent company’s ability to repay the balances due.

Warranty Reserve

Generally, a customer project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year. There are various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims. A warranty reserve has been provided based on historical data and the opinion of management in the amount of $20,000 and is reflected in the consolidated financial statements for the years ended December 31, 2023 and 2022.

9.	LINE OF CREDIT

During the year ended December 31, 2023, PWT obtained 12-month credit lines in the aggregate amount of $345,875, with an interest rate of 26.07%. During the year ended December 31, 2023, PWT paid principal in the amount of $167,067, leaving a principal balance of $178,808 as of December 31, 2023.

10.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

Between January 5, 2024 and June 5, 2024, WODI made payments on behalf of the SPAC in the aggregate amount of $947,000.

Between January 8, 2024 and June 7, 2024, an aggregate of 139,560,037 shares of common stock were redeemed by the Parent Company, and the redemption amount, together with cash paid by the redeeming stockholders, were used by the stockholders to purchase convertible secured promissory notes from WODI.

On February 14, 2024, the Parent Company and Fortune Rise Acquisition Corporation (Nasdaq: FRLA), filed a registration statement on Form S-4 with the SEC which includes a preliminary proxy statement and prospectus in connection with the proposed business combination with WODI.

On or around March 5, 2024, PWT was named as a defendant in a case filed by Process Solutions, Inc (“PSI”). The case was filed in the Court of Common Pleas in Hamilton County, Ohio. The complaint alleges that PWT breached a contract with PSI and alleges damages of $143,675 plus attorneys fees. PWT has removed the case to federal court, denies the claims in the complaint and intends to enforce a binding arbitration provision between the parties and to bring counter claims against PSI for failing to pay PWT for services rendered.

On May 10, 2024, WODI entered into a new facility lease effective July 1, 2024 for an initial term of five years. The new facility located in Sherman, Texas includes approximately 21,300 square feet with a monthly base rent in the amount of $13,313 plus fees.

WATER ON DEMAND, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$202,644	$374,191
Contracts receivable, net allowance of $368,917 and $379,335, respectively	1,247,416	1,509,504
Contract assets	476,906	455,102
Prepaid expenses	34,354	-
TOTAL CURRENT ASSETS	1,961,320	2,338,797
NET PROPERTY AND EQUIPMENT	2,006	3,370
OTHER ASSETS
SPAC Class B common shares purchase cost	400,000	400,000
Security Deposit	18,000	-
TOTAL OTHER ASSETS	418,000	400,000
TOTAL ASSETS	$2,381,326	$2,742,167

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and other payable	$1,459,460	$1,335,210
Accrued expenses	1,992,045	1,103,158
Contract liabilities	1,619,759	1,346,366
Tax liability 83(b)	13,600	13,600
Customer deposit	143,503	143,503
Warranty reserve	20,000	20,000
Line of credit	53,063	178,808
Due to related party	680,986	864,528
Loan payable, merchant cash advance	146,250	110,695
Convertible secured promissory note (Note 5)	20,068,589	16,729,089
Total Current Liabilities	26,197,255	21,844,957

Total Liabilities	26,197,255	21,844,957
SHAREHOLDERS’ DEFICIT
Common stock	1,340	1,340
Additional paid in capital - Common stock	1,411,508	985,278
Accumulated deficit	(25,228,777)	(20,089,408)

TOTAL SHAREHOLDERS’ DEFICIT	(23,815,929)	(19,102,790)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,381,326	$2,742,167

WATER ON DEMAND, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(UNAUDITED)

	Six Months Ended
	June 30, 2024	June 30, 2023
Sales	$2,604,196	$3,823,932
Cost of Goods Sold	2,332,346	3,513,086
Gross Profit	271,850	310,846
Operating Expenses
Selling and marketing expenses	94,671	42,988
General and administrative expenses	578,784	560,248
Total Operating Expenses	673,455	603,236

Loss from Operations	(401,605)	(292,390)
OTHER INCOME (EXPENSE)
Other income	1,143	126,879
Impairment of receivable from SPAC	(1,128,000)	(2,600,985)
Preferred stock incentive compensation	-	(155,852)
Conversion and settlement value added to note purchase agreements	(1,297,000)	(6,037,589)
Interest expense	(1,040,227)	(311,610)
Impairment on related party receivable	(1,273,680)	-

TOTAL EXPENSE INCOME	(4,737,764)	(8,979,157)

NET LOSS	$(5,139,369)	$(9,271,547)

BASIC AND DILUTED	(0.38)	(1.60)

MEIGHTED-AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	13,399,217	5,783,156

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	SIX MONTHS ENDED JUNE 30, 2023
					Additional	Other
	Preferred stock		Common stock		Paid-in-	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	loss	Deficit	Total
Balance at December 31, 2022	1,001,475	$-	5,779,638	$578	$85,857	$-	$(588,318)	$(501,883)

Issuance of Series A and B Preferred stock granted to Series Y investors at fair value	367,609	37	-	-	155,852	-	-	155,852

Issuance of common shares for Reg A for cash	-	-	7,500	-	37,500	-	-	37,500

Net Loss	-	-	-	-	-	-	(9,271,547)	(9,271,547)

Balance at June 30, 2023	1,369,084	$37	5,787,138	$578	$279,209	$-	$(9,859,865)	$(9,580,078)

	SIX MONTHS ENDED JUNE 30, 2024
					Additional	Other
	Preferred stock		Common stock		Paid-in-	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	loss	Deficit	Total
Balance at December 31, 2023	-	$-	13,399,267	$1,340	$985,278	$-	$(20,089,408)	$(19,102,790)

Issuance of warrants					426,230			426,230

Net Loss	-	-	-	-	-	-	(5,139,369)	(5,139,369)

Balance at June 30, 2024	-	$-	13,399,267	$1,340	$1,411,508	$-	$(25,228,777)	$(23,815,929)

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(UNAUDITED)

	Six Months Ended
	June 30, 2024	June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(5,139,369)	$(9,271,547)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,364	2,278
Preferred stock incentive compensation expense	-	155,852
Debt discount recognized as interest expense	90,000	-
Impairment of receivable from SPAC	1,128,000	2,600,985
Loss on conversion and settlement value of notes	1,297,000	6,037,589
Impairment on related party receivable	1,273,680	-
Change in Assets (Increase) Decrease in:
Contracts receivable	262,088	1,061,010
Contract asset	(21,804)	390,206
Prepaid expense and other assets	(34,354)	-
Loan receivable, related party	(1,457,221)	(2,447,150)
Other assets	(18,000)	(40,194)
Change in Liabilities Increase (Decrease) in:
Accounts payable	124,250	(1,243,251)
Accrued interest on convertible promissory notes	920,390	277,658
Accrued expenses	(31,504)	11,592
Tax liability 83(b)	-	(2,000)
Loan payable, related party	-	238,263
Contract liabilities	273,393	(208,564)

NET CASH USED IN OPERATING ACTIVITIES	(1,332,087)	(2,437,273)

CASH FLOWS USED FROM INVESTING ACTIVITIES:
Purchase of SPAC notes payable	(1,128,000)	(2,600,985)

NET CASH USED IN INVESTING ACTIVITIES	(1,128,000)	(2,600,985)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from line of credit	-	241,542
Payments on line of credit	(125,745)	(40,548)
Payments on loans, merchant cash advance	135,000	-
Payments on loans, merchant cash advance	(189,445)	-
Proceeds from convertible notes	2,042,500	5,344,000
Proceeds from issuance of common stock	-	37,500
Proceeds from issuance of warrants	426,230	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,288,540	5,582,494

NET INCREASE (DECREASE) IN CASH	(171,547)	544,236

CASH BEGINNING OF PERIOD	374,191	564,118

CASH END OF PERIOD	$202,644	$1,108,354

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and dividends paid	$28,817	$18,952
Taxes paid	-	-

WATER ON DEMAND, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

JUNE 30, 2024

1.	ORGANIZATION AND LINE OF BUSINESS

The accompanying condensed consolidated financial statements of Water On Demand, Inc. (“WODI”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto included in OriginClear, Inc. (the “Parent Company”)’s Form 10-K for the year ended December 31, 2023 and Form 10-Q for the six months ended June 30, 2024.

Organization

Water On Demand, Inc. (“WODI”) was incorporated in the state of Nevada on April 22, 2022. WODI, with the support of its parent, OriginClear, Inc (the “Parent Company”), is developing a new outsourced water treatment business called “Water On Demand”: or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

On November 16, 2022, WODI filed a Form 1-A Offering Circular for an offering under Regulation A (the “Offering”) of the Securities Act of 1933 with the U.S. Securities and Exchange Commission. The purpose of the Offering was to allow potential investors the opportunity to invest directly in WODI. The Offering had a minimum investment of $1,000 and was on a best-efforts basis.

On December 22, 2022, WODI entered into a Membership Interest Purchase and Transfer Agreement (the “Purchase Agreement”) with Ka Wai Cheung, Koon Lin Chan, and Koon Keung Chan (each a “Seller”, and collectively, the “Sellers”) and Fortune Rise Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which WODI purchased 100 membership interests in the Sponsor (“Purchased Interests”) from the Sellers, which constitutes 100% of the membership interests in the Sponsor. The Sponsor owns 2,343,750 shares out of 2,443,750 shares of the issued and outstanding shares of Class B common stock (the “Class B common stock”) of Fortune Rise Acquisition Corporation, a Delaware Corporation (“FRLA” or the “SPAC”). On December 29, 2022, the Parent Company announced that its subsidiary, Water On Demand, Inc. had closed its acquisition of Fortune Rise Sponsor, LLC, which is the sponsor of Fortune Rise Acquisition Corp.

On December 22, 2022, WODI paid a total of $1,137,267 to the Sellers of Fortune Rise Sponsor, LLC which included a total of $400,000 to purchase the membership interest in Class B common stock of FRLA and $737,267 for compensating the payment made by the Sellers on November 4, 2022, towards the first extension of the SPAC through February 5, 2023. In connection with the Extension Payment, FRLA issued unsecured promissory notes to the Sellers. As of December 31, 2022, the $737,267 amount was reflected as Notes Payable to related party on the consolidated balance sheet of the SPAC.

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FRLA is a “shell company” as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. The SPAC will not generate any operating revenues until after the completion of its initial business combination, at the earliest.

On December 29, 2022, pursuant to a Membership Interest Purchase and Transfer Agreement and Securities Transfer Agreement with the members of the Sponsor, WODI acquired the membership interests of the Sponsor and became the beneficial owner of 2,343,750 shares of FRLA Class B common stock, each of which is exercisable into one share of FRLA Class A common stock. The purchase price for the membership interests was $400,000. To acquire the equity interests in FRLA for the purchase price of $400,000, WODI issued convertible secured promissory notes to investors at 10% interest per annum. Per the terms and conditions of the convertible promissory note, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Note (the “Maturity Date”) (provided, WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions), or (ii) when, upon the occurrence and during the continuance of an Event of Default.

On January 5, 2023, WODI signed a non-binding Letter of Intent (the “LOI”) with Fortune Rise Acquisition Corporation, (“FRLA” collectively with WODI, the “Parties”). The LOI is not binding on the Parties and is intended solely to guide good-faith negotiations toward a definitive business combination agreement. The Parties will work together in good faith with their respective advisors to agree on a structure for the business combination that is most expedient to the consummation of the acquisition, which may result in a new (merged) entity. Pursuant to the LOI, if a business combination were to be consummated and approved, all of the outstanding equity securities of WODI, including all shares of common stock, preferred stock, outstanding options and warrants will convert into new equity of the merged entity.

On February 7, 2023, FRLA and OriginClear, Inc. announced that WODI deposited $977,500 (the “Second Extension Payment”) into FRLA’s trust account for its public shareholders, representing $0.10 per public share, which enables FRLA to extend the period of time it has to consummate its initial business combination by an additional three months from February 5, 2023 to May 5, 2023 (the “Second Extension”).

WODI assumed the obligation to make any necessary extension payments in connection with the extension of the period of time in which the SPAC may consummate its initial business combination as described in the SPAC’s S-1 Registration Statement, including the three-month extension from November 5, 2022 to February 5, 2023, the Second Extension for an additional three months from February 5, 2023 to May 5, 2023 and a final extension for an additional six months from May 5, 2023 to November 5, 2023.

On April 10, 2023, at the Special Meeting, a total of 10,514,410 (or 81.61%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of March 3, 2023, were present either in person or by proxy, which constituted a quorum. In that FRLA shareholders agreed to an extension of the period of time it has to consummate its initial business combination by an additional six months from May 5, 2023 to November 5, 2023. FRLA’s stockholders voted on to approve and adopt the extension amendment which received sufficient votes (more than 65%) for approval.

On April 14, 2023, WODI entered into an Asset Purchase Agreement with the Parent Company, whereby it agreed to purchase all of the assets related to Parent Company’s “Modular Water Service” business, including licenses, technology, intellectual property, contracts, business models, patents and other assets in exchange for 6,000,000 shares of WODI common stock. The assets included MWS accounts receivables and accounts payables as of April 14, 2023 and an assignment of Parent Company’s existing global master license to the patents of inventor Daniel M. Early, P.E., who heads MWS, and the right to file patents for all additional inventions since 2018, when Parent Company created the MWS unit. Beginning on the Effective Date, all MWS transactions including revenue, accounts payable and accounts receivable were transferred from the Parent Company’s Progressive Water Treatment, Inc. (“PWT”) subsidiary over to WODI.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA and a plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock and WODI Series C was canceled prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

Before issuing common stock to WODI stockholders in the PWT Merger, PWT had 10,000,000 common shares issued and outstanding, which were fully owned by Parent Company. Post PWT-WODI merger, Parent Company received an aggregate of 12,171,067 shares of WODI.

On September 28, 2023, the Letter of Intent (“LOI”) executed on January 5, 2023 with WODI was amended to designate PWT as the new target of the acquisition. Under the amended LOI, FRLA proposed to acquire all the outstanding securities of the new combined WODI/PWT entity, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

On October 24, 2023 FRLA and WODI entered into a definitive business combination agreement (the “BCA”).

On October 25, 2023, at the Special Meeting, a total of 5,687,847 (or 84.59%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record, were present either in person or by proxy, which constituted a quorum. FRLA shareholders approved a proposal to extend the period of time FRLA has to consummate its initial business combination by an additional one year from November 5, 2023 to November 5, 2024, by up to twelve one-month extensions, subject to certain conditions.

As of the date of this filing, the SPAC has been extended through November 5, 2024, to give the Parent Company adequate time to complete all the necessary administrative and regulatory steps, including filing of the registration statement and timely respond to satisfy potential comments, from regulatory bodies to consummate the business combination. Management estimates the likelihood of completing the business combination at 75%.

Line of Business

With the support of its Parent Company, WODI is developing a new outsourced water treatment business called “Water On Demand” or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

Because WOD is still in early stage development, the Parent Company combined its Modular Water Systems division (“MWS”) and its wholly owned subsidiary, Progressive Water Systems Inc. (“PWT”) with WODI. Due to its operating history, PWT became the master corporate entity and subsequently was renamed Water On Demand, Inc.

Thus, Water On Demand Inc. was absorbed into PWT, as was Parent Company’s in-house business unit MWS. Subsequently, Progressive Water Treatment Inc. was renamed Water On Demand, Inc.

WODI as it is now structured, is composed of two operating units, MWS and PWT plus WOD which is a development stage business. For financial reporting purposes, WODI is considered a single reporting unit.

For its current WODI program, the Parent Company plans to support the BCA process, provide management services to WODI and the potential post-merger entity, initiate non-binding agreements for the acquisition of related businesses by WODI or the post-merger entity, which will depend on the outcome of the BCA process.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if WODI is unable to continue as a going concern. These factors, among others raise substantial doubt about WODI’s ability to continue as a going concern. Our independent auditors, in their report on the Parent Company’s audited financial statements for the year ended December 31, 2023 expressed substantial doubt about our ability to continue as a going concern.

The ability of WODI to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the period ended June 30, 2024, WODI obtained funds from the issuance of convertible note agreements. Management believes this funding will continue from its’ current investors and from new investors.

Management believes the existing shareholders and prospective new investors will provide the additional cash needed to meet WODI’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to WODI. Even if WODI is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

This summary of significant accounting policies of WODI is presented to assist in understanding WODI’s financial statements. The financial statements and notes are representations of WODI’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

Water on Demand Inc. accounts are included on its Parent Company’s consolidated financial statements for the six months ended June 30, 2024 and 2023, and for year ended December 31, 2023.

Cash and Cash Equivalent

WODI considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review WODI’s impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, derivative liabilities and other conversion features, fair value investments, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. WODI bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Net Earnings (Loss) per Share Calculations

Basic loss per share calculation is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include securities or other contracts to issue common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. WODI’s diluted loss per share was the same as the basic loss per share for the six months ended June 30, 2024 and 2023.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contract with Customers (“ASC 606”). We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Nature of Contracts and Performance Obligations

Engineered Water Treatment Solutions

We design, manufacture, and install our customer water treatment systems for municipalities, industrial clients, and commercial entities. Our performance obligations typically include the delivery and installation of water treatment systems that meet specific customer requirements. Revenue from these contracts is recognized over time as performance obligations are satisfied, using a cost-cost input method, which reflects the extent of progress towards completion. The transaction price is determined based on fixed fees agreed upon in the contract, and any variable considerations, such as performance bonuses, are estimated at contract inception and constrained to avoid significant reversals.

Sales Price Calculation

The transaction price for each contract is determined based on the agreed-upon terms with the customer, indicating fixed fees and variable consideration where applicable. Variable consideration is estimated at contract inception and constrained to the extent that is it probable that significant reversal of recognized revenue will not occur when the uncertainty is resolved.

Contract Modifications

Contract modifications are accounted for when they create or change existing enforceable rights and obligations. The impact of modifications on transaction prices and performance obligations is recognized in the period when the modifications are approved.

Significant Judgements and Estimates

●	Estimating Progress Towards Completion: For long-term contracts, we use the cost-to-cost method to estimate progress towards completion, considering total costs incurred relative to total estimated costs to complete the project.

●	Variable Consideration: Estimates to variable considerations are constrained to ensure that recognized revenue is not subject to significant reversals in future periods.

Material Rights and Obligations

Our contracts may include material rights for customers to receive effective water treatment solutions and ongoing maintenance services. Our obligations include designing, manufacturing, delivering, installing, and maintaining water treatment systems, as well as providing continuous water treatment services under the DBOO model.

Contract Receivable

WODI bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of clients financial condition and collateral is not required. WODI maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. WODI records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The net contract receivable balance was $1,247,416 and $1,509,504 as of June 30, 2024, and December 31, 2023 respectively.

Indefinite Lived Intangibles and Goodwill Assets

WODI accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

WODI tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, WODI performed a qualitative assessment of indefinite lived intangibles and goodwill at June 30, 2024 and December 31, 2023 and determined there was no impairment of indefinite lived intangibles and goodwill.

Promissory Notes

Since buying the sponsorship interest in the SPAC on December 22, 2022 through June 30, 2024, WODI and the Parent Company made payments on behalf of the SPAC in the aggregate amount of $5,051,985. As of June 30, 2024, WODI and the Parent Company received an aggregate of $5,051,985 in unsecured promissory notes (the “SPAC Notes”) from the SPAC in exchange for the payments made on behalf of the SPAC to meet its operating expenses and the extension payments. The SPAC Notes are non-interest bearing and payable (subject to the waiver against SPAC trust provisions) on the earlier of (i) consummation of the SPAC initial business combination; or (ii) the date of the liquidation of the SPAC. The principal balance of each SPAC Note may be prepaid at any time, at the election of the SPAC.

Impairment of receivable

Although the payments made on behalf of the SPAC are amounts receivable to WODI, for the periods ended June 30, 2024 and 2023, WODI considered the aggregate amount of $1,128,000 and $2,600,985, respectively, for the SPAC Notes to be impaired and recorded it as an expense on the consolidated income statements, as it is deemed probable that the SPAC may not have funds to pay back with interest all of the Class A shareholders and WODI for the amounts advanced to the SPAC. In the event of WODI successfully merging with the SPAC, all amounts paid by WODI on behalf of the SPAC, including any future payments made until such merger is fully consummated will be received back by WODI.

Recording of membership interest

As of June 30, 2024 and December 31, 2023, WODI recorded the purchase of Class B Founder Shares at lower of cost or market at $400,000 on the consolidated balance sheet as other assets.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

3.	CAPITAL STOCK

WODI common stock

On February 17, 2023, the Securities and Exchange Commission qualified the Offering Circular for the offering of securities by WODI pursuant to Regulation A offering (the “Reg A offering”). The Reg A Offering was intended to accumulate capital for WODI to direct toward WOD projects.

On March 9, 2023, the Parent Company announced that it launched a limited preview of the Reg A offering for WODI.

As of June 26, 2023 (the “Termination date”), the Parent Company suspended the sale of securities under the Reg A offering for WODI. As of the Termination Date, 12,000 shares were sold for total proceeds of $60,000.

On September 21, 2023, WODI merged with PWT. Pursuant to the merger:

●	An aggregate of 8,151 shares of WODI Series A preferred stock were converted to 509,482 WODI common stock.

●	An aggregate of 538,400 shares of WODI Series B preferred stock were converted to 637,000 WODI common stock.

In total, the WODI Series A and WODI Series B preferred stock were converted to 1,146,482 shares of WODI common stock. Per the Merger Agreement with PWT, these shares along with Reg A shares were exchanged for 1,228,150 shares of PWT common stock.

On September 19, 2023, an equity restructuring plan and forward stock-split of 1,000:1 was implemented for PWT common stock. Post forward stock split implementation but before issuing common stock to WODI stockholders in the PWT Merger, the issued and outstanding common shares of PWT were 10,000,000.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA and a plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock and WODI Series C was canceled prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

As of June 30, 2024, WODI had 13,399,267 total issued and outstanding common shares.

4.	RESTRICTED STOCK GRANTS AND WARRANTS

Restricted Stock to WODI Board, Employees and Consultants

Between August 12, 2022, and August 3, 2023, WODI entered into Restricted Stock Grant Agreements (the “WODI RSGAs”) with its members of the Board, employees, and consultants to create management incentives to improve the economic performance of WODI and to increase its value. WODI RSGAs provide for the issuance of up to 15,550,000 shares of WODI common stock provided certain milestones and vesting are met in certain stages. The restricted shares may become fully vested and no longer subject to risk of forfeiture (“Vested Shares”) if WODI shares are uplisted to a National Exchange, then upon such uplisting, 25% of the restricted shares that shall vest and become Vested Shares and 6.25% each three-month period thereafter, subject to the following: (i) If WODI shares are traded on a National Exchange, then the amount of restricted shares which shall become Vested Shares during any three-month period shall not exceed an amount representing the greater of (a) 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI and (b) the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. (ii) If WODI shares are subsequently delisted and quoted on the over-the-counter market, including the OTCQB, then the amount of restricted shares which shall become Vested Shares during any three month period shall not exceed an amount representing 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI, or if WODI shares are traded on a national securities exchange, the greater of (b)(i) and the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. If WODI shares do not achieve listing on a national securities exchange within three years of the Effective Date, then the restricted shares shall vest and become Vested Shares at a rate equal to 25% on the three-year anniversary of the Effective Date and 6.25% each three-month period thereafter. WODI has not recognized any costs associated the WODI RSGAs because milestones and vesting have not been achieved. As the milestones are achieved, the shares shall become eligible for vesting and issuance. On September 21, 2023, per the Merger Plan Agreement and per the conversion ratio of 0.19737 established in the Merger Plan Agreement, the 15,550,000 total issuable shares under the WODI RSGAs were converted to 3,069,100 total issuable shares. On October 23, 2023, certain WODI RSGAs were canceled and new WODI RSGAs were issued. As of June 30, 2024, there were 2,581,344 total issuable shares under the WODI RSGAs. As the milestones are achieved, the shares shall become eligible for vesting and issuance. During the six months ended June30, 2024 and 2023, no issuable shares under the WODI RSGAs vested and no costs associated with the milestones were recognized because achievement is not probable.

Warrants

During the six months ended June 30, 2024, the Company issued 1,427,049 warrants for proceeds in the amount of $426,230.

5.	CONVERTIBLE PROMISSORY NOTES

Between December 2022 and December 31, 2023, WODI raised capital and issued convertible secured promissory notes in the amount of $8,270,500 to investors with 10% interest per annum, and an investor exchanged the Parent Company’s Series X preferred stock in the amount of $250,000 and Series R preferred stock in the amount of $100,000 for a WODI convertible secured promissory note. Also during the year ended December 31, 2023, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 853,916,848 shares of the Parent Company’s common stock were redeemed at the closing fair market share price on the dates of redemptions, which was added to the cash value of the shareholders’ investment to purchase WODI convertible secured promissory notes. Per the terms and conditions of the convertible promissory notes, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Notes (the “Maturity Date”) provided, that WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions, or (ii) when, upon the occurrence and during the continuance of an event of default.

During the six months ended June 30, 2024, WODI raised additional capital of $2,042,500 and issued convertible secured promissory notes to investors with 10% interest per annum. Also during the six months ended June 30, 2024, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 139,560,037 shares of the Parent Company’s common stock were redeemed at the closing fair market share price on the dates of redemptions, which was added to the cash value of the shareholders’ investment to purchase WODI convertible secured promissory notes. The loss relating to these settlement and conversion agreements of $1,297,000 was accounted for in the consolidated statements of operations.

As of June 30, 2024, WODI had outstanding convertible secured promissory notes in the amount of $20,068,589.

6.	REVENUE FROM CONTRACTS WITH CUSTOMERS

Equipment Contracts

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, WODI will recognize the loss as it is determined.

The total revenue from contracts with customers for the six months ended June 30, 2024 and 2023 was $2,604,196 and $3,823,932, respectively.

Contract assets represent revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represent billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract assets for the six months ended June 30, 2024 and the year ended December 31, 2023 was $476,906 and $455,102, respectively. The contract liability for the six months ended June 30, 2024 and the year ended December 31, 2023 was $1,619,759 and $1,346,366, respectively.

7.	COMMITMENTS AND CONTINGENCIES

Facility Rental – Related Party

PWT rents an approximately 12,000 square foot facility located at 2535 E. University Drive, McKinney, TX 75069, with a current monthly rent of $8,500.

Related Party Transactions

On an as needed basis, at certain times, WODI transfers funds to the Parent Company for use in operations and to provide intercompany transfers to its subsidiaries. As of June 30, 2024 and the year ended December 31, 2023, an aggregate of $680,986 and $864,528, respectively, was due to the Parent Company and its subsidiaries which is reflected on WODI’s financial statements. As of June 30, 2024, impairment on related party receivable of $1,273,680 was recognized on WODI’s financial statements due to low probability of Parent company’s ability to repay the balances due.

Warranty Reserve

Generally, a customer project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year. There are various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims. A warranty reserve has been provided based on historical data and the opinion of management in the amount of $20,000 and is reflected in the consolidated financial statements for the six months ended June 30, 2024 and the year ended December 31, 2023.

Litigation

On or around March 5, 2024, PWT was named as a defendant in a case filed by Process Solutions, Inc (“PSI”). The case was filed in the Court of Common Pleas in Hamilton County, Ohio. The complaint alleges that PWT breached a contract with PSI and alleges damages of $143,675 plus attorney’s fees. PWT has removed the case to federal court, denies the claims in the complaint and intends to enforce a binding arbitration provision between the parties and to bring counter claims against PSI for failing to pay PWT for services rendered.

8.	LINE OF CREDIT

During the year ended December 31, 2023, PWT obtained 12-month credit lines in the aggregate amount of $345,875, with an interest rate of 26.07%. The remaining balance as of December 31, 2023 was $178,808. During the six months ended June 30, 2024, PWT paid principal in the amount of $125,745 leaving a principal balance of $53,063 as of June 30, 2024.

9.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

Between April 3, 2024 and August 7 2024, an aggregate of 108,479,526 shares of common stock were redeemed by the Parent Company, and the redemption amount, together with cash paid by the redeeming stockholders, were used by the stockholders to purchase convertible secured promissory notes from WODI.

On May 10, 2024, WODI entered into a new facility lease effective July 1, 2024 for an initial term of five years. The new facility located in Sherman, Texas includes approximately 21,300 square feet with a monthly base rent in the amount of $13,313 plus fees.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Water on Demand, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Water on Demand, Inc. (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America. Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company suffered a net loss from operations and used cash in operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in Note 2, the Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Auditing management’s evaluation of agreements with customers involves significant judgment, given the fact that some agreements require management’s evaluation and allocation of the standalone transaction prices to the performance obligations.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2020.

The Woodlands, TX

July 2, 2024

WATER ON DEMAND, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022

ASSETS

CURRENT ASSETS
Cash	$374,191	$564,118
Contracts receivable, net allowance of $379,335 and $17,315, respectively	1,509,504	2,479,123
Contract assets	455,102	1,479,491
Due from related party	-	332,169

TOTAL CURRENT ASSETS	2,338,797	4,854,901

NET PROPERTY AND EQUIPMENT	3,370	7,386

OTHER ASSETS
SPAC Class B common shares purchase cost	400,000	400,000

TOTAL OTHER ASSETS	400,000	400,000

TOTAL ASSETS	$2,742,167	$5,262,287

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and other payable	$1,335,210	$2,993,590
Accrued expenses	1,103,158	42,519
Contract liabilities	1,346,366	932,458
Tax liability 83(b)	13,600	15,600
Customer deposit	143,503	143,503
Warranty reserve	20,000	20,000
Line of credit	178,808	-
Due to related party	864,528	269,000
Loan payable, merchant cash advance	110,695	-
Convertible secured promissory note (Note 5)	16,729,089	1,347,500

Total Current Liabilities	21,844,957	5,764,170

Total Liabilities	21,844,957	5,764,170
SHAREHOLDERS’ DEFICIT
Common stock	1,340	578
Additional paid in capital - Common stock	985,278	85,857
Accumulated deficit	(20,089,408)	(588,318)

TOTAL SHAREHOLDERS’ DEFICIT	(19,102,790)	(501,883)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,742,167	$ 5,262,287

WATER ON DEMAND, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Twelve Months Ended
	December 31, 2023	December 31, 2022
Sales	$6,681,886	$10,350,281

Cost of Goods Sold	6,055,365	8,890,837

Gross Profit	626,521	1,459,444

Operating Expenses
Selling and marketing expenses	182,048	108,947
General and administrative expenses	1,665,745	1,246,113

Total Operating Expenses	1,847,793	1,355,060

Loss from Operations	(1,221,272)	104,384

OTHER INCOME (EXPENSE)
Other income	127,448	352,827
Impairment of receivable from SPAC	(3,979,985)	(737,267)
Preferred stock incentive compensation	(576,618)	-
Conversion and settlement value added to note purchase agreements	(8,108,589)	-
Interest expense	(1,172,460)	(46,554)
Impairment on related party receivable	(4,631,049)	-

TOTAL OTHER (EXPENSE) INCOME	(18,341,253)	(430,994)

NET LOSS	(19,562,525)	$(326,610)

BASIC AND DILUTED	(1.86)	(0.07)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,516,531	2,615,254

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023 AND 2022

	TWELVE MONTHS ENDED DECEMBER 31, 2022
	Preferred stock		Common stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in-Capital	Deficit	Total
Balance at December 31, 2021	-	$-	779,638	$78	$61,357	$(261,708)	$(200,273)
Issuance of common stock for cash	-	-	5,000,000	500	24,500	-	25,000
Preferred Series C shares issued	1,000,000
Preferred Series A shares issued	1,475
Net Income	-	-	-	-	-	(326,610)	(326,610)
Balance at December 31, 2022	1,001,475	$-	5,779,638	$578	$85,857	$(588,318)	$(501,883)

	TWELVE MONTHS ENDED DECEMBER 31, 2023
	Preferred stock		Common stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in-Capital	Deficit	Total
Balance at December 31, 2022	1,001,475	$-	5,779,638	$578	$85,857	$(588,318)	$(501,883)
Rounding		100					100
Common shares issued for Transfer of MWS assets/IP to WODI	-	-	6,000,000	600	(600)	-	-
Issuance of Series A and B Preferred stock granted to Series Y investors at fair value	545,191	54	-	-	576,563	-	576,617
Issuance of common shares for Reg A for cash	-	-	12,000	1	59,999	-	60,000
Cancellation of Reg A common and Series A and B Preferred shares	(1,546,666)	(154)	(12,000)	-	(113)	-	(267)
Common shares converted to PWT common due to Merger	-	-	(11,779,638)	(1,179)	(60,088)	61,435	168
Common shares issued to OriginClear Inc. due to Merger			12,171,067	1,217	(1,217)		-
Common shares issued to Reg A shareholders due to Merger			25,112	3	(3)		-
Common shares issued to Series A and Series B Preferred Stockholders due to Merger			1,203,038	120	(120)		-
Issuance of warrants					325,000		325,000
Net Loss	-	-	-	-	-	(19,562,525)	(19,562,525)
Balance at December 31, 2023	-	$-	13,399,267	$1,340	$985,278	$(20,089,408)	$(19,102,790)

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023 AND 2022

	Twelve Months	Twelve Months
	Ended	Ended
	December 31, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(19,562,525)	$(326,610)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,016	9,561
Preferred stock incentive compensation expense	576,618	-
Debt discount recognized as interest expense	59,900	-
Impairment of receivable from SPAC	3,979,985	737,267
Loss on conversion and settlement value of notes	8,108,589	-
Impairment on related party receivable	4,631,049	-
Change in Assets (Increase) Decrease in:
Contracts receivable	969,619	(328,419)
Contract asset	1,024,389	(1,100,559)
Inventory asset	-	2,850
Loan receivable, related party	(3,353,351)	263
Change in Liabilities Increase (Decrease) in:
Accounts payable	(1,658,379)	2,146,295
Accrued interest on convertible promissory notes	1,032,123	-
Accrued expenses	28,517	29,241
Tax liability 83(b)	(2,000)	15,600
Loan payable, related party	-	69,000
Contract liabilities	413,908	(954,488)

NET CASH USED IN OPERATING ACTIVITIES	(3,747,544)	300,001

CASH FLOWS USED FROM INVESTING ACTIVITIES:
Purchase of SPAC notes payable	(3,979,985)	(737,267)
Purchase of Class B Common Shares in SPAC	-	(400,000)

NET CASH USED IN INVESTING ACTIVITIES	(3,979,985)	(1,137,267)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	345,875	-
Payments on line of credit	(167,067)
Proceeds from loans, merchant cash advance	90,000	-
Payments on loans, merchant cash advance	(39,205)
Proceeds from loans, related party	-	740,000
Repayment of loans, related party	-	(690,000)
Loan receivable, related party		(117,869)
Proceeds from convertible notes	6,923,000	1,347,500
Proceeds from issuance of common stock	60,000	25,000
Proceeds from issuance of warrants	325,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,537,603	1,304,631

NET INCREASE IN CASH	(189,927)	467,365

CASH BEGINNING OF YEAR	564,118	96,753

CASH END OF YEAR	$374,191	$564,118

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and dividends paid	$50,437	$41,563
Taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON CASH TRANSACTIONS
Issuance of common stock to WODI shareholders	$61,435	$-
Redemption of preferred shares for secured promissory notes	$350,000	$-

WATER ON DEMAND, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - AUDITED

DECEMBER 31, 2023 AND 2022

1. ORGANIZATION AND LINE OF BUSINESS

The accompanying audited condensed consolidated financial statements of Water On Demand, Inc. (“WODI”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto included in OriginClear, Inc. (the “Parent Company”)’s Form 10-K for the year ended December 31, 2023.

Organization

Water On Demand, Inc. (“WODI”) was incorporated in the state of Nevada on April 22, 2022. WODI, with the support of its parent, OriginClear, Inc (the “Parent Company”), is developing a new outsourced water treatment business called “Water On Demand”: or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

On November 16, 2022, WODI filed a Form 1-A Offering Circular for an offering under Regulation A (the “Offering”) of the Securities Act of 1933 with the U.S. Securities and Exchange Commission. The purpose of the Offering is to allow potential investors the opportunity to invest directly in WODI. The Offering has a minimum investment of $1,000 and will be on a best-efforts basis.

On December 22, 2022, WODI entered into a Membership Interest Purchase and Transfer Agreement (the “Purchase Agreement”) with Ka Wai Cheung, Koon Lin Chan, and Koon Keung Chan (each a “Seller”, and collectively, the “Sellers”) and Fortune Rise Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which WODI purchased 100 membership interests in the Sponsor (“Purchased Interests”) from the Sellers, which constitutes 100% of the membership interests in the Sponsor. The Sponsor owns 2,343,750 shares out of 2,443,750 shares of the issued and outstanding shares of Class B common stock (the “Class B common stock”) of Fortune Rise Acquisition Corporation, a Delaware Corporation (“FRLA” or the “SPAC”). On December 29, 2022, the Parent Company announced that its subsidiary, Water On Demand, Inc. had closed its acquisition of Fortune Rise Sponsor, LLC, which is the sponsor of Fortune Rise Acquisition Corp.

On December 22, 2022, WODI paid a total of $1,137,267 to the Sellers of Fortune Rise Sponsor, LLC which included a total of $400,000 to purchase the membership interest in Class B common stock of FRLA and $737,267 for compensating the payment made by the Sellers on November 4, 2022, towards the first extension of the SPAC through February 5, 2023. In connection with the Extension Payment, FRLA issued unsecured promissory notes to the Sellers. As of December 31, 2022, the $737,267 amount was reflected as Notes Payable to related party on the consolidated balance sheet of the SPAC.

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FRLA is a “shell company” as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. The SPAC will not generate any operating revenues until after the completion of its initial business combination, at the earliest.

On December 29, 2022, pursuant to a Membership Interest Purchase and Transfer Agreement and Securities Transfer Agreement with the members of the Sponsor, WODI acquired the membership interests of the Sponsor and became the beneficial owner of 2,343,750 shares of FRLA Class B common stock, each of which is exercisable into one share of FRLA Class A common stock. The purchase price for the membership interests was $400,000. To acquire the equity interests in FRLA for the purchase price of $400,000, WODI issued convertible secured promissory notes to investors at 10% interest per annum. Per the terms and conditions of the convertible promissory note, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Note (the “Maturity Date”) (provided, WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions), or (ii) when, upon the occurrence and during the continuance of an Event of Default.

On January 5, 2023, WODI signed a non-binding Letter of Intent (the “LOI”) with Fortune Rise Acquisition Corporation, (“FRLA” collectively with WODI, the “Parties”). The LOI is not binding on the Parties and is intended solely to guide good-faith negotiations toward a definitive business combination agreement. The Parties will work together in good faith with their respective advisors to agree on a structure for the business combination that is most expedient to the consummation of the acquisition, which may result in a new (merged) entity. Pursuant to the LOI, if a business combination were to be consummated and approved, all of the outstanding equity securities of WODI, including all shares of common stock, preferred stock, outstanding options and warrants will convert into new equity of the merged entity.

On February 7, 2023, FRLA and OriginClear, Inc. announced that WODI deposited $977,500 (the “Second Extension Payment”) into FRLA’s trust account for its public shareholders, representing $0.10 per public share, which enables FRLA to extend the period of time it has to consummate its initial business combination by an additional three months from February 5, 2023 to May 5, 2023 (the “Second Extension”).

WODI assumed the obligation to make any necessary extension payments in connection with the extension of the period of time in which the SPAC may consummate its initial business combination as described in the SPAC’s S-1 Registration Statement, including the three-month extension from November 5, 2022 to February 5, 2023, the Second Extension for an additional three months from February 5, 2023 to May 5, 2023 and a final extension for an additional six months from May 5, 2023 to November 5, 2023.

On April 10, 2023, at the Special Meeting, a total of 10,514,410 (or 81.61%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of March 3, 2023, were present either in person or by proxy, which constituted a quorum. In that FRLA shareholders agreed to an extension of the period of time it has to consummate its initial business combination by an additional six months from May 5, 2023 to November 5, 2023. FRLA’s stockholders voted on to approve and adopt the extension amendment which received sufficient votes (more than 65%) for approval.

On April 14, 2023, WODI entered into an Asset Purchase Agreement with the Parent Company, whereby it agreed to purchase all of the assets related to Parent Company’s “Modular Water Service” (“MWS”) business, including licenses, technology, intellectual property, contracts, business models, patents and other assets in exchange for 6,000,000 shares of WODI common stock. The assets included MWS accounts receivables and accounts payables as of April 14, 2023, and an assignment of Parent Company’s existing global master license to the patents of inventor Daniel M. Early, P.E., who heads MWS, and the right to file patents for all additional inventions since 2018, when Parent Company created the MWS unit. This merger was of entities under common control, and the financial statements have been retrospectively adjusted and presented as if the entities were under common control from the beginning of the period. Beginning on the Effective Date, all MWS transactions including revenue, accounts payable and accounts receivable were transferred from the Parent Company’s Progressive Water Treatment, Inc. (“PWT”) subsidiary over to WODI.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA. A plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. This merger constituted a reorganization of entities under common control, as both entities were under the control of the Parent prior to the merger. Consequently, the transaction was recorded at historical cost. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock and WODI Series C was canceled prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

Before issuing common stock to WODI stockholders in the PWT Merger, PWT had 10,000,000 common shares issued and outstanding, which were fully owned by Parent Company. Post PWT-WODI merger, Parent Company received an aggregate of 12,171,067 shares of WODI.

On September 28, 2023, the Letter of Intent (“LOI”) executed on January 5, 2023 with WODI was amended to designate PWT as the new target of the acquisition. Under the amended LOI, FRLA proposed to acquire all the outstanding securities of the new combined WODI/PWT entity, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

On October 24, 2023 FRLA and WODI entered into a definitive business combination agreement (the “BCA”).

On October 25, 2023, at the Special Meeting, a total of 5,687,847 (or 84.59%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record, were present either in person or by proxy, which constituted a quorum. FRLA shareholders approved a proposal to extend the period of time FRLA has to consummate its initial business combination by an additional one year from November 5, 2023 to November 5, 2024, by up to twelve one-month extensions, subject to certain conditions.

As of the date of this filing, the SPAC has been extended through November 5, 2024, to give the Parent Company adequate time to complete all the necessary administrative and regulatory steps, including filing of the registration statement and timely respond to satisfy potential comments, from regulatory bodies to consummate the business combination. Management estimates the likelihood of completing the business combination at 75%.

Line of Business

With the support of its Parent Company, WODI is developing a new outsourced water treatment business called “Water On Demand” or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

Because WOD is still in early stage development, the Parent Company combined its Modular Water Systems division (“MWS”) and its wholly owned subsidiary, Progressive Water Systems Inc. (“PWT”) with WODI. Due to its operating history, PWT became the master corporate entity and subsequently was renamed Water On Demand, Inc.

Thus, Water On Demand Inc. was absorbed into PWT, as was Parent Company’s in-house business unit MWS. Subsequently, Progressive Water Treatment Inc. was renamed Water On Demand, Inc.

WODI as it is now structured, is composed of two operating units, MWS and PWT plus WOD which is a development stage business.

For its current WODI program, the Parent Company plans to support the BCA process, provide management services to WODI and the potential post-merger entity, initiate non-binding agreements for the acquisition of related businesses by WODI or the post-merger entity, which will depend on the outcome of the BCA process.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if WODI is unable to continue as a going concern. These factors, among others raise substantial doubt about WODI’s ability to continue as a going concern. Our independent auditors, in their report on the Parent Company’s audited financial statements for the years ended December 31, 2023 and 2022 expressed substantial doubt about our ability to continue as a going concern.

The ability of WODI to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the periods ended December 31, 2023 and 2022, WODI obtained funds from the issuance of convertible note agreements. Management believes this funding will continue from its’ current investors and from new investors. Management believes the existing shareholders and prospective new investors will provide the additional cash needed to meet WODI’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to WODI. Even if WODI is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

This summary of significant accounting policies of WODI is presented to assist in understanding WODI’s financial statements. The financial statements and notes are representations of WODI’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

Water on Demand Inc. accounts are included on its Parent Company’s consolidated financial statements for the years ended December 31, 2023 and 2022.

Cash and Cash Equivalent

WODI considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review WODI’s impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, derivative liabilities and other conversion features, fair value investments, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. WODI bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Net Earnings (Loss) per Share Calculations

Basic loss per share calculation is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include securities or other contracts to issue common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. WODI’s diluted loss per share was the same as the basic loss per share for the years ended December 31, 2023 and 2022.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contract with Customers (“ASC 606”). We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Nature of Contracts and Performance Obligations

Engineered Water Treatment Solutions

We design, manufacture, and install our customer water treatment systems for municipalities, industrial clients, and commercial entities. Our performance obligations typically include the delivery and installation of water treatment systems that meet specific customer requirements. Revenue from these contracts is recognized over time as performance obligations are satisfied, using a cost-cost input method, which reflects the extent of progress towards completion. The transaction price is determined based on fixed fees agreed upon in the contract, and any variable considerations, such as performance bonuses, are estimated at contract inception and constrained to avoid significant reversals.

Sales Price Calculation

The transaction price for each contract is determined based on the agreed-upon terms with the customer, indicating fixed fees and variable consideration where applicable. Variable consideration is estimated at contract inception and constrained to the extent that is it probable that significant reversal of recognized revenue will not occur when the uncertainty is resolved.

Contract Modifications

Contract modifications are accounted for when they create or change existing enforceable rights and obligations. The impact of modifications on transaction prices and performance obligations is recognized in the period when the modifications are approved.

Significant Judgements and Estimates

●	Estimating Progress Towards Completion: For long-term contracts, we use the cost-to-cost method to estimate progress towards completion, considering total costs incurred relative to total estimated costs to complete the project.

●	Variable Consideration: Estimates to variable considerations are constrained to ensure that recognized revenue is not subject to significant reversals in future periods.

Material Rights and Obligations

Our contracts may include material rights for customers to receive effective water treatment solutions and ongoing maintenance services. Our obligations include designing, manufacturing, delivering, installing, and maintaining water treatment systems, as well as providing continuous water treatment services under the DBOO model.

Significant Customers

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions are estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income which are recognized in the period the revisions are determined.

Contract receivables are recorded on contracts for amounts currently due based on progress billings, as well as retention, which are collectible upon completion of the contracts. Accounts payable to material suppliers and subcontractors are recorded for amounts currently due based upon work completed or materials received, as are retention due subcontractors, which are payable upon completion of the contract. General and administrative expenses are charged to operations and not allocated to contract costs.

Contract Receivable

WODI bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of client’s financial condition and collateral is not required. WODI maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. WODI records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The net contract receivable balance was $1,509,504 and $2,479,123 at December 31, 2023 and 2022, respectively.

Indefinite Lived Intangibles and Goodwill Assets

WODI accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

WODI tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, WODI performed a qualitative assessment of indefinite lived intangibles and goodwill at December 31, 2023 and 2022 and determined there was no impairment of indefinite lived intangibles and goodwill.

Promissory Notes

Since buying the sponsorship interest in the SPAC on December 22, 2022 through December 31, 2023, WODI and the Parent Company made payments on behalf of the SPAC in the aggregate amount of $4,029,985. As of December 31, 2023, WODI and the Parent Company received an aggregate of $4,029,985 in unsecured promissory notes (the “SPAC Notes”) from the SPAC in exchange for the payments made on behalf of the SPAC to meet its operating expenses and the extension payments. The SPAC Notes are non-interest bearing and payable (subject to the waiver against SPAC trust provisions) on the earlier of (i) consummation of the SPAC initial business combination; or (ii) the date of the liquidation of the SPAC. The principal balance of each SPAC Note may be prepaid at any time, at the election of the SPAC.

Impairment of receivable

Although the payments made on behalf of the SPAC are amounts receivable to WODI, for the period ended December 31, 2023 and 2022, WODI considered the aggregate amount of $3,979,985 and $737,827, respectively, for the SPAC Notes to be impaired and recorded it as an expense on the consolidated income statements, as it is deemed probable that the SPAC may not have funds to pay back with interest all of the Class A shareholders and WODI for the amounts advanced to the SPAC. In the event of WODI successfully merging with the SPAC, all amounts paid by WODI on behalf of the SPAC, including any future payments made until such merger is fully consummated will be received back by WODI.

Impairment analysis for Class B Common Founder Shares as at December 31, 2023 and 2022

The Parent Company retained an independent valuation firm for the purpose of conducting a valuation of the fair value of Sponsor Founder Shares (Class B) of Fortune Rise Acquisition Corp. as of December 31, 2023 and 2022 (the “Dates of Valuation”).

The independent firm (i) evaluated and analyzed various Sponsor Founder Shares of Fortune Rise Acquisition Corp. (“FRLA”); (ii) assessed the terms including various redemption and liquidation features considering each of the Company’s financial plans and market conditions; and (iii) determined the underlying value to be assigned to the FRLA Sponsor Founder Shares as of the Date of Valuation and evaluated the FRLA Sponsor Founder Shares for impairment by performing the following procedures:

●	Analyzed the Company’s S-4 filing, business combination agreement and other documentation.

●	Developed Monte Carlo Model that values the FRLA Sponsor Founder Shares based on a multipath random event model and future projections of the various potential outcomes. The Monte Carlo Model simulation included 50,000 iterations and simulated the stock price, the timing of the business combination, and the timing of the lapse of the transfer restrictions.

●	Developed the discounted cash flow from the sale of the securities at the time the restrictions terminated.

●	Probability weighted the cash flow, discounted for lack of marketability.

●	Valued the FRLA Sponsor Founder Shares as of the dates of valuation.

Based on the procedures performed the independent valuation firm concluded that the value of FRLA Sponsor Founder Shares was not impaired.

Recording of membership interest

As of December 31, 2023 and 2022, WODI recorded the purchase of Class B Founder Shares at lower of cost or market at $400,000 on the consolidated balance sheet as other asset.

Operating Unit and Segment Reporting Policy

WODI has identified its operating units based on the internal organizational structure used by the Chief Operating Decision Maker (CODM) for making decisions about resource allocation and performance evaluation. The operating units are as follows:

●	MWS is engaged in the design, manufacture, and installation of water treatment systems.

●	PWT focuses on providing custom-engineered water treatment solutions for industrial and municipal clients.

●	WOD is currently in its development stage and is focused on offering water treatment services using a Design-Build-Own-Operate (DBOO) model.

Although WODI manages its operations across three different operating units, the CODM evaluates the company’s overall financial performance as a single reporting segment due to the similarities in products, services, and operational processes across the units. Therefore, WODI reports its financial results on a consolidated basis.

Management Assertion on WODI Expense Reporting

Management asserts that all expenses reflected in WODI’s financial statements represent the direct costs of doing business and are fully borne by WODI. The financial statements accurately present WODI’s operational costs.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

3.	CAPITAL STOCK

WODI Preferred Stock

On April 22, 2022, WODI designated 50,000,000 shares of authorized Preferred Stock at $0.0001 par value per share.

Series A

On October 13, 2022, WODI designated 1,000,000 shares of its authorized preferred stock as Series A preferred stock. The shares of Series A preferred stock were reserved for issuance to the holders of Parent Company’s Series Y preferred shares and issuable to the holders of the Series Y shares at a ratio of 500:1. The holders of Series A preferred shares were not entitled to dividends and were not entitled to a vote until such time as the Series A preferred shares were converted to common shares. Each share of Series A preferred stock was convertible, at any time at the conversion ratio of 50:1, or such other rate as determined by the Board, provided, however that at no time shall the total number of issued and outstanding Series A preferred shares, on a converted basis, be less than ten percent (10%) (‘Dilution Floor’) of the total authorized shares of common stock (on a fully diluted basis) based upon an anticipated sale of $20,000,000 in Series Y shares. The dilution floor shall be adjusted proportionately based upon the actual number of Series Y shares sold. On November 7, 2022, WODI filed an Amended and Restated Certificate of Incorporation and effected a 20:1 reverse stock split with respect to the common shares and the Series A preferred shares.

During the year ended December 31, 2023, WODI issued an aggregate of 6,791 shares of its Series A preferred stock to certain holders of the Parent Company’s Series Y preferred stock at par value of $0.0001. Due to WODI’s merger with PWT on September 21, 2023, all Series A preferred shares were fully converted to common stock in WODI. As of December 31, 2023, there were 0 shares of Series A preferred stock issued and outstanding.

Valuation

The Series A preferred shares were valued by an independent valuation expert based on a Probability Weighted Expected Return Methodology (“PWERM”) with an underlying Discounted Cash Flow (“DCF”) analysis.

The following parameters were considered in this analysis:

1.	Two settlement options – either a merger occurs with the SPAC and the likelihood of it occurring or the merger does not occur.

2.	Three main tranches of valuation dates were considered based on the dates of bulk issuances of shares.

3.	SPAC offer value – which was based on management’s representations of the terms under negotiation during the time of issuances.

4.	Base value of WODI – which was supported by a market analysis completed by management at the time of implementing the Reg A offering and a subsequent increase in base value in Q3, 2023 based on the estimated fair value of the Modular Water Systems assets contributed to the business and merger with PWT.

5.	Timing of a settlement event/conversion event for the Series A shares under the two settlement options.

6.	The expected outstanding issuance of Series Y and convertible debt as of settlement

Based on the above, the value of WODI Series A preferred shares were determined to be as follows:

Fair Value of
Valuation Date	shares
12/28/2022	$56.68
02/08/2023	$106.67
06/15/2023	$266.73
08/21/2023	$54.58

Out of the total 6,791 shares issued during the nine months ended September 30, 2023, 201 shares were issued in Q1, 2023 and were valued at $106.67 per share, 8 shares which were issued in Q2, 2023 were valued at $266.73 per share, and 6,582 shares which were issued in Q3, 2023 were valued at $54.58 for an aggregate expense of $382,793 for the year ended December 31, 2023 and recorded as preferred stock incentive compensation in the consolidated financial statements.

Series B

On April 28, 2023, WODI designated 1,000,000 shares of its authorized preferred stock as Series B preferred stock. The shares of Series B preferred stock had an initial issuance value of $5.00 per share and were reserved for issuance to the holders of Parent Company’s Series X preferred shares and other direct issuances at the discretion of the WODI board of directors. The holders of Series B preferred shares were not entitled to dividends and were not entitled to a vote until such time as the Series B preferred shares are converted to common shares. Each share of Series B preferred stock shall be convertible, at any time per terms of the Series B Certificate of Designation, provided, however that at no time shall the total number of issued and outstanding Series B preferred shares, on a converted basis, be less than 2.5 percent (2.5%) (‘Dilution Floor’) of the total authorized shares of common stock (on a fully diluted basis) based upon an anticipated issuance of $5,000,000 in Series B shares. The dilution floor shall be adjusted proportionately based upon the actual number of Series B shares. During the year ended December 31, 2023, WODI issued an aggregate of 538,400 shares of its Series B preferred stock with a par value of $0.0001, to certain holders of the Parent Company’s Series X preferred stock and holders of WODI Note Purchase Agreements. Due to WODI’s merger with PWT on September 21, 2023, all Series B preferred shares were fully converted to common stock in WODI. As of December 31, 2023, there were 0 shares of Series B preferred stock issued and outstanding.

Valuation

The Series B preferred shares were valued by an independent valuation expert based on a Probability Weighted Expected Return Methodology (“PWERM”) with an underlying Discounted Cash Flow (“DCF”) analysis.

The following parameters were considered in this analysis:

1.	Two settlement options - either a merger occurs with the SPAC and the likelihood of it occurring or the merger does not occur.

2.	SPAC offer value – which was based on management’s representations of the terms under negotiation during the time of issuances.

3.	Base value of WODI – which was supported by a market analysis completed by management at the time of implementing the Reg A offering and a subsequent increase in base value in Q3, 2023 based on the estimated fair value of the Modular Water Systems assets contributed to the business and the merger with PWT.

4.	Timing of a settlement event/conversion event for the Series B shares under the two settlement options.

5.	The expected outstanding issuance of Series Y and convertible debt as of settlement

Based on the above, the value of WODI Series B preferred shares were determined to be as follows:

Fair Value of
Valuation Date	shares
06/27/2023	$0.36
08/21/2023	$0.37

For the year ended December 31, 2023, the shares granted in Q2 and Q3 2023 were valued at $0.36 and $0.37 per share, respectively, for an aggregate expense of $193,824 and recorded as preferred stock incentive compensation in the consolidated financial statements.

Series C

On October 13, 2022, the Board of Directors authorized the issuance of 1,000,000 shares of Series C preferred stock, par value $0.0001 per share, to T. Riggs Eckelberry (the “Holder”) in exchange for his continued employment with the Parent Company. The Holder of Series C preferred stock was not entitled to receive dividends, was not entitled to any liquidation preference and shares of Series C preferred stock did not have any conversion rights. The Holder of Series C preferred shares shall vote with the holders of the common shares on an as converted basis. However, as long as any shares of Series C preferred shares are outstanding, WODI shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C preferred shares directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Series C preferred shares or alter or amend this Certificate of Designation, (b) amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series C preferred shares, or (d) enter into any agreement with respect to any of the foregoing. Notwithstanding the foregoing, the Holder shall be entitled to vote a number of shares equal to fifty-one percent (51%) of the total number of voting shares. Due to WODI’s merger with PWT, all Series C preferred shares were cancelled per the plan of merger agreement dated September 21, 2023. As of December 31, 2023, there were 0 of Series C preferred stock outstanding.

WODI common stock

On February 17, 2023, the Securities and Exchange Commission qualified the Offering Circular for the offering of securities by WODI pursuant to Regulation A offering (the “Reg A offering”). The Reg A Offering was intended to accumulate capital for WODI to direct toward WOD projects.

On March 9, 2023, the Parent Company announced that it launched a limited preview of the Reg A offering for WODI.

As of June 26, 2023 (the “Termination date”), the Parent Company suspended the sale of securities under the Reg A offering for WODI. As of the Termination Date, 12,000 shares were sold for total proceeds of $60,000.

On September 21, 2023, WODI merged with PWT. Pursuant to the merger:

●	An aggregate of 8,151 shares of WODI Series A preferred stock were converted to 509,482 WODI common stock.

●	An aggregate of 538,400 shares of WODI Series B preferred stock were converted to 637,000 WODI common stock.

In total, the WODI Series A and WODI Series B preferred stock were converted to 1,146,482 shares of WODI common stock. Per the Merger Agreement with PWT, these shares along with Reg A shares were exchanged for 1,228,150 shares of PWT common stock.

Progressive Water Treatment (‘PWT’) common stock

On September 19, 2023, an equity restructuring plan and forward stock-split of 1,000:1 was implemented for PWT common stock. Post forward stock split implementation but before issuing common stock to WODI stockholders in the PWT Merger, the issued and outstanding common shares of PWT were 10,000,000.

On September 21, 2023, WODI merged with PWT (“PWT Merger”). Pursuant to the PWT Merger, all holders of WODI common shares were issued shares in PWT in the following amounts:

●	An aggregate of 12,171,067 PWT common shares were issued to Parent Company.

●	An aggregate of 25,112 PWT common shares, including make-good shares, were issued to the holders of WODI common stock who invested in the WODI Reg A .

●	An aggregate of 518,322 PWT common shares, including make-good shares, were issued to prior WODI Series A shareholders.

●	An aggregate of 684,716 PWT common shares, including make-good shares, were issued to prior WODI Series B shareholders.

As of December 31, 2023, PWT had 13,399,267 total issued and outstanding common shares.

4.	RESTRICTED STOCK GRANTS AND WARRANTS

Restricted Stock to WODI Board, Employees and Consultants

Between August 12, 2022, and August 3, 2023, WODI entered into Restricted Stock Grant Agreements (the “WODI RSGAs”) with its members of the Board, employees, and consultants to create management incentives to improve the economic performance of WODI and to increase its value. WODI RSGAs provide for the issuance of up to 15,550,000 shares of WODI common stock provided certain milestones and vesting are met in certain stages. The restricted shares may become fully vested and no longer subject to risk of forfeiture (“Vested Shares”) if WODI shares are uplisted to a National Exchange, then upon such uplisting, 25% of the restricted shares that shall vest and become Vested Shares and 6.25% each three-month period thereafter, subject to the following: (i) If WODI shares are traded on a National Exchange, then the amount of restricted shares which shall become Vested Shares during any three-month period shall not exceed an amount representing the greater of (a) 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI and (b) the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. (ii) If WODI shares are subsequently delisted and quoted on the over-the-counter market, including the OTCQB, then the amount of restricted shares which shall become Vested Shares during any three month period shall not exceed an amount representing 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI, or if WODI shares are traded on a national securities exchange, the greater of (b)(i) and the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. If WODI shares do not achieve listing on a national securities exchange within three years of the Effective Date, then the restricted shares shall vest and become Vested Shares at a rate equal to 25% on the three-year anniversary of the Effective Date and 6.25% each three-month period thereafter. WODI has not recognized any costs associated the WODI RSGAs because milestones and vesting have not been achieved. As the milestones are achieved, the shares shall become eligible for vesting and issuance. On September 21, 2023, per the Merger Plan Agreement and per the conversion ratio of 0.19737 established in the Merger Plan Agreement, the 15,550,000 total issuable shares under the WODI RSGAs were converted to 3,069,100 total issuable shares. On October 23, 2023, certain WODI RSGAs were canceled and new WODI RSGAs were issued. As of December 31, 2023, there were 2,581,344 total issuable shares under the WODI RSGAs. As the milestones are achieved, the shares shall become eligible for vesting and issuance. During the year ended December 31, 2023 and 2022, no issuable shares under the WODI RSGAs vested and no costs associated with the milestones were recognized because achievement is not probable.

Warrants

During the year ended December 31, 2023, the Company issued 1,087,869 warrants for proceeds in the amount of $325,000.

5.	CONVERTIBLE PROMISSORY NOTES

In December 2022, WODI raised capital and issued convertible secured promissory notes in the amount of $1,347,500 to investors with 10% interest per annum. The notes were issued to raise capital needed to acquire the equity interests in Fortune Rise Acquisition Corporation (“FRLA” or the “SPAC”) for the purchase price of $400,000 and to pay off the promissory notes the SPAC owed to sellers. Per the terms and conditions of the convertible promissory notes, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Notes (the “Maturity Date”) provided, that WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions, or (ii) when, upon the occurrence and during the continuance of an event of default.

During the year ended December 31, 2023, WODI raised additional capital of $6,923,000 and an investor exchanged the Parent Company’s Series X preferred stock in the amount of $250,000 and Series R preferred stock in the amount of $100,000 for a WODI convertible secured promissory note. Also, during the year ended December 31, 2023, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 853,916,848 shares of the Parent Company’s common stock were redeemed at the closing fair market share price on the dates of redemptions, which was added to the cash value of the shareholders’ investment to purchase WODI convertible secured promissory notes. There were no redemptions of the Parent Company’s common stock for the year ended December 31, 2022. As of December 31, 2023 and 2022, WODI had outstanding convertible secured promissory notes in the amount of $16,729,089 and $1,347,500, respectively.

During the year ended December 31, 2023, WODI recognized a loss of $8,108,859 related to the conversion and settlement value added to the note purchase agreements. This loss was calculated based on fair market value of common stock issued upon conversion and settlement compared to the carrying value of the notes. The conversion feature of the notes is contingent upon the occurrence of a merger, which cannot be considered probable at this time. Therefore, the contingent feature does not need to be considered outstanding. This loss is included in the Conversion and settlement value added to purchase agreements’ line item under “Other Income (Expense)” in the Consolidated Statements of Operations for the year ended December 31, 2023.

A number of the WODI shareholders were original investors in WODI’s parent company OCLN. Under the terms of the agreements with such persons, these original investors, upon further agreeing to invest in WODI, were granted the ability to redeem their OCLN shares. This redemption was contingent upon their continued investment in WODI. The redemption option was specifically offered as an incentive to encourage additional investment into WODI.

The range of closing fair market prices on the dates of redemption is 0.00640 to 0.12000 and the cash value of the redemptions is $7,499,390

The cash value of the redemptions was added to the WODI convertible promissory notes to accurately reflect the total value exchanged during these transactions. This approach seeks to provide transparency and compliance with the terms of the agreements, which required the fair value of the redeemed shares to be included with the cash value of shareholders’ investments. Recognizing this value in the financial statements aligned with GAAP. According to ASC-470-20, “Debt Conversions and Other Options”, the recognition of fair value of the equity instruments issued in a financing transaction should be included in the measurement of the related debt.

6.	REVENUE FROM CONTRACTS WITH CUSTOMERS

Equipment Contracts

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, WODI will recognize the loss as it is determined.

The total revenue from contracts with customers for the years ended December 31, 2023 and 2022 was $6,681,886 and $10,350,281, respectively.

Contract assets represents revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represents billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract assets for the years ended December 31, 2023 and 2022 was $455,102 and $1,479,491, respectively. The contract liability for the years ended December 31, 2023 and 2022 was $1,346,366 and $932,458, respectively.

7.	EMPLOYEE RETENTION TAX CREDIT

Under the provisions of the extension of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) passed by the United States Congress and signed by the President, The Parent Company was eligible for a refundable employee retention credit (the “ERTC”) subject to certain criteria. The Parent Company’s subsidiary, PWT applied for the ERTC and during the years ended December 31, 2023 and 2022, received an aggregate of $126,879 and $352,437, respectively, which was recognized in the financial statements as other income.

8.	COMMITMENTS AND CONTINGENCIES

Facility Rental – Related Party

PWT rents an approximately 12,000 square foot facility located at 2535 E. University Drive, McKinney, TX 75069, with a current monthly rent of $8,500.

Related Party Transactions

On an as needed basis, at certain times, WODI transfers funds to the Parent Company for use in operations and to provide intercompany transfers to its subsidiaries. As of December 31, 2023 and 2022, an aggregate of $864,528 and $269,000, respectively, was due to the Parent Company and its subsidiaries which is reflected on WODI’s financial statements. As of December 31, 2023, impairment on related party receivable of $4,631,049 was recognized on WODI’s financial statements due to low probability of Parent company’s ability to repay the balances due.

Warranty Reserve

Generally, a customer project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year. There are various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims. A warranty reserve has been provided based on historical data and the opinion of management in the amount of $20,000 and is reflected in the consolidated financial statements for the years ended December 31, 2023 and 2022.

9.	LINE OF CREDIT

During the year ended December 31, 2023, PWT obtained 12-month credit lines in the aggregate amount of $345,875, with an interest rate of 26.07%. During the year ended December 31, 2023, PWT paid principal in the amount of $167,067, leaving a principal balance of $178,808 as of December 31, 2023.

10.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

Between January 5, 2024 and June 5, 2024, WODI made payments on behalf of the SPAC in the aggregate amount of $947,000.

Between January 8, 2024 and June 7, 2024, an aggregate of 139,560,037 shares of common stock were redeemed by the Parent Company, and the redemption amount, together with cash paid by the redeeming stockholders, were used by the stockholders to purchase convertible secured promissory notes from WODI.

On February 14, 2024, the Parent Company and Fortune Rise Acquisition Corporation (Nasdaq: FRLA), filed a registration statement on Form S-4 with the SEC which includes a preliminary proxy statement and prospectus in connection with the proposed business combination with WODI.

On or around March 5, 2024, PWT was named as a defendant in a case filed by Process Solutions, Inc (“PSI”). The case was filed in the Court of Common Pleas in Hamilton County, Ohio. The complaint alleges that PWT breached a contract with PSI and alleges damages of $143,675 plus attorneys fees. PWT has removed the case to federal court, denies the claims in the complaint and intends to enforce a binding arbitration provision between the parties and to bring counter claims against PSI for failing to pay PWT for services rendered.

On May 10, 2024, WODI entered into a new facility lease effective July 1, 2024 for an initial term of five years. The new facility located in Sherman, Texas includes approximately 21,300 square feet with a monthly base rent in the amount of $13,313 plus fees.

WATER ON DEMAND, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$202,644	$374,191
Contracts receivable, net allowance of $368,917 and $379,335, respectively	1,247,416	1,509,504
Contract assets	476,906	455,102
Prepaid expenses	34,354	-
TOTAL CURRENT ASSETS	1,961,320	2,338,797
NET PROPERTY AND EQUIPMENT	2,006	3,370
OTHER ASSETS
SPAC Class B common shares purchase cost	400,000	400,000
Security Deposit	18,000	-
TOTAL OTHER ASSETS	418,000	400,000
TOTAL ASSETS	$2,381,326	$2,742,167

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Accounts payable and other payable	$1,459,460	$1,335,210
Accrued expenses	1,992,045	1,103,158
Contract liabilities	1,619,759	1,346,366
Tax liability 83(b)	13,600	13,600
Customer deposit	143,503	143,503
Warranty reserve	20,000	20,000
Line of credit	53,063	178,808
Due to related party	680,986	864,528
Loan payable, merchant cash advance	146,250	110,695
Convertible secured promissory note (Note 5)	20,068,589	16,729,089
Total Current Liabilities	26,197,255	21,844,957

Total Liabilities	26,197,255	21,844,957
SHAREHOLDERS' DEFICIT
Common stock	1,340	1,340
Additional paid in capital - Common stock	1,411,508	985,278
Accumulated deficit	(25,228,777)	(20,089,408)

TOTAL SHAREHOLDERS' DEFICIT	(23,815,929)	(19,102,790)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$2,381,326	$2,742,167

WATER ON DEMAND, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(UNAUDITED)

	Six Months Ended
	June 30, 2024	June 30, 2023
Sales	$2,604,196	$3,823,932
Cost of Goods Sold	2,332,346	3,513,086
Gross Profit	271,850	310,846
Operating Expenses
Selling and marketing expenses	94,671	42,988
General and administrative expenses	578,784	560,248
Total Operating Expenses	673,455	603,236
Loss from Operations	(401,605)	(292,390)

OTHER INCOME (EXPENSE)
Other income	1,143	126,879
Impairment of receivable from SPAC	(1,128,000)	(2,600,985)
Preferred stock incentive compensation	-	(155,852)
Conversion and settlement value added to note purchase agreements	(1,297,000)	(6,037,589)
Interest expense	(1,040,227)	(311,610)
Impairment on related party receivable	(1,273,680)	-

TOTAL EXPENSE INCOME	(4,737,764)	(8,979,157)

NET LOSS	$(5,139,369)	$(9,271,547)

BASIC AND DILUTED	(0.38)	(1.60)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	13,399217	5,783,156

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	SIX MONTHS ENDED JUNE 30, 2023
	Preferred stock		Common stock		Additional Paid-in-	Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	loss	Deficit	Total

Balance at December 31, 2022	1,001,475	$-	5,779,638	$578	$85,857	$-	$(588,318)	$(501,883)

Issuance of Series A and B Preferred stock granted to Series Y investors at fair value	367,609	37	-	-	155,852	-	-	155,852

Issuance of common shares for Reg A for cash	-	-	7,500	-	37,500	-	-	37,500

Net Loss	-	-	-	-	-	-	(9,271,547)	(9,271,547)

Balance at June 30, 2023	1,369,084	$37	5,787,138	$578	$279,209	$-	$(9,859,865)	$(9,580,078)

	SIX MONTHS ENDED JUNE 30, 2024
	Preferred stock		Common stock		Additional Paid-in-	Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	loss	Deficit	Total
Balance at December 31, 2023	-	$-	13,399,267	$1,340	$985,278	$-	$(20,089,408)	$(19,102,790)

Issuance of warrants					426,230			426,230

Net Loss	-	-	-	-	-	-	(5,139,369)	(5,139,369)

Balance at June 30, 2024	-	$-	13,399,267	$1,340	$1,411,508	$-	$(25,228,777)	$(23,815,929)

WATER ON DEMAND INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(UNAUDITED)

	Six Months Ended
	June 30, 2024	June 30, 2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(5,139,369)	$(9,271,547)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,364	2,278
Preferred stock incentive compensation expense	-	155,852
Debt discount recognized as interest expense	90,000	-
Impairment of receivable from SPAC	1,128,000	2,600,985
Loss on conversion and settlement value of notes	1,297,000	6,037,589
Impairment on related party receivable	1,273,680	-
Change in Assets (Increase) Decrease in:
Contracts receivable	262,088	1,061,010
Contract asset	(21,804)	390,206
Prepaid expense and other assets	(34,354)	-
Loan receivable, related party	(1,457,221)	(2,447,150)
Other assets	(18,000)	(40,194)
Change in Liabilities Increase (Decrease) in:
Accounts payable	124,250	(1,243,251)
Accrued interest on convertible promissory notes	920,390	277,658
Accrued expenses	(31,504)	11,592
Tax liability 83(b)	-	(2,000)
Loan payable, related party	-	238,263
Contract liabilities	273,393	(208,564)

NET CASH USED IN OPERATING ACTIVITIES	(1,332,087)	(2,437,273)

CASH FLOWS USED FROM INVESTING ACTIVITIES:
Purchase of SPAC notes payable	(1,128,000)	(2,600,985)

NET CASH USED IN INVESTING ACTIVITIES	(1,128,000)	(2,600,985)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from line of credit	-	241,542
Payments on line of credit	(125,745)	(40,548)
Payments on loans, merchant cash advance	135,000	-
Payments on loans, merchant cash advance	(189,445)	-
Proceeds from convertible notes	2,042,500	5,344,000
Proceeds from issuance of common stock	-	37,500
Proceeds from issuance of warrants	426,230	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,288,540	5,582,494

NET INCREASE (DECREASE) IN CASH	(171,547)	544,236

CASH BEGINNING OF PERIOD	374,191	564,118

CASH END OF PERIOD	$202,644	$1,108,354

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and dividends paid	$28,817	$18,952
Taxes paid	-	-

WATER ON DEMAND, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

JUNE 30, 2024

1.	ORGANIZATION AND LINE OF BUSINESS

The accompanying condensed consolidated financial statements of Water On Demand, Inc. (“WODI”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto included in OriginClear, Inc. (the “Parent Company”)’s Form 10-K for the year ended December 31, 2023 and Form 10-Q for the six months ended June 30, 2024.

Organization

Water On Demand, Inc. (“WODI”) was incorporated in the state of Nevada on April 22, 2022. WODI, with the support of its parent, OriginClear, Inc (the “Parent Company”), is developing a new outsourced water treatment business called “Water On Demand”: or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

On November 16, 2022, WODI filed a Form 1-A Offering Circular for an offering under Regulation A (the “Offering”) of the Securities Act of 1933 with the U.S. Securities and Exchange Commission. The purpose of the Offering was to allow potential investors the opportunity to invest directly in WODI. The Offering had a minimum investment of $1,000 and was on a best-efforts basis.

On December 22, 2022, WODI entered into a Membership Interest Purchase and Transfer Agreement (the “Purchase Agreement”) with Ka Wai Cheung, Koon Lin Chan, and Koon Keung Chan (each a “Seller”, and collectively, the “Sellers”) and Fortune Rise Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which WODI purchased 100 membership interests in the Sponsor (“Purchased Interests”) from the Sellers, which constitutes 100% of the membership interests in the Sponsor. The Sponsor owns 2,343,750 shares out of 2,443,750 shares of the issued and outstanding shares of Class B common stock (the “Class B common stock”) of Fortune Rise Acquisition Corporation, a Delaware Corporation (“FRLA” or the “SPAC”). On December 29, 2022, the Parent Company announced that its subsidiary, Water On Demand, Inc. had closed its acquisition of Fortune Rise Sponsor, LLC, which is the sponsor of Fortune Rise Acquisition Corp.

On December 22, 2022, WODI paid a total of $1,137,267 to the Sellers of Fortune Rise Sponsor, LLC which included a total of $400,000 to purchase the membership interest in Class B common stock of FRLA and $737,267 for compensating the payment made by the Sellers on November 4, 2022, towards the first extension of the SPAC through February 5, 2023. In connection with the Extension Payment, FRLA issued unsecured promissory notes to the Sellers. As of December 31, 2022, the $737,267 amount was reflected as Notes Payable to related party on the consolidated balance sheet of the SPAC.

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FRLA is a “shell company” as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. The SPAC will not generate any operating revenues until after the completion of its initial business combination, at the earliest.

On December 29, 2022, pursuant to a Membership Interest Purchase and Transfer Agreement and Securities Transfer Agreement with the members of the Sponsor, WODI acquired the membership interests of the Sponsor and became the beneficial owner of 2,343,750 shares of FRLA Class B common stock, each of which is exercisable into one share of FRLA Class A common stock. The purchase price for the membership interests was $400,000. To acquire the equity interests in FRLA for the purchase price of $400,000, WODI issued convertible secured promissory notes to investors at 10% interest per annum. Per the terms and conditions of the convertible promissory note, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Note (the “Maturity Date”) (provided, WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions), or (ii) when, upon the occurrence and during the continuance of an Event of Default.

On January 5, 2023, WODI signed a non-binding Letter of Intent (the “LOI”) with Fortune Rise Acquisition Corporation, (“FRLA” collectively with WODI, the “Parties”). The LOI is not binding on the Parties and is intended solely to guide good-faith negotiations toward a definitive business combination agreement. The Parties will work together in good faith with their respective advisors to agree on a structure for the business combination that is most expedient to the consummation of the acquisition, which may result in a new (merged) entity. Pursuant to the LOI, if a business combination were to be consummated and approved, all of the outstanding equity securities of WODI, including all shares of common stock, preferred stock, outstanding options and warrants will convert into new equity of the merged entity.

On February 7, 2023, FRLA and OriginClear, Inc. announced that WODI deposited $977,500 (the “Second Extension Payment”) into FRLA’s trust account for its public shareholders, representing $0.10 per public share, which enables FRLA to extend the period of time it has to consummate its initial business combination by an additional three months from February 5, 2023 to May 5, 2023 (the “Second Extension”).

WODI assumed the obligation to make any necessary extension payments in connection with the extension of the period of time in which the SPAC may consummate its initial business combination as described in the SPAC’s S-1 Registration Statement, including the three-month extension from November 5, 2022 to February 5, 2023, the Second Extension for an additional three months from February 5, 2023 to May 5, 2023 and a final extension for an additional six months from May 5, 2023 to November 5, 2023.

On April 10, 2023, at the Special Meeting, a total of 10,514,410 (or 81.61%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of March 3, 2023, were present either in person or by proxy, which constituted a quorum. In that FRLA shareholders agreed to an extension of the period of time it has to consummate its initial business combination by an additional six months from May 5, 2023 to November 5, 2023. FRLA’s stockholders voted on to approve and adopt the extension amendment which received sufficient votes (more than 65%) for approval.

On April 14, 2023, WODI entered into an Asset Purchase Agreement with the Parent Company, whereby it agreed to purchase all of the assets related to Parent Company’s “Modular Water Service” business, including licenses, technology, intellectual property, contracts, business models, patents and other assets in exchange for 6,000,000 shares of WODI common stock. The assets included MWS accounts receivables and accounts payables as of April 14, 2023 and an assignment of Parent Company’s existing global master license to the patents of inventor Daniel M. Early, P.E., who heads MWS, and the right to file patents for all additional inventions since 2018, when Parent Company created the MWS unit. Beginning on the Effective Date, all MWS transactions including revenue, accounts payable and accounts receivable were transferred from the Parent Company’s Progressive Water Treatment, Inc. (“PWT”) subsidiary over to WODI.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA and a plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock and WODI Series C was canceled prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

Before issuing common stock to WODI stockholders in the PWT Merger, PWT had 10,000,000 common shares issued and outstanding, which were fully owned by Parent Company. Post PWT-WODI merger, Parent Company received an aggregate of 12,171,067 shares of WODI.

On September 28, 2023, the Letter of Intent (“LOI”) executed on January 5, 2023 with WODI was amended to designate PWT as the new target of the acquisition. Under the amended LOI, FRLA proposed to acquire all the outstanding securities of the new combined WODI/PWT entity, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

On October 24, 2023 FRLA and WODI entered into a definitive business combination agreement (the “BCA”).

On October 25, 2023, at the Special Meeting, a total of 5,687,847 (or 84.59%) of FRLA’s issued and outstanding shares of Class A common stock and Class B common stock held of record, were present either in person or by proxy, which constituted a quorum. FRLA shareholders approved a proposal to extend the period of time FRLA has to consummate its initial business combination by an additional one year from November 5, 2023 to November 5, 2024, by up to twelve one-month extensions, subject to certain conditions.

As of the date of this filing, the SPAC has been extended through November 5, 2024, to give the Parent Company adequate time to complete all the necessary administrative and regulatory steps, including filing of the registration statement and timely respond to satisfy potential comments, from regulatory bodies to consummate the business combination. Management estimates the likelihood of completing the business combination at 75%.

Line of Business

With the support of its Parent Company, WODI is developing a new outsourced water treatment business called “Water On Demand” or “WOD”. The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. WODI intends to work with regional water service companies to build and operate the water treatment systems it finances.

Because WOD is still in early stage development, the Parent Company combined its Modular Water Systems division (“MWS”) and its wholly owned subsidiary, Progressive Water Systems Inc. (“PWT”) with WODI. Due to its operating history, PWT became the master corporate entity and subsequently was renamed Water On Demand, Inc.

Thus, Water On Demand Inc. was absorbed into PWT, as was Parent Company’s in-house business unit MWS. Subsequently, Progressive Water Treatment Inc. was renamed Water On Demand, Inc.

WODI as it is now structured, is composed of two operating units, MWS and PWT plus WOD which is a development stage business. For financial reporting purposes, WODI is considered a single reporting unit.

For its current WODI program, the Parent Company plans to support the BCA process, provide management services to WODI and the potential post-merger entity, initiate non-binding agreements for the acquisition of related businesses by WODI or the post-merger entity, which will depend on the outcome of the BCA process.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if WODI is unable to continue as a going concern. These factors, among others raise substantial doubt about WODI’s ability to continue as a going concern. Our independent auditors, in their report on the Parent Company’s audited financial statements for the year ended December 31, 2023 expressed substantial doubt about our ability to continue as a going concern.

The ability of WODI to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the period ended June 30, 2024, WODI obtained funds from the issuance of convertible note agreements. Management believes this funding will continue from its’ current investors and from new investors. Management believes the existing shareholders and prospective new investors will provide the additional cash needed to meet WODI’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to WODI. Even if WODI is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

This summary of significant accounting policies of WODI is presented to assist in understanding WODI’s financial statements. The financial statements and notes are representations of WODI’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

Water on Demand Inc. accounts are included on its Parent Company’s consolidated financial statements for the six months ended June 30, 2024 and 2023, and for year ended December 31, 2023.

Cash and Cash Equivalent

WODI considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review WODI’s impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, derivative liabilities and other conversion features, fair value investments, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. WODI bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Net Earnings (Loss) per Share Calculations

Basic loss per share calculation is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include securities or other contracts to issue common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. WODI’s diluted loss per share was the same as the basic loss per share for the six months ended June 30, 2024 and 2023.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contract with Customers (“ASC 606”). We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Nature of Contracts and Performance Obligations

Engineered Water Treatment Solutions

We design, manufacture, and install our customer water treatment systems for municipalities, industrial clients, and commercial entities. Our performance obligations typically include the delivery and installation of water treatment systems that meet specific customer requirements. Revenue from these contracts is recognized over time as performance obligations are satisfied, using a cost-cost input method, which reflects the extent of progress towards completion. The transaction price is determined based on fixed fees agreed upon in the contract, and any variable considerations, such as performance bonuses, are estimated at contract inception and constrained to avoid significant reversals.

Sales Price Calculation

The transaction price for each contract is determined based on the agreed-upon terms with the customer, indicating fixed fees and variable consideration where applicable. Variable consideration is estimated at contract inception and constrained to the extent that is it probable that significant reversal of recognized revenue will not occur when the uncertainty is resolved.

Contract Modifications

Contract modifications are accounted for when they create or change existing enforceable rights and obligations. The impact of modifications on transaction prices and performance obligations is recognized in the period when the modifications are approved.

Significant Judgements and Estimates

●	Estimating Progress Towards Completion: For long-term contracts, we use the cost-to-cost method to estimate progress towards completion, considering total costs incurred relative to total estimated costs to complete the project.

●	Variable Consideration: Estimates to variable considerations are constrained to ensure that recognized revenue is not subject to significant reversals in future periods.

Material Rights and Obligations

Our contracts may include material rights for customers to receive effective water treatment solutions and ongoing maintenance services. Our obligations include designing, manufacturing, delivering, installing, and maintaining water treatment systems, as well as providing continuous water treatment services under the DBOO model.

Contract Receivable

WODI bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of clients financial condition and collateral is not required. WODI maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. WODI records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The net contract receivable balance was $1,247,416 and $1,509,504 as of June 30, 2024, and December 31, 2023 respectively.

Indefinite Lived Intangibles and Goodwill Assets

WODI accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

WODI tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, WODI performed a qualitative assessment of indefinite lived intangibles and goodwill at June 30, 2024 and December 31, 2023 and determined there was no impairment of indefinite lived intangibles and goodwill.

Promissory Notes

Since buying the sponsorship interest in the SPAC on December 22, 2022 through June 30, 2024, WODI and the Parent Company made payments on behalf of the SPAC in the aggregate amount of $5,051,985. As of June 30, 2024, WODI and the Parent Company received an aggregate of $5,051,985 in unsecured promissory notes (the “SPAC Notes”) from the SPAC in exchange for the payments made on behalf of the SPAC to meet its operating expenses and the extension payments. The SPAC Notes are non-interest bearing and payable (subject to the waiver against SPAC trust provisions) on the earlier of (i) consummation of the SPAC initial business combination; or (ii) the date of the liquidation of the SPAC. The principal balance of each SPAC Note may be prepaid at any time, at the election of the SPAC.

Impairment of receivable

Although the payments made on behalf of the SPAC are amounts receivable to WODI, for the periods ended June 30, 2024 and 2023, WODI considered the aggregate amount of $1,128,000 and $2,600,985, respectively, for the SPAC Notes to be impaired and recorded it as an expense on the consolidated income statements, as it is deemed probable that the SPAC may not have funds to pay back with interest all of the Class A shareholders and WODI for the amounts advanced to the SPAC. In the event of WODI successfully merging with the SPAC, all amounts paid by WODI on behalf of the SPAC, including any future payments made until such merger is fully consummated will be received back by WODI.

Recording of membership interest

As of June 30, 2024 and December 31, 2023, WODI recorded the purchase of Class B Founder Shares at lower of cost or market at $400,000 on the consolidated balance sheet as other assets.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

3.	CAPITAL STOCK

WODI common stock

On February 17, 2023, the Securities and Exchange Commission qualified the Offering Circular for the offering of securities by WODI pursuant to Regulation A offering (the “Reg A offering”). The Reg A Offering was intended to accumulate capital for WODI to direct toward WOD projects.

On March 9, 2023, the Parent Company announced that it launched a limited preview of the Reg A offering for WODI.

As of June 26, 2023 (the “Termination date”), the Parent Company suspended the sale of securities under the Reg A offering for WODI. As of the Termination Date, 12,000 shares were sold for total proceeds of $60,000.

On September 21, 2023, WODI merged with PWT. Pursuant to the merger:

●	An aggregate of 8,151 shares of WODI Series A preferred stock were converted to 509,482 WODI common stock.

●	An aggregate of 538,400 shares of WODI Series B preferred stock were converted to 637,000 WODI common stock.

In total, the WODI Series A and WODI Series B preferred stock were converted to 1,146,482 shares of WODI common stock. Per the Merger Agreement with PWT, these shares along with Reg A shares were exchanged for 1,228,150 shares of PWT common stock.

On September 19, 2023, an equity restructuring plan and forward stock-split of 1,000:1 was implemented for PWT common stock. Post forward stock split implementation but before issuing common stock to WODI stockholders in the PWT Merger, the issued and outstanding common shares of PWT were 10,000,000.

On September 21, 2023, WODI entered into a merger agreement with PWT to create better enterprise value for a potential merger opportunity with FRLA and a plan of merger agreement (the “PWT-WODI merger agreement”) was entered into between WODI and PWT. Per the PWT-WODI merger agreement, all shares of WODI common and preferred stock were exchanged for shares of PWT common stock as merger consideration. WODI convertible notes and WODI Restricted Stock Grants were assumed by PWT and remain outstanding. WODI Series A and Series B were converted to WODI common stock and WODI Series C was canceled prior to the merger.

In connection with the merger with WODI, PWT changed its name to Water on Demand, Inc.

As of June 30, 2024, WODI had 13,399,267 total issued and outstanding common shares.

4.	RESTRICTED STOCK GRANTS AND WARRANTS

Restricted Stock to WODI Board, Employees and Consultants

Between August 12, 2022, and August 3, 2023, WODI entered into Restricted Stock Grant Agreements (the “WODI RSGAs”) with its members of the Board, employees, and consultants to create management incentives to improve the economic performance of WODI and to increase its value. WODI RSGAs provide for the issuance of up to 15,550,000 shares of WODI common stock provided certain milestones and vesting are met in certain stages. The restricted shares may become fully vested and no longer subject to risk of forfeiture (“Vested Shares”) if WODI shares are uplisted to a National Exchange, then upon such uplisting, 25% of the restricted shares that shall vest and become Vested Shares and 6.25% each three-month period thereafter, subject to the following: (i) If WODI shares are traded on a National Exchange, then the amount of restricted shares which shall become Vested Shares during any three-month period shall not exceed an amount representing the greater of (a) 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI and (b) the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. (ii) If WODI shares are subsequently delisted and quoted on the over-the-counter market, including the OTCQB, then the amount of restricted shares which shall become Vested Shares during any three month period shall not exceed an amount representing 1% of the shares of common stock outstanding as shown by the most recent SEC Report published by WODI, or if WODI shares are traded on a national securities exchange, the greater of (b)(i) and the average weekly reported volume of trading in the common stock on a national securities exchange during the previous four calendar weeks. If WODI shares do not achieve listing on a national securities exchange within three years of the Effective Date, then the restricted shares shall vest and become Vested Shares at a rate equal to 25% on the three-year anniversary of the Effective Date and 6.25% each three-month period thereafter. WODI has not recognized any costs associated the WODI RSGAs because milestones and vesting have not been achieved. As the milestones are achieved, the shares shall become eligible for vesting and issuance. On September 21, 2023, per the Merger Plan Agreement and per the conversion ratio of 0.19737 established in the Merger Plan Agreement, the 15,550,000 total issuable shares under the WODI RSGAs were converted to 3,069,100 total issuable shares. On October 23, 2023, certain WODI RSGAs were canceled and new WODI RSGAs were issued. As of June 30, 2024, there were 2,581,344 total issuable shares under the WODI RSGAs. As the milestones are achieved, the shares shall become eligible for vesting and issuance. During the six months ended June30, 2024 and 2023, no issuable shares under the WODI RSGAs vested and no costs associated with the milestones were recognized because achievement is not probable.

Warrants

During the six months ended June 30, 2024, the Company issued 1,427,049 warrants for proceeds in the amount of $426,230.

5.	CONVERTIBLE PROMISSORY NOTES

Between December 2022 and December 31, 2023, WODI raised capital and issued convertible secured promissory notes in the amount of $8,270,500 to investors with 10% interest per annum, and an investor exchanged the Parent Company’s Series X preferred stock in the amount of $250,000 and Series R preferred stock in the amount of $100,000 for a WODI convertible secured promissory note. Also during the year ended December 31, 2023, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 853,916,848 shares of the Parent Company’s common stock were redeemed at the closing fair market share price on the dates of redemptions, which was added to the cash value of the shareholders’ investment to purchase WODI convertible secured promissory notes. Per the terms and conditions of the convertible promissory notes, all unpaid principal, together with any unpaid and accrued interest shall be due and payable on the earlier of the twelve (12) month anniversary of the date of the Notes (the “Maturity Date”) provided, that WODI shall have the option to extend the Maturity Date for up to two (2) six-month extensions, or (ii) when, upon the occurrence and during the continuance of an event of default.

During the six months ended June 30, 2024, WODI raised additional capital of $2,042,500 and issued convertible secured promissory notes to investors with 10% interest per annum. Also during the six months ended June 30, 2024, per settlement, conversion and redemption agreements with WODI shareholders, an aggregate of 139,560,037 shares of the Parent Company’s common stock were redeemed at the closing fair market share price on the dates of redemptions, which was added to the cash value of the shareholders’ investment to purchase WODI convertible secured promissory notes. The loss relating to these settlement and conversion agreements of $1,297,000 was accounted for in the consolidated statements of operations.

As of June 30, 2024, WODI had outstanding convertible secured promissory notes in the amount of $20,068,589.

6.	REVENUE FROM CONTRACTS WITH CUSTOMERS

Equipment Contracts

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, WODI will recognize the loss as it is determined.

The total revenue from contracts with customers for the six months ended June 30, 2024 and 2023 was $2,604,196 and $3,823,932, respectively.

Contract assets represent revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represent billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract assets for the six months ended June 30, 2024 and the year ended December 31, 2023 was $476,906 and $455,102, respectively. The contract liability for the six months ended June 30, 2024 and the year ended December 31, 2023 was $1,619,759 and $1,346,366, respectively.

7.	COMMITMENTS AND CONTINGENCIES

Facility Rental – Related Party

PWT rents an approximately 12,000 square foot facility located at 2535 E. University Drive, McKinney, TX 75069, with a current monthly rent of $8,500.

Related Party Transactions

On an as needed basis, at certain times, WODI transfers funds to the Parent Company for use in operations and to provide intercompany transfers to its subsidiaries. As of June 30, 2024 and the year ended December 31, 2023, an aggregate of $680,986 and $864,528, respectively, was due to the Parent Company and its subsidiaries which is reflected on WODI’s financial statements. As of June 30, 2024, impairment on related party receivable of $1,273,680 was recognized on WODI’s financial statements due to low probability of Parent company’s ability to repay the balances due.

Warranty Reserve

Generally, a customer project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year. There are various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims. A warranty reserve has been provided based on historical data and the opinion of management in the amount of $20,000 and is reflected in the consolidated financial statements for the six months ended June 30, 2024 and the year ended December 31, 2023.

Litigation

On or around March 5, 2024, PWT was named as a defendant in a case filed by Process Solutions, Inc (“PSI”). The case was filed in the Court of Common Pleas in Hamilton County, Ohio. The complaint alleges that PWT breached a contract with PSI and alleges damages of $143,675 plus attorney’s fees. PWT has removed the case to federal court, denies the claims in the complaint and intends to enforce a binding arbitration provision between the parties and to bring counter claims against PSI for failing to pay PWT for services rendered.

8.	LINE OF CREDIT

During the year ended December 31, 2023, PWT obtained 12-month credit lines in the aggregate amount of $345,875, with an interest rate of 26.07%. The remaining balance as of December 31, 2023 was $178,808. During the six months ended June 30, 2024, PWT paid principal in the amount of $125,745 leaving a principal balance of $53,063 as of June 30, 2024.

9.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

Between April 3, 2024 and August 7 2024, an aggregate of 108,479,526 shares of common stock were redeemed by the Parent Company, and the redemption amount, together with cash paid by the redeeming stockholders, were used by the stockholders to purchase convertible secured promissory notes from WODI.

On May 10, 2024, WODI entered into a new facility lease effective July 1, 2024 for an initial term of five years. The new facility located in Sherman, Texas includes approximately 21,300 square feet with a monthly base rent in the amount of $13,313 plus fees.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

SERIES B PREFERRED STOCK AND WARRANTS

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is dated effective as of the date set forth on the siganture page (“Effective Date”) and is made and tendered to Water on Demand, Inc., a Texas corporation (the “Company”), by the individual or entity identified on the signature page hereto (“Subscriber”).

RECITALS

A. The Company was incorporated under the corporate laws of the State of Texas (the “State”) as in effect at any given time (the “Act”).

B. The Company is offering (the “Offering”) up to $10,000,000 in shares (“Shares”) of the Company’s Series B Preferred Stock, par value $0.0001 per share (”Preferred Stock”) in an offering exempt from registration under Rule 506(b) of Regulation D and Rule 4(a)(2) of the Securities Act of 1934 (the “Securities Act”).

C. The Subscriber shall also receive warrants (“Warrants”, and together with the Shares, the “Securities”) to purchase shares of the Company’s common stock in accordance with the terms of the Warrant, substantially as set forth on Exhibit B, attached hereto.

D. Subscriber wishes to purchase and the Company wishes to issue to Subscriber the number of Securities upon the terms and conditions contained in this Agreement.

The parties therefore agree as follows:

1. Subscription for Securities; Payment; Shareholders Agreement. On and subject to the terms and conditions of this Agreement:

(a) Subscription. Subscriber hereby subscribes for the Securities, and the Company agrees to issue the Securities to Subscriber in consideration for Subscriber tendering to the Company the amount cash for said subscription as set forth on Subscriber’s signature page hereto (the “Subscription Amount”).

(b) Purchase Price.

(i) Subject to the adjustments set forth in Section (1)(c) below, the purchase price for the Securities shall be $ per Security (“Purchase Price”).

(c) Payment. The Subscription Amount shall be payable upon execution of this Agreement.

2. Warrant. Subscriber shall be entitled to receive Warrants in the form attached hereto as Exhibit B to purchase from the Company a number of the Company’s common stock, in an amount of up to the number of Shares purchased and received pursuant to this Agreement in accordance with the terms and conditions set forth in such Warrant.

3.   No Registration Statement. Subscriber acknowledges and agrees that the Securities have not been registered with the Securities and Exchange Commission or any state but have been issued pursuant to exemptions under the Securities Act and applicable state securities laws.

4.   Transfer of Securities Restricted. The sale, transfer, pledge, hypothecation or other disposition of the Securities is hereby restricted and may not be accomplished without the consent of the Company and otherwise in compliance with (i) the transfer restrictions under the Securities Act and/or (ii) the registration provisions of the Securities Act and applicable state securities laws or an opinion of counsel satisfactory to the Company’s Board of Directors that registration is unnecessary or an exemption from registration under the Securities Act and applicable state securities laws.

5. Representations and Warranties. Subscriber represents and warrants to the Company and the Company’s Board of Directors (the “Board of Directors”):

(a) Subscriber has the capacity, power and authority to execute, deliver and perform this Agreement, to make and accept the promises, representations and warranties stated in this Agreement and to carry out and perform the terms and provisions stated in this Agreement.

(b) Subscriber’s subscription for Securities in the Company has been or will be acquired solely by and for the account of Subscriber for investment purposes only and is not being purchased for subdivision, fractionalization, resale or distribution; Subscriber has no contract, undertaking, agreement or other arrangement with any party to sell, assign, transfer, pledge, convey or otherwise dispose of Subscriber’s interest (or any portion thereof); and Subscriber has no present plans or intentions to enter into any such contract, undertaking or arrangement.

(c) Except as otherwise previously disclosed to the Company, Subscriber’s execution, delivery and performance of this Agreement, and all other agreements, instruments and documents required to be delivered pursuant to this Agreement, do not conflict with, breach, terminate or modify any term of, or constitute a violation or default under, any contract, agreement, permit or other instrument to which Subscriber is bound, or any order, judgment, decree, law, statute or regulation of any kind.

(d) Except as otherwise previously disclosed to the Company, Subscriber’s execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not require the consent, waiver, authorization or approval of, notice to or a filing with any governmental or regulatory authority or any other person or entity.

(e) Subscriber’s interest in the Company has not and will not be registered under the Securities Act, or the securities laws of any state, and cannot be sold or transferred without compliance with the registration provisions of the Securities Act and the applicable state securities laws, or compliance with exemptions, if any, available thereunder. Subscriber understands that neither the Company nor its Board of Directors has any obligation or intention to register the interests under any Federal or state securities act or law, or to file the reports to make public the information required by Rule 144 under the Securities Act.

(f) Subscriber expressly represents that (i) Subscriber has such knowledge and experience in financial and business matters in general, and in investments of the type to be made by the Company in particular; (ii) Subscriber is capable of evaluating the merits and risks of an investment in the Company; (iii)  Subscriber’s financial condition is such that Subscriber has no need for liquidity with respect to its investment in the Company to satisfy any existing or contemplated undertaking or indebtedness; (iv) Subscriber is able to bear the economic risk of its investment in the Company for an indefinite period of time, including the risk of losing all of such investment, and loss of such investment would not materially adversely affect Subscriber; and (v) Subscriber has either secured independent tax advice with respect to the investment in the Company, upon which Subscriber is solely relying, or Subscriber is sufficiently familiar with the income taxation of corporations that Subscriber has deemed such independent advice unnecessary.

(g) Subscriber acknowledges that the Company and the Board of Directors have made all documents pertaining to the transaction available and has allowed Subscriber an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in the documents.

(h) Subscriber has relied solely upon the documents submitted to Subscriber and independent investigations made by Subscriber in making the decision to subscribe for the Securities in the Company.

(i) Subscriber expressly acknowledges that (i) no Federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the documents submitted to Subscriber or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of an investment in the Company; (ii) there are restrictions on the transferability of Subscriber’s Securities; (iii) there will be no public market for the interest, and, accordingly, it may not be possible for Subscriber to liquidate its Securities; and (iv) any anticipated Federal or state income tax benefits applicable to Subscriber’s Securities may be lost through changes in, or adverse interpretations of, existing laws and regulations.

(j) Subscriber is an “accredited investor,” as defined in Rule 501 and has completed the accredited investor questionnaire set forth on Exhibit A.

6. Patriot Act Compliance.

(a) Subscriber hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and similar activities. In furtherance of such efforts, Subscriber hereby represents and agrees that, to the best of Subscriber’s knowledge based upon appropriate diligence and investigation: (i) none of the cash or property that is paid or contributed to the Company by Subscriber shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment to the Company by Subscriber shall (to the extent that such matters are within Subscriber’s control) cause the Company or the Board of Directors to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Subscriber shall promptly notify the Board of Directors if any of the foregoing shall cease to be true and accurate with respect to Subscriber.

(b) Subscriber hereby agrees to provide to the Board of Directors any additional information regarding Subscriber deemed necessary or convenient by the Board of Directors to ensure compliance with all applicable laws concerning money laundering and similar illicit activities. Subscriber understands and agrees that the Company or the Board of Directors may release confidential information about Subscriber and, if applicable, any underlying beneficial owners, to proper authorities if the Board of Directors, in its sole discretion, determines that it is in the best interests of the Company or its affiliates in light of relevant rules and regulations under the laws set forth above.

(c) Subscriber understands and agrees that, if at any time Subscriber is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Board of Directors may undertake appropriate actions to ensure compliance with applicable law or regulation, including, but not limited to, segregation and/or redemption of Subscriber’s Securities, cessation of dividends, if any, to Subscriber, refusal of future subscriptions by Subscriber, and other similar acts. In the event that the Board of Directors takes any of the foregoing acts, Subscriber agrees that the Board of Directors, in its sole, absolute and reasonable discretion, may manage the remaining portion of Subscriber’s investment in the Company separate and apart from the Company’s assets, including without limitation selling or otherwise disposing of such assets and reinvesting the proceeds therefrom. The rights and obligations of the Board of Directors under this Section shall expressly supersede any duties that the Board of Directors may have to Subscriber under the Act or otherwise.

(d) In addition to any remedies at law or in equity, Subscriber agrees to indemnify and hold harmless the Company, the Board of Directors, officers, shareholders and affiliates of the Company from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) which may result, directly or indirectly, from any acts taken by the Board of Directors in accordance with the preceding paragraph.

7. Indemnification. Subscriber understands and acknowledges that the Company is relying on the representations, warranties and agreements made by Subscriber in this Agreement, and hereby agrees to indemnify the Company, and its shareholders, directors, officers, affiliates, agents and employees, and hold each of them harmless from and against any and all loss, damage, liability or expense, including reasonable attorneys’ fees, that they or any of them may suffer, sustain or incur by reason of or in connection with (a) any material inaccuracy of Subscriber’s representations or warranties set forth in this Agreement; (b) Subscriber’s breach or failure to perform any covenant, undertaking or other agreement contained in this Agreement or any agreement or instrument delivered pursuant to this Agreement; (c) the inaccuracy or incompleteness of any information supplied by Subscriber under this Agreement; or (d) any claim, action, suit or proceeding relating to any of the foregoing (a) through (c).

8. Further Assurances. All information that Subscriber has provided to the Company is true, correct and complete as of the date hereof, and Subscriber agrees to notify the Board of Directors immediately if any representation or warranty contained in this Agreement becomes untrue at any time. Subscriber agrees to provide such information and execute and deliver such documents with respect to itself and, if applicable, its direct and indirect beneficial owners, as the Board of Directors may from time to time reasonably request to verify the accuracy of Subscriber’s representations and warranties herein, to establish the identity of Subscriber and, if applicable, the direct and indirect beneficial owners, and/or to comply with any law, rule, regulation or order to which the Company may be subject.

9. Acceptance of Subscription. Subscriber understands that this Agreement is not binding on the Company until accepted by the Board of Directors, and may be rejected by the Board of Directors in whole or in part in its absolute discretion. If so rejected, the Board of Directors shall cause the return to Subscriber, without interest or deduction, any payment tendered by Subscriber, and the Company shall have no further obligation to Subscriber hereunder. Unless and until rejected by the Board of Directors, this subscription shall be irrevocable by Subscriber.

10. Miscellaneous.

(a) Entire Agreement; Integration. This Agreement (i) constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and (ii) supersedes and preempts any and all prior and/or contemporaneous agreements and understandings, both oral and written, between the parties with respect to such subject matter.

(b) No Assignment. This Agreement is not assignable by Subscriber without the prior written consent of the Board of Directors.

(c) No Waiver. Neither this Agreement nor any provisions hereof may be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

(d) Survival. The representations and warranties contained in this Agreement shall survive the acceptance of this Agreement and the admission of Subscriber as a shareholder of the Company.

(e) Successors. This Agreement and all the terms and provisions hereof shall be binding upon the parties hereto and their respective legal representatives, heirs, successors and assigns, except as expressly herein otherwise provided.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws principles.

(g) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(h) Remedies. No remedy conferred hereunder is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

(i) Dispute Resolution. The Subscriber hereby irrevocably and unconditionally agrees that any suit, action or proceeding arising out of or related to this Agreement or the Company shall be brought only in the United States District Court for the Western District of California or in the Circuit Court of Los Angeles County, Los Angeles, California, and the specific choice from among the foregoing shall be determined by the party initiating such suit, action or proceeding. To the fullest extent permissible by law, the Subscriber hereby consents to the personal jurisdiction, venue and forum of such courts and hereby irrevocably and unconditionally waives any claim or objection that Subscriber is not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. Service of process on the Subscriber with regard to any such action may be made and is considered legally proper by mailing the process to Subscriber by certified mail to the address of Subscriber.

(j) WAIVER OF TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER. EACH PARTY MAKES THIS WAIVER VOLUNTARILY.

(k) Electronic Transmission. Signatures to this Agreement that are transmitted electronically (i.e., via e-mail or facsimile) shall be binding.

[Signature page follows]

The undersigned are signing this Agreement as of the date stated in the introductory paragraph.

SUBSCRIBER:	TO BE COMPLETED BY THE COMPANY:

ACCEPTED:
Print Name of Subscriber (Individual or Entity)
WATER ON DEMAND, INC.

Signature	By:

Title (if Subscriber is an Entity)	Effective Date:

	Accepted Subscription Amount: $	___________________
Type of Entity (e.g., corporation, estate, trust,
partnership, limited liability company, etc.)	Securities to be issued:

shares of Common Stock.
Street Address

City, State, Zip

Telephone Number

Facsimile Number

Social Security Number/FEIN

Email

Proposed Subscription Amount: $______________________________

EXHIBIT A

The undersigned is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act because you are [CHECK EACH OF THE FOLLOWING ACCREDITED INVESTOR CATEGORIES THAT APPLY TO YOU]:

☐	(1) A bank as defined in section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in an individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(a)(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Investment Company Act of 1940; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state of the United States of America, its political subdivisions, or any agency or instrumentality of a state of the United States of America or its political subdivisions, for the benefit of its employees that has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	(2) A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	(3) An organization described in section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring Units, with total assets in excess of $5,000,000;

☐	(4) A natural person and your individual net worth, or joint net worth with your spouse (or spousal equivalent- a cohabitat occupying a relationship generally equivalent to that of a spouse), at the time of your purchase exceeds $1,000,000 (Note: For purposes of calculating net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of your primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence shall be included as a liability). Further, you have adequate means of providing for all of your current and foreseeable needs and personal contingencies and have no need for liquidity in this investment;

☐	(5) A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse (or spousal equivalent- a cohabitat occupying a relationship generally equivalent to that of a spouse) in excess of $300,000 in each of those years, and you reasonably expect to reach the same income level in the current year. Further, you have adequate means of providing for all of your current and foreseeable needs and personal contingencies and have no need for liquidity in this investment;

☐	(6) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, and this purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act;

☐	(7) An entity of which all of the equity owners are accredited investors as defined by any of the above subsections (1) through (6);
(7)(a) If you checked subsection (7), how many persons own equity in the subscriber? _____.

☐	(8) A director, executive officer, or general partner of the Company as the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of the issuer

☐	(9) An entity that owns investments in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered;

☐	(10) An investment adviser registered under federal or state law (and Exempt Reporting Advisers relying on Section 203(m) or 203(l) of the Investment Advisers Act of 1940);

☐	(11) A Rural Business Investment Company (RBIC) as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	(12) An individual who has a professional certification, designation or credential from an accredited educational institution that the Commission designates as qualifying for accredited investor status;

☐	(13) An individual who is a “knowledgeable employee” of a “private fund,” which is defined to include an issuer that would be an investment company, but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940;

☐	(14) A “family office” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 with at least $5 million in assets under management and that was not formed for the specific purpose of acquiring the securities offered, and whose investment is directed by a person capable of evaluating the merits and risks of the prospective investment; or

☐	(15) Any “family client”, as defined in rule 202(a)(11)(G)-1 of the Investment Advisers Act of 1940, of a “family office” whose prospective investment is directed by that family office.

☐	(16) Subscriber is not an accredited investor.

EXHIBIT B

WARRANT

(ATTACHED)

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WATER ON DEMAND, INC.

WARRANT TO PURCHASE SECURITIES

Issue Date: January __, 2025

This Warrant to Purchase Securities (this “Warrant”) is issued to ________(“Holder”) by WATER ON DEMAND, INC., a Texas corporation (the “Company”) as of the Issue Date first set forth above, pursuant to the terms of that certain Subscription Agreement by and between Holder and Company of even date herewith (the “Purchase Agreement”).

1.   Purchase of Common Shares. Subject to the terms and conditions hereof, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder) during the Exercise Period (as defined below), to purchase from the Company, at a price equal to the Exercise Price (as defined below), up to a maximum of __________ fully-paid and nonassessable shares of the Company’s common stock (the “Warrant Shares”).

2.   Definitions. Capitalized terms used but not otherwise defined in this Warrant have the meaning given such terms in the Purchase Agreement. For purposes of this Warrant, the following terms have the following meanings:

(a)  “Exercise Period” means the term commencing on the date of issuance of this Warrant and ending on the expiration of this Warrant pursuant to Section 12 hereof.

(b) “Exercise Price” means $2.50 per share.

(c) “Common Share” shall mean shares of the Company’s common stock.

3.   Automatic Exercise. If at any time prior to the end of the Exercise Period, the Company has a Change of Control, then, immediately prior to the Change of Control, the Warrants shall be deemed to be automatically exercised using the cashless exercise as set forth in Section 4(b).

4.   Method of Exercise. The Holder may exercise, from time to time and in whole or in part, the purchase rights evidenced by this Warrant as follows:

(a) Cash Exercise.

(i)  surrender of this Warrant, together with a duly executed notice of exercise as attached hereto as to the Secretary of the Company at the principal executive office of the Company (or such other officer or office or agency of the Company as it may designate by notice to Holder); and

(ii) payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased (by cash, check or wire transfer).

(b)  Cashless Exercise. If at any time there is no effective registration statement registering, or no current prospectus available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	= the VWAP (as defined below) immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation);

(B)	= the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	= the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 3(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a)  if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

5. Mechanics of Exercise.

(i)  Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received within three Trading Days of delivery of the Notice of Exercise.

(ii)  Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)  No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(iv)  Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(b)  Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

6.   Issuance. Upon due exercise in accordance with this Warrant, the Warrant Shares so purchased shall be deemed to be purchased by and issued to Holder as the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been so exercised.

7.   Adjustment of Exercise Price and Common Shares. The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)  Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Common Shares, by split-up or otherwise, or combine the Common Shares, or issue additional Common Shares as a dividend, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or equity dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)  Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the equity capital of the Company (other than as a result of a subdivision, combination, or equity dividend provided for in Section 6(a) above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total Exercise Price equal to that payable upon the exercise for the purchase of all the Warrant Shares purchasable under this Warrant, the kind and amount of Common Shares and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Common Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any Common Shares or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per share of Common Shares payable hereunder, provided the aggregate Exercise Price payable for the total number of Common Shares purchasable under this Warrant (as adjusted) shall remain the same.

(c)  Change of Control. In the event that the Company is subject to a change of control in the form of a merger, stock purchase, asset purchase or other acquisition (“Change of Control”), the Warrants shall, subject to the approval of the acquiror, be assumed by the acquiror.

(d)  Notice of Adjustment. When any adjustment is required to be made in the number or kind of securities purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Common Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8.   No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Common Shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Common Shares called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current Exercise Price at which a share may be purchased hereunder shall be paid in cash to Holder.

9. Transfer of Warrant.

(a)  Holder, by its acceptance hereof, represents that this Warrant is being acquired for its own account, as an investment and not with a view towards the further resale or the distribution thereof in violation of the Securities Act, and agrees that this Warrant may not be transferred, sold, assigned, hypothecated or otherwise disposed of, in whole or in part, except as provided in this Section 9.

(b)  Except for transfers not involving a change in beneficial ownership, Holder may not and agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of this Warrant or any beneficial interest herein, unless and until:

(i)  There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)  Holder has given prior notice to the Company of Holder’s intention to make such disposition, shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, shall have furnished the Company, at Holder’s expense, with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of this Warrant or the Common Shares, as applicable, under the Securities Act.

(c)  Subject to compliance with the terms and conditions of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. The Warrant transferred in accordance with this Section 7 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Notwithstanding anything in this Warrant to the contrary, Holder may not transfer this Warrant to any third party that is not an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

10.  Rights of Shareholder. Neither this Warrant nor anything contained herein entitles or confers on the Holder, as holder of this Warrant, any right of a member of the Company, including but not limited to the right to (a) vote on any matter submitted to shareholders at any meeting thereof, (b) give or withhold consent to any company action (whether upon any recapitalization, issuance of equity, reclassification of equity, change of par value, consolidation, merger, conveyance, or otherwise), (c) receive notice of meetings, or (d) receive allocations or distributions or subscription rights, until the Warrant shall have been exercised and the Common Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

11.  Protective Rights. In connection with the purchase of the Common Shares, Holder shall have all such rights, designations and preferences associated with the Common Shares, including participation rights, rights of first refusal and registration rights, if any

12. Expiration of Warrant; Notice of Expiration Events.

(a) This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(i) the full exercise hereof;

(ii) 5:00 p.m., Texas local time, on the date that is sixty (60) months following the Issue Date;

(iii) any Change of Control, liquidation, dissolution or winding up of the Company; or

(iv) the closing of the initial public offering of the Company’s membership shares.

(b)  The Company shall provide at least ten (10) days’ prior written notice of any event set forth in Section 10 (a)(iii) and (a)(iv). Without limiting the foregoing, the Company shall provide notice of any agreement contemplating the consummation of a Change of Control within five (5) days following the execution by the Company of such agreement.

13.  Notices. All communications hereunder shall be in writing and faxed, mailed, emailed or delivered to each party in accordance with the notice provisions of the Purchase Agreement.

14.  Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

15.  Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

16.  Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law principles.

17.  Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Common Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

18.  Amendment; Waiver. Neither this Warrant nor any term hereof may be amended, modified, waived, discharged or terminated other than by written consent of the Company and the Holder. Unless provided otherwise, no waiver shall constitute a continuing or future waiver of any provision hereof.

19.  Copies. Any copy, facsimile or other reproduction of the signature set forth on the signature page hereto shall be deemed to be an original signature.

20.  Acceptance by Holder. Receipt of this Warrant by Holder constitutes Holder’s acceptance of and agreement to the terms and conditions of this Warrant.

21.  Severability. If any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless continue in full force and effect.

22.  Entire Agreement. This Warrant, together with the applicable terms of the Purchase Agreement, represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and understandings of the parties with respect thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the Issue Date first set forth above.

COMPANY:

WATER ON DEMAND, INC.
a Texas corporation

By:
Name:	T. Riggs Eckelberry
Its:	Chief Executive Officer

[Signature Page to Warrant to Purchase Securities]

NOTICE OF EXERCISE

To:	WATER ON DEMAND, INC.

Attention: President

Reference is hereby made to that certain Warrant to Purchase by the Company to the undersigned (the “Warrant”). Capitalized terms used but not otherwise defined herein have the meanings given in this Warrant.

1.   The undersigned hereby elects to purchase _________________ Common Shares pursuant to the terms of the Warrant, and tenders herewith payment in full of the Exercise Price applicable to the Common Shares purchased hereby, together with all applicable transfer taxes, if any.

2. Method of Exercise (Please check the applicable blank):

☐	cash
☐	check
☐	wire transfer

3.   Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:

_________________________________

(Name)

_________________________________

_________________________________

(Address)

4.   The undersigned hereby represents and warrants that all representations and warranties of the undersigned set forth in Section 4 of that certain Subscription Agreement by and among the Company, the undersigned and certain other stockholders of the Company dated as of even date with the Warrant are true and correct with respect to the Common Shares purchased hereby as of the date hereof.

(Signature)

(Name)

(Date)	(Title)